                                                                Exhibit 99(b)(2)

                                  $450,000,000

                                    REVOLVING

                                CREDIT AGREEMENT

                           Dated as of August 12, 1999

                                      among

                     QUEBECOR PRINTING (USA) HOLDINGS INC.,

                                  as Borrower,

               IMPRIMERIES QUEBECOR INC. - QUEBECOR PRINTING INC.

                                       and

                       QUEBECOR PRINTING HOLDING COMPANY,

                                  as Guarantors

                        THE FINANCIAL INSTITUTIONS NAMED

                         ON THE SIGNATURE PAGES HERETO,

                                   as Lenders,

                              ROYAL BANK OF CANADA,

                  as Lead Arranger and as Administrative Agent

                                       and

    BANC OF AMERICA             BANK OF MONTREAL,          CANADIAN IMPERIAL
    SECURITIES LLC,                    and                 BANK OF COMMERCE,

                    as Arrangers and as Co-Syndication Agents

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                    ARTICLE I
                                   DEFINITIONS

Section 1.1   Definitions.................................................     2
Section 1.2   Headings and Table of Contents..............................    23
Section 1.3   References..................................................    23
Section 1.4   Rules of Interpretation.....................................    24
Section 1.5   Accounting Terms and Computations...........................    24
Section 1.6   Time........................................................    24

                                  ARTICLE II
                        REPRESENTATIONS AND WARRANTIES

Section 2.1   Representations and Warranties as of the Date of this
              Agreement...................................................    24
              2.1.1    Existence; Power...................................    24
              2.1.2    Loan Parties and Subsidiaries......................    25
              2.1.3    Authorization and Enforceability...................    25
              2.1.4    Breach.............................................    25
              2.1.5    Litigation.........................................    26
              2.1.6    Compliance with Applicable Laws....................    26
              2.1.7    Governmental Consents..............................    28
              2.1.8    Taxes..............................................    28
              2.1.9    Financial Statements...............................    28
              2.1.10   Future Financial Statements........................    28
              2.1.11   No Event of Default................................    29
              2.1.12   Year 2000 Readiness Disclosure.....................    29
              2.1.13   No Required Filing.................................    29
              2.1.14   Ownership of Property; Liens.......................    29
              2.1.15   Labor Matters......................................    30
              2.1.16   Accuracy of Information............................    30
              2.1.17   Canadian Benefit and Pension Plans.................    30
              2.1.18   ERISA..............................................    30
              2.1.19   Solvency...........................................    31
              2.1.20   Pari Passu.........................................    31
Section 2.2   Representations and Warranties on and as of the
              Tender Offer Funding Date...................................    31
              2.2.1    Compliance with Exchange Act.......................    31
              2.2.2    Shares.............................................    31
              2.2.3    Power, Authority, Approval-Tender Offer and
                       Merger Documents...................................    31

              2.2.4    Execution and Delivery-Tender Offer and
                       Merger Documents...................................    32
              2.2.5    Representations and Warranties-Merger
                       Agreement..........................................    32
              2.2.6    Certain Information................................    32
              2.2.7    Margin Stock.......................................    32
              2.2.8    No Impairment......................................    32
              2.2.9    Financial Forecasts................................    32
              2.2.10   No Breach..........................................    33
              2.2.11   Stock Options......................................    33
Section 2.3   Representations and Warranties on and as of the
              Merger Date.................................................    33
              2.3.1    Adequate Cash......................................    33
              2.3.2    Merger Approval....................................    33
              2.3.3    Merger Documents...................................    34
              2.3.4    Certificate of Merger..............................    34
              2.3.5    No Adverse Change..................................    34
Section 2.4   Materiality and Survival of Warranties......................    34

                                   ARTICLE III
                               THE CREDIT FACILITY

Section 3.1   Obligations of the Lenders..................................    35
Section 3.2   The Credit Facility.........................................    35
Section 3.3   [Intentionally Omitted].....................................    35
Section 3.4   [Intentionally Omitted].....................................    35
Section 3.5   Purposes of Advances........................................    35
Section 3.6   Manner of Borrowing.........................................    35
Section 3.7   Mandatory Repayment of Borrowings...........................    36
Section 3.8   [Intentionally Omitted].....................................    36
Section 3.9   Optional Repayment or Prepayment and Cancellation of
              Credit Facility.............................................    36
              3.9.1    Voluntary Payments.................................    36
              3.9.2    Cancellation and Reduction of Credit Facility......    37
              3.9.3    Exceptions and Limitations.........................    37
Section 3.10  Conversion Option ..........................................    37
              3.10.1   Manner of Conversion...............................    37
              3.10.2   Conditions of Conversion...........................    38
              3.10.3   Acknowledgements...................................    38
Section 3.11  Deposit of Proceeds of Loans ...............................    38
Section 3.12  [Intentionally Omitted] ....................................    38
Section 3.13  Reliance on Oral Instructions ..............................    38
Section 3.14  Borrowings and Repayments Proportional to Commitments ......    39

                                   ARTICLE IV
                          PAYMENT OF INTEREST AND FEES

Section 4.1   Payment of Interest.........................................    39
              4.1.1    Interest on US Prime Rate Loans....................    39

              4.1.2    Interest on Libor Loans............................    39
Section 4.2   [Intentionally Omitted].....................................    40
Section 4.3   Commitment Fee..............................................    40
Section 4.4   Applicable Margin and Fee Rate Matrix.......................    40
Section 4.5   Administrative Agent's Fees and other Fees..................    42
Section 4.6   Interest on Overdue Amounts.................................    42
              4.6.1    Overdue Principal or Interest......................    42
              4.6.2    Other Amounts......................................    43
              4.6.3    Payment............................................    43

                                    ARTICLE V
                      CONDITIONS APPLICABLE TO LIBOR LOANS

Section 5.1   Selection of Libor Interest Periods.........................    43
              5.1.1    Amount and Availability............................    43
              5.1.2    Selection of Libor Interest Period.................    43
              5.1.3    Deemed Conversion..................................    44
Section 5.2   Alternate Basis of Borrowing................................    44

                                   ARTICLE VI
                             [INTENTIONALLY OMITTED]

                                   ARTICLE VII
                             [INTENTIONALLY OMITTED]

                                  ARTICLE VIII
     PAYMENT, TAXES, INCREASED COSTS, EVIDENCE OF INDEBTEDNESS AND TIMING OF
                                   MATURITIES

Section 8.1   Place of Payment of Principal, Interest and Charges.........    45
Section 8.2   Payment to Administrative Agent is Deemed Payment to
              Lenders.....................................................    46
Section 8.3   Account Debit Authorization.................................    46
Section 8.4   Application of Payments.....................................    46
              8.4.1    Order of Application...............................    46
              8.4.2    Event of Default...................................    47
              8.4.3    Sharing............................................    47
Section 8.5   Manner of Payment and Taxes.................................    47
              8.5.1    No set-off; no withholding.........................    47
              8.5.2    Increased Rate of Interest.........................    47
              8.5.3    Tax Credit.........................................    48
              8.5.4    Exemption from U.S. Withholding Taxes..............    48
              8.5.5    Survival of Obligations............................    49
Section 8.6   Increased Costs and Payment of Portion......................    49
              8.6.1    Increased Costs....................................    49
              8.6.2    Payment of Portion.................................    50
Section 8.7   Illegality..................................................    51

Section 8.8   Timing of Maturities........................................    52
Section 8.9   Evidence of Indebtedness....................................    52

                                   ARTICLE IX
                             [INTENTIONALLY OMITTED]

                                    ARTICLE X
                           PREDISBURSEMENT CONDITIONS

Section 10.1  Predisbursement Conditions .................................    53
              10.1.1   Conditions Precedent to Initial Borrowing..........    53
              10.1.1A  Additional Conditions Precedent to Initial
                       Borrowing..........................................    56
              10.1.2   Conditions Precedent to each Borrowing.............    58
Section 10.2  Waiver of Conditions Precedent .............................    58

                                   ARTICLE XI
                          COVENANTS OF THE LOAN PARTIES

Section 11.1  Affirmative Covenants of the Loan Parties ..................    58
              11.1.1   Payment Covenant...................................    59
              11.1.2   Corporate Existence................................    59
              11.1.3   Conduct of Business................................    59
              11.1.4   Compliance with Laws...............................    59
              11.1.5   Prompt Payment of Taxes and Indebtedness...........    59
              11.1.6   Insurance..........................................    59
              11.1.7   Financial Statements and Information...............    60
              11.1.8   Consents and Governmental Approvals................    62
              11.1.9   Access.............................................    63
              11.1.10  Loan Party Guarantees..............................    63
              11.1.11  Canadian Benefit and Pension Plans and ERISA.......    63
              11.1.12  Environmental Matters..............................    63
              11.1.13  Millennium Compliance..............................    63
              11.1.14  Use of Funds.......................................    64
              11.1.15  Updating of S&P/Moody's Credit Rating..............    64
              11.1.16  Certain Intercompany Advances......................    64
              11.1.17  Merger Agreement; Securitization Program...........    64
              11.1.18  Merger.............................................    64
              11.1.19  Delist Shares......................................    64
              11.1.20  Loans to Acquisition Sub...........................    64
              11.1.21  Officer's Certificate, Opinion of Counsel..........    65
Section 11.2  Negative Covenants of the Loan Parties .....................    65
              11.2.1   Negative Pledge....................................    65
              11.2.2   Sale of Assets.....................................    65
              11.2.3   No Investments in Other Persons....................    66
              11.2.4   No Indebtedness....................................    66
              11.2.5   No Modification to Corporate Structure.............    66

              11.2.6   No Consensual Restrictions.........................    66
              11.2.7   Unauthorized Uses of the Credit Facility...........    67
              11.2.8   No Change in Nature of Business or in Use of
                       Properties.........................................    67
              11.2.9   No Hedge Agreements................................    67
              11.2.10  Financial Ratios...................................    67
              11.2.11  Restrictions on Acquisition Sub....................    68

                                   ARTICLE XII
                     REIMBURSEMENT OF EXPENSES AND INDEMNITY

Section 12.1  Reimbursement of Expenses ..................................    68
Section 12.2  Indemnity ..................................................    69
Section 12.3  Consultation with Borrower .................................    70
Section 12.4  Survival of Indemnification Obligations ....................    71

                                  ARTICLE XIII
                                   OTHER TAXES

Section 13.1  Other Taxes ................................................    71
Section 13.2  Survival of Obligations ....................................    71

                                   ARTICLE XIV
                                EVENTS OF DEFAULT

Section 14.1  Events of Default ..........................................    71
              14.1.1   Failure to Pay.....................................    71
              14.1.2   Representations and Warranties.....................    72
              14.1.3   Other Breaches.....................................    72
              14.1.4   Bankruptcy.........................................    72
              14.1.5   ERISA..............................................    73
              14.1.6   Judgment...........................................    73
              14.1.7   Invalidity or Unenforceability.....................    74
              14.1.8   Cross-Default......................................    74
              14.1.9   Environmental Claims...............................    75
              14.1.10  Material Adverse Effect............................    75
Section 14.2  Acceleration ...............................................    75
Section 14.3  Notices ....................................................    75

                                   ARTICLE XV
                                    REMEDIES

Section 15.1  Remedies Cumulative ........................................    76

                                   ARTICLE XVI
                                WAIVER OF DEFAULT

Section 16.1  Waiver of Default ..........................................    76

                                  ARTICLE XVII
                    THE ADMINISTRATIVE AGENT AND THE LENDERS

Section 17.1  Authorization of Administrative Agent ......................    77
Section 17.2  Notification of Borrowings, Repayments, Etc. ...............    78
Section 17.3  Details of Borrowings ......................................    78
Section 17.4  Remittance of Amounts Received from the Borrower ...........    78
Section 17.5  Assumption as to Payments ..................................    78
              17.5.1   Assumed Payment from Borrower......................    78
              17.5.2   Assumed Payment from Lender........................    79
Section 17.6  Change in Circumstances, Illegality, Increased Costs, Etc. .    79
Section 17.7  Notice of Event of Default .................................    80
Section 17.8  Pro Rata Treatment of Advances and Borrowings ..............    80
              17.8.1   Adjustments to Loans and Repayments................    80
              17.8.2   Borrower's Agreement...............................    80
Section 17.9  Adjustments among Lenders after Acceleration ...............    80
              17.9.1   Adjustments within Credit Facility.................    80
              17.9.2   [Intentionally Omitted]............................    80
              17.9.3   Application of Adjustments.........................    80
              17.9.4   Borrower's Acknowledgement.........................    81
Section 17.10 Sharing among the Lenders ..................................    81
Section 17.11 Cash Collateral Accounts ...................................    81
Section 17.12 Instructions from Lenders ..................................    81
              17.12.1  Waivers, Amendments, Etc...........................    81
              17.12.2  Notices of Defaults................................    83
Section 17.13 Reliance on Writings and Legal Advice ......................    83
Section 17.14 Costs and Expenses .........................................    83
Section 17.15 Authority of Administrative Agent to Act ...................    83
Section 17.16 Disclaimer .................................................    84
Section 17.17 Indemnification ............................................    84
Section 17.18 Acknowledgement of Lenders .................................    85
Section 17.19 Administrative Agent's Duty to Deliver Documents ...........    85
Section 17.20 Other Transactions .........................................    86
Section 17.21 No Preference ..............................................    86
Section 17.22 Submission of Information ..................................    86
Section 17.23 Sharing of Information Concerning this Agreement ...........    86
Section 17.24 No Association among Lenders ...............................    86
Section 17.25 Successor Administrative Agent .............................    86
Section 17.26 Change of Address ..........................................    87
Section 17.27 [Intentionally Omitted] ....................................    87
Section 17.28 Amendment of this Article XVII .............................    87

                                  ARTICLE XVIII
                             SUCCESSORS AND ASSIGNS

Section 18.1  Benefit and Burden of this Agreement .......................    87
Section 18.2  The Loan Parties ...........................................    87

Section 18.3  Assignment and Participation ...............................    88
Section 18.4  Limitation .................................................    89
Section 18.5  [Intentionally Omitted] ....................................    89
Section 18.6  Disclosure .................................................    89
Section 18.7  Processing and Recordation Fee .............................    89

                                   ARTICLE XIX
                                  COMPENSATION

Section 19.1  Set-off, Compensation ......................................    89

                                   ARTICLE XX
                                JUDGMENT CURRENCY

Section 20.1  Judgment Currency ..........................................    90

                                   ARTICLE XXI
                                  GOVERNING LAW

Section 21.1  Governing Law ..............................................    91

                                  ARTICLE XXII
                                     NOTICE

Section 22.1  Address for Notice .........................................    91
Section 22.2  Notice .....................................................    91

                                  ARTICLE XXIII
                                  MISCELLANEOUS

Section 23.1  Severability ...............................................    91
Section 23.2  [Intentionally Omitted] ....................................    92
Section 23.3  Survival of Representations and Undertakings ...............    92
Section 23.4  Whole Agreement ............................................    92
Section 23.5  Amendments .................................................    92
Section 23.6  Counterparts ...............................................    92
Section 23.7  Further Assurances .........................................    92
Section 23.8  [Intentionally Omitted] ....................................    93
Section 23.9  Good Faith and Fair Consideration ..........................    93
Section 23.10 Term of Agreement ..........................................    93
Section 23.11 Formal Date ................................................    93
Section 23.12 One Step Transaction .......................................    93
Section 23.13 Submission to Jurisdiction .................................    93
Section 23.14 WAIVER OF TRIAL BY JURY ....................................    93

                                    SCHEDULES

SCHEDULE 1.1.1                Lenders' Commitments

SCHEDULE 1.1.2                Form of Loan Party Guarantee

SCHEDULE 1.1.3                Permitted Encumbrances

SCHEDULE 2.1.2                List of Subsidiaries of QPI

SCHEDULE 3.6                  Confirmation of Borrowing

SCHEDULE 3.9.1                Confirmation of Prepayment

SCHEDULE 3.9.2                Notice of Cancellation

SCHEDULE 10.1.1.8             Closing Certificate of Compliance

SCHEDULE 10.1.1.14-A          Opinion of Canadian Counsel to the Loan Parties
                              (Loan Documents)

SCHEDULE 10.1.1.14-B          Opinion of US Counsel to the Loan Parties

SCHEDULE 10.1.1.14-C          Opinion of Canadian Counsel to the Loan Parties
                              (Transaction Documents)

SCHEDULE 10.1.1.15-A          Opinion of Canadian Counsel to the Lenders

SCHEDULE 10.1.1.15-B          Opinion of US Counsel to the Lenders

SCHEDULE 11.1.7(c)            Certificate of Compliance

SCHEDULE 18.3                 Transfer Undertaking

THIS REVOLVING CREDIT AGREEMENT dated as of the 12th day of August, 1999 is made

AMONG QUEBECOR PRINTING (USA) HOLDINGS INC., a corporation incorporated under the laws of the State of Delaware and having its registered office in Wilmington, State of Delaware, U.S.A. ("US Holdings" or, sometimes, the "Borrower" or a "Restricted Entity"),

            IMPRIMERIES QUEBECOR INC. - QUEBECOR PRINTING INC., a corporation incorporated under the laws of Canada and having its registered office in Montreal, Province of Quebec, Canada ("QPI" or, sometimes, a "Guarantor"),

            QUEBECOR PRINTING HOLDING COMPANY, a corporation incorporated under the laws of the State of Delaware and having its registered office in Wilmington, State of Delaware, U.S.A. ("QPHC" or, sometimes, a "Guarantor", a "Restricted Entity" or, together with QPI, the "Guarantors"),

            EACH OF THE FINANCIAL INSTITUTIONS NAMED on the signature pages hereto,

            ROYAL BANK OF CANADA, a Canadian chartered bank, (or any of its affiliates) in its capacity as lead arranger of the Credit Facility (in such capacity, or any successor in such capacity, the "Lead Arranger") and in its capacity as administrative agent for the Lenders (in such capacity, or any successor in such capacity, the "Administrative Agent"),

            BANC OF AMERICA SECURITIES LLC, BANK OF MONTREAL and CANADIAN IMPERIAL BANK OF COMMERCE (or any of their respective affiliates), as co-arrangers of the Credit Facility (in such capacity, or any successor in such capacity, together with the Lead Arranger, the "Arrangers"),

AND BANC OF AMERICA SECURITIES LLC, BANK OF MONTREAL and CANADIAN IMPERIAL BANK OF COMMERCE (or any of their respective affiliates), as co-syndication agents (in such capacity, or any successor in such capacity, the "Co-Syndication Agents" and together with the Administrative Agent, the "Agents").

WHEREAS QPI and the Borrower have requested the Lenders, individually, and not solidarily or jointly and severally, to make the Credit Facility available to the Borrower of up to $450,000,000; and

WHEREAS the Lenders have agreed to provide their respective Commitments to the Borrower, subject to the terms, conditions and limitations set forth in this Agreement;

THEREFORE, in consideration of the premises, the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

Section 1.1 Definitions

In this Agreement and the Schedules, as well as in all notices pursuant to this Agreement, unless something in the subject matter or context is inconsistent therewith, the following words and phrases shall have the following meanings:

"Acquired Indebtedness" has the meaning ascribed to such expression in Section 11.2.4;

"Acquisition" means a take-over bid or offer to acquire all or a substantial portion of the Capital Stock of a Person, an acquisition of all or a substantial portion of the assets of a Person, or any Investment in any Person which is not a Subsidiary of QPI as a result of which (a) such Person would become a Subsidiary of QPI, or (b) subject to restrictions applicable to such a transaction contained in this Agreement, such Person would be merged or amalgamated with QPI or any of its Subsidiaries;

"Acquisition Sub" means Printing Acquisition Inc., a Delaware corporation;

"Additional Compensation" has the meaning set forth in Section 8.6.1;

"Adjusted Libor" means, for any Libor Interest Period, a rate of interest per annum equal to:

(a) with respect to a Libor Loan made or to be made by a Lender which is not subject to the regulations issued from time to time by the Board of Governors of the Federal Reserve System in the United States of America (or any successor) in respect of the said Libor Loan: Libor for such Libor Interest Period, and

(b) with respect to a Libor Loan made or to be made by a Lender which is subject to the regulations issued from time to time by the Board of Governors of the Federal Reserve System in the United States of America (or any successor) in respect of the said Libor Loan: the rate of interest obtained by dividing (i) Libor for such Libor Loan during the relevant Libor Interest Period by (ii) a percentage equal to 100% minus the Libor Rate Reserve Percentage in effect from time to time during such Libor Interest Period;

"Administrative Agent" means Royal or a successor agent appointed as such in replacement thereof pursuant to Section 17.25;

"Administrative Agent's Account for Payments" means for all payments from a Lender or the Borrower pursuant hereto, the following account maintained by the Administrative Agent, to which payments and transfers are to be effected as follows:

      The Chase Manhattan Bank, New York
      ABA #: 021000021
      For account: Royal Bank of Canada, New York
      Acct #: 920-1-033363
      Beneficiary Name: Quebecor Printing Inc.
      Acct #: 218-599-2

or such other place(s) or account(s) as may be agreed upon by the Administrative Agent and the Borrower from time to time and notified to the Lenders;

"Administrative Agent's Branch of Account" means the office or branch of the Administrative Agent set forth opposite the name of the Administrative Agent on the signature pages of this Agreement, or any other office or branch of the Administrative Agent, as may be agreed upon by the Administrative Agent and the Borrower from time to time and notified to the other Lenders;

"Advance" means a disbursement of funds to the Borrower pursuant to Section 3.6;

"Affected Borrowing" has the meaning set forth in Section 8.7;

"Affected Lender" has the meanings set forth in Sections 5.2 and 8.7;

"Affected Loan" has the meanings set forth in Sections 5.2 and 8.6.2;

"Affiliate" means with respect to any Person, any other Person which, directly or indirectly, controls or is controlled by, or is under common control with, such Person, and for the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with") means the power, directly or indirectly to direct or cause the direction of the management and policies of any Person, whether through the ownership of shares or by contract or otherwise; and without restricting the above, one Person shall be deemed to be affiliated with another Person if one of them is the Subsidiary of the other or both are Subsidiaries of the same Person, and if two Persons are affiliated with the same Person at the same time, they are each deemed to be affiliated with each other;

"Agents" has the meaning set forth in the description of the parties on the first page of this Agreement;

"Aggregate Commitment" means the aggregate of the Commitments of all the Lenders;

"Agreement" means this credit agreement, including the Schedules, as the same may be amended, modified, supplemented or restated from time to time;

"Applicable Law" means, in respect of any Person, property, transaction or event, all present or future applicable laws, statutes, regulations, treaties, judgments and decrees and (whether or not having the force of law) all applicable official directives, rules, guidelines, orders and policies of any federal, provincial, state, regional, municipal or local governmental or regulatory or administrative bodies having authority over any of the parties hereto and all applicable orders and decrees of courts and arbitrators;

"Applicable Margin" means the percentage rate per annum determined in accordance with the provisions of Section 4.4 and by reference to the appropriate tier and the appropriate column, between columns (3) and (4), on the matrix set forth in
Section 4.4;

"Arrangement Letter" means the letter agreement dated as of July 12, 1999 addressed to QPI from Royal Bank of Canada, Bank of America Canada, Bank of Montreal and Canadian Imperial Bank of Commerce, New York Agency;

"Arrangers" has the meaning set forth in the description of the parties on the first page of this Agreement;

"Assignee" has the meaning set forth in Section 18.3(b);

"Assigning Lender" has the meaning set forth in Section 18.3(b);

"Benefit Plan" of any Person, means, at any time, any employee benefit plan (including a Multiemployer Plan), the funding requirements of which (under section 302 of ERISA or section 412 of the Internal Revenue Code) are, or at any time within six years immediately preceding the time in question were, in whole or in part, the responsibility of such Person;

"Borrower" has the meaning set forth in the description of the parties on the first page of this Agreement;

"Borrower's Account" means an account or accounts of the Borrower maintained with the Administrative Agent at the Administrative Agent's Branch of Account;

"Borrowing" means a utilization, and "Borrowings" means the aggregate of the utilizations, at the relevant time by the Borrower of the Credit Facility by way of Loans; the total amount of "Borrowings" outstanding at any time is the aggregate amount of all Loans outstanding at that time;

"Branch of Account" means in respect of each Lender, the branch or office of such Lender set forth opposite such Lender's name on the signature pages of this Agreement, or such other office or branch as may be designated by such Lender by written notice to the Administrative Agent;

"Business Day" means any day other than Saturday, Sunday and any other day which, in Montreal, Province of Quebec, Toronto, Province of Ontario or New York, N.Y., is a legal holiday or a day on which commercial banks in Montreal, Province of Quebec, Toronto, Province of Ontario or New York, N.Y., as the case may be, are required or authorized by law or by local proclamation to close, provided that in respect of a Libor Loan, "Business Day" means a day which is also a day on which dealings in US Dollar deposits may be carried on by and between banks in the London interbank eurodollar market;

"Canadian Benefit Plan" means any employee benefit plan maintained or contributed to by QPI or any Restricted Entity in virtue of a legal obligation to maintain or contribute to such a plan that is not a pension plan accepted for registration under the ITA or other applicable pension benefits or tax laws of Canada or a province or territory thereof including, without limitation, all profit-sharing, savings, supplemental retirement, retiring allowance, severance, deferred compensation, welfare, bonus, supplementary unemployment benefit plans or arrangements and all life, health, dental and disability plans and arrangements in which the employees or former employees of QPI or any Restricted Entity employed in Canada participate or are eligible to participate, but excluding all stock option or stock purchase plans;

"Canadian GAAP" means generally accepted accounting principles in effect from time to time in Canada, applicable to the relevant period, applied in a consistent manner from period to period;

"Canadian Pension Plan" means any plan, program, arrangement or understanding that is a pension plan for the purpose of any applicable pension benefits or tax laws of Canada or a province or territory thereof (whether or not registered under any such laws) which is maintained, administered or contributed to by (in virtue of a legal obligation to maintain, administer or contribute to such a plan, program, arrangement or understanding) QPI or any Restricted Entity, in respect of any person's employment in Canada or a province or territory thereof with QPI or any Restricted Entity, all related funding agreements and all related agreements, arrangement and understandings in respect of, or related to, any benefits to be provided thereunder or the effect thereof on any other compensation or remuneration of any employee;

"Capital Stock" means any and all shares or other equivalents (however designated) of capital stock of a corporation, any and all equivalent or similar ownership interests in a Person (other than a corporation) and any and all warrants or options or other arrangement to purchase any of the foregoing;

"Capitalization" means the sum of QPI's Debt and QPI's Equity;

"Capitalized Lease" means, with respect to a Person, any lease or other arrangement relating to property or assets which would be required to be accounted for as a capital lease obligation on a balance sheet of such Person if such balance sheet were prepared in accordance with GAAP; the amount of any Capitalized Lease at any date shall be the amount of the obligation in respect thereof which would be included within such balance sheet;

"Certificate of Merger" means a Certificate of Merger to be filed with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with, the relevant provisions of the DGCL with respect to the Merger;

"Commitment" means, with respect to any Lender at any time, the obligation of such Lender to make available to the Borrower, Borrowings under the Credit Facility in an aggregate principal amount at any one time outstanding of up to, but not exceeding, such Lender's Commitment as set forth in Schedule 1.1.1;

"Commitment Fee" has the meaning set forth in Section 4.3;

"Commitment Fee Payment Date" has the meaning set forth in Section 4.3;

"Commitment Fee Rate" means, for the purpose of calculating the Commitment Fee, the percentage rate per annum determined in accordance with the provisions of
Section 4.4 and by reference to the appropriate tier in column (5) on the matrix set forth in Section 4.4;

"Computer Equipment" of any Person means the computer equipment and embedded systems currently owned or used by such Person, including, without limitation, all ancillary and communication equipment connected to it;

"Computer Software" of any Person means all computer software owned or used by such Person including, without limitation, all operating systems software comprised in the Computer Equipment and all applications software and all other software owned or used by such Person or which such Person is entitled to have or to use by virtue of its interest in the Computer Equipment or in software owned or used by such Person;

"Computer Systems" means the Computer Equipment and the Computer Software, collectively;

"Consolidated" means produced by aggregating the relevant financial statements or accounts of the Subsidiaries of a Person on a line-by-line basis (i.e.: adding together corresponding items of assets, liabilities, revenues and expenses) with the relevant financial statements or accounts of such Person, eliminating inter-company balances and transactions and providing for any minority interest in Subsidiaries, all in accordance with GAAP;

"Contingent Liabilities" of any Person means, without duplication, all contingent liabilities included in the financial statements (including footnotes) of such Person in accordance with GAAP, and including (without limitation) all obligations under Guarantees and obligations in respect of interest rate, foreign exchange or commodity price hedging arrangements, but specifically excluding any obligation to pay interest on any Indebtedness and any endorsements of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

"Conversion Date" means a Business Day notified by the Borrower to the Administrative Agent pursuant to Section 3.10 as being a date on which the Borrower has elected to convert a Borrowing already outstanding hereunder into another basis of Borrowing; or if the Borrower is deemed to have converted a Borrowing into another basis of Borrowing hereunder pursuant to any of Section 5.1.3, 5.2 or 8.7, it shall mean the day on which such deemed conversion occurs;

"Convertible Indenture" means the Indenture dated as of October 8, 1997 between WCP, as Issuer and State Street Bank and Trust Company, as Trustee, pursuant to which the Convertible Notes were issued by WCP;

"Convertible Notes" means the 6% Convertible Senior Subordinated Notes due 2007, issued by WCP pursuant to the Convertible Indenture;

"Co-Syndication Agents" has the meaning set forth in the description of the parties on the first page of this Agreement;

"Counsel" means, with regard to matters of Canadian law, with respect to the Administrative Agent or a Lender, a barrister or solicitor or firm of barristers or solicitors retained or employed, as the case may be, by the Administrative Agent or such Lender, as the case may be, and with respect to a Loan Party, a barrister or solicitor or firm of barristers or solicitors retained or employed, as the case may be, by such Loan Party and acceptable to the Administrative Agent and, with regard to matters of the laws of the United States of America or any state thereof, with respect to the Administrative Agent or a Lender, an attorney or a firm of attorneys retained or employed, as the case may be, by the Administrative Agent or such Lender, as the case may be, and with respect to a Loan Party, an attorney or firm of attorneys, retained or employed, or as the case may be, by such Loan Party and acceptable to the Administrative Agent;

"Credit Facility" means the revolving credit facility made available to the Borrower pursuant to Section 3.2;

"Default" means any event or circumstance which constitutes an Event of Default or which, with the giving of notice, the making of any determination or the lapse of time or any combination thereof, would, unless cured or waived, become an Event of Default;

"Deposit" has the meaning set forth in Section 19.1;

"DGCL" means the General Corporation Law of the State of Delaware, as amended;

"Dividend" means, for any Person, any payment with respect to or on account of any of such Person's Capital Stock, including any dividend or other distribution on, any payment of interest on or principal of, and any payment on account of any purchase, redemption, retirement, exchange, defeasance or conversion of, or on account of any claim relating to or arising out of the offer, sale or purchase of, any such Capital Stock, or any return of capital to the holders of Capital Stock of such Person or any other distribution, payment or delivery of property or cash to the holders of Capital Stock of such Person as such. For the purposes of this definition, a "payment" shall include the transfer of any asset or the incurrence of any Indebtedness or other liability (the amount of any such payment to be the fair market value of such asset or the amount of such obligation, respectively) but shall not include the issuance of any Capital Stock of such Person;

"Dollars" means US Dollars;

"Drawdown Date" means a Business Day notified by the Borrower to the Administrative Agent pursuant to Section 3.6 as being a date on which the Borrower has requested a Borrowing to be made available to the Borrower;

"EBITDA" means, for any period for any Person, the sum of (a) the net income of such Person for such period before extraordinary or unusual items and (b) to the extent deducted in determining the net income of such Person for such period, Interest Expense, income taxes (minus income tax credits), non-controlling interest and depreciation expense and amortization expense of such Person, provided that any determination of EBITDA with respect to QPI, for any period which includes a quarter prior to the Tender Offer Funding Date, shall include EBITDA of WCP based on WCP's Form 10-K or Form 10-Q, as applicable, with respect to any such quarter which precedes the Tender Offer Funding Date;

"8 3/8% Indenture" means the Indenture dated as of November 20, 1998 between WCP as Issuer and The Bank of New York, as Trustee, pursuant to which the 8 3/8% Notes were issued by WCP;

"8 3/8% Notes" means the 8 3/8% Senior Subordinated Notes due 2008 issued by WCP pursuant to the 8 3/8% Indenture;

"Environmental Affiliate" means with respect to any Person, another Person whose liability for any Environmental Claim the first Person has retained, assumed or otherwise become liable for, either contractually or by operation of law. All references to compliance by or liabilities of an Environmental Affiliate herein pertain only to those specific liabilities that QPI or a Restricted Entity has retained, assumed, or become liable for and not to the entire business of the Environmental Affiliate;

"Environmental Claims" means any and all material administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings relating in any way to any Environmental Law or any Environmental Permit (hereinafter in this definition, "Claims") including without limitation:

(a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and

(b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief in connection with Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment;

"Environmental Laws" means all applicable federal, provincial, state, municipal, local and foreign laws and regulations, ordinances, codes, policies, rules or guidelines (having the force of law in the case of rules, ordinances, codes, policies or guidelines) of civil or common law now or hereafter in effect and in each case as amended and any judicial or administrative order, consent, decree or judgment relating to pollution or protection of human health, Hazardous Materials or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata, emissions, discharges, releases or threatened releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials);

"Environmental Permit" means any permit, approval, identification number, license or other authorization required under any Environmental Law;

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder;

"ERISA Affiliate" means any Person that for purposes of Title IV of ERISA is a member of the controlled group of QPI or of any Restricted Entity, within the meaning of Section 414 of the Internal Revenue Code;

"ERISA Event" means:

(a)   (i)   the occurrence of a reportable event, within the meaning of Section
            4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC, or

      (ii) the requirements of subsection (1) of Section 4043(b) of ERISA (without regard to subsection (2) of such Section) are met with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days,

(b)   the application for a minimum funding waiver with respect to a Plan,

(c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA),

(d) the cessation of operations at a facility of QPI or any Restricted Entity or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA,

(e) the withdrawal by QPI or any Restricted Entity or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA,

(f) the conditions for imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan,

(g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA, or

(h)   the institution by the PBGC of proceedings to terminate a Plan pursuant to
      Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan;

"Eurocurrency Liabilities" has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System of the United States of America, as in effect from time to time;

"Event of Default" means any of the events or circumstances set out in Section 14.1;

"Excluded Taxes" means any tax on the overall net income of any Lender and any capital or franchise tax payable by such Lender;

"Existing Actions" means any actions, suits, investigations, litigation or proceedings with respect to QPI and its Subsidiaries (and, after the Tender Offer Funding Date, WCP and its Subsidiaries) disclosed in the Public Information (and, after the Tender Offer Funding Date, with respect to WCP and its Subsidiaries, in the Merger Disclosure);

"Existing Indentures" means the Convertible Indenture, the 8 3/8% Indenture and the 7 3/4% Indenture;

"Existing QPI Facility" means the Credit Agreement dated as of the 28th day of April, 1999 made among QPI, and US Holdings, and USGP, and each of the financial institutions named on the signature pages thereof, and Royal, as Administrative Agent, and Royal, ABN AMRO Bank Canada, Bank of America Canada and Canadian Imperial Bank of Commerce, as Arrangers, and ABN AMRO Bank Canada, Bank of America Canada and Canadian Imperial Bank of Commerce as Joint Syndication Agents, as it may be amended by the QPI Amendment;

"Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System in the United States of America arranged by federal funds brokers, as published for such day (or if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day in New York City, N.Y., U.S.A., the average of the quotations for such day in respect of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it;

"Finance Parties" means collectively each of the Lenders, the Arrangers, the Co-Syndication Agents and the Administrative Agent and "Finance Party" means any one of them;

"Financial Company Restricted Entity" means any Restricted Entity which is a special purpose finance Subsidiary wholly-owned directly or indirectly by QPI whose activity is limited to raising private and/or public Indebtedness, provided that the net proceeds from all such private or public Indebtedness are remitted to QPI, US Holdings or USGP;

"Formal Date" means the date set forth in Section 23.11;

"GAAP" means Canadian GAAP, or as the case may be, generally accepted accounting principles in effect from time to time in the United States of America, applicable to the relevant Person, applied in a consistent manner from period to period;

"Granting Lender" has the meaning set forth in Section 18.3(a);

"Guarantee" of any Person means, without duplication, all guarantees, endorsements (other than for collection or deposit in the ordinary course of business) and other obligations (contingent or otherwise) of such Person: to pay, purchase, provide funds (whether by the advance of money, the purchase of or subscription for shares or other securities, the purchase of assets or services, the indemnification in respect of letters of credit and letters of guarantee issued in respect of Indebtedness) for the payment of, or to make Investments in any other Person or to maintain the capital, working capital, solvency or general financial condition of any other Person or to indemnify against the consequences of default in the payment of, or otherwise be responsible for, any Indebtedness, damages, losses or liabilities of any other Person (and "Guarantor" or "guarantor" shall be construed accordingly); the amount of each Guarantee shall be deemed to be an amount equal to the outstanding amount of the primary obligation of the obligor to whom the Guarantee relates, unless the Guarantee is limited to a determinable amount in which case the amount of such Guarantee shall be deemed to be such determinable amount; the word "Guarantee" when used as a verb has the correlative meaning;

"Guarantors" has the meaning set forth in the description of the parties on the first page of this Agreement;

"Hazardous Materials" means :

(a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contains dielectric fluid containing levels of polychlorinated biphenyls, and radon gas,

(b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances", "hazardous waste", "hazardous materials", "extremely hazardous waste", "restricted hazardous waste", "toxic substances", "toxic pollutants", "contaminants", or "pollutants", or words of similar import, under any applicable Environmental Law, and

(c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority;

"Hedge Agreement" means any swap agreement, cap agreement, collar agreement, futures contract, forward contract or similar agreement or arrangement designed to protect against or mitigate the effect of fluctuations in interest rates, foreign exchange rates or the prices of commodities;

"HSR" means the Hart-Scott-Rodino Antitrust Improvements Act 1976, as amended, and the rules and regulations thereunder;

"Indebtedness" of any Person means, without duplication, (in each case, whether such obligation is with full or limited recourse):

(a)   any obligation of such Person for borrowed money,

(b) any obligation of such Person evidenced by a bond, debenture, note or other similar instrument,

(c) any obligation of such Person to pay the deferred purchase price of property or services, except a trade account payable that arises in the ordinary course of business,

(d)   any obligation of such Person as lessee under a Capitalized Lease,

(e) any obligation of such Person to reimburse any other Person in respect of amounts drawn or drawable under any letter of credit or other Guarantee (excluding letters of guarantee for the performance of obligations and any form of "bid bond") issued by such other Person, whether contingent or non-contingent,

(f)   Redeemable Preferred Shares,

(g) any obligation of such Person to purchase securities or other property that arises out of or in connection with the sale of the same or substantially similar securities or property,

(h) any Indebtedness of others secured by a Lien on any asset of such Person, and

(i)   any Indebtedness of others Guaranteed by such Person;

"Indemnitees" has the meaning set forth in Section 12.2;

"Insufficiency" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA;

"Interest Date" means the first day of each month;

"Interest Determination Date" means with respect to a Libor Loan, the date which is two Business Days prior to the first day of the Libor Interest Period applicable to such Libor Loan or such other day on which it is market practice in the relevant interbank market for leading banks to give quotations for deposits in US Dollars for delivery on the first day of the Libor Interest Period, as determined by the Administrative Agent;

"Interest Expense" means, for any period for any Person, interest expense of such Person (including without limitation interest expense attributable to Capitalized Leases in accordance with GAAP) and Dividends accrued or paid on Redeemable Preferred Shares;

"Interest Payment Date" means with respect to a US Prime Rate Loan, each Interest Date or if such Interest Date is not a Business Day, the immediately following Business Day;

"Internal Revenue Code" means the Internal Revenue Code of 1986 of the United States, as amended from time to time, and the regulations promulgated and rulings issued thereunder;

"Investment" of any Person means (a) any Capital Stock, evidence of Indebtedness or other obligation, security or instrument issued by, or any other interest in, any other Person, (b) any loan, advance or extension of credit to, guarantee of Indebtedness of, or any contribution to the capital of, any other Person and (c) any other investment or interest in any other Person, all as determined in accordance with GAAP;

"ITA" means the Income Tax Act (Canada) and the regulations promulgated thereunder, as amended, supplemented or re-enacted from time to time;

"Judgment Conversion Date" has the meaning set forth in Section 20.1;

"Judgment Currency" means judgment currency as defined in Section 20.1;

"Lenders" means the collective reference to each Lender identified on Schedule
1.1.1 as having a Commitment, and their successors and assigns and "Lender" means any one of them, the whole provided that each Lender is a United States Person or complies with the provisions of Section 8.5.4;

"Lender's Proportion" means, at any time as to any Lender, the proportion borne by the Commitment of such Lender to the Aggregate Commitment, as it may be adjusted from time to time as a result of prepayments or cancellations, or further to any assignment pursuant to Section 18.3:

"Libor" means with respect to a Libor Loan during the relevant Libor Interest
Period:

(a) the rate per annum (expressed on the basis of a 360-day year) determined by the Administrative Agent as being the rate shown on Telerate page 3750 (as defined in the International Swaps and Derivatives Association, Inc. definitions, as modified and amended from time to time) as of 11:00 a.m. (London, England time) on the Interest Determination Date for US Dollar deposits for a period comparable to such Libor Interest Period, and if different rates are quoted for US Dollar deposits in varying amounts, in an amount which is closest to the Administrative Agent's (in its capacity as Lender) Lender's Proportion of such Libor Loan, or

(b) if for any reason the Telerate rates are unavailable to determine the rate applicable to a Libor Loan, "Libor" for such Libor Loan during the relevant Libor Interest Period shall mean the rate of interest per annum (expressed on the basis of a 360-day year) determined by the Administrative Agent by reference to the rates quoted on the Reuters Monitor Screen, page LIBO (or any successor source from time to time) as being the arithmetic average (rounded upwards, if necessary, to the nearest whole multiple of 1/16th of 1%) of the rates offered in London, England by reference banks shown on such screen as of 11:00 a.m. (London, England time) on the Interest Determination Date to make deposits with leading banks in the London interbank eurodollar market in US Dollars for a period comparable to such Libor Interest Period, and if different rates are quoted for deposits in varying amounts, in the amount which is closest to the Administrative Agent's (in its capacity as Lender) Lender's Proportion of such Libor Loan, or

(c) if for any reason neither the Telerate rates nor the Reuters Monitor Screen rates are available in respect of the relevant Libor Interest Period, "Libor" for such Libor Loan during the relevant Libor Interest Period shall mean the annual rate of interest (expressed on the basis of a year of 360 days and rounded upwards, if necessary, to the nearest whole multiple of 1/16th of 1%) determined by the Administrative Agent as being the rate of interest at which the Administrative Agent (in its capacity as Lender), in accordance with its normal practices, would be prepared to offer to leading banks in the London interbank eurodollar market for delivery on the first day of the relative Libor Interest Period for a period equal to such Libor Interest Period based on the number of days comprised therein, deposits in US Dollars of amounts comparable to its (in its capacity as Lender) Lender's Proportion of such Libor Loan (and of any other Libor Loan of the Administrative Agent in its said capacity having a Libor Interest Period of the same duration and commencing on the same date) to be outstanding under this Agreement during such Libor Interest Period, at or about 11:00 a.m. (London, England time) on the applicable Interest Determination Date;

"Libor Interest Date" means the last day of each Libor Interest Period or, if the Borrower selects a Libor Interest Period longer than three months, the date falling every three months after the beginning of such Libor Interest Period and the last day of the Libor Interest Period so selected;

"Libor Interest Period" means, with respect to a Libor Loan, the initial period of approximately one month, two months, three months, six months or up to one year (as selected by the Borrower and notified to the Administrative Agent pursuant to Section 3.6 or 3.10, but always subject to availability to each Lender, respectively) commencing on and including the Drawdown Date or Conversion Date, as the case may be, applicable to such Libor Loan and ending on and including the last day of such period, and, thereafter (subject to availability to each Lender, respectively), each successive period, if any, of approximately one month, two months, three months, six months or up to one year (as selected by the Borrower for such Libor Loan and notified to the Administrative Agent pursuant to Section 5.1), but in all cases expiring no later than the Maturity Date;

"Libor Loan" or "Libor Loans" means, at any given time, any Loan or Loans or any portion thereof on which the Borrower must pay interest on a Libor basis in accordance with Section 4.1.2;

"Libor Rate Reserve Percentage" for any Libor Interest Period for all Libor Loans comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Libor Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) of the United States of America for determining the reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Libor Loans is determined) having a term equal to such Libor Interest Period;

"Lien" means any hypothec, security interest, mortgage, pledge, prior claim, lien, claim, charge, cession, transfer, assignment or encumbrance of whatever kind or nature that secures the payment of any Indebtedness or liability or the observance or performance of any obligation, including any title retention agreement, lessor's interest under a Capitalized Lease or analogous instrument in, of, or on any asset or property or the income or profits therefrom of a Person;

"Loan Account" means the account or accounts established by the Administrative Agent pursuant to Section 8.9;

"Loan Documents" means this Agreement, each Loan Party Guarantee and each document, instrument or agreement entered into by or between any Loan Party, any Lender, the Administrative Agent or any other Person in connection with the transactions contemplated herein or therein or which is supplemental hereto or thereto and "Loan Document" means any of the foregoing individually;

"Loan Parties" means, collectively, the Borrower and the Guarantors and "Loan Party" means any one of them;

"Loan Party Guarantee" means a guarantee executed and delivered by each of the Guarantors, as required under this Agreement, substantially in the form or to the effect of Schedule 1.1.2, as amended, restated, supplemented or otherwise modified from time to time;

"Loans" means at any given time, the aggregate of the loans made available by the Lenders to, or to the order of, the Borrower under the Credit Facility and "Loan" means any one of them;

"Losses shall have the meaning set forth in Section 12.2;

"Majority Lenders" means, at any time, Lenders:

(a) if no Borrowings are outstanding at such time, whose Commitments then aggregate more than 50% of the Aggregate Commitment or, if the Aggregate Commitment has been reduced to zero, aggregated more than 50% of the Aggregate Commitment immediately before the reduction, or

(b) whose Borrowings then aggregate more than 50% of the aggregate amount of Borrowings outstanding hereunder under the Credit Facility at that time;

"Margin Stock" has the meaning specified in Regulation U;

"Material Adverse Change" means, with respect to any Person, any event, change or other occurrence that has resulted in, or could reasonably be expected to result in, a material adverse change in the business, condition (financial or otherwise), operations, performance or properties of such Person and its Subsidiaries taken as a whole;

"Material(ly) Adverse Effect" means:

(a) any material adverse change in the assets, properties, operations, financial, condition or business prospects of QPI and the Restricted Entities, taken as a whole, or

(b)   any material impairment:

      (i) in the ability of any Loan Party to timely pay any amounts due under the Loan Documents;

      (ii) in the ability of any Loan Party to fulfil any other covenant or obligation of a material nature arising under the Loan Documents, or

      (iii) in the validity or enforceability of the Loan Documents;

"Maturity Date" means the date falling on the third anniversary of the Formal Date;

"Merger" means the merger of Acquisition Sub with and into WCP, with WCP being the surviving corporation, pursuant to the Merger Agreement;

"Merger Agreement" means the Agreement and Plan of Merger dated as of July 12, 1999 among QPI, Acquisition Sub and WCP, as amended, restated, supplemented or otherwise modified from time to time as permitted herein;

"Merger Date" means the date upon which the Merger is consummated;

"Merger Disclosure" means the Company Disclosure Schedule referred to in the Merger Agreement;

"Merger Documents" means the Merger Agreement, all schedules and exhibits thereto, the Certificate of Merger and any other documents publicly filed in connection with the Merger;

"Millennium Compliant" means that the Computer Systems are capable of the following functions immediately before, during and after January 1, 2000:

(a) handling date information involving all and any dates before, during and after January 1, 2000, including, accepting date input (either from an internal or external source), providing date output and performing date calculations in whole or in part and in any date format (i.e., julian, gregorian, international or any other format),

(b) operating accurately without interruption on and in respect of any and all dates before, during and after January 1, 2000 and without any change in performance,

(c) responding to and processing any digit year input (either from an internal or external source) without creating any ambiguity as to the century, and

(d) receiving, storing, providing and communicating date output information without creating any ambiguity as to the century;

"Minimum Number of Shares" means the minimum number of Shares, determined on a fully diluted basis (including, without limitation, all Shares issuable upon conversion of all of the outstanding Convertible Notes), necessary to approve the consummation of the Merger in accordance with the provisions of any applicable corporate statute, anti-takeover statute or provision in WCP's certificate of incorporation, by-laws or other constituent document or other applicable legal requirement;

"Moody's" means Moody's Investors Service, Inc.

"Multiemployer Plan" means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which QPI or any Restricted Entity or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions;

"Multiple Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that:

(a) is maintained for employees of QPI or any Restricted Entity or any ERISA Affiliate and at least one Person other than QPI or any such Restricted Entity or ERISA Affiliates or

(b) was so maintained and in respect of which QPI or any Restricted Entity or ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated;

"New Operating Restricted Entity" has the meaning ascribed to such expression in
Section 11.2.4;

"Non-Material Changes" means, with respect to the Tender Offer Documents or the Merger Documents, non-material amendments, waivers or modifications to the terms thereof (other than any condition to purchase the Shares) that do not in the aggregate materially affect the interests of the Arrangers and the Lenders in the Credit Facility or the Loan Documents or the likelihood of consummation of the Merger;

"Non-Recourse Creditor" means (i) a creditor of a Non-Recourse Subsidiary or of a Project Vehicle whose recourses are limited, in respect of any debt or liability of such Non-Recourse Subsidiary or Project Vehicle to such creditor, to the cash flow and other assets of such Non-Recourse Subsidiary or Project Vehicle, to the Capital Stock of such Non-Recourse Subsidiary or to the participation of QPI or any of its Restricted Entities in the Project Vehicle carrying out the specific Project for which such Non-Recourse Subsidiary or Project Vehicle was formed, the whole to the exclusion of any and all other recourses whether by way of Guarantees or otherwise against QPI or any of its Restricted Entities or against any third party having recourse against QPI or any of its Restricted Entities in respect of such debt or liability or, (ii) a creditor to whom is owed by QPI or any of its Restricted Entities, Indebtedness for borrowed money to finance the Start-up Costs of a Project carried out by QPI or such Restricted Entity and whose recourses in respect of such Indebtedness for borrowed money are limited to the cash flow and the other assets of such Project (to the exclusion of any other cash flow or asset);

"Non-Recourse Indebtedness" means Indebtedness for borrowed money (i) contracted for the purpose of financing the Start-up Costs of a specific Project carried out (alone or in association with others) by QPI, any of its Restricted Entities or by a Non-Recourse Subsidiary or a Project Vehicle and (ii) due or otherwise owing by QPI or such Restricted Entity or Non-Recourse Subsidiary or Project Vehicle to a creditor being a Non-Recourse Creditor by reason of QPI or such Restricted Entity or Non-Recourse Subsidiary or Project Vehicle being indebted or liable to such creditor in respect of such Indebtedness for borrowed money;

"Non-Recourse Subsidiary" means a direct or indirect Subsidiary of QPI who meets all of the following conditions:

(i) it was formed to carry out a specific Project, whether alone or in association with others; and

(ii) its only assets consist of (a) assets relating to such Project or (b) shares or any other form of participating interest held, directly or indirectly, in a Project Vehicle, which in turn owns assets relating to such Project; and

(iii) it owes to one or more creditors Indebtedness for borrowed money or it owns (directly or indirectly) shares or any other form of participating interest in a Project Vehicle which owes Indebtedness for borrowed money to one or more creditors, in all cases contracted for the purpose of financing the Start-up Costs of such Project or purchasing the participation of other participants in such Project, where the recourses of such creditor(s) in relation to such Indebtedness for borrowed money are limited to (a) the assets of such Project or Project Vehicle, (b) Capital Stock of such Subsidiary or (c) recourses against such Subsidiary or Project Vehicle; and

(iv) neither QPI nor any other Restricted Entity is liable or has issued a Guarantee or has otherwise obligated itself either directly or indirectly in respect of debts and liabilities of such Subsidiary or Project Vehicle otherwise than by giving to the creditor of such debts or liabilities and in relation thereto a recourse limited to (a) the Capital Stock of such Subsidiary or (b) the participation of QPI or any of its Restricted Entities in the Project Vehicle carrying out the specific Project for which such Subsidiary or Project Vehicle was formed, it being understood and agreed that upon the debts or liabilities of such Subsidiary to such creditor(s) in respect of such Indebtedness for borrowed money and any such Guarantee being repaid, released or otherwise satisfied, such Subsidiary shall then cease, for all purposes of this Agreement, to be a Non-Recourse Subsidiary;

"Non-Restricted Entity" means (a) each Person less than 50% plus one of the Capital Stock of which is owned by QPI, directly or indirectly, through a Restricted Entity, and (b) each Subsidiary of a Non-Restricted Entity;

"Non-US Bank" means a Person that is not a United States Person and that is not described in Section 881(c)(3) of the Internal Revenue Code;

"Offer to Purchase" means the Offer to Purchase of Acquisition Sub dated July 16, 1999 that sets forth terms and conditions of the Tender Offer in the form filed on such date with the Securities and Exchange Commission pursuant to
Section 14(d) of the Securities Exchange Act of 1934, as amended;

"Operating Restricted Entity" means any Restricted Entity other than US Holdings, USGP, QPHC and a Financial Company Restricted Entity;

"Participant" shall have the meaning set forth in Section 18.3(a);

"PBGC" means the Pension Benefit Guaranty Corporation of the United States (or any successor thereto);

"Per Share Purchase Price" means $35.69 per Share;

"Permitted Encumbrances" means the encumbrances on assets of the Borrower and the other Restricted Entities listed in Schedule 1.1.3;

"Person" or "Persons" has the meaning set forth in Section 1.4;

"Plan" means a Single Employer Plan or a Multiple Employer Plan;

"Project" means the acquisition, construction and development of newly acquired assets (which must include tangible assets) forming an economic unit capable (on the basis of reasonable initial assumptions) to generate sufficient cash flow to cover the operating costs and debt service required to finance the undertaking relating to such assets over a period of time which is less than the projected economic life of the assets and includes any commercial operation for which such assets were so acquired, constructed or developed and which is subsequently carried on with such assets by such economic unit;

"Project Vehicle" means a corporate entity or an unincorporated entity, whether or not having a legal personality (including a joint-venture, a partnership, a trust, a co-ownership scheme or other business combination or risk-sharing scheme) in which QPI or any of its Restricted Entities owns shares or any other form of ownership or participating interest and which meets all of the following conditions:

      (i)   it was formed to carry out a specific Project;

      (ii)  its only assets consist of assets relating to such Project;

      (iii) if such entity is a Subsidiary, it is a Non-Recourse Subsidiary; and

      (iv) neither QPI nor any of its Restricted Entities is liable or has issued a Guarantee or has otherwise obliged itself either directly or indirectly for or in respect of debts or liabilities incurred to finance such entity or the Project carried out by such entity otherwise than by giving to the creditor of such debts or liabilities and in relation thereto a recourse limited to (a) the assets of such Project or (b) its shares or other form of ownership or participating interest in such entity;

"Properties" means the real or immovable properties owned or occupied by QPI or any Restricted Entity;

"Public Information" means the most recent Form 10-K and the most recent Form 10-Q issued by WCP and the most recent Form 40-F issued by QPI and the information filed by QPI under Form 6-K, in each of the foregoing cases, prior to July 12, 1999;

"QPHC" has the meaning set forth in the description of the parties on the first page of this Agreement;

"QPI" has the meaning set forth in the description of the parties on the first page of this Agreement;

"QPI Amendment" means the amendment to the Existing QPI Facility contemplated by the QPI Waiver Letter;

"QPI LLC" means Quebecor Printing Delaware LLC, a Delaware limited liability company, all the non-voting common membership interests of which are owned by USGP and all the voting preferred membership interests of which are owned by Quebecor Printing Nova Scotia ULC, a wholly owned Subsidiary of USGP;

"QPI Waiver Letter" means the letter from Royal Bank of Canada to the lenders under the Existing QPI Facility, in substantially the form attached to the Arrangement Letter, describing certain amendments to be made to the Existing QPI Facility;

"QPI's Debt" means, without duplication, the aggregate of all Indebtedness of QPI and its Subsidiaries, determined on a Consolidated basis, in accordance with Canadian GAAP;

"QPI's Equity" means, without duplication, the sum of shareholders' equity of QPI and non-controlling interests of QPI, in each case determined on a Consolidated basis, in accordance with Canadian GAAP;

"Redeemable Preferred Shares" means, with respect to any Person, any share of such Person's Capital Stock to the extent that it is redeemable, payable or required to be purchased or otherwise retired or extinguished, or convertible into any Indebtedness or other liability of such Person, the whole prior to the Maturity Date and at the option of the holder of such Capital Stock or of such Person, whether or not it pays Dividends at a specified or non-specified rate and whether or not such Capital Stock has preference over common stock in any respect;

"Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System of the United States of America, as in effect from time to time;

"Reportable Event" means, with respect to any Benefit Plan of any Person, (a) the occurrence of any of the events set forth in ERISA Section 4043(b) (other than a Reportable Event as to which the provision of 30 days' notice to the Pension Benefit Guaranty Corporation is waived under applicable regulations), 4068(f) or 4063(a) or the regulations thereunder with respect to such Benefit Plan, (b) any event requiring such Person or any of its ERISA Affiliates to provide security to such Benefit Plan under Internal Revenue Code Section 401(a)(29) or (c) any failure to make a payment required by Internal Revenue Code Section 412(m) with respect to such Benefit Plan;

"Responsible Officer" means, with respect to any Person, the president, the chief executive officer, the chief financial officer, the corporate controller, the treasurer, the assistant treasurer, the corporate secretary or the assistant corporate secretary of such Person, provided that, with respect to financial matters, it shall mean the chief financial officer, the corporate controller, the treasurer or the assistant treasurer of such Person;

"Restricted Entity" means any Subsidiary whose Capital Stock is at least 50% plus one owned directly or indirectly by QPI (including US Holdings, USGP, QPHC, any Operating Restricted Entity and any Financial Company Restricted Entity);

"Revolving Period" means the period commencing on the Formal Date and ending on the Maturity Date;

"Royal" means Royal Bank of Canada and its successors and permitted assigns;

"S&P/Moody's Credit Rating" has the meaning ascribed to such expression in
Section 4.4;

"Schedules" means the schedules to this Agreement as the same may be amended, modified, supplemented or restated from time to time;

"7 3/4% Indenture" means the Indenture dated as of February 22, 1999 between WCP, as Issuer and The Bank of New York, as Trustee, pursuant to which the 7 3/4% Notes were issued by WCP;

"7 3/4% Notes" means the 7 3/4% Senior Subordinated Notes due 2009, issued by WCP pursuant to the 7 3/4% Indenture;

"Shares" means the shares of common stock, par value $0.01 per share of WCP;

"Single Employer Plan" means a single employer plan, as defined in Section 4001(1)(15) of ERISA, that

(a) is maintained for employees of QPI or any Restricted Entity or ERISA Affiliate and no Person other than QPI or any Restricted Entity and its ERISA Affiliates, or

(b) was so maintained and in respect of which QPI or any Restricted Entity or ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated;

"Solvent" means, when used with respect to any Person, that

(a) the aggregate of such Person's property is, at a fair valuation, sufficient, or, if disposed of at a fairly conducted sale under legal process, would be sufficient, to enable payment of all such Person's obligations and liabilities (including Contingent Liabilities), due and accruing due,

(b)   such Person is able to meet its obligations generally as they become due,

(c) such Person has not ceased paying its current obligations in the ordinary course of business generally as they become due,

(d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature,

(e) such person is not engaged, and is not about to engage, in business or a transaction for which its property would constitute an unreasonably small capital, and

(f)   such Person is otherwise solvent under Applicable Law;

"Standard & Poor's" means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc.;

"Start-up Costs" means, in relation to a Project, (i) the costs of acquisition, construction and/or development of the newly acquired assets forming part of such Project and which have to be constructed, acquired or developed to form the economic unit required to be formed to initially constitute such Project and
(ii) the principal amount of money which, at the inception of the commercial operations to be conducted with such assets, is then reasonably estimated as being the amount required to provide the Project with a sufficient initial working capital;

"Subordinated Notes" means the 7 3/4% Notes and the 8 3/8% Notes;

"Subsidiary" means, with respect to any Person, any other Person (a) Capital Stock of which having ordinary voting power to elect a majority of the board of directors (or other person having similar functions) or (b) other ownership interests of which ordinarily constituting a majority voting interest, are at the time, directly or indirectly, owned or controlled by such first Person, or by one or more of its Subsidiaries, or by such first Person and one or more of its Subsidiaries;

"Tax" includes all present and future taxes, levies, imposts, stamp taxes, duties, charges to tax, fees, deductions, withholdings and any restrictions or conditions resulting in a charge to tax and all penalty, interest and other payments on or in respect thereof, imposed, assessed, levied or collected under the laws of any country or any political subdivision thereof or by any governmental agency or body or taxing authority thereof, but does not include Excluded Taxes;

"Tender Offer" means the cash tender offer made by Acquisition Sub to acquire up to 23,500,000 of the Shares, but not less than the Minimum Number of Shares, for $35.69 net per Share;

"Tender Offer Documents" means the Offer to Purchase, the related letter of transmittal, any other tender offer material which is furnished to stockholders of WCP in connection with the Tender Offer, and the Tender, Voting and Option Agreement;

"Tender Offer Funding Date" means the Drawdown Date under the Facility A (as such terms are defined in the US Holdings Term Credit Agreement);

"Tender, Voting and Option Agreement" means the Tender, Voting and Option Agreement dated as of July 12, 1999, among QPI and KKR Associates, certain investment partnerships controlled by KKR Associates and certain management stockholders of WCP owning approximately 24.5% of the Shares in the aggregate;

"Termination Event" means, with respect to any Benefit Plan, (a) any Reportable Event with respect to such Benefit Plan, (b) the termination of such Benefit Plan, or the filing of a notice of intent to terminate such Benefit Plan, or the treatment of any amendment to such Benefit Plan as a termination under ERISA
Section 4041(c), (c) the institution of proceedings to terminate such Benefit Plan under ERISA Section 4042 or (d) the appointment of a trustee to administer such Benefit Plan under ERISA Section 4042;

"Transaction Documents" means the Merger Agreement and such other agreements and other related documentation as required to consummate the Tender Offer and Merger, including the Tender, Voting and Option Agreement;

"United States Person" means a corporation, partnership or other entity created, organized or incorporated under the laws of the United States of America or a State thereof (including the District of Columbia);

"US Dollars", the symbols "$" and "US$", "United States Dollars" or "lawful money of the United States" each means lawful currency of the United States of America in immediately available funds or, if such funds are not available, the form of money of the United States of America that is customarily used in the settlement of international banking transactions on the day any payment is due to be made hereunder;

"USGP" means Quebecor Printing Capital GP, a Delaware general partnership;

"US Holdings" has the meaning set forth in the description of the parties on the first page of this Agreement;

"US Holdings Merger" means the merger of the surviving corporation of the Merger with US Holdings;

"US Holdings Term Credit Agreement" means the $800,000,000 Term Loan and Non-Revolving Credit Agreement dated as of the date hereof among the parties hereto, as amended, restated, supplemented or otherwise modified from time to time;

"US Prime Rate" in effect on any one day, means the rate of interest per annum that is the greater of (a) the rate of interest determined by Royal in its sole discretion as its US prime commercial lending rate for such day for US Dollar loans made in the United States, and (b) the annual rate of interest equal to the sum of the Federal Funds Effective Rate then in effect plus 1/2 of 1% per annum, in each case as adjusted from time to time without notice to the Borrower;

"US Prime Rate Loan" or "US Prime Rate Loans" means at any given time, any Loan or Loans, or any portion thereof, on which the Borrower must pay interest on the basis of the US Prime Rate in accordance with Section 4.1.1;

"US Restricted Entity" means a Restricted Entity incorporated under the laws of a state of the United States of America or the District of Columbia;

"WCP" means World Color Press, Inc., a Delaware corporation;

"WCP Existing Bank Credit Agreement" means the Second Amended and Restated Credit Agreement, dated as of June 6, 1996 among WCP, the lenders party thereto, Bankers Trust Company, as administrative agent thereunder, BA Securities, Inc., as syndication agent thereunder and Citibank N.A., as documentation agent thereunder, as amended.

"Welfare Plan" means a welfare plan, as defined in Section 3(1) of ERISA; and

"Withdrawal Liability" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

Section 1.2 Headings and Table of Contents

The headings of the Articles, Sections, Subsections or paragraphs herein and the table of contents are inserted for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

Section 1.3 References

Unless the context otherwise requires or unless otherwise provided, all references to Sections, Subsections, Articles and Schedules are to Sections, Subsections, and Articles of and Schedules to, this Agreement. The words "hereto", "herein", "hereof", "hereunder" and similar expressions mean and refer to this Agreement.

Section 1.4 Rules of Interpretation

In this Agreement, unless the context otherwise requires or unless otherwise provided,

(a)   the singular includes the plural and vice versa,

(b)   "month" means a calendar month,

(c) "person" or "Person" includes any individual, sole proprietorship, corporation, partnership, trust, unincorporated organization, mutual company, joint stock company, or other entity, estate, union, employee organization, government or any agency or political subdivision thereof, and

(d) "in writing" or "written" includes printing, typewriting or any electronic means of communication capable of being legibly reproduced at the point of reception, including telecopier, telex or telegraph, but excluding electronic mail.

Section 1.5 Accounting Terms and Computations

Each accounting term used in this Agreement has the meaning assigned to it under GAAP unless otherwise defined herein and reference to any balance sheet item or income statement item means such item as computed from the applicable statement prepared in accordance with GAAP.

All financial statements required to be delivered hereunder shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved.

Section 1.6 Time

Except where otherwise indicated in this Agreement, any reference to a time shall mean local time in New York City, New York.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

Section 2.1 Representations and Warranties as of the Date of this Agreement

Each Loan Party represents and warrants (provided that each representation and warranty contained hereinbelow when made by a Loan Party other than QPI shall apply only to such Loan Party and its Subsidiaries which are Restricted Entities) to each of the Finance Parties that:

2.1.1 Existence; Power: each of QPI and the Restricted Entities is a corporation (or a partnership, as the case may be, and in the case of USGP, a partnership the sole partners of which are as of the Formal Date QPI and Graphicor Transport Inc. - Transport Graphicor Inc.) which is duly incorporated (or constituted, as applicable) and has the necessary corporate or partnership power and authority to carry on its business as presently conducted and as proposed to be conducted in connection with and following the consummation of the Tender Offer, the Merger and the other transactions contemplated in the Transaction Documents and, to the extent applicable, enter into the Loan Documents to which it is a party;

2.1.2 Loan Parties and Subsidiaries: Schedule 2.1.2 sets forth a complete and accurate list of all Subsidiaries of QPI, showing as of the date hereof (as to each such Subsidiary) the jurisdiction of its incorporation or organization and the number of outstanding shares of each class of Capital Stock thereof and the owner of such Capital Stock. Neither QPI nor any of its Subsidiaries which is a Restricted Entity is, directly or indirectly, bound by or subject to, any consensual restriction limiting the ability (whether by covenant, event of default, subordination or otherwise) of QPI or any Restricted Entity to (a) pay or make the maximum Dividends permitted by law to its parent entity, (b) pay any obligation owed to QPI or any Restricted Entity, (c) make any loans or advances to or Investments in QPI or in any Restricted Entity, (d) transfer any of its property or assets to QPI or any Restricted Entity or (e) create any Lien upon its property or assets whether now owned or hereafter acquired or upon any income or profits therefrom, except any such ------ restrictions applicable to (i) Imprimeries Didier-Quebecor, S.A. (France) and its Subsidiaries, (ii) any other Restricted Entity (other than a Loan Party), whose assets, singly or when taken together with the assets of all Restricted Entities (other than a Loan Party) subject to such restrictions, do not exceed at any time 10% of the Consolidated assets of QPI, as determined in accordance with GAAP, (iii) WCP and its Subsidiaries, from and after the date it becomes a Restricted Entity, with respect to any restriction contained in Sections 4.7 (Limitations on Restricted Payments), 4.8 (Dividend and Payment Restrictions), 4.10 (Limitations on Sales of Assets), 4.11 (Transactions with Affiliates),
       4.12 (Limitations on Liens), 4.13 (Investments in Unrestricted Subsidiaries) and 4.15 (Limitation on Other Subordinated Indebtedness) of the 7 3/4% Indenture and the 8 3/8% Indenture, (iv) QPI, with respect to the restriction on its ability to declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its Capital Stock (other than regular quarterly cash dividends in accordance with its past dividend policy), set forth in Section 5.2(i)(A) of the Merger Agreement and (v) any restriction contained in Section 1.11 of any Loan Party Guarantee issued hereunder or under (and as defined in) the Existing QPI Facility. No Restricted Entity has outstanding any securities convertible in Capital Stock nor rights to subscribe or other agreements for the subscription of Capital Stock that, if exercised or converted, would change the Restricted Entity into a Non-Restricted Entity;

2.1.3 Authorization and Enforceability: each of this Agreement and the other Loan Documents has been duly authorized by all necessary corporate and other actions and constitutes valid and legally binding obligations of the Loan Parties party to it;

2.1.4 Breach: neither the execution and delivery of this Agreement and the other Loan Documents by any Loan Party nor compliance with the terms and provisions hereof or thereof will:

       (a) conflict with, violate, or result in a breach of any of the terms, conditions or provisions of any Applicable Law (including, without limitation, the US

              Securities Exchange Act of 1934, as amended, and the Racketeer Influenced and Corrupt Organizations Act, enacted as part of the US Organized Crime Act of 1970 of the United States of America) or regulation (including, without limitation, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System in the United States of America) applicable to such Loan Party, or any order, injunction, decree, determination or award of any court or any governmental department, body, commission, board, bureau, agency or instrumentality applicable to such Loan Party, in each case in a material manner or to a material extent,

       (b) conflict with, violate, result in a breach of, or constitute a default under, any charter or by-law provision of any Loan Party, or of any loan agreement, loan or trust indenture, trust deed, or any other similar agreement or instrument to which such Loan Party is a party or by which it is bound, except, ------ prior to the Tender Offer Funding Date, for any breach under the Existing QPI Facility for which a waiver or amendment has been requested pursuant to the QPI Waiver Letter, or

       (c) result in the creation of a Lien upon any of the properties, assets or revenues of QPI or any Restricted Entity;

2.1.5 Litigation: except with respect to the Existing Actions, there are no actions, suits or arbitration proceedings pending or, to the best knowledge of each Loan Party, threatened involving QPI or any Restricted Entity which could, if determined adversely, separately or in the aggregate, have a Material Adverse Effect or which purport to affect the legality, validity or enforceability of any of the Loan Documents;

2.1.6 Compliance with Applicable Laws: QPI and each Restricted Entity and their respective businesses and operations are in compliance with all Applicable Laws, except to the extent that any non-compliance with Applicable Laws would not have a Material Adverse Effect. Without limiting the generality of the foregoing:

       (a) Investment Company Act of 1940 of the United States of America: neither QPI nor any Restricted Entity is an "investment company", or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940 of the United States of America, as amended, and neither the making of any Advances, nor the application of the proceeds or repayment thereof by any Loan Party, nor the consummation of the Tender Offer and the Merger and the other transactions contemplated thereby and hereby, will violate any provision of such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder;

       (b) Competition and Anti-trust Laws: except for matters which would not have a Material Adverse Effect, QPI and each Restricted Entity is in compliance with all competition and anti-trust legislation, and no Loan Party has any indication nor reason to believe that any of its Acquisitions might be challengeable on any competition or anti-trust grounds by Canadian, US or other governmental authorities;

       (c)    Environmental Matters:

              (i) Compliance; Environmental Permits; Communications; Circumstances. (A) each of QPI, the Restricted Entities and their Environmental Affiliates is in compliance with all applicable Environmental Laws, (B) each of QPI, the Restricted Entities and their Environmental Affiliates has all Environmental Permits required to operate its businesses as currently conducted or as anticipated to be conducted, (C) none of QPI, the Restricted Entities and their Environmental Affiliates has received any communication (written or oral), whether from a governmental authority, citizens group, employee or otherwise, which communication alleges that QPI, such Restricted Entity or such Environmental Affiliate is out of compliance with any Environmental Law and (D) to the best knowledge of QPI and the Restricted Entities after due inquiry of appropriate officers, there are no circumstances that may prevent or interfere in the future with compliance by QPI, the Restricted Entities or any Environmental Affiliate with any Environmental Law, except in each case of (A), (B), (C) and (D) above for any failure to comply with any Environmental Law or any failure to have any Environmental Permits which, singly or in the aggregate with all other such non-compliances or failures, has not had and could not reasonably be expected to have a Materially Adverse Effect;

              (ii) Environmental Claims. (A) there is no Environmental Claim pending or threatened against QPI, any of the Restricted Entities or any of their Environmental Affiliates which could reasonably be expected to have a Materially Adverse Effect and (B) there are no past or present actions, activities, circumstances, conditions, events or incidents (including, without limitation, the release, emission, discharge or disposal of any Hazardous Materials) (y) that could form the basis of any Environmental Claims against QPI, any Restricted Entity or any of their Environmental Affiliates and (z) that singly or in the aggregate could reasonably be expected to have a Materially Adverse Effect;

              (iii) Notices or Orders. neither QPI nor any Restricted Entity has received any notice or order advising it that it has or may have any remedial obligation with respect to any releases, emissions, discharges or disposals of any Hazardous Materials or that it is or may be responsible for the costs of any remedial action taken or to be taken by any other Persons with respect to any such releases, emissions, discharges or disposals of any Hazardous Materials, which obligation or cost could reasonably be expected to have, singly or in the aggregate, a Materially Adverse Effect, provided that the representations and warranties contained in this
       Section 2.1.6(c), insofar as they relate to Environmental Affiliates other than a Subsidiary of QPI, shall be made to the knowledge of the relevant Loan Party, based on normal course of conduct with each such Environmental Affiliate;

2.1.7 Governmental Consents: QPI and each Restricted Entity and their respective businesses and operations have all necessary consents, authorizations, approvals, orders, certificates, and permits from, and have made all necessary filings with, all federal, provincial, territorial, state and local authorities to conduct their business, except to the extent that the failure to obtain or file same would not have a Material Adverse Effect;

2.1.8 Taxes: QPI and each of the Restricted Entities have filed when due with the appropriate governmental agencies all tax returns, reports and statements required to be filed by QPI and each of the Restricted Entities, and have paid when due all Taxes due and payable on or before the due date thereof (other than Taxes, the payment of which is being contested in good faith by appropriate proceedings and in respect of which adequate reserves have been made in the books of QPI or the relevant Restricted Entity) and, in the case of Taxes not yet due or payable, have made adequate provision for such Taxes in their books and records in accordance with GAAP, the whole except to the extent that failure to comply with the foregoing would not have a Material Adverse Effect;

2.1.9 Financial Statements: (a) the Consolidated financial statements of QPI for the fiscal year ended December 31, 1998 which have been provided to the Administrative Agent and the Lenders prior to the Formal Date are complete and correct and present fairly, in accordance with Canadian GAAP, the Consolidated financial position of QPI and its Subsidiaries and the Consolidated results of operations, retained earnings and, as applicable, changes in financial position or cash flows of QPI, for the respective periods to which such statements relate; (b) except as disclosed or reflected in such financial statements, as at December 31, 1998, neither QPI nor any Restricted Entity had any liability, contingent or otherwise, or any unrealized or anticipated loss, that, singly or in the aggregate, could reasonably be expected to have a Materially Adverse Effect on QPI and the Restricted Entities taken as a whole; and (c) since December 31, 1998, there has been no change in the Consolidated financial condition of QPI from that set forth in the said Consolidated financial statements which could have a Material Adverse Effect;

2.1.10 Future Financial Statements: the financial statements delivered to the Administrative Agent for distribution to the Lenders pursuant to Section
       11.1.7 shall be complete and correct and present fairly, in accordance with GAAP (except for changes therein or departures therefrom that are described in the certificate or report accompanying such statements and that have been approved in writing by QPI's then current independent certified public accountants), the Consolidated financial position of QPI as at their respective dates and the Consolidated results of operations, retained earnings and cash flows of QPI, for the respective periods to which such statements relate, and the furnishing of the same to the Lenders shall constitute a representation and warranty by QPI made on the date the same are furnished to the Lenders to that effect and to the further effect that, except as disclosed or reflected in such financial statements, as at the respective dates thereof, neither QPI nor any of the Restricted Entities had any liability, contingent or otherwise, or any unrealized or anticipated loss, that, singly or in the aggregate, could reasonably be expected to have a Materially Adverse Effect on QPI and the Restricted Entities taken as a whole;

2.1.11 No Event of Default: no event has occurred and is continuing which constitutes a Default or an Event of Default;

2.1.12 Year 2000 Readiness Disclosure: QPI has taken all such reasonable measures to ensure that passage to the Year 2000 will not result in major disruptions of its operations or those of any of the Restricted Entities; the effectiveness of these measures, however, is contingent on the suppliers, customers and other third parties dealing with QPI and its related companies, including its Subsidiaries, being themselves Millennium Compliant;

2.1.13 No Required Filing: no registration, publication, order, permit, filing, consent, authorization, license, decree or approval of, from or with any Person, including any governmental authority or regulatory or administrative body, or in any public office or any other place, is necessary in order to ensure the legality, validity, binding effect and enforceability of any of the Loan Documents;

2.1.14 Ownership of Property; Liens:

       (a) QPI and each Restricted Entity have good and marketable title to all of their respective properties (except where failure to have same could not reasonably be expected to have a Material Adverse Effect), free and clear of all Liens, except Liens permitted pursuant to Section 11.2.1;

       (b) all material permits required to have been issued or appropriate to enable the real and immovable property owned or leased by QPI any of the other Loan Parties or other Restricted Entities to be lawfully occupied and used for all of the purposes for which they are currently occupied and used have been lawfully issued and are in full force and effect, except where the failure to so hold the same could not reasonably be expected to have a Material Adverse Effect; and

       (c) QPI and each Restricted Entity have obtained and hold in full force and effect all patents, trade-marks, service marks, trade names, copyrights and other such intellectual property rights which are necessary for the operation of their businesses, except where the failure to so hold the same could not reasonably be expected to have a Material Adverse Effect; none of them have granted any license, permit or right to use such patents, trade-marks, service marks, trade names, copyrights etc. to any Person to the extent that it could have a Material Adverse Effect; to the best knowledge and belief of the Loan Parties after due inquiry, no material product, process, method, substance, part or other material currently sold by or employed by QPI or any Restricted Entity in connection with their businesses infringes any patent, trade-mark, service mark, trade name, copyright, license or other intellectual property right owned by any other Person, and there is not pending or, to the best knowledge and belief of the Loan Parties after due inquiry, threatened any claim or litigation against or affecting QPI or any Restricted Entity contesting their right to sell or use any such product, process, method, substance, part or other material , except to the extent that any such infringement, claim or litigation could not reasonably be expected to have a Material Adverse Effect;

2.1.15 Labor Matters: there are no strikes or other labor disputes against QPI or any Restricted Entity and pending or, to the best knowledge and belief of each of the Loan Parties after due inquiry, anticipated which could reasonably be expected to have a Materially Adverse Effect and there are no complaints or charges against QPI or any Restricted Entity pending or, to the best of each Loan Party's knowledge and belief, after due inquiry, threatened to be filed with any governmental or regulatory body or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by QPI or any Restricted Entity which could have a Material Adverse Effect;

2.1.16 Accuracy of Information: all written information provided by any of the Loan Parties to the Lenders or the Administrative Agent in respect of the Loan Parties and their Subsidiaries, is true and accurate in all material respects and the said information contains no material misstatement of fact nor does it omit a material fact which is necessary to make such information not misleading, and there is no fact which the Loan Parties have not disclosed in writing to the Administrative Agent which has a Material Adverse Effect;

2.1.17 Canadian Benefit and Pension Plans: the Canadian Pension Plans are duly registered under the provisions of the ITA and any other Applicable Laws and no event has occurred which is reasonably likely to cause the loss of such registered status. The Canadian Pension Plans and the Canadian Benefits Plans have been administered in accordance in all material respects with the ITA and all other Applicable Laws. All material obligations of QPI and each Restricted Entity (including fiduciary and funding obligations) required to be performed in connection with the Canadian Pension Plans and the funding media therefor have been performed. No promises of benefit improvements under the Canadian Pension Plans or the Canadian Benefit Plans have been made except where such improvement could not have a Material Adverse Effect. There have been no improper withdrawals or applications of the assets of the Canadian Pension Plans or the Canadian Benefit Plans. Each of the Canadian Pension Plans and the Canadian Benefit Plans is funded to the extent required by Applicable Law and there exist no going concern unfunded actuarial liabilities or solvency deficiencies in respect of such plans which could reasonably be expected to have a Material Adverse Effect;

2.1.18 ERISA: QPI and each Restricted Entity are in compliance with all obligations to which they may be subject under ERISA, as well as under the regulations or rules issued thereunder, in respect of their Benefit Plans, except to the extent that any non-compliance therewith would not have a Material Adverse Effect;

2.1.19 Solvency: as of the date hereof and at all times thereafter, each Loan Party is and will be, individually and together with the other Loan Parties, Solvent; and

2.1.20 Pari Passu: the Credit Facility ranks and will at all times rank at least pari passu with all other unsecured senior debt of the Loan Parties, including any unsecured senior debt owing by any Loan Party to any Financial Company Restricted Entity.

Section 2.2 Representations and Warranties on and as of the Tender Offer
            Funding Date

QPI represents and warrants to each of the Finance Parties on and as of the Tender Offer Funding Date, after giving effect to the making of the Loans to be made on the Tender Offer Funding Date and the purchase by Acquisition Sub of the Shares pursuant to the Tender Offer, that:

2.2.1 Compliance with Exchange Act: each of the Tender Offer Documents, as amended to the Tender Offer Funding Date as permitted herein, filed with the Securities and Exchange Commission or other securities authority complies as to form in all material respects with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder;

2.2.2 Shares: the number of Shares owned beneficially and of record by Acquisition Sub, together with the number of Shares accepted by Acquisition Sub for payment in the Tender Offer, is greater than or equal to the Minimum Number of Shares; the price per Share to be paid by Acquisition Sub in respect of shares accepted for payment in the Tender Offer does not exceed the Per Share Purchase Price and the aggregate amount paid for all Shares accepted for payment in the Tender Offer does not exceed $838,715,000; all conditions precedent to the consummation of the Tender Offer have been satisfied (or waived with the consent of the Arrangers and all Lenders);

2.2.3 Power, Authority, Approval-Tender Offer and Merger Documents: each of QPI, Acquisition Sub and WCP has the requisite corporate power and authority to (a) execute, deliver and perform each of the Tender Offer Documents and Merger Documents to which it is a party and (b) to file the Tender Offer Documents and Merger Documents filed by it, or to be filed by it, with any governmental authority; the execution, delivery and performance (or filing, as the case may be), of each of the Tender Offer Documents and Merger Documents which have been executed and to which QPI, Acquisition Sub or WCP is a party and the consummation of the transactions contemplated thereby, have been duly approved by the board of directors of each of QPI, Acquisition Sub and WCP, and the Borrowings to be made by US Holdings to be loaned or funded to Acquisition Sub and WCP and the consummation of the transactions contemplated hereby have been approved by the board of directors of US Holdings, and such approvals have not been rescinded, revoked or modified in any manner; no other corporate action or proceedings on the part of QPI, Acquisition Sub, US Holdings or WCP is necessary to consummate such transactions, except for, prior to the Merger Date, the approval of the Merger by WCP's stockholders;

2.2.4 Execution and Delivery-Tender Offer and Merger Documents: each of the Tender Offer Documents and Merger Documents to which QPI, Acquisition Sub or WCP is a party (other than the Certificate of Merger) has been duly executed or delivered (or filed) on behalf of QPI, Acquisition Sub or WCP, as the case may be, and constitutes its legal, valid and binding obligation, enforceable against such Person in accordance with its terms, is in full force and effect and no term or condition thereof has been amended, modified or waived from the terms and conditions contained in the Tender Offer Documents and Merger Documents delivered to the Administrative Agent without the prior written consent of the Arrangers and all Lenders (other than Non-Material Changes); each of QPI and its Subsidiaries and (to the best knowledge of QPI) all other parties thereto have performed and complied, or shall perform and comply, with all the material terms, provisions, agreements and conditions set forth in the Tender Offer Documents and the Merger Documents and required to be performed or complied with by such parties on or before the Tender Offer Funding Date, and no material breach of any covenant by any such party exists thereunder and no action has been taken by any competent governmental authority which restrains, prevents or imposes material adverse conditions upon, or seeks to restrain, prevent or impose material adverse conditions upon, the Merger;

2.2.5 Representations and Warranties-Merger Agreement: each of the representations and warranties of QPI, the Acquisition Sub and WCP contained in the Merger Agreement is true and correct in all material respects other than, with respect to WCP's representations and warranties, such failures to be true and correct that will not constitute a Material Adverse Change with respect to WCP;

2.2.6 Certain Information: the information contained in the Tender Offer Documents, the representations and warranties of each of QPI and its Subsidiaries contained in the Transaction Documents and Loan Documents, and all certificates and documents delivered to the Arrangers and the Lenders pursuant to the terms of the Loan Documents, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading;

2.2.7 Margin Stock: none of QPI or any of its Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock;

2.2.8 No Impairment: the consummation of the Tender Offer, the Merger and the transactions contemplated by the Transaction Documents will not impair the ownership of or rights under (or the license or other right to use, as the case may be) any permits and governmental approvals, patents, trademarks, trade names, copyrights, technology, know-how or processes by any of QPI and its Subsidiaries in any manner which has or is likely to have a Material Adverse Effect;

2.2.9 Financial Forecasts: the financial forecast Model Number 38 dated July 26, 1999 giving effect to the transactions contemplated in the Merger Agreement prepared by the management of QPI and the pro forma estimated balance sheets of (a) QPI and its Subsidiaries at the Tender Offer Funding Date giving effect to the transactions contemplated in the Tender Offer and (b) QPI and its Subsidiaries (including WCP and its Subsidiaries) at the Merger Date giving effect to the transactions contemplated in the Merger Agreement, have been prepared in good faith, are based on facts and assumptions believed to be reasonable by such management, and employ methodology believed to be reasonable by such management under the circumstances;

2.2.10 No Breach: the execution, delivery, and performance by the Loan Parties, Acquisition Sub or WCP of the Transaction Documents and the Loan Documents to which it is or may become a party, the consummation of the transactions contemplated thereby and compliance with the terms and provisions thereof and the making and repayment of the Loans and the intercompany loans related thereto and contemplated hereby, do not and will not (a) constitute a tortious interference with any contractual obligation of any Person, (b) conflict with, violate, result in a breach of, or constitute (with or without notice or lapse of time or both) a default under the charter, the by-laws, or any indenture (including, without limitation, the Existing Indentures), trust deed, loan, credit, note or similar agreement or instrument of any Loan Party, Restricted Entity or WCP, (c) violate or conflict with any Applicable Law or any order, injunction, decree, determination or award of any court or governmental authority, or (d) result in the creation of any Lien upon the assets of any Loan Party, Restricted Entity or WCP, other than, with respect to the representations and warranties related to WCP set forth in clauses (b) (other than with respect to the charter, by-laws and Existing Indentures), (c) and (d) above of this Section 2.2.10, such exceptions as will not result in a Material Adverse Change with respect to WCP or prevent or materially delay the consummation of the Merger following the consummation of the Tender Offer; and

2.2.11 Stock Options: All employee or directors stock options to purchase Shares and related stock appreciation rights granted under any stock option or stock purchase plan, program or arrangement of WCP that are outstanding as of July 12, 1999 have been cancelled in exchange for (a) a cash payment from WCP to be made promptly following consummation of the Offer and (b) a number of shares of QPI Capital Stock to be issued promptly following the consummation of the Merger, all as provided in Section 2.5 of the Merger Agreement.

Section 2.3 Representations and Warranties on and as of the Merger Date

QPI represents and warrants to each of the Finance Parties on and as of the Merger Date, after giving effect to the Merger, that:

2.3.1 Adequate Cash: QPI, US Holdings and Acquisition Sub collectively have cash or cash equivalents on hand sufficient to pay an amount within the range of WCP's reasonable possible liability with respect to any exercise of dissenters' rights as to the Merger;

2.3.2 Merger Approval: the Merger Agreement has been approved by the Minimum Number of Shares at a meeting of WCP's stockholders duly called and held prior to the Merger Date;

2.3.3 Merger Documents: the terms and conditions of the Merger as set forth in the Merger Documents have not been amended, waived or modified without the approval of the Arrangers and all Lenders (other than Non-Material Changes); as of the Merger Date, all conditions precedent to the consummation of the Merger pursuant to the Merger Agreement have been satisfied (or waived, with the consent of the Arrangers and the Majority Lenders); as of the Merger Date, no material breach of any covenant by any of the parties to the Merger Agreement has occurred and no action has been taken by any competent authority which restrains, prevents or imposes material adverse conditions upon, or seeks to restrain, prevent or impose material adverse conditions upon, the Merger; each of the representations and warranties of QPI, Acquisition Sub and WCP contained in the Merger Agreement is true and correct in all material respects;

2.3.4 Certificate of Merger: the Certificate of Merger executed by Acquisition Sub and WCP has been filed with the Secretary of State of the State of Delaware and has been filed or recorded in each other place wherein it is required to be so filed or recorded, in each case evidencing the consummation of the Merger; such Certificate of Merger complies as to form and substance with the DGCL and the Merger has been duly consummated in compliance with all Applicable Law; and

2.3.5 No Adverse Change: since March 31, 1999, there has been no event, change or other occurrence that has or could reasonably be expected to have a Material Adverse Effect or a Material Adverse Change with respect to WCP.

Section 2.4 Materiality and Survival of Warranties

All representations and warranties of the Loan Parties contained herein, and all representations and warranties of the Loan Parties contained in any certificate or material delivered hereunder or pursuant to any of the other Loan Documents, shall be deemed to have been relied upon by the Administrative Agent, the Lenders and the other Finance Parties notwithstanding any investigation heretofore or hereafter made by the Administrative Agent, the Lenders or the other Finance Parties or by their respective Counsel or by any other representative of the Administrative Agent, the Lenders or the other Finance Parties and all such representations and warranties shall be deemed to be given on the date of this Agreement, on and as of the Tender Offer Funding Date and on and as of the Merger Date, as the case may be, and, except for the representations and warranties set forth in Section 2.1.2 (which shall be read as if they referred to the updated information contained in the most recent certificate of compliance delivered to the Administrative Agent pursuant to
Section 11.1.7(c)) and Section 2.1.9 (which shall be read as if they referred to the most recent financial statements delivered to the Administrative Agent pursuant to Section 11.1.7) on each Drawdown Date, on each Conversion Date, and on each date of renewal of a Libor Loan hereunder, with the same effect, subject to and to the extent consistent with the transactions contemplated hereby, as if made at and as of each such date, by reference to the facts and circumstances then prevailing.

                                   ARTICLE III

                               THE CREDIT FACILITY

Section 3.1 Obligations of the Lenders

Relying on each of the representations and warranties set out in Article II and subject to the terms and conditions herein contained, the Lenders, individually and not jointly and severally nor as solidary obligors, agree to make their respective Commitments available to the Borrower.

Neither the Administrative Agent nor any of the Lenders shall be responsible for the obligations of any other party to this Agreement. The failure of a Lender to make available a Borrowing in accordance with its obligations under this Agreement shall not release any other Lender or the Borrower from their obligations hereunder.

Section 3.2 The Credit Facility

The Lenders hereby establish in favor of the Borrower the Credit Facility which shall be available as a revolving facility during the Revolving Period. During such period, the Borrower shall be entitled from time to time to obtain Advances, repay such Advances and re-obtain Advances under the Credit Facility in US Dollars by way of US Prime Rate Loans or Libor Loans or any combination thereof, the whole up to the Aggregate Commitment and subject to the terms and conditions of this Agreement.

Section 3.3 [Intentionally Omitted]

Section 3.4 [Intentionally Omitted]

Section 3.5 Purposes of Advances

The proceeds of the Credit Facility shall be used by the Borrower to be loaned or funded by the Borrower to Acquisition Sub to finance the acquisition of WCP pursuant to the Tender Offer and the Merger, to pay transaction and restructuring costs in connection with the Tender Offer and the Merger, to be loaned by the Borrower to WCP (up to a limit of $100,000,000) to be used by WCP (together with borrowings from QPI LLC and other borrowings from US Holdings from proceeds drawn under the Existing QPI Facility) to prepay in full the WCP Existing Bank Credit Agreement, and to be available for general corporate purposes, provided that, the maximum aggregate amount available under both this Credit Facility and the US Holdings Term Credit Agreement to finance the acquisition of the Shares (including any stock repurchase and payments in respect of the cancellation of stock options) shall not exceed $890,000,000.

Section 3.6 Manner of Borrowing

Subject to the provisions of this Agreement (and in particular Section 10) and provided no Default or Event of Default has occurred and is continuing (without having been cured or waived as provided herein), the Borrower may, during the Revolving Period, request a Borrowing from the Lenders up to the amount of the Aggregate Commitment, in a minimum amount of

$10,000,000, and in whole multiples of $1,000,000 in excess thereof (or the remaining balance available thereunder),

(a) if by way of a US Prime Rate Loan, (i) with respect to the initial Borrowing, upon giving irrevocable telephone notice to the Administrative Agent at least by 11:00 a.m. on the requested Drawdown Date, followed by written confirmation to the Administrative Agent on the same day by 12:00 noon substantially in the form set forth in Schedule 3.6 (or such other form as the Administrative Agent may approve) and (ii) with respect to any other Borrowing, upon giving irrevocable telephone notice to the Administrative Agent at least by 12:00 noon on the Business Day preceding the Drawdown Date, followed by written confirmation to the Administrative Agent on the same day substantially in the form set forth in Schedule 3.6 (or such other form as the Administrative Agent may approve); and

(b) if by way of a Libor Loan, upon giving irrevocable telephone notice to the Administrative Agent at least by 12:00 noon on the Business Day immediately preceding the relevant Interest Determination Date, followed by written confirmation to the Administrative Agent on the same day substantially in the form set forth in Schedule 3.6 (or such other form as the Administrative Agent may approve);

and subject to the terms hereof, each Lender shall make its Lender's Proportion of each such Advance available to the extent that on the relevant Drawdown Date, the Aggregate Commitment remaining unadvanced and uncancelled hereunder and, as appropriate, the amount remaining unadvanced and uncancelled under such Lender's Commitment is, in each case, then sufficient to allow for the requested Borrowing.

Section 3.7 Mandatory Repayment of Borrowings

All Borrowings and other amounts outstanding under the Credit Facility shall be fully and finally paid (together with interest, fees and all other amounts related thereto) on the Maturity Date, whereupon the Credit Facility shall be cancelled and each Lender's Commitment in respect of the Credit Facility shall automatically be reduced to zero and be terminated.

Section 3.8 [Intentionally Omitted]

Section 3.9 Optional Repayment or Prepayment and Cancellation of Credit Facility

3.9.1 Voluntary Payments: the Borrower may, without penalty, repay the Borrowings outstanding hereunder in full or in part from time to time, upon giving an irrevocable telephone notice to the Administrative Agent by 12:00 noon on the Business Day preceding the repayment date, followed by written confirmation to the Administrative Agent on the same day substantially in the form set forth in Schedule 3.9.1 (or such other form as the Administrative Agent may approve), provided that repayments must, in each instance, be in a minimum amount of $10,000,000 and whole multiples of $1,000,000 in excess thereof (or the remaining balance of the Credit Facility). Any amount so repaid may be re-borrowed as provided herein;

3.9.2 Cancellation and Reduction of Credit Facility: the Borrower may, at any time, upon giving not less than five (5) Business Days' prior written notice thereof to the Administrative Agent substantially in form and substance as set forth in Schedule 3.9.2, cancel and reduce without penalty the whole or any portion of the Aggregate Commitment, in a minimum amount of $10,000,000 and whole multiples of $1,000,000 in excess thereof (or the remaining balance of the Aggregate Commitment). Such notice of cancellation with respect to any drawn portion of the Aggregate Commitment shall be without effect unless on or before the day on which such cancellation is to take effect in accordance with such notice (a) such drawn portion shall have been repaid in accordance herewith, and (b) the accrued interest on such drawn portion and any applicable fees shall have been paid. The amount by which the Aggregate Commitment is so reduced and cancelled may not be reinstated hereunder and any such cancellation and reduction shall be irrevocable and shall permanently reduce the Aggregate Commitment and each Lender's Commitment in respect thereof in an amount equal to its Lender's Proportion of the amount of the Aggregate Commitment so cancelled and reduced; and

3.9.3 Exceptions and Limitations: notwithstanding the terms of Sections 3.9.1 and 3.9.2, a Borrowing outstanding by way of Libor Loan may not be so prepaid, unless such prepayment occurs on the last day of the applicable Libor Interest Period or, if prepayment occurs (for whatever reason) on a day other than the last day of the applicable Libor Interest Period, unless such prepayment is made together with the payment to the Administrative Agent (for the account of the relevant Lenders) of the indemnity payment required to be made under Section 12.2.5 in connection with the amount being prepaid to the extent such indemnity has then been determined and notified to the Borrower (provided, for purposes of clarification, that if the whole or any portion of such indemnity payment is determined or notified subsequently, such indemnity shall nevertheless be payable on demand as provided herein).

Section 3.10 Conversion Option

3.10.1 Manner of Conversion: subject to the provisions of this Agreement, the Borrower may, during the term of this Agreement, effective on any Business Day, convert, in whole or in part, an outstanding Borrowing into any other basis of Borrowing, and in minimum amounts identical to the minimum amounts required for Borrowings under Section 3.6, upon giving to the Administrative Agent on behalf of the Lenders the following notice in respect of the basis of Borrowing into which the outstanding Borrowing is to be converted:

       (a) in the case of a US Prime Rate Loan, irrevocable telephone notice at least by 12:00 noon on the Business Day preceding the Conversion Date;

       (b) in the case of a Libor Loan, irrevocable telephone notice at least by 12:00 noon on the Business Day immediately preceding the relevant Interest Determination Date;

in each case, followed by written confirmation to the Administrative Agent on the same day substantially in the form set forth in Schedule 3.6 (or such other form as the Administrative Agent may approve);

3.10.2 Conditions of Conversion: a conversion under Section 3.10.1 may be made only on condition that:

       (a)    no Default or Event of Default has occurred and is continuing;

       (b) a Libor Loan may be converted, in whole or in part, only on the last day of the relevant Libor Interest Period, and provided that if less than all such Libor Loan is converted, then after such conversion not less than US$10,000,000 (and multiples of US$1,000,000 in excess thereof) shall remain as a Libor Loan;

       (c) a conversion into a Borrowing by way of Libor Loan shall only be made to the extent that the conditions outlined in Section 5.2 or
              8.7 shall not exist in respect thereof on the relevant Conversion Date; and

       (d) on the Conversion Date, the amount of the outstanding Borrowings (after any such conversion) would not exceed the amount of the Aggregate Commitment at that time; and

3.10.3 Acknowledgements:

       (a) the conversion of any Borrowing as provided in this Section 3.10 shall take place without novation and shall not be deemed to constitute a repayment of any Borrowing hereunder nor a new advance of funds hereunder; and

       (b) with respect to all matters of calculation and rate determinations in this Section 3.10, the determination by the Administrative Agent shall be final and conclusive, save in the case of manifest error.

Section 3.11 Deposit of Proceeds of Loans

Until such time as the Administrative Agent is otherwise directed by the Borrower in writing, the Administrative Agent shall deposit to the Borrower's Account on the applicable Drawdown Date the proceeds of each Borrowing made by the Borrower on such Drawdown Date.

Section 3.12 [Intentionally Omitted]

Section 3.13 Reliance on Oral Instructions

The Administrative Agent and each Lender shall be entitled to act upon the oral instructions of any Person which the Administrative Agent or such Lender believes is a Person the Borrower has identified in writing from time to time to the Administrative Agent or such Lender as being a Person authorized by the Borrower to give instructions regarding the drawdown or conversion of Borrowings and neither the Administrative Agent nor any Lender shall be responsible for any error or omission in such instructions or in the performance thereof except in the case of gross negligence or wilful misconduct by the Administrative Agent or that Lender or their respective employees, representatives or agents. Any such oral instructions so given shall be promptly confirmed in writing by the Borrower to the Administrative Agent or Lender. The Borrower may revoke the authority of such Persons so authorized by notifying the Administrative Agent and the Lenders, in writing, which notice shall be effective on the Business Day immediately following the date of its actual receipt by the Administrative Agent and the Lenders. Any instructions given to any Administrative Agent or any Lender before the day such notice becomes effective shall remain effective for the purpose of this Agreement.

Section 3.14 Borrowings and Repayments Proportional to Commitments

Any Borrowing and any repayment under or in respect of the Credit Facility shall be made through the Administrative Agent and, to the greatest extent possible, shall be, as to each Lender, proportional to its Commitment, subject to the other provisions of this Agreement.

                                   ARTICLE IV

                          PAYMENT OF INTEREST AND FEES

Section 4.1 Payment of Interest

The Borrower covenants and agrees to pay at or before 12:00 noon on each relevant day hereinafter set forth, interest on Loans outstanding from time to time accrued from the applicable Drawdown Date, Conversion Date or date of renewal of such Loans until the date on which repayment in full of such Loans is received by the Lenders, such interest being calculated at the rates per annum (subject to the provisions of Section 4.6) determined as follows:

4.1.1 Interest on US Prime Rate Loans: the Borrower shall pay to the Administrative Agent for the account of the Lenders on each outstanding US Prime Rate Loan obtained by it, as evidenced by the Loan Account, interest in US Dollars for value on each Interest Payment Date at a rate per annum equal to the US Prime Rate plus the Applicable Margin. Each change in the fluctuating interest rate for such US Prime Rate Loan will take place concurrently with the corresponding change in the US Prime Rate. Such interest shall accrue from day to day, shall be payable monthly in arrears on each Interest Payment Date and shall be calculated on the daily outstanding balance of such US Prime Rate Loan on the basis of the actual number of days elapsed (including the first day but excluding the last day of any period of time during which a US Prime Rate Loan is outstanding) in a year of 365 or 366 days, as the case may be; and

4.1.2 Interest on Libor Loans: the Borrower shall pay to the Administrative Agent for the account of the Lenders, on each outstanding Libor Loan, as evidenced by the Loan Account, interest in US Dollars for value on each Libor Interest Date applicable to such Libor Loan, at a rate per annum equal to the Adjusted Libor plus the Applicable Margin. Such interest shall accrue from day to day, shall be payable in arrears on each Libor Interest Date and shall be calculated on the daily outstanding balance of such Libor Loan on the basis of the actual number of days elapsed (including the first day of each Libor Interest Period but excluding the last day thereof) divided by 360 days.

Each determination by the Administrative Agent of the applicable rate of interest in respect of a Borrowing pursuant to this Section 4.1 shall, in the absence of manifest error, be final, conclusive and binding on the Loan Parties. Upon determination of the rate of interest applicable to a Libor Loan, the Administrative Agent shall notify the Borrower and each relevant Lender of such rate.

Section 4.2 [Intentionally Omitted]

Section 4.3 Commitment Fee

On the last Business Day of June, September, December and March of each year and on the Maturity Date (each a "Commitment Fee Payment Date") during the period commencing on the Formal Date and ending on the Maturity Date, the Borrower shall pay to the Administrative Agent for the account of the Lenders at their respective Branches of Account and to be divided among them according to their respective Lender's Proportion of the Aggregate Commitment, a non-refundable commitment fee (the "Commitment Fee") calculated for each day during such period at a rate per annum equal to the Commitment Fee Rate in effect for such day. The Commitment Fee shall be calculated on a daily basis on the undrawn portion of the Aggregate Commitment, and on the basis of a year of 360 days. Each payment of the Commitment Fee shall be calculated for the period from and including the Formal Date or the last Commitment Fee Payment Date, as the case may be, to, but not including, the next Commitment Fee Payment Date.

Section 4.4 Applicable Margin and Fee Rate Matrix

In determining the interest rates and fees payable under Sections 4.1 to 4.3 inclusive, reference shall be made to the S&P/Moody's Credit Rating applicable as indicated on the following matrix. The Applicable Margin and Commitment Fee Rate, as the case may be, shall be determined by reference to the appropriate tier of pricing appearing on the said matrix.

During the period from the Tender Offer Funding Date to the date of consummation of the US Holdings Merger, the Applicable Margin in respect of Libor Loans and US Prime Rate Loans at any time in effect in accordance with the following matrix shall be increased by 0.125% per annum.

     ---------------------------------------------------------------------

         (1)           (2)            (3)           (4)           (5)
     ---------------------------------------------------------------------

                                  Applicable
                   S&P/Moody's    Margin for    Applicable
                      Credit       US Prime     Margin for    Commitment
         Tier         Rating      Rate Loans    Libor Loans    Fee Rate
     ---------------------------------------------------------------------

          I          =>A-/A3          0.0         0.50%        0.125%
     ---------------------------------------------------------------------

          II        BBB+/Baa1         0.0         0.65%        0.15%
     ---------------------------------------------------------------------

         III         BBB/Baa2         0.0         0.80%        0.175%
     ---------------------------------------------------------------------

          IV        BBB-/Baa3         0.0         1.00%        0.20%
     ---------------------------------------------------------------------

                     BBB-/Ba1
                        or
          V         BB+ /Baa3         0.25%       1.25%        0.25%
     ---------------------------------------------------------------------

                     BB+/Ba1
                        or
          VI          Lower           0.75%       1.75%        0.375%
     ---------------------------------------------------------------------

For the purposes hereof, "S&P/Moody's Credit Rating" means the senior unsecured debt rating obtained by QPI from Standard & Poor's and Moody's prior to or after the Formal Date and as reviewed from time to time on a continuing basis in accordance with Section 11.1.15 by such rating agencies provided that:

(a)    (i)    if the two ratings are investment grade (BBB- and Baa3,
              respectively) or higher, the Applicable Margin and Commitment Fee
              Rate will be based on the higher of the two ratings, provided that if such ratings are more than one rating category apart, the Applicable Margin and Commitment Fee Rate shall be established on the basis of one rating category above the lower rating category of the two;

       (ii) if one of the two ratings is investment grade or higher and the rating of the other is non-investment grade (lower than BBB- or Baa3, as applicable), the Applicable Margin and Commitment Fee Rate will be established on the basis of the pricing applicable to Tier V;

       (iii) if the two ratings are non-investment grade, the Applicable Margin and Commitment Fee Rate will be established on the basis of the pricing applicable to Tier VI; and

       (iv) notwithstanding the foregoing but subject to the second paragraph of this Section 4.4, from the Formal Date until such time as QPI's credit rating has been confirmed by both Standard & Poor's and Moody's (having taken into account the proposed Tender Offer and Merger), the Applicable Margin and Commitment Fee Rate will be established on the basis of the pricing applicable to Tier IV;

(b) each change from time to time in the S&P/Moody's Credit Rating and any resulting effect on the Applicable Margin and Commitment Fee Rate shall become effective immediately upon publication of each such change. If payments of interest or fees have been made based upon ratings which subsequently prove not to have been appropriate, the Administrative Agent shall calculate the amounts owing as between the Borrower and the Lenders in order to give effect to the foregoing and advise the Borrower and the Lenders of the amounts owing to or by each of them to the other, the method of payment or settlement to be used and the timing of any required payment. The parties agree that any payment required under this Section 4.4(b) is due and payable in accordance with the instructions given by the Administrative Agent and that any such payment is governed by Section 17.4;

(c) if either of or both Standard & Poor's or Moody's should change their system of classification after the date hereof, the relevant rating shall be considered to be at or above a specified level if it is at or above the new rating which most closely corresponds to the specified level under the old rating system;

(d) if a S&P/Moody's Credit Rating ceases to be in effect at any time after its obtainment, the Applicable Margin and Commitment Fee Rate shall thenceforth and until a S&P/Moody's Credit Rating is once again obtained be based on the pricing applicable to Tier VI appearing on the matrix set forth hereinabove; and

(e) notwithstanding the provisions of sub-paragraph (d) above, if a S&P/Moody's Credit Rating ceases to be available as a result of either or both Standard & Poor's and Moody's no longer being in the business of rating corporations and such business is not continued by a successor or assign of such agencies (the "Discontinued Agencies"), QPI and the Administrative Agent shall jointly (y) select one or more nationally-recognized credit rating agencies in substitution thereof and
       (z) agree on the rating level issued by such substitute agency(ies) that is equivalent to the ratings specified herein of the Discontinued Agencies, whereupon such substitute agency(ies) and equivalent rating(s) shall replace the Discontinued Agencies and the rating levels thereof for the purposes of this Agreement.

Section 4.5 Administrative Agent's Fees and other Fees

QPI covenants and agrees to pay the Administrative Agent for its own account and for the account of the Arrangers, all such fees as may be set forth in the letter agreement dated as of July 12, 1999 between QPI and the Administrative Agent. Such fees shall be payable in the amounts, currency and at the times provided therein.

Section 4.6 Interest on Overdue Amounts

4.6.1 Overdue Principal or Interest: (a) upon a default in the payment of principal due under this Agreement, the Borrower shall pay interest on all such principal at a rate per annum equal to the interest rate which would otherwise be applicable to such principal if it were not in default, increased by 2% per annum, and (b) upon a default in the payment of interest due under this Agreement or any of the other Loan Documents, the Borrower shall pay interest on such overdue interest at a rate per annum equal to the rate which would otherwise be applicable, increased by 2% per annum;

4.6.2 Other Amounts: at any time, upon a default in the payment of any other amount due under this Agreement, the Borrower shall pay interest on such overdue amount (which overdue amount, for greater certainty, shall not include overdue principal or interest) at a rate per annum equal to the sum of the US Prime Rate in effect from time to time plus the Applicable Margin for a US Prime Rate Loan at such time plus 2% per annum; and

4.6.3 Payment: in each case under Sections 4.6.1 and 4.6.2, interest shall be payable on demand and shall be calculated on a daily basis and compounded monthly from the date such amount becomes due and payable for so long as such amount remains unpaid and on the basis of a year of 365 or 366 days, as the case may be, or 360 days in the case of Libor Loans.

All interest provided for in this Agreement shall be payable both before and after maturity, default and judgment.

                                    ARTICLE V

                      CONDITIONS APPLICABLE TO LIBOR LOANS

Section 5.1 Selection of Libor Interest Periods

5.1.1 Amount and Availability: all Libor Loans shall be drawn down in US Dollars in the minimum amounts set forth in Section 3.6 and shall be for a Libor Interest Period as selected pursuant to Section 5.1.2, subject to availability to each Lender, respectively;

5.1.2 Selection of Libor Interest Period: if the Borrower has requested a Borrowing by way of Libor Loan pursuant to Section 3.6 or wishes to choose a new Libor Interest Period for an outstanding Libor Loan (and thus renew such outstanding Libor Loan without novation) or has chosen to convert an existing Borrowing into a Libor Loan pursuant to Section 3.10, the Borrower shall, prior to the relevant Drawdown Date or the expiry of the relevant Libor Interest Period or the relevant Conversion Date, as the case may be, give notice to the Administrative Agent in accordance with the requirements of Section 3.6 stating the selected duration (being a duration of approximately one month, two months, three months, six months or up to one year) of the next applicable Libor Interest Period for such Borrowing or setting forth the intention of the Borrower to repay or convert such Libor Loan at the end of the current Libor Interest Period, it being understood that:

       (a) in the case of a Borrowing by way of Libor Loans which is already outstanding, the Libor Interest Period shall commence on and include the last day of the then current Libor Interest Period for such Borrowing;

       (b) the Libor Interest Period is subject to availability to each relevant Lender;

       (c) whenever the last day of any Libor Interest Period would otherwise occur on a day other than a Business Day, the last day of such Libor Interest Period shall be extended to occur on the next succeeding Business Day, provided however, that, if such extension would cause the last day of such Libor Interest Period to occur in the next following calendar month, the last day of such Libor Interest Period shall occur on the immediately preceding Business Day; and

       (d) whenever the first day of any Libor Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Libor Interest Period, such Libor Interest Period shall end on the last Business Day of such succeeding calendar month; and

5.1.3 Deemed Conversion: if, in respect of a Libor Loan which is already outstanding, the Borrower fails to give notice as provided in Section 5.1.2, the Borrower shall be deemed to have notified the Administrative Agent on behalf of the relevant Lenders of its intention to convert, without novation, the relevant Libor Loan into a US Prime Rate Loan.

Section 5.2 Alternate Basis of Borrowing

If at any time during the term of this Agreement, a Lender determines reasonably and in good faith (which determination shall, in the absence of manifest error, be final, conclusive and binding upon the Borrower) and notifies the Administrative Agent in accordance with Section 17.6 that:

(a) adequate and fair means do not exist for ascertaining the rate of interest with respect to a Libor Loan,

(b) the cost to such Lender of making, funding or maintaining its Lender's Proportion of a Libor Loan does not accurately reflect its effective cost in respect thereof,

(c) the making or continuing of Libor Loans by such Lender has been made impracticable by the occurrence of any event which materially and adversely affects the London interbank eurodollar market, or

(d) deposits in US Dollars are not available to such Lender in the London interbank eurodollar market in sufficient amounts in the ordinary course of business for the applicable Libor Interest Period to make, fund or maintain a Libor Loan during such Libor Interest Period, then, the Administrative Agent shall, on behalf of the Lender affected by such event or circumstance (the "Affected Lender"), notify the Borrower of such determination in writing with an indication of the Loans affected by such determination (each an "Affected Loan"). For so long as the circumstances referred to in paragraph (a), (b), (c) or (d) above shall continue and until notice to the contrary is given to the Borrower by the Administrative Agent on behalf of the Affected Lender, the Affected Lender shall not be obliged to make any further Affected Loans available under the Credit Facility. The principal amount of all outstanding Affected Loans granted by the Affected Lender shall, at the expiry of the relevant Libor Interest Period, automatically be converted without novation into a US Prime Rate Loan and thereafter, for so long as the circumstances referred to in any of paragraphs (a) to (d) above continue, such Affected Lender shall only be obliged to extend its Lender's Proportion of Affected Loans in US Prime Rate Loans. Alternatively, the Borrower:

(A) may designate another Lender or a new lender to whom such Affected Lender's rights, benefits and/or obligations under this Agreement shall be assigned and such Affected Lender shall effect such transfer to such designated Lender or new lender in accordance with Section 18.3 provided that (i) no Event of Default or Default has occurred which is continuing,
       (ii) the replacement Lender is acceptable to the Administrative Agent, acting reasonably, (iii) the Borrower has satisfied all its obligations to such Affected Lender under this Agreement and (iv) the Borrower has paid the $3,500 processing and recordation fee required pursuant to
       Section 18.7 if such replacement Lender is not an existing Lender, or

(B) may cancel and reduce the whole of the Commitment of such Affected Lender by giving the notice required under Section 3.9.2 provided that (i) no Event of Default or Default has occurred which is continuing and (ii) the Borrower has satisfied all its obligations to such Affected Lender under this Agreement. The amount by which the Aggregate Commitment is so reduced and cancelled may not be reinstated hereunder and any such cancellation and reduction shall be irrevocable and shall permanently reduce the Aggregate Commitment (without reducing the other Lenders' own Commitments).

                                   ARTICLE VI

                             [INTENTIONALLY OMITTED]

                                   ARTICLE VII

                             [INTENTIONALLY OMITTED]

                                  ARTICLE VIII

                  PAYMENT, TAXES, INCREASED COSTS, EVIDENCE OF
                      INDEBTEDNESS AND TIMING OF MATURITIES

Section 8.1 Place of Payment of Principal, Interest and Charges

Except as otherwise specifically provided herein, all payments of principal, interest, additional interest, fees and other charges to be made by the Borrower to the Administrative Agent for the account of the Lenders pursuant to this Agreement shall be made for value on the day such amount is due, and if such day is not a Business Day, on the Business Day next following

(subject to Section 5.1.2(c)), by payment or transfer of moneys to the appropriate Administrative Agent's Account for Payments. Any amounts received by the Administrative Agent from the Borrower after 3:00 p.m. on any Business Day shall be applied on the next following Business Day to the appropriate payment, repayment or prepayment due on such day. Until so applied, interest shall continue to accrue as provided in this Agreement on the amount of such payment, repayment or prepayment.

Section 8.2 Payment to Administrative Agent is Deemed Payment to Lenders

Receipt by the Administrative Agent (for the account of the Lenders) from the Borrower of funds pursuant to this Agreement, as principal, interest or otherwise, shall be deemed to be receipt of such funds by the Lenders.

Section 8.3 Account Debit Authorization

The Borrower authorizes and directs the Administrative Agent, in its discretion (acting in its capacity as Administrative Agent), to automatically debit, by mechanical, electronic or manual means, the bank accounts of the Borrower maintained with the Administrative Agent, for all amounts payable by the Borrower under this Agreement and the other Loan Documents, including but not limited to the repayment of principal and the payment of interest, fees, expenses and all other charges for the keeping of such bank accounts.

Section 8.4 Application of Payments

8.4.1 Order of Application: all payments made by or on behalf of the Borrower pursuant to this Agreement prior to the occurrence of an Event of Default shall be applied by the Administrative Agent in accordance with the provisions of Section 8.4.3 in the following order:

       (a) to amounts due pursuant to Section 4.5, as and by way of Administrative Agent's fees and other fees referred to in such Section,

       (b) to amounts due pursuant to Section 4.3, as and by way of Commitment Fee,

       (c) to amounts due pursuant to Section 12.1, as and by way of expenses,

       (d) to amounts due pursuant to Section 12.2, as and by way of indemnity,

       (e) to amounts due pursuant to Section 4.6, as and by way of default interest on overdue amounts,

       (f) to amounts due pursuant to Sections 4.1, as and by way of interest,

       (g) to amounts due pursuant to Sections 3.7 and 3.9, as and by way of principal, and

       (h) in payment of any other amounts then due and payable by the Loan Parties hereunder or under any of the other Loan Documents;

8.4.2 Event of Default: after the occurrence and during the continuance of an Event of Default, all payments made by or on behalf of the Loan Parties pursuant to this Agreement and the other Loan Documents and all sums received or realized on account of amounts owing hereunder or under the other Loan Documents shall be paid to and be appropriated and applied proportionately by the Administrative Agent towards the obligations of the Loan Parties under the Credit Facility as the Administrative Agent may decide or the Majority Lenders may direct, but subject to the provisions of Section 17.9, and any such appropriation and application shall override any appropriations or applications made by the Borrower;

8.4.3 Sharing: the Lenders agree among themselves that all sums received by the Lenders for application against amounts owing under this Agreement and under the other Loan Documents and referred to in one of paragraph (b) through (h) of Section 8.4.1 shall be shared by each Lender in the proportion borne by the amounts owing to such Lender under such subparagraph to the amounts owing to all Lenders under such subparagraph.

Section 8.5 Manner of Payment and Taxes

8.5.1 No set-off; no withholding: the Borrower shall make all payments to the Lenders and the Administrative Agent pursuant to this Agreement and the other Loan Documents to which it is a party in US Dollars and without set-off, compensation or counterclaim, free and clear of, and exempt from, and without deduction for or on account of, any Tax. If a deduction or withholding is required by Applicable Law, the Borrower shall:

       (a) pay or cause to be paid to the appropriate authority the amount of the withholding or deduction by no later than the latest date permitted by that authority (including any extension of time granted by that authority) or, in the case of a Tax the payment of which is being contested prior to the date on which such Tax is due and payable, by no later than the date on which the authority requires the Tax to be paid,

       (b) produce to the Administrative Agent not later than 30 days after that payment a receipt of that authority evidencing that it has received the proper amount from the Borrower, and

       (c) pay such sums to the Administrative Agent, for the account of the Lenders or itself, as the case may be, as may be necessary so that the net amount received by each Lender and the Administrative Agent after all required deductions or withholdings (including deductions and withholdings for or on account of Taxes on any sums payable under this Section) will not be less than the amount the relevant Lender or the Administrative Agent would have received had no such deduction or withholding been required;

8.5.2 Increased Rate of Interest: if the Borrower is prevented by operation of law or otherwise from paying or causing to be paid to the Administrative Agent or the Lenders such sums as it may be required to pay in accordance with Section 8.5.1, the applicable rates of interest or amount due will be increased to the rates or amount necessary to yield and to remit to the affected Person the net amount in the appropriate currency equal to the full amount it would have received had such Tax not been so deducted or withheld;

8.5.3 Tax Credit: if, as a result of any deduction or withholding the Borrower makes any payment of any additional amounts to the Lenders and the Administrative Agent under Sections 8.5.1 and 8.5.2 and the affected Lender or the Administrative Agent, in its sole reasonable opinion, determines that it has received or has been granted a credit against or relief or remission for or repayment of any Tax paid or payable by it in respect of or which takes into account the deduction, withholding or other matter giving rise to such payment, the affected Lender or the Administrative Agent will, to the extent it determines that it can do so without prejudice to the retention of the amount of such credit, relief, remission or repayment, pay to the Borrower such amount as the affected Lender or the Administrative Agent shall, in its sole reasonable opinion, determine to be attributable to such deduction or withholding or other matter and which will leave it (after such payment) in a position which it determines to be no better and no worse than it would have been if the Borrower had not been required to make such deduction or withholding or if such other matter had not arisen. Nothing herein contained shall (a) interfere with the right of the affected Lender or the Administrative Agent to arrange its taxes or other affairs in whatever manner it may think fit, (b) oblige the affected Lender or the Administrative Agent to disclose any information relating to its taxes or other affairs or any computations in respect thereof, (c) require the affected Lender or the Administrative Agent to do anything that it may determine would or may prejudice its ability to benefit from any other credit, relief or remissions for or repayment to which it may be entitled, or (d) require the affected Lender or the Administrative Agent to give any priority as to the order in which it may allocate to any Person or class of Persons any such credit, relief, remission or repayment;

8.5.4 Exemption from U.S. Withholding Taxes: each Lender which is not a United States Person shall submit to the Borrower and the Administrative Agent
       (a) on or before the first date that interest or fees are payable to such Lender under the Loan Documents, (i) two duly completed and signed copies of Internal Revenue Service Form 1001 or 4224 (or successor forms), in either case entitling such Lender to a complete exemption from withholding of any United States federal income taxes on all amounts to be received by such Lender under the Loan Documents, or (ii) in the case of each Lender that is a Non-US Bank, (x) a duly completed Internal Revenue Service Form W-8 (or successor form) and (y) a certification in a form acceptable to the Administrative Agent that such Lender is a Non-US Bank and (b) from time to time thereafter, prior to the expiration or obsolescence of any previously delivered form or upon any previously delivered form becoming inaccurate or inapplicable, such further duly completed and signed copies of such form, if any, as entitles such Lender to exemption from withholding of United States federal income taxes to the maximum extent to which such Lender is then entitled under Applicable Law. Each such Lender shall promptly notify the Borrower and the Administrative Agent if (A) it is required to withdraw or cancel any form or certificate previously submitted by it or any such form or certificate has otherwise become ineffective or inaccurate or (B) payments to it are or will be subject to withholding of United States federal income taxes to a greater extent than the extent to which payments to it were previously subject; and

8.5.5  Survival of Obligations: the obligations of the Borrower under this
       Section 8.5 to effect payments of further sums in connection with the imposition of Taxes shall, if such sums or Taxes have not been paid, survive the payment of principal and interest on all the Borrowings, the termination of all Commitments and the satisfaction of all other liabilities owed to the Administrative Agent and the Lenders pursuant to the Loan Documents.

Section 8.6 Increased Costs and Payment of Portion

8.6.1 Increased Costs: If after the date of execution hereof, any introduction of any Applicable Law or any change or introduction of a change in any Applicable Law (whether or not having the force of law) or in the interpretation or application thereof by any court or by any governmental agency, central bank or other judicial, governmental, administrative or other authority or entity charged with the administration thereof or any change in the compliance of any Lender therewith, or if present or future compliance by a Lender with any new or changed request or directive (compliance with which is in accordance with the practice of responsible banks or financial institutions) from any central bank or other fiscal authority (whether or not having the force of law), now or hereafter:

       (a) subjects any Lender to, or causes the withdrawal or termination of a previously granted exemption with respect to, any Tax or changes the basis of taxation, or increases any existing Tax, on payments of principal, interest, fees or other amounts payable by the Borrower to such Lender under this Agreement,

       (b) imposes, modifies or deems applicable any reserve, special deposit, deposit insurance or similar requirements against assets held by, or deposits in or for the account of or loans by or any other acquisition of funds by, an office of such Lender,

       (c) imposes on such Lender or expects there to be maintained by such Lender any capital adequacy or additional capital requirements in respect of any Borrowing or any Commitment of such Lender hereunder or any other condition with respect to this Agreement, or

       (d) imposes any Tax or reserves or deemed reserves with respect to the undrawn portion of the Aggregate Commitment or the Commitment of any Lender;

and the result of any of the foregoing, in the sole determination of the relevant Lender acting reasonably, shall be to increase the cost to, or reduce the amount of principal, interest or other amount received or receivable by such Lender hereunder or the effective return to such Lender in respect of making, maintaining or funding Loans under this Agreement, such Lender shall, acting reasonably, determine that amount of money which shall compensate such Lender for such increase in cost or reduction in income (herein referred to as "Additional Compensation"). Upon such Lender having determined that it is entitled to Additional Compensation in accordance with the provisions of this Section 8.6 such Lender shall promptly so notify QPI, the Borrower and the Administrative Agent. Such Lender shall provide to QPI, the Borrower and the Administrative Agent a photocopy of, or an extract from, the relevant law, rule, guideline, regulation, treaty or official directive and a certificate of a responsible officer of such Lender setting forth the Additional Compensation and the basis of calculation therefor, which shall be conclusive evidence of such Additional Compensation in the absence of manifest error. The Borrower shall pay to such Lender within five days of the giving of such notice such Lender's Additional Compensation calculated to the date of such notification. Such Lender shall be entitled to be paid such Additional Compensation from time to time to the extent that the provisions of this Section 8.6 are then applicable notwithstanding that such Lender has previously been paid any Additional Compensation. Such Lender shall make commercially reasonable efforts to limit the incidence of any such Additional Compensation, including seeking recovery for the account of the Borrower by appealing any assessment at the expense of the Borrower upon the Borrower's request, provided such Lender, in its sole determination, suffers no appreciable economic, legal or regulatory disadvantage.

The obligation of the Borrower under this Section 8.6.1 shall survive the repayment of the principal amount of the Borrowings (and interest thereon) and the payment of all other amounts due hereunder; and

8.6.2 Payment of Portion: Notwithstanding the other provisions hereof, if a Lender gives the notice provided for in Section 8.6.1 with respect to any Loan (an "Affected Loan"), the Borrower may at its option, upon ten Business Days notice to that effect given to such Lender (which notice shall be irrevocable with a copy to the Administrative Agent), unless such prepayment causes a Default to have occurred hereunder, elect to prepay in full without penalty such Affected Loan outstanding together with accrued and unpaid interest on the principal amount so prepaid up to the date of such prepayment, such Additional Compensation as may be applicable to the date of such payment and all costs, losses and expenses incurred by such Lender by reason of the liquidation or re-employment of deposits or other funds contemplated by Section 12.2 or for any other reason whatsoever resulting from the repayment of such Affected Loan or any part thereof on other than the last day of the applicable interest period, and upon such payment being made, such Lender's obligations in respect of such Affected Loan to the Borrower under this Agreement shall terminate. Alternatively, the Borrower:

(a) may designate another Lender or a new lender to whom such Lender's rights, benefits and/or obligations under this Agreement shall be assigned and such Lender shall effect such transfer to such designated Lender or new lender in accordance with Section 18.3 provided that (i) no Event of Default or Default has occurred which is continuing, (ii) the replacement Lender is acceptable to the Administrative Agent, acting reasonably, (iii) the Borrower has satisfied all its obligations to such Affected Lender under this Agreement and (iv) the Borrower has paid the $3,500 processing and recordation fee required pursuant to Section 18.7 if such replacement Lender is not an existing Lender, or

(b) may cancel and reduce the whole of the Commitment of such Lender by giving the notice required under Section 3.9.2 provided that (i) no Event of Default or Default has occurred which is continuing and (ii) the Borrower has satisfied all its obligations to such Lender under this Agreement. The amount by which the Aggregate Commitment is so reduced and cancelled may not be reinstated hereunder and any such cancellation and reduction shall be irrevocable and shall permanently reduce the Aggregate Commitment (without reducing the other Lenders' own Commitments).

Section 8.7 Illegality

If the adoption of any Applicable Law, or any change therein or in the interpretation or application thereof by any court or by any governmental or other authority or central bank or comparable agency or any other entity charged with the interpretation or administration thereof or compliance by any Lender with any request or direction (whether or not having the force of law) of any such authority, central bank or comparable agency or entity now or hereafter makes it unlawful or impossible for any Lender to make, fund or maintain the Borrowings hereunder or any portion of such Borrowings or to perform its obligations under this Agreement, such Lender (the "Affected Lender") may, by written notice thereof to QPI and the Borrower through the Administrative Agent (accompanied by a photocopy of, or extract from, the relevant change in Applicable Law or in the interpretation thereof and by an explanation thereof in reasonable detail), suspend its obligations under this Agreement with respect to the Borrowings affected by such illegality or prohibition (each an "Affected Borrowing") for the duration of the period of such illegality or prohibition, and the Borrower shall forthwith (or at the end of such period as the Affected Lender in its discretion agrees) prepay the Affected Borrowings or such portion thereof together with accrued but unpaid interest and fees as may be applicable to the date of prepayment and all other amounts that may be payable under
Section 12.2 or the Borrower may by written notice to the Affected Lender through the Administrative Agent forthwith, subject to the payment of all other amounts that may be payable under Section 12.2, convert the Affected Borrowing into another basis of Borrowing remaining available from the Affected Lender under the Credit Facility, if any, and thereafter such Affected Lender shall only be obligated to extend its Lender's Proportion of the Affected Borrowings in such other available basis of Borrowings, if any. The Affected Lender agrees to use commercially reasonable efforts to mitigate or avoid the circumstances giving rise to such illegality or prohibition, (including, upon the request and at the cost of the Borrower, relocating its Branch of Account to a jurisdiction where such illegality or prohibition would not apply). Alternatively, the
Borrower:

(a) may designate another Lender or a new lender to whom such Affected Lender's rights, benefits and/or obligations under this Agreement shall be assigned and such Affected Lender shall effect such transfer to such designated Lender or new lender in accordance with Section 18.3 provided that (i) no Event of Default or Default has occurred which is continuing,
       (ii) the replacement Lender is acceptable to the Administrative Agent, acting reasonably, (iii) the Borrower has satisfied all its obligations to such Affected Lender under this Agreement and (iv) the Borrower has paid the $3,500 processing and recordation fee required pursuant to
       Section 18.7 if such replacement Lender is not an existing Lender, or

(b) may cancel and reduce the whole of the Commitment of such Affected Lender by giving the notice required under Section 3.9.2 provided that (i) no Event of Default or Default has occurred which is continuing and (ii) the Borrower has satisfied all its obligations to such Affected Lender under this Agreement. The amount by which the Aggregate

       Commitment is so reduced and cancelled may not be reinstated hereunder and any such cancellation and reduction shall be irrevocable and shall permanently reduce the Aggregate Commitment (without reducing the other Lenders' own Commitments).

Section 8.8 Timing of Maturities

The Borrower shall time the maturities of the Libor Interest Periods so that they fall on or before the applicable date on which principal is due to be paid in respect thereof under this Agreement in an amount at least equal to the amount of such principal being repaid so as not to exceed any Commitment following such applicable date. If the Borrower fails to time such maturities in such way in respect of Libor Loans, the Administrative Agent will make the necessary arrangements for early termination of such Libor Interest Periods in an amount sufficient to effect the repayment of principal in accordance with this Agreement, and the Borrower will pay to the Administrative Agent for the account of the Lenders an amount equal to any loss or expense incurred by each Lender as a result of such early termination as contemplated by Section 12.2.

Section 8.9 Evidence of Indebtedness

The Administrative Agent shall open and maintain in its books, accounts and records evidencing the Borrowings made available by the Lenders through the Administrative Agent under this Agreement. The Administrative Agent shall record therein the amount of its portion of each Borrowing made available by each Lender through the Administrative Agent by way of Loans and shall record therein each payment of principal on account thereof and shall record all other amounts becoming due to each Lender and the Administrative Agent under this Agreement, including interest, Commitment Fees and Administrative Agent's fees and all payments on account thereof. The Lenders may also maintain their own separate accounts and records relating to any of the foregoing. Such accounts and records maintained by the Administrative Agent or by a Lender will constitute, in the absence of manifest error, prima facie evidence of the Indebtedness and other liabilities of the Borrower owing to the Lenders and the Administrative Agent pursuant to this Agreement, the date of each Borrowing made available by the Administrative Agent for the account of the Lenders or by such Lender, as applicable, and the amount thereof and the amounts which and the dates on which the Borrower has made payments to the Administrative Agent on behalf of the Lenders, or on which a Lender has made and received payments hereunder, from time to time on account of the principal thereof and interest thereon and, to the extent applicable, on account of Commitment Fees and Administrative Agent's fees.

Notwithstanding the foregoing, the omission of the Administrative Agent or a Lender to maintain any such accounts or records, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest and fees) the Borrowings in accordance with the terms of this Agreement.

                                   ARTICLE IX

                             [INTENTIONALLY OMITTED]

                                    ARTICLE X

                           PREDISBURSEMENT CONDITIONS

Section 10.1 Predisbursement Conditions

The obligation of the Lenders to make available to the Borrower the initial and subsequent Borrowings hereunder is subject to and conditional upon each of the following terms and conditions first having been satisfied:

10.1.1 Conditions Precedent to Initial Borrowing: the agreement of each Lender to make the initial Borrowing requested to be made by it under this Agreement to the Borrower is subject to and conditional on the satisfactory review by the Lenders of the Environmental Quarterly Reports (December 31, 1998, March 31, 1999 and June 30, 1999) of the Vice President, Manufacturing, Technology and Environment of QPI and the delivery to the Administrative Agent, in form and substance satisfactory to the Administrative Agent and in sufficient numbers for distribution to each of the Lenders, of:

       10.1.1.1   a duly executed copy of this Agreement,

       10.1.1.2 a duly executed copy of the Loan Party Guarantee of QPI with respect to the obligations of the Borrower hereunder and under any other Loan Document to which it is a party,

       10.1.1.3   [intentionally omitted],

       10.1.1.4 a duly executed copy of the Loan Party Guarantee of QPHC with respect to the obligations of the Borrower hereunder and under any other Loan Document to which it is a party,

       10.1.1.5 a duly certified copy of the constating documents and by-laws of each of the Loan Parties certified by a Responsible Officer of the related Loan Party accompanied by good standing or equivalent certificates issued by the appropriate governmental body of each Loan Party's jurisdiction of incorporation and of principal place of business,

       10.1.1.6 a duly certified copy of a resolution or resolutions of the board of directors of each Loan Party relating to the authority of each Loan Party to execute and deliver and perform its obligations under the Loan Documents to which it is a party and all other instruments, agreements, certificates and papers and other documents provided for or contemplated by the said Loan

                  Documents and the manner in which and by whom the foregoing documents are to be executed and delivered, certified by a Responsible Officer of the relevant Loan Party,

       10.1.1.7 a certificate of each Loan Party setting forth specimen signatures of the individuals authorized to sign on its behalf the Loan Documents to which it is a party and the instruments, agreements, certificates, papers and other documents provided for or contemplated by the said Loan Documents,

       10.1.1.8 a certificate of compliance of the Chief Executive Officer, the Chief Financial Officer or the Treasurer or, in his absence, another Responsible Officer of QPI in form and substance substantially as set forth in Schedule 10.1.1.8 confirming the accuracy of the representations and warranties contained herein, the absence of any Default or Event of Default or breach of or default under any of the Existing Indentures and that since the date of the most recent quarterly Consolidated financial statements of QPI, there has been no change in QPI's Consolidated financial condition which could have a Material Adverse Effect and containing a list of all actions, suits or arbitration proceedings pending or, to the best of his knowledge, threatened involving QPI, any other Loan Party or any other Restricted Entity which, separately, represents an exposure in excess of $6,500,000 as reasonably determined by such Responsible Officer,

       10.1.1.9 certificates of insurance evidencing appropriate insurance coverage as provided in Section 11.1.6, together with a certificate from a Responsible Officer of QPI confirming that such insurance coverage is in compliance with the provisions of Section 11.1.6,

       10.1.1.10 a certificate from a Responsible Officer of QPI to the effect that all necessary shareholder, corporate, creditor, governmental and regulatory approvals have been obtained in connection with the Loan Documents, the Tender Offer, the Merger (other than the approval of the Merger by WCP's stockholders and the declaration of effectiveness of the registration statement with respect to the Merger on Form F-4 by the Securities and Exchange Commission and except for obtaining orders and rulings from and making filings with the relevant securities commissions and regulatory authorities in the provinces of Canada, where required, so that the QPI subordinate voting shares to be issued in connection with the Merger will be exempt from the registration and prospectus requirements of applicable Canadian securities legislation and to permit the resale thereof in Canada) and the related Loans and intercompany loans,

       10.1.1.11 the audited Consolidated financial statements of QPI for the fiscal year ended December 31, 1998,

       10.1.1.12 evidence of the payment of all fees and expenses contemplated herein or in the other Loan Documents, to the extent then owing,

       10.1.1.13 evidence by way of pay out letters and transfer instructions and a certificate from a Responsible Officer of QPI that, concurrently with such initial Borrowing, QPI LLC and/or US Holdings shall have advanced to WCP an amount from a direct or indirect borrowing under the Existing QPI Facility which, together with the $100,000,000 loan made by the Borrower to WCP from proceeds drawn hereunder, shall be used to repay indebtedness of WCP owing under the WCP Existing Bank Credit Agreement and such agreement and the credit facilities thereunder shall be concurrently cancelled,

       10.1.1.14 the favorable opinions of Canadian Counsel and US Counsel to the Loan Parties and Acquisition Sub as to the status and capacity of the Loan Parties, their authority and legal right to enter into and perform their obligations under the Loan Documents, as to the validity, binding effect and enforceability against them of the Loan Documents, as to the transactions contemplated hereby (including, without limitation, compliance with all applicable laws and regulations, including all applicable requirements and regulations of the Board of Governors of the Federal Reserve System (including Regulations T, U and X thereunder), as to no breach of, or default under, agreements for borrowed money in a principal amount of $20,000,000 or more, including the Existing Indentures and as to such other matters as the Lenders may reasonably require, in form and substance substantially as set forth respectively in Schedule 10.1.1.14-A, Schedule 10.1.1.14-B, and Schedule 10.1.1.14-C,

       10.1.1.15 the favorable opinions of Canadian Counsel and US Counsel to the Administrative Agent as to the validity, binding effect and enforceability as against the Loan Parties of the Loan Documents and as to such other matters as the Lenders may reasonably require, in form and substance substantially as set forth respectively in Schedule 10.1.1.15-A and Schedule 10.1.1.15-B,

       10.1.1.16 copies, certified by a Responsible Officer of QPI as true, correct and complete, of the duly executed Merger Documents (except that the Certificate of Merger may be unsigned) and fairness opinion dated July 12, 1999 delivered by Morgan Stanley & Co. Incorporated to WCP relating to the Tender Offer and the Merger, provided that such certification with respect to such fairness opinion may be made to the best knowledge of such officer,

       10.1.1.17 evidence that Standard & Poor's, through its rating evaluation service, has issued a definitive rating of BBB- (or higher) for the senior unsecured long-term indebtedness of QPI after giving effect to the consummation of the Tender Offer, the Merger, this Agreement and the US Holdings Term Credit Agreement and the transactions contemplated thereby and hereby,

       10.1.1.18 evidence that either (a) the QPI Amendment has become effective or (b) the Existing QPI Facility has been terminated and replaced with a new facility on substantially the same terms and conditions except for the inclusion of the amendments contemplated by the QPI Waiver Letter, and

       10.1.1.19 such other documentation as may be reasonably required by the Administrative Agent;

10.1.1A Additional Conditions Precedent to Initial Borrowing: the agreement of each Lender to make the initial Borrowing requested to be made by it under this Agreement to the Borrower is subject to the following additional conditions:

        10.1.1.1A following the commencement of the Tender Offer, the terms and conditions of the Offer to Purchase shall not have been amended, waived or modified without the approval of the Arrangers and all Lenders (other than Non-Material Changes); provided that the Tender Offer may be extended for up to 30 additional business days without the approval of the Arrangers and the Lenders but in any event not beyond the Tender Offer Funding Date; the purchase price per Share in the Tender Offer shall not exceed the Per Share Purchase Price and the aggregate amount paid for all shares accepted for payment in the Tender Offer shall not exceed $838,715,000; all conditions precedent to the consummation of the Tender Offer shall have been satisfied to the satisfaction of the Arrangers and all Lenders; and the expiration of the Tender Offer shall occur prior to the Tender Offer Funding Date,

        10.1.1.2A the number of Shares accepted for payment in the Tender Offer by Acquisition Sub shall be equal to no less than the Minimum Number of Shares, and the Board of Directors of WCP shall have published its recommendation that the stockholders of WCP tender their Shares pursuant to the Tender Offer,

        10.1.1.3A none of the terms of the Tender, Voting and Option Agreement shall have been amended, waived or modified without the approval of the Arrangers and all Lenders (other than Non-Material Changes), and there shall not have occurred or exist any material breach or default thereunder,

        10.1.1.4A the Merger Agreement shall have been approved by all necessary corporate action of QPI, Acquisition Sub and WCP, except approval by WCP's stockholders; none of the terms of the Merger Agreement shall have been amended, waived or modified without the approval of the Arrangers and all Lenders (other than Non-Material Changes), and there shall not have occurred or exist any material breach or default thereunder; the representations and warranties contained in the Merger Agreement shall be true and correct in all material respects on the Tender Offer Funding Date; and all documentation relating to the Tender Offer and the Merger shall be in form and substance satisfactory to the Arrangers and all Lenders,

        10.1.1.5A all governmental and third party consents and approvals necessary in connection with the Tender Offer and the Merger and the related financings

                  (except the approval of the Merger by WCP's stockholders and the declaration of effectiveness of the registration statement with respect to the Merger on Form F-4 by the Securities and Exchange Commission and except for obtaining orders and rulings from and making filings with the relevant securities commissions and regulatory authorities in the provinces of Canada, where required, so that the QPI subordinate voting shares to be issued in connection with the Merger will be exempt from the registration and prospectus requirements of applicable Canadian securities legislation and to permit the resale thereof in Canada) shall have been obtained (without the imposition of any conditions that are not acceptable to the Arrangers and all Lenders) and shall remain in effect, and all applicable waiting periods (including any required for HSR antitrust clearance) shall have expired or been earlier terminated without, in any such case, any action having been taken or agreed to by QPI, Borrower, Acquisition Sub and/or WCP or having been required by any Canadian, United States or foreign governmental authority (a) which has resulted in or which could reasonably be expected to result in a Material Adverse Effect (assuming for purposes of this clause (a) that WCP is a Restricted Entity) or (b) that would prevent or materially delay the consummation of the Merger following the consummation of the Tender Offer; and no law or regulation shall be applicable in the judgment of the Arrangers or the Lenders that restrains, prevents or imposes materially adverse conditions upon the Tender Offer, the Merger or any related transactions; QPI shall have received all consents required for entering into the Merger Agreement and for the consummation of the transactions contemplated thereby, and Quebecor Inc. and Caisse de depot et placement du Quebec shall have delivered a written consent to approve the Merger Agreement and the consummation of the transactions contemplated thereby (including the issuance of QPI stock pursuant to the Merger); and the Merger shall not be subject to the restrictions imposed by Section 203 of the DGCL or any other state or foreign takeover statute,

        10.1.1.6A except with respect to Existing Actions, there shall exist no action, suit, investigation, litigation or proceeding pending or threatened in any court or before any arbitrator or governmental instrumentality that (a) has or could reasonably be expected to have a material adverse effect on business, condition (financial or other), operations, performance or properties of (i) QPI and its Subsidiaries taken as a whole (other than WCP and its Subsidiaries) and (ii) WCP and its Subsidiaries taken as a whole or (b) enjoins, seeks to enjoin, delays the consummation of, or imposes material adverse conditions on, the Tender Offer or the Merger or any transaction contemplated thereby or (c) could reasonably be expected to have a Material Adverse Effect or a material adverse effect on the Tender, Voting and Option Agreement; there shall have occurred no change or development in the Existing Actions from that disclosed in the Public Information or the Merger Disclosure, which change or development, when aggregated with all such changes or developments, has or could reasonably be expected to have the consequences referred to in this Section 10.1.1.6A,

        10.1.1.7A all capital stock of Borrower and Acquisition Sub shall be owned directly or indirectly by QPI free and clear of any lien, charge or encumbrance, and

        10.1.1.8A there shall have occurred no Material Adverse Change with respect to QPI (excluding WCP and its Subsidiaries) or WCP since March 31, 1999; and

10.1.2 Conditions Precedent to each Borrowing: the obligation of the Lenders to make any Borrowing available to the Borrower is subject to the following conditions:

       10.1.2.1 the representations and warranties of the Loan Parties contained in this Agreement shall be true and correct as at each Drawdown Date, Conversion Date and date of renewal of a form of Borrowing hereunder, in each case after giving effect to the proposed Borrowing, conversion or renewal, as the case may be, other than the representations and warranties set forth in Section 2.1.2 (which shall be read as if they referred to the updated information contained in the most recent certificate of compliance delivered to the Administrative Agent pursuant to Section 11.1.7(c)), Section
                  2.1.9 (which shall be read as if they referred to the most recent financial statements of the Loan Parties delivered to the Administrative Agent pursuant to Section 11.1.7) and, prior to the Merger Date, Section 2.3,

       10.1.2.2 the Administrative Agent shall have received the timely notice of Borrowing required pursuant to Section 3.6, 3.10 or 5.1.2, as applicable, and

       10.1.2.3 no Default or Event of Default shall have occurred and be continuing (provided that if such Default or Event of Default shall have been waived as provided herein, such Default or Event of Default shall not be deemed to exist or continue in respect of the particular instance having been waived or during the waiver period, as applicable).

Section 10.2 Waiver of Conditions Precedent

The terms and conditions of Section 10.1 are inserted for the sole benefit of the Lenders and may be waived by the Administrative Agent on behalf of the Lenders, in whole or in part, with or without terms or conditions, in respect of all or any portion of the Borrowings without prejudicing the rights of each of the Lenders to assert such terms and conditions in whole or in part in respect of any other Borrowing.

                                   ARTICLE XI

                          COVENANTS OF THE LOAN PARTIES

Section 11.1 Affirmative Covenants of the Loan Parties

While any amount remains outstanding under the Loan Documents or any of the Finance Parties has any obligations under any of the Loan Documents or any Lender has any Commitment hereunder, each Loan Party (or QPI, in the case of the covenants contained in Sections 11.1.7(a), (b), (c), (g) and (h), 11.1.15 and
11.1.17 through 11.1.21) covenants and agrees with the


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Administrative Agent, each Lender and each other Finance Party that, unless otherwise consented to in writing by or on behalf of the Lenders:

11.1.1 Payment Covenant: it will, and it will cause each of its Subsidiaries which is a Loan Party to, duly and punctually pay all sums of money due and payable by it under the terms of this Agreement and any other Loan Document at the times and places, in the currencies, and in the manner specified;

11.1.2 Corporate Existence: it will, and it will cause each of its Subsidiaries which is a Restricted Entity to, do or cause to be done all things necessary to preserve and maintain its corporate or other existence and, if applicable, all of its other franchises, licenses, rights, privileges, consents and approvals, except as otherwise permitted hereunder and except to the extent that the failure to comply with this covenant could not reasonably be expected to have a Material Adverse Effect;

11.1.3 Conduct of Business: it will, and it will cause each of its Subsidiaries which is a Restricted Entity to, conduct its business in a proper and efficient manner in accordance with normal industry standards, keep proper books or records and accounts, and preserve, protect and obtain all intellectual property, and preserve and maintain in good repair, working order and condition all other properties, used or useful in the conduct of its business, and obtain and maintain all licenses, permits and regulatory approvals required for the operations of its business, except to the extent that the failure to comply with this covenant could not reasonably be expected to have a Material Adverse Effect;

11.1.4 Compliance with Laws: it will, and it will cause each of its Subsidiaries which is a Restricted Entity to, comply with Applicable Laws, including without limitation, ERISA, the Racketeer Influenced and Corrupt Organizations Act, enacted as part of the Organized Crime Control Act of 1970 of the United States of America and all Environmental Laws and obtain and maintain all necessary Environmental Permits, except to the extent that the failure to comply with this covenant could not reasonably be expected to have a Material Adverse Effect;

11.1.5 Prompt Payment of Taxes and Indebtedness: it will, and it will cause each of its Subsidiaries which is a Restricted Entity to, promptly pay and discharge when due all Taxes and all Indebtedness and other liabilities that might become or result in a Lien on any of its properties, except to the extent that the failure to comply with this covenant could not reasonably be expected to have a Material Adverse Effect;

11.1.6 Insurance: it will, and it will cause each of its Subsidiaries which is a Restricted Entity to, maintain insurance with such financially sound, independent and reputable insurance companies, against at least such risks and in at least such amounts as is customarily maintained by similar businesses, duly and punctually pay the premiums and other sums of money payable in connection therewith and promptly deliver to the Administrative Agent from time to time upon reasonable request evidence of such insurance coverage;


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11.1.7   Financial Statements and Information: it will furnish or cause to be furnished to the Administrative Agent in such number as the Administrative Agent may reasonably require for distribution to each of the Lenders:

         (a) Quarterly Financial Statements: as soon as practicable and in any event within 60 days after the close of each of the first three quarterly accounting periods in each fiscal year of QPI, commencing with the quarterly period ending June 30, 1999, the Consolidated balance sheet of QPI and the related Consolidated statements of income, retained earnings and cash flows for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, setting forth in each case in comparative form the figures for the corresponding periods of the previous fiscal year, subject to normal year-end auditing adjustments,

         (b) Year-End Financial Statements; Accountants' Certificate: as soon as available and in any event within 90 days after the end of each fiscal year of QPI, commencing with the fiscal year ending December 31, 1999:

                (i) the Consolidated balance sheet of QPI as at the end of such fiscal year and the related Consolidated statements of income, retained earnings and cash flows for such fiscal year, setting forth in comparative form the figures as at the end of and for the previous fiscal year, and

                (ii) an audit report of KPMG, or any one of the five (5) largest firms of accountants nationally recognized in the United States of America or in Canada, as the case may be, which report shall include an opinion of such auditors which opinion shall not be qualified and shall state that such financial statements were prepared in accordance with Canadian GAAP and that the audit by such auditors in connection with such financial statements has been made in accordance with generally accepted auditing standards,

         (c) Officer's Certificate as to Financial Statements and Defaults: at the time that financial statements are furnished pursuant to paragraph (a) or (b) above of this Section 11.1.7, a certificate of compliance of the Chief Executive Officer, Chief Financial Officer or Treasurer of QPI, in form and substance substantially as set forth in Schedule 11.1.7(c), with the information specified therein being true and correct in all material respects as of the date the certificate is delivered to the Administrative Agent (i) confirming (w) the accuracy of the financial statements submitted, (x) the absence of contingent liabilities and anticipated loss having a Material Adverse Effect, (y) the calculations of the financial ratios set forth herein and (z) the absence of any Default or Event of Default and (ii) providing (x) a list of all Restricted Entities (such list of Restricted Entities to be provided annually only) and Non-Restricted Entities, (y) the Investments in the Non-Restricted Entities by QPI and the Restricted Entities and
                (z) the Indebtedness of the Operating Restricted Entities,


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         (d)    Reports and Filings:

                (i) promptly upon receipt thereof, copies of all material special audits, opinions or other material reports, if any, submitted to any Loan Party by its independent certified public accountants in their capacity as auditors of such Loan Party, and

                (ii) promptly upon transmission thereof, copies of all such financial statements and reports as QPI shall send to its stockholders, copies of all material information made publicly available by any Loan Party and copies of all registration statements, annual information forms, regular or periodic reports, prospectuses, offering circulars or similar materials filed by any Loan Party with any securities exchange, securities commission or similar governmental authority or commission, other than filings made with state or provincial regulatory authorities in connection with shareholdings by employees of QPI or any Restricted Entities,

         (e) Requested Information: from time to time and promptly upon request of any Lender, such information regarding the Loan Documents to which a Loan Party is a party, or the loans, the business, assets, liabilities, financial condition, results of operations or business prospects of a Loan Party as such Lender may reasonably request, in each case in form and substance and certified in a manner satisfactory to the requesting Lender,

         (f) Notice of Defaults, Material Adverse Changes and Other Matters: promptly and in any event within (i) one Business Day after a Loan Party obtains knowledge or should have obtained knowledge of any event or condition specified in sub-paragraph (A) or (G) hereof, (ii) three Business Days after the date a Loan Party obtains knowledge or should have obtained knowledge of any event or condition specified in sub-paragraph (E) hereof and (iii) five Business Days after a Loan Party obtains knowledge or should have obtained knowledge of any event or condition specified in sub-paragraph (B), (C), (D) or (F) hereof, notice of:

                (A)   any Default,

                (B) any change in the name of, or, except in connection with a transaction permitted under Section 11.2.5, any amendment of the certificate of incorporation or by-laws of any Loan Party,

                (C) the commencement of, or the occurrence or non-occurrence of any change or event relating to, any action, suit or proceeding that would cause the representation and warranty contained herein relating to the absence of litigation to be incorrect if made at such time,

                (D) the occurrence or non-occurrence of any change or event that would cause the representation and warranty contained herein relating to the absence of any adverse change to be incorrect if made at such time,


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                (E)   any change in the S&P/Moody's Credit Rating which would
                      result in an increase of any of the Applicable Margins or Commitment Fee hereunder, and

                (F) any ERISA Event or any other event or condition relating to ERISA, whether or not such event or condition shall constitute an Event of Default,

         (g) Environmental Matters: promptly and in any event within five Business Days after the existence of any of the following conditions, a certificate of the Chief Executive Officer, Chief Financial Officer, Treasurer or other Responsible Officer of QPI specifying in detail the nature of such condition and QPI's or the relevant Restricted Entity's or, to the knowledge of each Loan Party, their respective Environmental Affiliates' proposed response thereto:

                (i) the receipt by QPI or any Restricted Entity of any communication (written or oral), whether from a governmental authority, citizens group, employee or otherwise, that alleges that QPI or any Restricted Entity or any Environmental Affiliate thereof is not in compliance with applicable Environmental Laws,

                (ii) QPI or any Restricted Entity shall obtain actual knowledge that there exists any Environmental Claim pending or threatened against QPI or any Restricted Entity or, to the knowledge of each Loan Party, any of their respective Environmental Affiliates, or

                (iii) any release, emission, discharge or disposal of any
                      material of environmental concern that could form the basis of any Environmental Claim against QPI or any Restricted Entity or, to the knowledge of each Loan Party, any of their respective Environmental Affiliates, in each case of sub-paragraphs (i), (ii) and (iii) above to the extent that any such non-compliance, Environmental Claim or release, emission, discharge or disposal, either singly or in the aggregate, could reasonably be expected to have a Materially Adverse Effect on QPI and the Restricted Entities taken as a whole and provided that for the purposes of the covenant contained in this Section 11.1.7(g) "knowledge" shall mean the knowledge of the relevant Loan Party, based on its normal course of conduct with such Environmental Affiliate, and

         (h) Budget: no later than on the 60th day following the commencement of each fiscal year of QPI, commencing with the 2000 fiscal year, a summary Consolidated budget including a yearly statement of earnings, cash flows and a year-end consolidated balance sheet;

11.1.8 Consents and Governmental Approvals: it will, and will cause each of its Subsidiaries which is a Restricted Entity to, take all action and obtain and maintain all consents and governmental approvals required so that its obligations under the Loan


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         Documents will at all times be legal, valid and binding and enforceable in accordance with their respective terms;

11.1.9 Access: it will, and will cause each of its Subsidiaries which is a Restricted Entity to, permit the Administrative Agent and any person designated in writing from time to time by the Administrative Agent including, without limitation, independent accountants, at the relevant Loan Party's expense, on reasonable written notice and at such reasonable time or times as will not interfere with the normal operations of the Loan Parties and their Subsidiaries (a) to visit and inspect any of the properties of the Loan Parties and their Subsidiaries, (b) to discuss the affairs, finances and accounts of the Loan Parties or their Subsidiaries with their respective officers and
         (c) to examine the books of account, records, reports and other documents of the Loan Parties;

11.1.10 Loan Party Guarantees: it will, and it will cause each of its Subsidiaries which is a Loan Party to, maintain the Loan Party Guarantees in full force and effect and not terminate or attempt to terminate any Loan Party Guarantee until the full, final and indefeasible payment and termination of the Credit Facility;

11.1.11 Canadian Benefit and Pension Plans and ERISA: it will, and it will cause each of its Subsidiaries which is a Restricted Entity to, perform, in a timely fashion, all obligations to which it may become subject under all Applicable Laws, including the ITA and ERISA, as well as under the regulations or rules issued thereunder, in respect of its Canadian Pension Plans, Canadian Benefit Plans and Benefit Plans, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect;

11.1.12 Environmental Matters: it (a) shall be, and it shall cause each of its Subsidiaries which is a Restricted Entity to be, at all times in compliance in all material respects with all applicable Environmental Laws, except where non-compliance could not reasonably be expected to have a Material Adverse Effect and (b) shall ensure, and it shall cause each of its Subsidiaries which is a Restricted Entity to ensure, that the Properties are free from material contamination by a release, discharge or emission of any Hazardous Material or of any other substance which poses a threat or nuisance to safety, health or the environment and that all underground storage tanks, land fills, land disposals and dumps contained on the Properties are in compliance in all material respects with all applicable Environmental Laws, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect;

11.1.13 Millennium Compliance: it will, and it will cause each of its Subsidiaries which is a Restricted Entity to, keep under review its operations with a view to assessing its Computer Systems, and it will, and it will cause each of its Subsidiaries which is a Restricted Entity to, take such reasonable measures as may be required to ensure that its Computer Systems which are critical to its operations will be Millennium Compliant by November 30, 1999, provided that the effectiveness of any such measures is contingent on the suppliers, customers and other third parties dealing with QPI and its related companies, including its Subsidiaries, being themselves Millennium Compliant;


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11.1.14  Use of Funds: it will use the proceeds of Borrowings hereunder solely for the purposes set forth in Section 3.5, but subject to the limitations contained in Section 11.2.7;

11.1.15 Updating of S&P/Moody's Credit Rating: it shall cause each of Standard & Poor's and Moody's to review, on a continuing basis, the credit rating given to QPI (with any change in the credit rating given to QPI by either Standard & Poor's or Moody's to be notified by QPI to the Administrative Agent in accordance with Section 11.1.7(f)(E));

11.1.16 Certain Intercompany Advances: it will, and it will cause each of its Subsidiaries which is a Restricted Entity to, take all action necessary to maintain that all (a) intercompany advances made by the Borrower and QPI LLC to repay WCP's indebtedness owing under the WCP Existing Bank Credit Agreement shall, after the Merger, rank senior to the indebtedness evidenced by the Convertible Notes and the Subordinated Notes and (b) indebtedness evidenced by the Convertible Notes and the Subordinated Notes shall, after the US Holdings Merger, rank pari passu or junior to all amounts outstanding under this Agreement, the US Holdings Term Credit Agreement and all obligations under the Loan Party Guarantees;

11.1.17 Merger Agreement; Securitization Program: after the consummation of the Tender Offer, it will use its commercially reasonable best efforts to cause WCP to (a) comply in all material respects with all of its material obligations under the Merger Agreement and (b) maintain in full force and effect until the earlier of one year after the date of consummation of the Merger and (if the aggregate amount of the Commitments of the Arrangers (when combined with the aggregate amount of the Commitments of the Arrangers under (and as defined in) the US Holdings Term Credit Agreement) is then less than $675,000,000) the occurrence of the US Holdings Merger, WCP's existing accounts receivable securitization program on substantially the same terms and conditions and in the same amounts as are in effect as of the date of execution of the Merger Agreement, provided that, if the aggregate amount of the Commitments of the Arrangers (when combined with the aggregate amount of the Commitments of the Arrangers under (and as defined in) the US Holdings Term Credit Agreement) is greater than $675,000,000, then the amount of the securitization program may not exceed $400,000,000;

11.1.18 Merger: after consummation of the Tender Offer, it will (i) cause WCP to continue to be a Restricted Entity at all times prior to the consummation of the Merger and (ii) cause the consummation of the Merger in accordance with the Merger Agreement and all Applicable Law as promptly as practicable;

11.1.19 Delist Shares: after the consummation of the Merger, promptly cause the deregistration and the delisting of the Shares;

11.1.20 Loans to Acquisition Sub: prior to the consummation of the Merger, it will cause US Holdings to take such action as necessary to cause the amount of proceeds of Loans that have been lent to Acquisition Sub to equal 75% of the maximum amount of the Restricted Payments permitted under and as defined in Section 4.8 of the 7 3/4% Indenture and the 8 3/8% Indenture and otherwise in compliance with the terms of such


                                      -64-
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         Indentures to the extent such maximum amount is at least $100,000,000;
         if such maximum amount is less than $100,000,000, then the amount of the proceeds of Loans lent to Acquisition Sub may be zero; and

11.1.21 Officer's Certificate, Opinion of Counsel: (a) on a date not less than three business days prior to the Merger Date and on each date that the officer's certificate referred to in Section 11.1.7(c) is required to be delivered, it will deliver or cause US Holdings to deliver to the Administrative Agent for each Lender an officer's certificate setting forth in reasonable detail the calculation of the maximum amount of Restricted Payments permitted under and as defined in Section 4.8 of the 7 3/4% Indenture and the 8 3/8% Indenture and demonstrating compliance therewith and, in addition, otherwise confirming compliance with the other negative covenants of such Indentures and (b) not less than three business days prior to the Merger Date, deliver or cause US Holdings to deliver to the Administrative Agent for each Lender an unqualified opinion of US Counsel to the Loan Parties and Acquisition Sub that no breach or default has occurred under any of the Existing Indentures as a result of the loans to be made by US Holdings to Acquisition Sub described in Section 11.1.20 or the repayment of any thereof.

Section 11.2 Negative Covenants of the Loan Parties

While any amount remains outstanding under the Loan Documents or any of the Finance Parties has any obligations under any of the Loan Documents or any Lender has any Commitment hereunder, each Loan Party (or QPI, in the case of the covenants contained in Sections 11.2.10 and 11.2.11) covenants and agrees with the Administrative Agent, each Lender and each other Finance Party that:

11.2.1 Negative Pledge: it will not, nor will it allow or suffer any of its Subsidiaries which is a Restricted Entity to, directly or indirectly, at any time, assume, create, incur or suffer to exist any Lien upon any of its property, rights, revenues or assets, whether now owned or hereafter acquired or upon any income or profits therefrom, except that QPI and the Restricted Entities (other than, prior to the Merger Date, Acquisition Sub) may create, incur, assume or suffer to exist (i) Permitted Encumbrances, (ii) Liens securing intercompany loans or advances amongst the Loan Parties and the Restricted Entities and (iii) other Liens where the aggregate amount secured thereby does not exceed 10% of QPI's Equity;

11.2.2 Sale of Assets: it will not, nor will it allow or suffer any of its Subsidiaries which is a Restricted Entity to, directly or indirectly, except as permitted under Section 11.2.5, convey, sell, alienate, assign, lease, license, transfer or otherwise dispose of the whole or any substantial portion of its property or assets or any interest therein, whether now owned or possessed or hereafter acquired or possessed, or enter into any sale and leaseback transaction with respect to such property or assets, in each case if a Material Adverse Effect could result therefrom or could exist immediately after the relevant transaction;


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11.2.3   No Investments in Other Persons: it will not, nor will it allow or suffer any of its Subsidiaries which is a Restricted Entity to, directly or indirectly, make or acquire any loan or Investment in Non-Restricted Entities or permit any loan or Investment from such Loan Party or any of its Subsidiaries which is a Restricted Entity to be outstanding, directly or indirectly, in Non-Restricted Entities in aggregate amounts exceeding a sum equivalent to 20% of QPI's Equity at any time, excluding transactions (including accounts receivable) in the ordinary course of business with a term of less than 90 days;

11.2.4 No Indebtedness: it will not, nor will it allow or suffer any of its Subsidiaries which is a Restricted Entity to, directly or indirectly, permit any of the Operating Restricted Entities to incur, assume, create or become in any way liable for any Indebtedness (except for intercompany loans raised from a Loan Party or a Restricted Entity) in an amount exceeding, in the aggregate, prior to the Merger Date, 15% and thereafter, until the consummation of the US Holdings Merger, 10% and after the US Holdings Merger, 15% (assuming compliance with Section 11.1.16) of QPI's Equity, excluding the Indebtedness evidenced by the Subordinated Notes and the Convertible Notes and the existing Indebtedness, identified in Schedule 11.2.4 to the Existing QPI Facility, of Imprimeries Didier - Quebecor, S.A. (France) and its Subsidiaries, except that this restriction shall not apply, following an acquisition of a newly-acquired Subsidiary of QPI which will be an Operating Restricted Entity ("New Operating Restricted Entity") to the extent that the Indebtedness of such New Operating Restricted Entity ("Acquired Indebtedness") is repaid or otherwise extinguished within 180 days of the date such New Operating Restricted Entity is so acquired and provided further that such Acquired Indebtedness was not incurred in contemplation of such acquisition;

11.2.5 No Modification to Corporate Structure: it will not, nor will it allow or suffer any of its Subsidiaries which is a Restricted Entity to, directly or indirectly, wind-up, liquidate or dissolve its business, affairs or assets or enter into any transaction of reorganization, amalgamation, merger or consolidation, or convey, sell, lease or otherwise dispose of all or any substantial part of its business, property or assets (or agree to do any of the foregoing at any future time) except (i) as permitted under Section 11.2.2, (ii) that any Restricted Entity, other than a Loan Party, may effect any of the foregoing transactions if the transaction could not reasonably be expected to have a Material Adverse Effect and (iii) that any of the Loan Parties may merge with or into or convey, lease or transfer all or substantially all of its assets to any Person, provided that, immediately after giving effect to the transaction, no event or circumstance shall have occurred and be continuing which constitutes a Default or Event of Default and that (a) the resulting entity or the Person which acquires such assets is bound by the provisions of the Loan Documents to which such Loan Party is a party by operation of law or pursuant to an agreement in form and substance satisfactory to the Administrative Agent and (b) the Lenders receive an opinion of counsel to the Loan Parties acceptable to them confirming that the resulting entity or the Person which acquires such assets is bound by the relevant Loan Documents;

11.2.6 No Consensual Restrictions: it will not, nor will it allow or suffer any of its Subsidiaries which is a Restricted Entity to, directly or indirectly, permit to exist, at any


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         time, any consensual restriction limiting the ability (whether by covenant, event of default, subordination or otherwise) of QPI or any Restricted Entity to (i) pay or make the maximum Dividends permitted by law to its parent entity, (ii) pay any obligation owed to QPI or any Restricted Entity, (iii) make any loans or advances to or Investments in QPI or in any Restricted Entity, (iv) transfer any of its property or assets to QPI or any Restricted Entity or (v) create any Lien upon its property or assets whether now owned or hereafter acquired or upon any income or profits therefrom, except that the covenant contained in this Section 11.2.6 shall not apply to (a) Imprimeries Didier-Quebecor, S.A. and its Subsidiaries, (b) any other Restricted Entity (other than a Loan Party), whose assets, singly or when taken together with the assets of all Restricted Entities (other than a Loan Party) subject to such restrictions, do not exceed at any time 10% of the Consolidated assets of QPI, as determined in accordance with GAAP, (c) WCP and its Subsidiaries, from and after the date it becomes a Restricted Entity, with respect to any restriction contained in Sections 4.7 (Limitations on Restricted Payments), 4.8 (Dividend and Payment Restrictions), 4.10 (Limitations on Sales of Assets), 4.11 (Transactions with Affiliates),
         4.12 (Limitations on Liens), 4.13 (Investments in Unrestricted Subsidiaries) and 4.15 (Limitation on Other Subordinated Indebtedness) of the 7 3/4% Indenture and the 8 3/8% Indenture, (d) QPI, with respect to the restriction on its ability to declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its Capital Stock (other than regular quarterly cash dividends in accordance with its past dividend policy), set forth in Section 5.2(i)(A) of the Merger Agreement, and (e) any restriction contained in
         Section 1.11 of any Loan Party Guarantee issued hereunder or under (and as defined in) the Existing QPI Facility;

11.2.7 Unauthorized Uses of the Credit Facility: it will not use the Credit Facility or any proceeds of Borrowings (i) to make an Acquisition or an Investment in any newly-acquired Subsidiary unless such transaction is uncontested and approved by the board of directors of such Person or
         (ii) to purchase or carry, reduce, retire or refinance any credit incurred to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such Margin Stock (other than the purchase of the Shares pursuant to the Tender Offer);

11.2.8 No Change in Nature of Business or in Use of Properties: it will not, nor will it allow or suffer any of its Subsidiaries which is a Restricted Entity to, directly or indirectly, make any change whereby the nature of the business carried on by QPI and the Restricted Entities (taken as a whole) would be materially altered from that carried on the Formal Date;

11.2.9 No Hedge Agreements: it will not, nor will it allow any of its Subsidiaries which is a Restricted Entity to, directly or indirectly, acquire or enter into any Hedge Agreement except, as bona fide hedges and not for speculative purposes, other than such speculative hedge agreements to which WCP is a party as of the Tender Offer Funding Date which such speculative hedge agreements shall be terminated as soon as commercially practicable;

11.2.10  Financial Ratios: it shall not at any time allow or suffer:


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         (a)    the ratio of EBITDA to Interest Expense of QPI, on a
                Consolidated basis, to be less than 3.50 to 1.00 for any period of four consecutive fiscal quarters of QPI, commencing with the period of four fiscal quarters ending on June 30, 1999;

         (b) the ratio of QPI's Debt to Capitalization to exceed (i) 70% from the Tender Offer Funding Date until the Merger Date, (ii) 65% after the Merger Date until December 31, 1999, (iii) 60% from January 1, 2000 until December 31, 2000 and (iv) 55% after December 31, 2000, in each case, on the basis of calculations made at the end of each fiscal quarter, starting with the quarter ending June 30, 1999; or

         (c) the ratio of QPI's Debt to EBITDA, on a Consolidated basis, to exceed, for any period of four consecutive fiscal quarters of QPI, starting with the period of four quarters ending on the last day of the quarter which includes the Tender Offer Funding Date, (i) 4.00 to 1.00 from the Tender Offer Funding Date until the Merger Date, (ii) 3.75 to 1.00 after the Merger Date until December 31, 2000, and (iii) 3.00 to 1.00 after December 31, 2000, until the Facility A and the Facility B under (and as defined in) the US Holdings Term Credit Agreement have been paid in full and cancelled and the ratio of QPI's Debt to QPI's Capitalization is less than 55% at the end of any fiscal quarter ending after the date of such repayment and cancellation; and

11.2.11 Restrictions on Acquisition Sub: notwithstanding anything contained herein, it will not, prior to the consummation of the Merger, allow Acquisition Sub to (a) carry on any business or activity unrelated to the consummation of the Tender Offer and Merger or (b) incur, assume, create, suffer to exist or become in any way liable for any Indebtedness other than intercompany Indebtedness to US Holdings related to the consummation of the Tender Offer and the Merger.

                                   ARTICLE XII

                     REIMBURSEMENT OF EXPENSES AND INDEMNITY

Section 12.1 Reimbursement of Expenses

All statements, reports, certificates, opinions and other documents or information required to be furnished to the Administrative Agent, any Lender or any other Finance Party by any Loan Party under this Agreement and the other Loan Documents shall be supplied without cost to all such parties. Furthermore, whether or not any of the transactions contemplated herein are consummated, the Borrower agrees to reimburse promptly to the Administrative Agent for itself and for the account of the other Finance Parties on demand, all of the reasonable fees, costs and expenses of the Administrative Agent's Counsel and all of the Administrative Agent's and the Arrangers' other reasonable fees, costs and other out-of-pocket expenses (including transportation, computer, duplication, appraisal, audit, insurance, consultant, notaries and search, and all tax on goods and services) incurred from time to time in the preparation, negotiation, execution and registration, if applicable, of the Loan Documents and the related documents, and the operation of the Credit Facility, including, without limitation, in considering and making


                                      -68-
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amendments to, or waivers, releases or discharges in respect of, the Loan
Documents (whether or not such amendments, waivers, releases or discharges are completed or carried into effect) and, after discussion with QPI, in respect of any other matter, together with all reasonable expenses incurred in the due diligence and syndication (including printing, distribution and bank meetings) in connection with the Credit Facility. In addition, the Borrower agrees to pay all of such reasonable legal fees, costs and expenses (and tax on goods and services in respect thereof) of the Administrative Agent and each of the Lenders incurred in the enforcement of the Loan Documents and of any other document to be executed and issued as provided herein and in the other Loan Documents.

Each Borrower will reimburse the Administrative Agent and the Lenders within 30 days after written request is made, with interest after such 30 day period at a rate per annum equal to the US Prime Rate plus the Applicable Margin for US Prime Rate Loans at such time increased by 2% per annum, for any and all expenditures which the Administrative Agent or the Lenders may from time to time make, lay out or expend pursuant to this Section 12.1 and in providing such protection in respect of insurance, discharge of Liens, Taxes, dues, assessments, governmental charges, fines and penalties lawfully imposed, repairs, Counsel's fees and other matters as the Loan Parties are obligated in the Loan Documents to provide, but fail to provide after written request is made. Such obligations to reimburse the Administrative Agent and the Lenders shall be an additional indebtedness due from the Borrower and shall be payable by the Borrower within 30 days of demand. The Administrative Agent and the Lenders though privileged so to do shall be under no obligation to the Borrower to make any such expenditure and the making thereof by the Administrative Agent or Lender shall not relieve the Borrower of any default in that respect.

Section 12.2 Indemnity

Whether or not a Default or an Event of Default has occurred, the Borrower covenants and undertakes to indemnify, defend, protect and hold harmless the Administrative Agent, each of the Lenders and the other Finance Parties and their respective directors, controlling persons, officers, employees, Counsels, attorneys-in-fact, trustees, advisors and agents (collectively, the "Indemnitees") against and from all losses, damages (including punitive damages), expenses, liabilities, obligations, penalties, actions, judgments, suits, claims, costs, expenses and disbursements (including reasonable Counsels' and consultants' fees and disbursements) (hereinafter, "Losses") which any Indemnitee may sustain or incur (including, without limitation, any losses and expenses a Lender may incur (a) by reason of the liquidation, re-employment or redeployment of deposits or other funds acquired by such Lender to fund or to maintain the Borrowings of the Borrower or (b) by reason of any interest, charges or other amounts paid or payable by a Lender to providers of funds borrowed or acquired in order to make, to fund or to maintain the Borrowings of the Borrower or any amount unpaid by the Borrower hereunder) as a consequence of or in connection with (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith):

         12.2.1 any use made by the Borrower or proposed to be made by the Borrower with the proceeds of the Credit Facility,


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

         12.2.2 any failure of the Borrower to timely provide a conversion or renewal notice when required in respect of any Borrowing pursuant to the terms hereof,

         12.2.3 any failure of the Borrower to borrow in the amount and on the date specified therefor in any notice of Borrowing pursuant to this Agreement,

         12.2.4 any failure of the Borrower to make a payment, repayment, prepayment or conversion specified in a notice of repayment, prepayment or conversion hereunder, or when otherwise due hereunder,

         12.2.5 the payment by the Borrower of principal amounts in respect of a Libor Loan on any day other than the last day of the related Libor Interest Period,

         12.2.6 the Loan Documents, the Transaction Documents, the Tender Offer, the Merger or any transaction contemplated hereby or thereby, including defending and/or counterclaiming or claiming over against third parties in respect of any action or matter relating to any thereof,

         12.2.7   the occurrence of a Default or an Event of Default, or

         12.2.8 the actual or alleged presence of Hazardous Materials on, under or in any Properties or the escape, seepage, leakage, spillage, discharge, emission or release from, any Property or into or upon any land, the atmosphere, or any watercourse, body of water or wetland, of any Hazardous Materials or any Environmental Claim relating to the Borrower or any of its Subsidiaries or any of the Properties or arising out of the use of any of the Properties, in each case, except to the extent such Losses are found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnitee's gross negligence or wilful misconduct.

In the case of an investigation, litigation or proceeding to which the indemnity described in this Section 12.2 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, its respective shareholders, Affiliates or creditors or an Indemnitee or an Indemnitee is otherwise a party thereto. The Borrower further agrees that no Indemnitee shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Borrower or any of its Subsidiaries or Affiliates or their respective security holders or creditors arising out of, related to or in connection with the Credit Facility, except for direct, as opposed to consequential or punitive, damages determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnitee's gross negligence or wilful misconduct.

Section 12.3 Consultation with Borrower

In connection with any claim made by a third party for which an Indemnitee is entitled to indemnification pursuant to Section 12.2, such Indemnitee agrees, before settling or compromising any such claim, to consult in good faith with the Borrower and the Administrative Agent regarding any comments or considerations that either of them may have, it being understood that (i) such Indemnitee shall retain the right, at its sole discretion, to settle or compromise any such claim and (ii) any consultation among such Indemnitee, the Borrower and the Administrative Agent or any failure to so consult shall in no way relieve or reduce the Borrower's obligations to indemnify such Indemnitee pursuant to Section 12.2.

Section 12.4 Survival of Indemnification Obligations

Without prejudice to the survival or termination of any other agreement of the Borrower under the Loan Documents, the provisions of and undertakings and indemnification set forth under Sections 12.1 and 12.2 shall survive the payment of principal and interest on all Borrowings, the termination of the Aggregate Commitment and the satisfaction of all other liabilities owed to the Administrative Agent and the Lenders pursuant to the Loan Documents.

                                  ARTICLE XIII

                                   OTHER TAXES

Section 13.1 Other Taxes

The Borrower covenants and agrees that it will pay any documentary, stamp or other Taxes (including interest and penalties) which may be payable or determined to be payable by any governmental or taxation authority in respect of the execution and delivery of the Loan Documents to which it is a party, including the performance of the terms and provisions of such Loan Documents, and will save the Administrative Agent and the Lenders harmless against any loss or liability resulting from non-payment or delay in payment of any such documentary, stamp or other Taxes.

Section 13.2 Survival of Obligations

The obligation of the Borrower under Section 13.1 to pay the Taxes referred to therein shall, if such Taxes have not been paid, survive the payment of principal and interest on all Borrowings, the termination of the Aggregate Commitment and the satisfaction of all other liabilities owed to the Administrative Agent and the Lenders pursuant to the Loan Documents.

                                   ARTICLE XIV

                                EVENTS OF DEFAULT

Section 14.1 Events of Default

The occurrence of any one or more of the following events or circumstances shall constitute an Event of Default under this Agreement:

14.1.1 Failure to Pay: any payment of principal or of interest on any of the Loans or of fees or any other amounts owing under the Loan Documents shall not be made when and as due (whether at maturity, by reason of notice of repayment or acceleration or otherwise) and in accordance with the terms of this Agreement and, except in the case of payments of principal, such failure shall continue for three Business Days;

14.1.2 Representations and Warranties: any representation or warranty made by any Loan Party in any of the Loan Documents or any certificate or other document delivered pursuant thereto shall prove at any time to have been materially incorrect or misleading in any material respect, as at the date made or deemed to have been made;

14.1.3 Other Breaches: any Loan Party shall default in the performance or observance of:

         (a)    any term, covenant, condition or agreement contained in Section
                11.1.2 (insofar as such paragraph requires the preservation of the existence of a Loan Party), 11.1.6, 11.1.8, 11.1.14, 11.1.16 through and including 11.1.21 or 11.2.11, and such default, if capable of being remedied, shall continue unremedied for a period of ten Business Days after the earlier of the date on which (y) a Loan Party shall have actual knowledge of such default and (z) notice shall have been given by the Administrative Agent to the Borrower requiring that such default be cured; or

         (b) any term, covenant, condition or agreement contained in this Agreement (other than a term, covenant, condition or agreement a default in the performance or observance of which is elsewhere in this Section 14.1 specifically dealt with) and such default, if capable of being remedied, shall continue unremedied for a period of 30 days after the earlier of the date on which (y) a Loan Party shall have actual knowledge of such default and (z) notice shall have been given by the Administrative Agent to the Borrower requiring that such default be cured;

14.1.4   Bankruptcy:

         (a) Voluntary: the Borrower, any Guarantor or any Restricted Entity shall (i) commence any proceedings (including a notice of intention or a proposal under the Bankruptcy and Insolvency Act (Canada) and an application for a compromise or arrangement under the Companies' Creditors Arrangement Act (Canada) or any successor or equivalent legislations) or a voluntary case under the U.S. Federal bankruptcy laws (as now or hereafter in effect), (ii) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in any proceedings or involuntary case under such bankruptcy laws or other laws, (iv) apply for, or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or the like of itself or of a substantial part of its assets, domestic or foreign, (v) admit in writing its inability to pay, or generally not be paying, its debts (other than those that are the subject of bona fide disputes) as they become due,
                (vi) make a general assignment for the benefit of creditors, or
                (vii) take any corporate or partnership action for the purpose of effecting any of the foregoing; or

         (b) Involuntary: (i) any proceedings or case shall be commenced against the Borrower, any Guarantor or any Restricted Entity or all or a substantial part of the property of the Borrower, any Guarantor or any Restricted Entity seeking (y) relief under the laws referred to above in paragraph (a) of this Section 14.1.4 (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, or (z) the appointment of a trustee, receiver, custodian, liquidator or the like of the Borrower, any Guarantor or any Restricted Entity, and such proceedings or case shall continue undismissed and unstayed for a period of 45 days, or (ii) an order granting the relief requested in such proceedings or case against the Borrower, any Guarantor or any Restricted Entity shall be made, granted or entered;

provided, however, in the case of any Restricted Entity other than the Borrower or any Guarantor, that the foregoing circumstances or events have a Material Adverse Effect;

14.1.5 ERISA: (a) any Termination Event shall occur with respect to any Benefit Plan of the Borrower, any Guarantor that is a United States Person, any of the US Restricted Entities or any ERISA Affiliate of any of the foregoing, (b) any accumulated funding deficiency (as defined in Section 302 of ERISA) shall exist at any time with respect to any such Benefit Plan in an amount in excess of an amount equivalent to 4% of QPI's Equity at such time, (c) any Person shall engage in any prohibited transaction involving any such Benefit Plan, (d) the Borrower, any Guarantor that is United States Person, a US Restricted Entity or any ERISA Affiliate of any of the foregoing shall be in "default" (as defined in ERISA Section 4219(c)(5)) with respect to payments owing to any such Benefit Plan that is a multiemployer Benefit Plan as a result of such Person's complete or partial withdrawal (as described in ERISA Section 4203 or 4205) therefrom, (e) the Borrower, any Guarantor that is United States Person, a US Restricted Entity or any ERISA Affiliate of any of the foregoing shall fail to pay when due an amount that is payable by it to the PBGC or to any such Benefit Plan under Title IV of ERISA, or (f) a proceeding shall be instituted by a fiduciary of any such Benefit Plan against the Borrower, any Guarantor that is a United States Person, a US Restricted Entity or any ERISA Affiliate of any of the foregoing to enforce ERISA Section 515 and such proceeding shall not have been dismissed within 30 days thereafter, except that no event or condition referred to in paragraphs (a) through
         (f) shall constitute an Event of Default if it, together with all other such events or conditions at the time existing, has not subjected, and in the reasonable determination of the Majority Lenders will not subject the Borrower, any Guarantor that is United States Person or a US Restricted Entity to aggregate liabilities, at any time, that exceed an amount equivalent to 4% of QPI's Equity at such time;

14.1.6 Judgment: a final judgment or order shall be entered against the Borrower, any Guarantor or any Restricted Entity by any court, and (a) in the case of a judgment or order for the payment of money, (i) such judgment or order shall be for the payment of money in excess of $25,000,000 (to the extent not fully covered by valid and collectible insurance provided by solvent, unaffiliated insurers) and (ii) either
         (y) such judgment or order shall continue undischarged and unstayed for a period of 60 days or

         (z) enforcement proceedings shall have been commenced upon such judgment or order, and (b) in the case of any judgment or order for other than the payment of money, such judgment or order could, together with all other such judgments or orders, have a Materially Adverse Effect on QPI and the Restricted Entities taken as a whole;

14.1.7 Invalidity or Unenforceability: a court of competent jurisdiction shall render a judgment or order, or any law, ordinance, decree or regulation shall be enacted, the effect of which is to render any material provision of the Loan Documents invalid, not binding or unenforceable or any Loan Document shall cease to be in full force and effect and valid and enforceable, provided that if such matter is (in the opinion of the Administrative Agent) capable of being remedied, the Borrower shall have failed, within 30 days thereafter to furnish or cause to be furnished to the Lenders replacement documents evidencing and, where applicable, securing the Indebtedness under the Loan Documents which are adequate in the opinion of the Administrative Agent, or if any Loan Party gives notice of termination of, or otherwise attempts to terminate or deny its liability under a Loan Document;

14.1.8   Cross-Default:

         (a) with respect to any Indebtedness of a Loan Party or any other Restricted Entity (other than under the Credit Facility, the US Holdings Term Credit Agreement, the Existing QPI Facility, the Existing Indentures and Non-Recourse Indebtedness) in the aggregate outstanding principal amount of $25,000,000:

                (i) failure to pay, in accordance with its terms and when due and payable (subject to any applicable grace period), any of the principal or interest of such Indebtedness, or any such Indebtedness shall, in whole or in part, have been required to be repaid prior to the stated maturity thereof, in accordance with the provision of any agreement evidencing, providing for the creation of or concerning such Indebtedness, or

                (ii) (y) any event shall have occurred and be continuing that accelerates such maturity or requires such repayment or permits (or, with the passage of time or the giving of notice or both, would permit) any holder or holders of such Indebtedness, any trustee or agent acting on behalf of such holder or holders or any other Person so to accelerate such maturity or require any such repayment, and said holder or holders, trustee or agent, acting on behalf of such holder or holders have accelerated said maturity or required such repayment and (z) if the agreement evidencing, providing for the creation of or concerning such Indebtedness provides for a cure period for such event, such event shall not be cured prior to the end of such cure period,

         (b)    any default by any Loan Party under any Loan Party Guarantee, or

         (c) any Event of Default under (and as defined in) (i) the Existing QPI Facility, (ii) the US Holdings Term Credit Agreement or
                (iii) after the Tender Offer Funding Date, any of the Existing Indentures,

provided further that no Event of Default shall be deemed to have occurred if the failure to pay or perform under the relevant agreement is waived, rescinded or annulled in writing by the relevant creditor(s);

14.1.9 Environmental Claims: the Borrower, any Guarantor, any Restricted Entity or any Environmental Affiliate of any of the foregoing shall have failed to obtain any Environmental Permit necessary for the management, use, control, ownership or operation of its business, property or assets, or any such Environmental Permit shall be revoked, terminated, or otherwise cease to be in full force and effect, in each case, if the existence of such condition could reasonably be expected to have a Materially Adverse Effect on QPI and the Restricted Entities, taken as a whole; or

14.1.10 Material Adverse Effect: there is or occurs any event or circumstance which has a Material Adverse Effect.

Section 14.2 Acceleration

Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent on behalf of the Lenders may, and if so requested by the Majority Lenders shall, declare the Aggregate Commitment to be terminated and reduced to zero and thereby terminate the right of the Borrower to apply for further Borrowings, and in addition the Administrative Agent may, and if so requested by the Majority Lenders shall, by written notice to the Borrower declare all Indebtedness and liabilities of the Borrower outstanding to the Lenders and the Administrative Agent hereunder to be immediately due and payable without presentation, presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Borrower, provided that the Aggregate Commitment and the right of the Borrower to apply for further Borrowings shall automatically be terminated and all Indebtedness and liabilities of the Borrower to the Lenders and the Administrative Agent outstanding hereunder shall be immediately due and payable without any written notice to the Borrower or any other Loan Party as provided above and without any other presentation, presentment, demand, protest or other notice of any kind if an Event of Default has occurred in respect of the Borrower pursuant to Section 14.1.4. In such event, the Borrower shall pay immediately to the Administrative Agent for the account of the Lenders and the Borrower hereby acknowledges that it shall be indebted to the Administrative Agent for the payment of all amounts owing or payable by it under this Agreement, failing which all rights and remedies of the Administrative Agent and the Lenders shall thereupon become enforceable and such payment to the Administrative Agent when made shall be deemed to have been made in discharge of the Borrower's obligations hereunder, and the Administrative Agent shall distribute such proceeds among the Lenders as provided herein.


Section 14.3 Notices

Save as otherwise expressly provided for herein, no notice of any kind shall be required to be given to any Loan Party by the Administrative Agent or the Lenders for the purpose of putting the Borrower in default, the latter being in default by the mere lapse of time allowed for the performance of an obligation or by the mere happening of an event or circumstance constituting an Event of Default.

                                   ARTICLE XV

                                    REMEDIES

Section 15.1 Remedies Cumulative

Subject to Section 16.1 and for greater certainty, it is expressly understood and agreed that the rights and remedies of the Lenders and the Administrative Agent under this Agreement are cumulative and are in addition to and not in substitution for any rights or remedies provided by law; any single or partial exercise by the Administrative Agent or any Lender of any right or remedy for a default or breach of any term, covenant, condition or agreement herein contained shall not be deemed to be a waiver of or to alter, affect or prejudice any other right or remedy or other rights or remedies to which the Administrative Agent or any Lender may be lawfully entitled for the same default or breach, and any waiver by the Administrative Agent or any Lender of the strict observance, performance or compliance with any term, covenant, condition or agreement herein contained, and any indulgence granted by the Administrative Agent or any Lender, shall be deemed not to be a waiver of that or any subsequent default.

The Administrative Agent on behalf of the Lenders acting on the instructions of the Majority Lenders, or failing such action by the Administrative Agent, the Majority Lenders, may, to the extent permitted by Applicable Law, bring suit at law, in equity or otherwise for any available relief or purpose including but not limited to (a) the specific performance of any covenant or agreement contained in this Agreement, or in any other document given pursuant to or incidental to this Agreement, (b) an injunction against a violation of any of the terms hereof or thereof, (c) the exercise of any power granted hereby or thereby or by law, or (d) obtaining and enforcing judgment for any and all amounts due in respect of the Borrowings or amounts otherwise due hereunder or under any documents given in connection with this Agreement.

                                   ARTICLE XVI

                                WAIVER OF DEFAULT

Section 16.1 Waiver of Default

         (a) If at any time after the occurrence of an Event of Default, the Borrower offers to cure completely all Events of Default and to pay all expenses (including Counsels' fees and disbursements), advances and damages to the Administrative Agent for the account of the Lenders and itself consequent on such Event of Default, with interest at the rates then applicable to the respective outstanding Borrowings, then the Administrative Agent on behalf of the Lenders may, but shall not be obligated to, accept such offer and payment, but such action shall not affect any subsequent Event of Default or impair any rights consequent thereon;

         (b) no waiver by the Administrative Agent on behalf of the Lenders of any Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Event of Default, to the extent permitted by Applicable Law; and

         (c) no Event of Default may be waived or discharged orally but (in each case) only by an instrument in writing signed by the Administrative Agent on behalf of the Lenders, subject however to the provisions of Section 17.12.1.

                                  ARTICLE XVII

                    THE ADMINISTRATIVE AGENT AND THE LENDERS

Section 17.1 Authorization of Administrative Agent

Each Lender irrevocably appoints and authorizes the Administrative Agent to take all action as agent on its behalf and to exercise such powers and perform such duties under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with all powers reasonably incidental thereto.

Without restricting the foregoing, the Administrative Agent is specifically authorized to execute or accept all or any of the Loan Party Guarantees and all ancillary documents on behalf of the Lenders, if and when deemed appropriate by the Administrative Agent, and to take all actions as it may deem appropriate to render the Loan Party Guarantees effective.

The Administrative Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, and with respect to taking or refraining from taking any action or actions which it may be able to take under or in respect of, the Loan Documents, unless the Administrative Agent shall have been instructed by the Majority Lenders to exercise such rights or to take or refrain from taking such action, the whole subject to the provisions of Section 17.15.

Neither the Administrative Agent nor any director, officer, employee, attorney, trustee, advisor or agent of the Administrative Agent shall incur any liability under or in respect of the Loan Documents with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment or which may seem to it to be necessary or desirable in the circumstances, except for its gross negligence or wilful misconduct.

As to matters not expressly provided for by this Agreement, the Administrative Agent is not required to exercise any discretion or to take any action (and is fully protected in so acting or refraining from acting upon the instructions of the Majority Lenders) and such instructions shall be binding upon all Lenders; provided, however, that the Administrative Agent shall not be required to take any action that exposes it to personal liability or that is contrary to this Agreement or Applicable Law.

The Borrower may rely on any action taken or consent given by the Administrative Agent who purports to be acting in accordance with the terms of this Agreement.

Section 17.2 Notification of Borrowings, Repayments, Etc.

The Administrative Agent shall promptly notify each Lender in writing upon receipt by the Administrative Agent of any notice of a Borrowing pursuant to
Section 3.6, a repayment, a prepayment and/or cancellation pursuant to Section 3.9, a conversion pursuant to Section 3.10 or a renewal or non-renewal pursuant to Section 5.1.

Section 17.3 Details of Borrowings

The Administrative Agent shall promptly advise each Lender upon receipt by it of a copy of any notice of Borrowing of the details thereof, including (as applicable) the amount, Drawdown Date, Conversion Date and date of renewal of a Borrowing and each Lender's participation therein, determined in accordance with this Agreement which determination shall, except in the case of manifest error, be binding upon the Lenders.

With respect to Advances, each Lender agrees that by not later than 12:00 noon on the Drawdown Date, it will make the amount of its participation therein available at the Administrative Agent's Account for Payments for value on such Drawdown Date.

The Administrative Agent shall be entitled to act upon the oral instructions of any person who the Administrative Agent believes is a person the Borrower has identified in writing from time to time to the Administrative Agent as being a person authorized by the Borrower to give instructions regarding the drawing of Borrowings and the Administrative Agent shall not be responsible for any error or omission in such instructions or in the performance thereof except in the case of gross negligence or wilful misconduct by the Administrative Agent or its employees. Any such instructions shall be immediately confirmed in writing by the Borrower to the Administrative Agent as provided hereunder.

Section 17.4 Remittance of Amounts Received from the Borrower

Provided acceleration of the Indebtedness or other liabilities of the Borrower pursuant to the provisions of Section 14.2 has not occurred and subject to
Section 17.5, upon receipt from the Borrower or otherwise of any payments of principal, interest or other payments made in connection with this Agreement (other than amounts payable to the Administrative Agent by the Borrower by way of fees for the sole account of the Administrative Agent or any other Finance Party), the Administrative Agent shall use its best efforts to pay to each Lender at its respective Branch of Account, amounts equal to its respective pro rata portion thereof, determined by the Administrative Agent in accordance with this Agreement on the same Business Day as such amounts are received by the Administrative Agent.

Section 17.5 Assumption as to Payments

17.5.1 Assumed Payment from Borrower: without affecting the obligations of the Lenders or the Borrower contained in this Agreement, unless the Administrative Agent has been notified in writing by the Borrower not less than one Business Day prior to the date on which any payment to be made by the Borrower hereunder is due that the Borrower does not intend to remit such payment, the Administrative Agent may, at its discretion, assume that the Borrower has remitted such payment when so due and the

         Administrative Agent may, at its discretion and in reliance upon such assumption, make available to each Lender entitled thereto on such payment date an amount equal to such Lender's Lender's Proportion of such assumed payment. If it proves to be the case that the Borrower has not in fact remitted such payment to the Administrative Agent, each Lender shall forthwith on demand repay to the Administrative Agent the amount of such assumed payment made available to such Lender, together with interest thereon until the date of repayment thereof at a rate determined by the Administrative Agent (such rate to be conclusive and binding on such Lender) in accordance with its usual banking practice for advances in the currency in which such payment is due to banks or financial institutions of like standing to such Lender; and

17.5.2 Assumed Payment from Lender: without affecting the obligations of the Lenders or the Borrower contained elsewhere in this Agreement, unless the Administrative Agent has been notified in writing by a Lender no less than one Business Day before a Drawdown Date that such Lender does not intend to make available to the Administrative Agent such Lender's Lender's Proportion of a Borrowing to be effected on such Drawdown Date, the Administrative Agent may assume that such Lender will be making its Lender's Proportion of such Borrowing available to the Administrative Agent on such Drawdown Date and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower an amount corresponding to such Lender's Proportion. If such Lender fails to make its Lender's Proportion of the relevant Borrowing available to the Administrative Agent on the Drawdown Date and the Borrower has actually received the proceeds of the relevant Borrowing, the Administrative Agent shall be entitled to recover on demand the amount of such Lender's Proportion of the Borrowing from such Lender, together with interest thereon until the date of recovery at a rate determined by the Administrative Agent (such rate to be conclusive and binding on such Lender) in accordance with its usual banking practices for advances in the currency in which such payment is due to banks or financial institutions of like standing to such Lender or, at the option of the Administrative Agent, it shall be entitled to recover the said amount from the Borrower on demand. Interest shall accrue on such amount advanced to the Borrower during the period prior to such recovery at a rate per annum equal to the rate applicable to the Borrowing and, notwithstanding Sections 4.1 and 8.4, shall be paid by the Borrower to the Administrative Agent for its own account. Nothing herein shall be deemed to relieve any Lender from its obligations to fulfill its Commitment in accordance with the provisions hereof or to prejudice any rights which the Borrower might have against any Lender as a result of any default by such Lender hereunder.

Section 17.6 Change in Circumstances, Illegality, Increased Costs, Etc.

Each Lender wishing to avail itself of the provisions of Section 5.2, 8.5, 8.6 or 8.7 shall so advise the Administrative Agent and shall provide the Administrative Agent with all appropriate instructions as to any notification to be given to the Borrower on such Lender's behalf in respect thereof and shall also provide the Administrative Agent with all appropriate information on the underlying circumstances, events or changes affecting the London interbank eurodollar market or a law, regulation, treaty or official directive or notice or creating, imposing or increasing a Tax, the whole with details and accuracy sufficient to satisfy the Borrower.

Section 17.7 Notice of Event of Default

In the event that an officer or employee of a Lender familiar with the terms of this Agreement learns of any Default or receives any material information from any Loan Party in respect thereof, such information shall be promptly notified to the Administrative Agent who shall promptly notify the other Lenders thereof.

Section 17.8 Pro Rata Treatment of Advances and Borrowings

17.8.1 Adjustments to Loans and Repayments: to the extent reasonably practicable, all Borrowings and reborrowings by way of Loans under the Credit Facility, and all repayments of the Loans, will be made and applied in a manner so that the proportion borne by the total amount of the Loans owing to each Lender under the Credit Facility to the total amount of the Loans owing to all Lenders under the Credit Facility will at all times be equal to the proportion borne by the Commitment of that Lender under the Credit Facility to the Aggregate Commitment; and

17.8.2 Borrower's Agreement: the Borrower agrees to be bound by and to do all things reasonably necessary or appropriate to give effect to any and all adjustments made by and between the Lenders to give effect to this
         Section 17.8.

Section 17.9 Adjustments among Lenders after Acceleration

17.9.1 Adjustments within Credit Facility: the Lenders agree that after any acceleration pursuant to Section 14.2 or after the cancellation or termination of any part of the Aggregate Commitment, they will at any time and from time to time upon the request of any Lender through the Administrative Agent purchase portions of the Borrowings made available by the other Lenders which remain outstanding, and make any other adjustments which may be necessary or appropriate, in order to ensure that the proportion borne by the amount of the Borrowings made available by each Lender which remain outstanding under the Credit Facility to the total amount of the Borrowings made available by all the Lenders which remain outstanding under the Credit Facility, as adjusted pursuant to this Section 17.9 or Section 17.8, is equal to the proportion borne by the Commitment of that Lender under the Credit Facility to the Aggregate Commitment immediately prior to the cancellation or termination thereof;

17.9.2   [Intentionally Omitted];

17.9.3 Application of Adjustments: for greater certainty, the Lenders acknowledge and agree that without limiting the generality of the provisions of Section 17.9.1, such provision will have application if and whenever any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, compensation, or otherwise) on account of any monies owing or payable by the Borrower to it hereunder in excess of its Lender's Proportion of payments on account of monies owing by the Borrower to all the Lenders hereunder (collectively, the "Obligations"), and in such event, such Lender shall promptly purchase from the other Lenders participations in the Obligations held by the other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable to the end that all the Lenders shall share the benefit of such payment pro rata in accordance with the unpaid principal of and interest on the Obligations then due to each of them. To such end, all of the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if all or any portion of such excess payment is thereafter rescinded or must otherwise be restored. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any Lender so purchasing a participation in the Obligations held by the other Lenders may exercise all rights of set-off, banker's lien, counterclaim, or similar rights with respect to such participation as fully as if such Lender were a direct holder of Obligations in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness, liability, or obligation of the Borrower; and

17.9.4 Borrower's Acknowledgement: the Borrower agrees to be bound by and to do all things reasonably necessary or appropriate to give effect to any and all purchases and other adjustments made by and between the Lenders pursuant to this Section 17.9.

Section 17.10 Sharing among the Lenders

The Administrative Agent and the Lenders agree among themselves that subject to the provisions of Sections 5.2(B), 8.4, 8.6.2(b), 8.7(b), 17.8 and 17.9 all sums received by the Administrative Agent for the account of the Lenders and by the Lenders relative to this Agreement (whether received by voluntary payment, by the exercise of the right of set-off, compensation or by counterclaim, cross-action or as proceeds of realization of any security) shall be shared by each Lender in the proportion to which the amount owing to such Lender hereunder bears to the amount owing to all the Lenders hereunder.

Section 17.11 Cash Collateral Accounts

Upon the occurrence of an Event of Default and notwithstanding the provisions of
Section 8.4 and in addition to any other rights or remedies of the Lenders under the Loan Documents, the Lenders, as and by way of collateral security, shall be entitled to deposit and retain in an account to be maintained by the Administrative Agent on behalf of the Lenders (bearing interest at the rates of the Administrative Agent as may be applicable in respect of other deposits of similar amounts for similar terms) amounts which are received by the Lenders from the Borrower hereunder or as proceeds of realization of any guarantee or security given by a Loan Party under the Loan Documents to the extent such amounts may be required to satisfy any contingent or unmatured obligations or liabilities of a Loan Party to the Lenders or the Administrative Agent under the Loan Documents.

Section 17.12 Instructions from Lenders

17.12.1  Waivers, Amendments, Etc.:

         (a) Consent of Majority Lenders: subject to the provisions of paragraph (b) below, the provisions of the Loan Documents may only be amended or waived, on behalf of the Lenders, by an instrument in writing (and not orally) in each case signed by or on behalf of the Administrative Agent, and any term, covenant, agreement or condition contained in the Loan Documents may be amended with the consent of the Majority Lenders, and such amendments shall be binding upon all the parties hereto, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively) by the Majority Lenders, and such waiver shall be binding upon all the Lenders, and in any such event the failure to observe, perform or discharge any such covenant, condition or obligation (whether such amendment is executed or such consent is given before or after such failure) shall not be construed as a breach of such covenant, condition or obligation or an Event of Default.

         (b) Consent of all Lenders: notwithstanding paragraph (a) above, where an amendment, consent or waiver relates to:

                (i) an extension or reduction of the duration of the Credit Facility or of the maturity of the Borrowings or of the time for any payments required of the Borrower hereunder,

                (ii)   any change in the Aggregate Commitment,

                (iii) any decrease (other than in accordance with the provisions of Section 4.4) in the Applicable Margin, the Commitment Fee or any amount payable by the Borrower hereunder,

                (iv)   the types of Borrowings available hereunder,

                (v)    a change in the financial covenants set forth in Section
                       11.2.10 provided that a waiver of compliance therewith shall only require the consent of the Majority Lenders,

                (vi) subject to Section 11.2.5, a change of the Borrower, or the assignment or transfer by it of its rights and obligations under this Agreement,

                (vii) subject to Section 11.2.5, a change or release of any Loan Party Guarantee, or

                (viii) a change in this Section 17.12 or a reduction in the percentage specified in the definition of "Majority Lenders" hereunder,

                then such amendment, consent or waiver shall require the consent of all the Lenders and shall be made in writing by the Administrative Agent, whereupon such amendment, consent or waiver shall be binding upon all the Lenders.

         In circumstances other than those contemplated in the foregoing provisions of paragraph (b) above, an amendment, consent, waiver, discharge, release or termination approved by the Majority Lenders shall be binding upon all the Lenders; and


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

17.12.2 Notices of Defaults: upon the occurrence of any breach or failure referred to in Section 14.1 of which an officer or employee of the Administrative Agent familiar with the terms of this Agreement has acquired actual knowledge, the Administrative Agent will give written notice to this effect to all of the Lenders and will provide the Lenders with any material information it may receive from the Borrower in respect thereof.

         Upon the occurrence of an Event of Default, the Administrative Agent shall give to the Borrower the written notice provided for in Section
         14.2 if directed to do so by the Majority Lenders, and such action will be binding upon all the Lenders, provided that the absence of such direction shall not prevent the Administrative Agent, at all times, from taking or refraining from taking such actions or asserting such rights as it deems in its discretion to be advisable for the protection of the Lenders.

Section 17.13 Reliance on Writings and Legal Advice

The Administrative Agent shall not incur any liability under or in respect of any Loan Document by acting or relying upon any writing, notice, certificate, telecopier message, telex, cable, statement, order or other document or telephone conversation believed by the Administrative Agent to be genuine and correct and to have been signed, sent or made by the proper Person or Persons. The Administrative Agent may consult with Counsel (including Counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action reasonably taken or omitted to be taken in good faith by it in accordance with the advice of such Counsel, accountants or experts pertaining to the Loan Documents and its duties hereunder. If the Administrative Agent seeks to verify the signatures or the validity of instructions, demands, requests or notices and is unable to do so to its satisfaction, it may delay acting thereon or refuse to act thereon, provided that nothing herein and no verification as aforesaid at any time by the Administrative Agent shall obligate the Administrative Agent to make such verifications in any particular case.

Section 17.14 Costs and Expenses

Each Lender agrees that it will, on demand, reimburse the Administrative Agent pro rata in accordance with such Lender's respective Commitment for any and all reasonable costs, expenses and disbursements (excluding normal overhead and salary expenses of the Administrative Agent's employees incurred in connection with the normal administration of the Loan Documents) which may be incurred or made by the Administrative Agent in connection with the performance and enforcement of this Agreement and the other Loan Documents for which the Administrative Agent is not promptly reimbursed at any time by or on behalf of the Borrower, unless such costs or expenses and disbursements arise out of the Administrative Agent's gross negligence or wilful misconduct. The Administrative Agent shall not be obliged to expend its own funds or otherwise incur any financial obligations in connection with the Loan Documents unless the Administrative Agent is so reimbursed.

Section 17.15 Authority of Administrative Agent to Act

The Administrative Agent shall have the right, subject to the provisions of this Agreement, to take such actions as it deems fit or refrain from taking any action, or to give agreements, consents, approvals or instructions to the Borrower on behalf of the Lenders in respect of all matters referred to in or contemplated by this Agreement. However, subject to Section 17.12, the Administrative Agent shall not waive a predisbursement condition or an Event of Default, or make decisions or give consents which could materially impact the Lenders' interest without first obtaining the consent of at least the Majority Lenders in respect thereof. Each Lender agrees that a decision by the Lenders taken pursuant to this Section
17.15 with respect to any matters specifically referred to in this Agreement as being governed by a decision of such Lenders shall be binding on all the Lenders.

Section 17.16 Disclaimer

None of the Arrangers and the Agents makes any representation or warranty, or accepts any responsibility, with respect to the due execution, legality, validity, sufficiency or enforceability of the Loan Documents or any instrument or document referred to therein or relative thereto. None of the Arrangers and the Agents assumes any responsibility for the financial condition of the Loan Parties or for the payment of any of the Borrowings. None of the Arrangers and the Agents assumes any responsibility with respect to the accuracy, authenticity, legality, validity, sufficiency or enforceability of any documents, papers, materials or other information furnished by the Loan Parties or any other Person to the Agents, the Arrangers or any Lender in connection with the Loan Documents or any matter referred to therein.

The Administrative Agent shall not be liable to any Lender for any error in judgment or for any action taken or omitted by the Administrative Agent or with respect to anything which the Administrative Agent may do or refrain from doing in the reasonable exercise of its own judgment or which may seem to the Administrative Agent to be necessary or desirable in the circumstances, except for gross negligence or wilful misconduct, and the Administrative Agent will exercise the same care in administering the Loan Documents as the Administrative Agent exercises with respect to credit facilities which the Administrative Agent alone makes and the Administrative Agent shall have no further responsibility to the Lenders. In all cases, the Administrative Agent shall be fully protected in acting or refraining from acting under the Loan Documents in accordance with the instructions of the Majority Lenders, save in respect of matters specified in
Section 17.12.1(b).

Section 17.17 Indemnification

Each Lender severally agrees to indemnify the Administrative Agent (to the extent not promptly reimbursed by the Borrower), ratably in accordance with its portion of the Borrowings outstanding under this Agreement (or, if no Borrowing is then outstanding hereunder, ratably in accordance with its Commitment), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, Taxes or disbursements of any kind and nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in its capacity as such in any way relating to or arising out of the Loan Documents, the Transaction Documents, the Tender Offer, the Merger or any other documents contemplated by or referred to therein or the transactions contemplated thereby (including, without limitation, the costs and expenses which the Borrower is obligated to pay under Section 12.1) or any action taken or omitted by the Administrative Agent in enforcing any of the terms thereof or preserving any rights thereunder, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the Administrative Agent's gross negligence or wilful misconduct. Without limiting the generality of the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its Lender's Proportion of out-of-pocket expenses (including the fees and disbursements of Counsel) incurred by the Administrative Agent with the approval of the Majority Lenders in connection with the determination or preservation of any rights of the Administrative Agent or the Lenders under, or the enforcement of, or legal advice in respect of rights or responsibilities under, the Loan Documents to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower. Without prejudice to the survival of any other agreement of any Lender hereunder, the agreement and obligations of each Lender contained in this Section 17.17 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

Section 17.18 Acknowledgement of Lenders

Each Lender acknowledges to the Administrative Agent, the other Agents and the Arrangers that it has been, and will continue to be, solely responsible for making its own independent appraisal of and investigation into the financial condition, creditworthiness, affairs, status and nature of the Loan Parties and accordingly each Lender confirms to the Administrative Agent, the other Agents and the Arrangers that it has not relied, and will not hereafter rely, on the Administrative Agent:

         (a) to check or inquire on its behalf into the adequacy, accuracy or completeness of any information provided by any Loan Party or in connection with the Loan Documents, the Transaction Documents, the Tender Offer, the Merger or any other documents contemplated by or referred to therein or the transactions contemplated thereby (whether or not such information has been or is hereafter circulated to such Lender by the Administrative Agent); or

         (b) to assess or keep under review on its behalf the financial condition, creditworthiness, affairs, status or nature of any of the Loan Parties, Acquisition Sub or WCP.

In addition, each Lender acknowledges that a copy of this Agreement and of the Schedules hereto and of the other Loan Documents have been made available to it for its review and that it is satisfied with the form and substance of this Agreement and the Schedules hereto and of the other Loan Documents.

Section 17.19 Administrative Agent's Duty to Deliver Documents

The Administrative Agent shall promptly deliver to each of the Lenders, at their respective Branches of Account, such documents, papers, materials and other information as are furnished by any Loan Party to the Administrative Agent on behalf of the Lenders pursuant to this Agreement, but shall have no other obligation to provide any Lender with any credit or other information whatsoever with respect to the Loan Parties and shall be under no obligation to inquire as to the performance by any Loan Party of its obligations hereunder.

Section 17.20 Other Transactions

Each Finance Party may, outside the scope of this Agreement, deal with the Loan Parties in all transactions and may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally do any banking business with the Loan Parties, without having any liability to account to the other Finance Parties therefor. With respect to Royal's Commitment and its participation in the Borrowings, Royal shall have the same rights and powers hereunder and under the other Loan Documents as any other Lender and may exercise the same as though it were not the Administrative Agent.

Section 17.21 No Preference

No Lender shall have, previous to this Agreement, entered into or shall, subsequent to this Agreement, enter into any arrangement with the Borrower or any other Person, without the prior written consent of the other Lenders, which would have the effect of giving such Lender preference or priority over any other Lender in respect of the indebtedness of the Borrower under this Agreement.

Section 17.22 Submission of Information

In respect of any certificate or statement required to be delivered to the Loan Parties by the Administrative Agent pursuant to this Agreement, each Lender shall provide the Administrative Agent with all necessary information required to complete such certificate or statement.

Section 17.23 Sharing of Information Concerning this Agreement

Each Loan Party authorizes the Arrangers, the Administrative Agent, the other Agents and the Lenders to share with each other and, subject to the provisions of Section 18.6, with prospective Assignees of and Participants in the Credit Facility, any information possessed by them regarding the Loan Parties or relating to the liability and indebtedness of the Loan Parties under this Agreement and to payments received by the Lenders from the Loan Parties.

Section 17.24 No Association among Lenders

Nothing contained in this Agreement and no action taken pursuant to it shall, or shall be deemed to, constitute the Lenders a partnership, association, joint venture or other similar entity.

Section 17.25 Successor Administrative Agent

Subject to the appointment and acceptance of a successor agent as provided in this Section 17.25, the Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, and the Administrative Agent may be removed at any time by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor agent with the approval of the Borrower if prior to an Event of Default (such approval not to be unreasonably withheld). If no successor agent shall have been appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring agent's giving of notice of resignation or the Majority Lenders' removal of the retiring agent, then the retiring agent may, on behalf of the Lenders and with the approval of the Borrower if prior to an Event of Default (such approval not to be unreasonably withheld), appoint a successor agent. Upon the acceptance of any appointment as Administrative Agent by a successor agent, such successor agent shall thereupon succeed to and become vested with all the rights, powers, privileges, obligations and duties of the retiring agent and shall be deemed for the purposes of this Agreement to be the Administrative Agent, and the retiring agent shall be discharged from any duties and obligations as such under the Loan Documents arising from and after such date. After the retiring agent's resignation or removal hereunder as Administrative Agent, the provisions of this Agreement shall continue in effect for its benefit and for the benefit of the Lenders in respect of any actions taken or omitted to be taken by the retiring agent while it was acting as Administrative Agent.

Section 17.26 Change of Address

The Administrative Agent shall promptly advise each Lender of any change in the address of the Administrative Agent's Branch of Account or of the Administrative Agent's Accounts for Payments; each Lender shall advise the Administrative Agent of any change in the address of its Branch of Account.

Section 17.27 [Intentionally Omitted]

Section 17.28 Amendment of this Article XVII

Save and except for the provisions of Section 17.12, the provisions of this
Article XVII may be amended or added to, from time to time, by execution by the Lenders and the Administrative Agent of an instrument in writing and such instrument in writing shall validly and effectively amend or add to any or all of the provisions of this Article XVII without requiring the execution of such instrument in writing by any Loan Party provided such amendment or addition does not adversely affect the rights or obligations of any Loan Party. The Administrative Agent shall forward a copy of such written instrument to the Borrower as soon as practicable following the execution thereof by the Lenders and the Administrative Agent.

                                  ARTICLE XVIII

                             SUCCESSORS AND ASSIGNS

Section 18.1 Benefit and Burden of this Agreement

This Agreement shall inure to the benefit of and be binding on the parties hereto, their respective successors and any permitted assignees or transferees of some or all of the parties' rights or obligations hereunder.

Section 18.2 The Loan Parties

The Loan Parties shall not assign or transfer all or any part of their rights or obligations hereunder without the prior written consent of all Lenders.

Section 18.3 Assignment and Participation

         (a) Any Lender (herein sometimes called a "Granting Lender") may, at no cost to the Borrower, grant a participation in the Credit Facility to another Person (a "Participant"), provided in each case that (i) the Granting Lender remains fully liable for all of its obligations and responsibilities hereunder to the same extent as if such participation had not been granted, (ii) the Granting Lender administers the participation of the Participant, and neither the Participant nor the Borrower nor the Administrative Agent shall have any rights against or obligations to one another, nor shall any of them be required to deal directly with one another in respect of the participation by such Participant and (iii) the Participant does not thereby obtain voting rights hereunder, other than in respect of reductions or postponements of amounts payable hereunder or in respect of the release of all or substantially all the Loan Party Guarantees.

         (b) Any Lender (herein sometimes called an "Assigning Lender") may, at no cost to the Borrower (save in the circumstances described in Sections 5.2, 8.6.2 and 8.7), assign all or any part of its rights to, and may have its obligations in respect of the Credit Facility assumed by, any other Lender or any other Person (the "Assignee"); provided that no such assignment may be effected to a Person other than a Lender or an Affiliate of the Assigning Lender without the consents of the Administrative Agent and QPI (which consents in each case shall be evidenced by the execution by such Person of the undertaking in the form of Schedule 18.3 referred to below and shall not be unreasonably withheld), provided further that, in the case of partial assignments, no such assignment may be effected in tranches of less than $10,000,000 in the aggregate (when combined with any amount assigned under the US Holdings Term Credit Agreement) for the Assigning Lender and its Affiliate(s), and multiples of US$1,000,000 in excess thereof, and provided further that following a partial assignment by an Assigning Lender, such Assigning Lender and its Affiliate(s) shall retain (when combined with any amount of commitment retained under the US Holdings Term Credit Agreement) a Commitment of not less than $10,000,000 in the aggregate hereunder and provided further that
                (i) notwithstanding the foregoing, any Lender may, without the consent of the Administrative Agent or QPI, assign as security, all or part of its rights under the Loan Documents to any Federal Reserve Bank of the United States of America and all or part of its rights or obligations under the Loan Documents to any of its Affiliates and (ii) if an Event of Default shall have occurred and be continuing, such consent from QPI shall not be required. Subject to the foregoing an assignment (other than an assignment as security to any Federal Reserve Bank of the United States of America) shall become effective when QPI, the other Loan Parties and the Administrative Agent have been notified of it by the Assigning Lender and have received from the Assignee an undertaking (addressed to the Administrative Agent, the Lenders and the Loan Parties) to be bound by this Agreement and to perform the obligations assigned to it, in form and substance to the effect of Schedule 18.3. Any such Assignee shall be and be treated as a Lender for all purposes of this Agreement, shall be entitled to the full benefit hereof and of all the Loan Documents and shall be subject to the obligations hereunder to the same extent as if it were an original party in respect of the rights or obligations assigned to it, and the Assigning Lender shall be released and discharged accordingly and to the same extent.

Section 18.4 Limitation

No Lender shall be entitled to grant a participation pursuant to Section 18.3(a) or an assignment pursuant to Section 18.3(b), as the case may be, if, as a result, such participation or assignment results in any increased costs (including, without limitation, any obligation to pay withholding tax or further sums pursuant to Section 8.5.1) to the Borrower in effect at the time of such grant of participation or assignment.

Section 18.5 [Intentionally Omitted]

Section 18.6 Disclosure

Each Lender may disclose to any prospective Assignee or prospective Participant, on a confidential basis, such information concerning the Loan Parties as it considers appropriate, provided that such prospective Assignee or prospective Participant agrees in writing to be bound and abide by the same standards with respect to confidentiality as the Lenders have heretofore agreed to adhere to in connection with the transactions contemplated by the Loan Documents with respect to all such information concerning the Loan Parties which is not public information.

Section 18.7 Processing and Recordation Fee

Upon the completion of each assignment pursuant to Section 18.3(b) (other than an assignment by an Assigning Lender to an Affiliate of such Assigning Lender or a security assignment in favor of a Federal Reserve Bank of the United States of America), a processing and recordation fee of $3,500 shall be payable to the Administrative Agent.

                                   ARTICLE XIX

                                  COMPENSATION

Section 19.1 Set-off, Compensation

Each Lender is authorized (but not obligated) at any time or from time to time after the occurrence and during the continuance of an Event of Default, without notice to any Loan Party or to any other Person, any such notice being expressly waived by the Loan Parties, to set off, compensate and apply any and all deposits (general or special) held for or in the name of a Loan Party and any Indebtedness or liability at any time owing or payable by such Lender to or for the credit of or the account of such Loan Party against and on account of the obligations and liabilities of the said Loan Party owing or payable to such Lender under this Agreement or the other Loan Documents, irrespective of currency (which may be converted for this purpose at the "rate of exchange" as set forth in Section 20.1) and of whether or not such Lender has made any demand under this Agreement or the other Loan Documents and whether or not these obligations and liabilities of the said Loan Party, or any of them, have matured. The provisions of this Section 19.1 shall not restrict such rights as the Lenders may be entitled to without relying upon the provisions of this Agreement. For the purposes of the application of this Section 19.1, the Loan Parties and the Lenders agree that the benefit of any term applicable to any Lender's deposit, credit, indebtedness, liability or obligation (collectively referred to in this Section 19.1 as the "Deposit") shall be lost immediately before the time when such Lender shall exercise its rights under this Section 19.1 in respect of a relevant Deposit of such Lender. For the purposes of the foregoing, in all operation of account agreements entered into between a Loan Party and the Administrative Agent at any time and from time to time, as between such Loan Party and the Administrative Agent (whether or not in its capacity as Administrative Agent) any reference therein to the Administrative Agent as the "Bank" shall mean the Administrative Agent as agent for the Lenders, subject to the terms of this Agreement, provided (a) that any charges for the maintenance and operation of such account shall be payable for the exclusive benefit of the Administrative Agent without any obligation on the part of the Administrative Agent to share such payments with the Lenders and (b) that any interest payable to such Loan Party with respect to deposits made in such account shall be payable exclusively by the Administrative Agent without any obligation or liability on the part of any Lender for the payment of such interest.

                                   ARTICLE XX

                                JUDGMENT CURRENCY

Section 20.1 Judgment Currency

If for the purpose of obtaining judgment in any court in any jurisdiction with respect to this Agreement, it becomes necessary to convert into the currency of such jurisdiction (herein called the "Judgment Currency") any amount due hereunder in any currency other than the Judgment Currency, then conversion shall be made at the rate of exchange prevailing on the Business Day preceding
(a) the date of actual payment of the amount due, in the case of proceedings in the courts of any jurisdiction that will give effect to such conversion being made on such day, or (b) the day on which the judgment is given, in the case of proceedings in the courts of the Province of Quebec or of any other jurisdiction (the applicable date as of which such conversion is made pursuant to this Section being hereinafter called the "Judgment Conversion Date"). For this purpose, "rate of exchange" means the rate at which the Administrative Agent would be prepared on the relevant date to sell the currency of the amount due hereunder in New York, New York against the Judgment Currency. In the event that there is a change in the rate of exchange prevailing between the Judgment Conversion Date and the date of payment of the amount due, the Borrower will, on the date of payment, pay such additional amounts (if any) as may be necessary to ensure that the amount paid on such date is the amount in the Judgment Currency which, when converted at the rate of exchange prevailing on the date of payment, is the amount then due under this Agreement in US Dollars. Any additional amount due under this Section 20.1 will be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of this Agreement.

                                   ARTICLE XXI

                                  GOVERNING LAW

Section 21.1 Governing Law

The parties agree that this Agreement is conclusively deemed to be made under, and for all purposes to be governed by and construed in accordance with, the laws of the State of New York.

                                  ARTICLE XXII

                                     NOTICE

Section 22.1 Address for Notice

Unless otherwise provided in this Agreement, any demand, request or notice to be given under this Agreement shall be given by delivering the same or by mailing, by registered mail, postage prepaid or by telexing by way of tested telex or by telecopying the same, addressed (a) in the case of the Loan Parties, as indicated opposite the names of the Loan Parties on the signature pages of this Agreement, (b) in the case of the Administrative Agent, as indicated opposite its name on the signature pages of this Agreement and (c) in the case of the Lenders, as indicated opposite their names on the signature pages of this Agreement, or to such other address as may be notified by any party to the others pursuant to Section 22.2.

Section 22.2 Notice

Any such demand, request or notice sent as aforesaid shall be deemed to have been received by the party to whom it is addressed (a) upon receipt, if delivered or sent by registered mail, (b) on the Business Day next following the date of transmission if telexed and the appropriate answerback is received and
(c) if telecopied before 3:00 p.m. on a Business Day, on that day provided a clear transmission report is received by the sender and if telecopied after 3:00 p.m. on a Business Day, on the Business Day next following the date of transmission; provided, however, that in the event normal mail service, telecopier service or telex service shall be interrupted by strike, force majeure or other cause, then the party sending the demand, request or notice shall utilize any other mode of communication which shall ensure prompt receipt of such demand, request or notice by the other party or parties.

                                  ARTICLE XXIII

                                  MISCELLANEOUS

Section 23.1 Severability

Any provision of this Agreement which is or becomes prohibited or unenforceable in any jurisdiction does not invalidate, affect or impair the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction does not invalidate or render unenforceable such provision in any other jurisdiction.

Section 23.2 [Intentionally Omitted]

Section 23.3 Survival of Representations and Undertakings

The representations and warranties made by the Loan Parties in Article II of this Agreement and the covenants, undertakings and agreements contained in this Agreement survive the execution and delivery of this Agreement and continue in full force and effect until the full payment and satisfaction of all liabilities and obligations of the Loan Parties to the Lenders under this Agreement and the other Loan Documents.

Section 23.4 Whole Agreement

This Agreement and the other Loan Documents constitute the whole and entire agreement between the parties hereto with respect to the subject matter hereof, and, save as contemplated herein, cancels and supersedes any prior offers, agreements, undertakings, declarations and representations, written or verbal in respect thereof.

Section 23.5 Amendments

No amendment, modification or waiver of any provision of this Agreement or consent to any departure by the Loan Parties from any provision of this Agreement will in any event be effective unless it is in conformity with Sections 17.12 and 17.28 and then the amendment, modification, waiver or consent will be effective only in the specific instance, for the specific purpose and for the specific length of time for which it is given.

Notwithstanding the foregoing paragraph, the Administrative Agent is hereby authorized to correct any typographical error or other error of an editorial nature in this Agreement and to substitute such corrected text in the counterparts of this Agreement, provided that such corrections do not modify in any manner the meaning or the interpretation of this Agreement.

Section 23.6 Counterparts

This Agreement may be executed in any number of counterparts, each of which when executed and delivered is an original but all of which taken together constitute one and the same instrument; any party may execute this Agreement by signing any counterpart of it and may communicate such signing by telecopier or otherwise.

Section 23.7 Further Assurances

Each party hereto shall do all such further acts and execute and deliver all such further documents as shall be reasonably required in order to fully perform and carry out the terms of this Agreement.

Section 23.8 [Intentionally Omitted]

Section 23.9 Good Faith and Fair Consideration

The Loan Parties acknowledge and declare that they have entered into this Agreement freely and of their own will. In particular, the Loan Parties acknowledge that this Agreement was negotiated by them and the Finance Parties in good faith.

Section 23.10 Term of Agreement

The term of this Agreement is until the later of the termination of the Aggregate Commitment and payment in full of all the obligations of the Borrower incurred pursuant to this Agreement.

Section 23.11 Formal Date

This Agreement shall bear the formal date of August 12, 1999, notwithstanding the actual date of execution thereof by the parties hereto and may be referred to as bearing such date.

Section 23.12 One Step Transaction

The parties hereto agree that, if on or prior to September 13, 1999, the Administrative Agent shall receive from QPI notice of the intent of QPI and WCP to terminate the Tender Offer and to proceed with the Merger in accordance with the provisions of the Merger Agreement, then the parties hereto shall diligently proceed to execute and deliver an amendment and restatement of this Agreement as is necessary or appropriate to conform this Agreement to the provisions of the One Step Term Sheet attached to (and as defined in) the Arrangement Letter. The Administrative Agent shall promptly notify the Lenders of its receipt of such notice from QPI.

Section 23.13 Submission to Jurisdiction

For the purposes of any action or proceeding involving this Agreement, the other Loan Documents or any other agreement or document referred to herein or therein, each Loan Party hereby expressly submits to the jurisdiction of all federal and state courts sitting in the City and State of New York and consents that any order, process, notice of motion or other application to or by any of said courts or a judge thereof may be served within or without such court's jurisdiction by registered mail or by personal service, provided that a reasonable time for appearance is allowed. Each Loan Party hereby irrevocably waives any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, the other Loan Documents or any other agreement or document referred to herein or therein brought in any federal or state court sitting in the City and State of New York, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

Section 23.14 WAIVER OF TRIAL BY JURY

EACH PARTY HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER

OR RELATING TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR ANY OTHER AGREEMENT OR DOCUMENT REFERRED TO HEREIN OR THEREIN AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed as of the 12th day of August, 1999.

Address:

Quebecor Printing (USA) Holdings Inc.      QUEBECOR PRINTING (USA) HOLDINGS INC.
c/o Imprimeries Quebecor Inc. -
Quebecor Printing Inc.
612 St. Jacques Street                     By:/s/ William J. Glass
Montreal, Quebec                              ----------------------------------
Canada  H3C 4M8                               Name: William J. Glass
                                              Title: Senior Vice President,
                                                     Finance Administration and
Attention:  Vice President and Treasurer             Treasurer
Telephone:  (514) 954-0101
Telecopier: (514) 954-0205

With a copy to:

Imprimeries Quebecor Inc. - Quebecor
Printing Inc.
Route des Arsenaux 15
1700 Fribourg, Suisse

Attention:  Vice President and Treasurer
Telephone:  011-41-26-347-4772
Telecopier: 011-41-26-347-4778

With a copy to:
300 Delaware Avenue
Suite 900
Wilmington, Delaware
19801 USA

Attention: Treasurer

Address:                                   IMPRIMERIES QUEBECOR INC. - QUEBECOR
                                           PRINTING INC.
Route des Arsenaux 15
1700 Fribourg
Suisse                                     By:/s/ Christian M. Paupe
                                              ----------------------------------
                                              Name:  Christian M. Paupe
Attention:  Vice President and Treasurer      Title: Executive Vice-President,
Telephone:  011-41-26-347-4772                       Chief Administrative
Telecopier: 011-41-26-347-4778                       Officer and Chief
                                                     Financial Officer

With a copy to:
                                           By:__________________________________
Imprimeries Quebecor Inc. - Quebecor          Name:  Mark A. D'Souza
Printing Inc.                                 Title: Vice-President and
612 St. Jacques Street                               Treasurer
Montreal, Quebec
Canada  H3C 4M8

Attention:  Vice President and Treasurer
Telephone:  (514) 954-0101
Telecopier: (514) 954-0205

Address:                                   IMPRIMERIES QUEBECOR INC. - QUEBECOR
                                           PRINTING INC.
Route des Arsenaux 15
1700 Fribourg
Suisse                                     By:__________________________________
                                              Name:  Christian M. Paupe
Attention:  Vice President and Treasurer      Title: Executive Vice-President,
Telephone:  011-41-26-347-4772                       Chief Administrative
Telecopier: 011-41-26-347-4778                       Officer and Chief Financial
                                                     Officer

With a copy to:
                                           By:/s/ Mark A. D'Souza
Imprimeries Quebecor Inc. - Quebecor          ----------------------------------
Printing Inc.                                 Name:  Mark A. D'Souza
612 St. Jacques Street                        Title: Vice-President and
Montreal, Quebec                                     Treasurer
Canada  H3C 4M8

Attention:  Vice President and Treasurer
Telephone:  (514) 954-0101
Telecopier: (514) 954-0205

Address:                                   QUEBECOR PRINTING HOLDING COMPANY

Quebecor Printing Holding Company
c/o Imprimeries Quebecor Inc. - Quebecor   By:/s/ William J. Glass
Printing Inc.                                 ----------------------------------
Route des Arsenaux 15                         Name:  William J. Glass
1700 Fribourg, Suisse                         Title: Senior Vice President,
                                                     Finance Administration and
                                                     Treasurer
Attention:  Vice President and Treasurer
Telephone:  011-41-26-347-4772
Telecopier: 011-41-26-347-4778

With a copy to:

Imprimeries Quebecor Inc. - Quebecor
Printing Inc.
612 St. Jacques Street
Montreal, Quebec
Canada H3C 4M8

Attention:  Vice President and Treasurer
Telephone:  (514) 954-0101
Telecopier: (514) 954-0205

With a copy to:

300 Delaware Avenue, Suite 900
Wilmington, Delaware  19801
U.S.A.

Attention: Treasurer
Telephone: (302) 421-7361

Address:                                   ROYAL BANK OF CANADA
                                           (as Administrative Agent and Lead
One Liberty Plaza, 4th Floor               Arranger)
New York, New York  10006-1404

Attention: Manager, Agency Services        By:/s/ Kristin Condon
Telephone: (212) 428-6308                     ----------------------------------
Telecopier: (212) 428-2310                    Name: KRISTIN CONDON
                                              Title: MANAGER, GLOCAL
                                                     SYNDICATIONS

Address:                                   ROYAL BANK OF CANADA
                                           (as Lender)
Grand Cayman (North America No. 1) Branch
c/o New York Branch
One Liberty Plaza, 4th Floor               By:/s/ Sheryl L. Greenberg
New York, New York  10006-1404                ----------------------------------
                                              Name: Sheryl L. Greenberg
                                              Title: Senior Manager
Attention:  N.G. Millar
            Senior Manager
Telephone:  (212) 428-6363
Telecopier: (212) 428-2319

With a copy to:

1 Place Ville Marie, 8th Floor, West Wing
Montreal, Quebec
Canada  H3C 3A9

Attention:  Manager - Corporate Banking
            - Quebec
Telephone:  (514) 874-8637
Telecopier: (514) 874-5315

Address:                                   BANC OF AMERICA SECURITIES LLC
                                           (as Arranger and Co-Syndication
9 West 57th Street                         Agent)
43rd Floor
New York, NY  10019                        By:/s/ Stephen D. Baker
                                              ----------------------------------
Attention:  Steve Baker                       Name:Stephen D. Baker
Telephone:  (212) 277-5020                    Title: Principal
Telecopier: (212) 848-3911

Attention:  Michel Hurtubise
Telephone:  (416) 349-5369
Telecopier: (416) 349-4282

Address:                                   BANK OF AMERICA, N.A.
                                           (as Lender)
1850 Gateway Boulevard
5th Floor
Concord, CA  94520                         By:/s/ Denis Caldera
                                              ----------------------------------
Attention:  Denis Caldera                     Name: Denis Caldera
Telephone:  (925) 675-8065                    Title: Vice President
Telecopier: (925) 675-8051

Attention:  Charline Didierjean
            (514) 938-1600 ext. 5072
            (514) 938-1601

Address:                                   BANK OF MONTREAL
                                           (as Arranger, Co-Syndication Agent
115 South LaSalle Street                   and Lender)
11th Floor
Chicago, Illinois  60603
                                           By:/s/ Paul Montgomery
Attention:  Managing Director                 ----------------------------------
Telephone:  (312) 750-3731                    Name: Paul Montgomery
Telecopier: (312) 750-3834                    Title: Director

Address:                                   CANADIAN IMPERIAL BANK OF COMMERCE
                                           (as Arranger and Co-Syndication
62521 - Corporate Banking                  Agent)
CIBC World Markets
Canadian Credit Capital Market
600 de Maisonneuve Blvd. West, Suite 3210  By:/s/ Michel Tessier
Montreal, Quebec                              ----------------------------------
Canada H3A 3J2                                Name: Tessier Michel
                                              Title: Executive Director
Attention:  Executive Director
Telephone:  (514) 847-6658
Telecopier: (514) 847-6672                 By:/s/ Lucie Sabaz
                                              ----------------------------------
                                              Name: Lucie Sabaz
                                              Title: Director

Address:                                   CANADIAN IMPERIAL BANK OF COMMERCE,
                                           NEW YORK AGENCY
425 Lexington Avenue, 8th Floor            (as Facility A and Facility B Lender)
New York, NY  10017

Attention:  H.A. Palmer                    By:/s/ Howard Palmer
            Executive Director                ----------------------------------
Telephone:  (212) 856-3504                    Name:  Howard Palmer
Telecopier: (212) 856-3761                    Title: Executive Director
                                              CIBC World markets Corp., AS AGENT

Address:                                   ABN AMRO BANK N.V.
                                           (as Lender)
Loan Administration
208 S. LaSalle Street, Suite 1500
Chicago, IL  60604-1003                    By:/s/ David C. Carrington
                                              ----------------------------------
Attention:  Credit Administration             Name:  DAVID C. CARRINGTON
            (312) 992-5110                    Title: VICE PRESIDENT
            (312) 992-5111

                                           By:/s/ Thomas Rogers
                                              ----------------------------------
With a copy to:                               Name:  THOMAS T. ROGERS
                                              Title: VICE PRESIDENT
500 Park Avenue
New York, NY  10020

Attention:  David Carrington
Telephone:  (212) 446-4382
Telecopier: (212) 446-4203

Address:                                   BANQUE NATIONALE DE PARIS, DUBLIN
                                           BRANCH
5 George's Dock                            (as Facility A and Facility B Lender)
IFSC
Dublin 1                                   By:/s/ Blaise Cloutier
Ireland                                       ----------------------------------
                                              Name:  Blaise CLOUTIER
Attention:  Lorna Wilson                      Title: Vice President
Telephone:  353-1-612-5000                           Corporate Banking
Telecopier: 353-1-612-5104
                                           By:/s/ Jean Rolin
                                              ----------------------------------
                                              Name:  Jean ROLIN
                                              Title: Vice President
                                                     Corporate Banking

                                           Dated on this 12th day of
                                           August, 1999

Address:                                   CITIBANK, N.A.
                                           (as Facility A and Facility B Lender)
399 Park Avenue
New York, NY  10043
                                           By:/s/ Henry J. Matthews
Attention:  Marjorie Futornick                ----------------------------------
Telephone:  (212) 559-1100                    Name:  HENRY J. MATTHEWS
Telecopier: (212) 559-2395                    Title: Vice President

Address:                                   NATIONAL BANK OF CANADA,
                                           NEW YORK BRANCH
125 West 55th Street                       (as Facility A and Facility B Lender)
New York, NY 10019-5366

Attention:  Corinne Pitre                  By:/s/ C. Prire
Telephone:  (212) 632-8500                    ----------------------------------
Telecopier: (212) 632-8616                    Name: C. Prire
                                              Title: AVP


                                           By:/s/ Yvon LaPante
                                              ----------------------------------
                                              Name:  Yvon LaPante
                                              Title: Vice President and Manager
                                                     Cross Border Financing
                                                     Group

Address:                                   TORONTO DOMINION (TEXAS), INC.
                                           (as Facility A and Facility B Lender)
909 Fannin Street, 17th Floor
Houston, Texas 77010
                                           By:/s/ Carol Brandt
Attention:  Carol Brandt                      ----------------------------------
Telephone:  (713) 653-8204                    Name:  CAROL BRANDT
Telecopier: (713) 951-9921                    Title: VICE PRESIDENT

Address:                                   THE BANK OF NOVA SCOTIA
                                           (as Facility A and Facility B Lender)
One Liberty Plaza
New York, NY  10006
                                           By:/s/ John W. Campbell
Attention:  John Morale                       ----------------------------------
Telephone:  (212) 225-5062                    Name:  JOHN W. CAMPBELL
Telecopier: (212) 225-5286                    Title: UNIT HEAD

Address:                                   WESTDEUTSCHE LANDESBANK GIROZENTRALE,
                                           NEW YORK BRANCH
1211 Avenue of the Americas                (as Facility A and Facility B Lender)
New York, NY  10036

Attention:  Elisabeth R. Wilds             By:/s/ Richard J. Pearse
Telephone:  (212) 852-6322                    ----------------------------------
Telecopier: (212) 852-6148                    Name:  Richard J. Pearse
                                              Title: Managing Director


                                           By:/s/ Robert D. Wieser
                                              ----------------------------------
                                              Name:  Robert D. Wieser
                                              Title: Vice President

Address:                                   CREDIT SUISSE FIRST BOSTON
                                           (as Facility A and Facility B Lender)
Eleven Madison Avenue
New York, NY  10010
                                           By:/s/ Chris T Horgan
Attention:  Chris Horgan                      ----------------------------------
Telephone:  (212) 325-9157                    Name:  CHRIS T HORGAN
Telecopier: (212) 325-8309                    Title: VICE PRESIDENT


                                           By:/s/ Kristinn R. Kristinsson
                                              ----------------------------------
                                              Name:  KRISTINN R. KRISTINSSON
                                              Title: ASSISTANT VICE PRESIDENT

Address:                                   LEONIA BANK PLC,
                                           NEW YORK BRANCH
60 East 42nd Street, Suite 2544            (as Facility A and Facility B Lender)
New York, NY  10165

Attention:  Gary Tanner                    By:/s/ Matti Vainionpaa
Telephone:  (212) 557-6920                    ----------------------------------
Telecopier: (212) 949-6791                    Name:  /s/ Matti Vainionpaa
                                              Title: General Manager


                                           By:/s/ Gary Tanner
                                              ----------------------------------
                                              Name:  Gary Tanner
                                              Title: Senior Vice President

Address:                                   BANCA COMMERCIALE ITALIANA, NEW YORK
                                           BRANCH
One William Street                         (as Facility A and Facility B Lender)
New York, NY 10004

Attention:  Jack Dickerhof                 By:/s/ J. Dickerhof
Telephone:  (212) 607-3896                    ----------------------------------
Telecopier: (212) 809-2124                    Name:  J. Dickerhof
                                              Title: VP


                                           By:/s/ A. DiMaggio
                                              ----------------------------------
                                              Name:  A. DiMaggio
                                              Title: VP

Address:                                   THE BANK OF TOKYO-MITSUBISHI, LTD.,
                                                                 NEW YORK BRANCH
1251 Avenue of the Americas, 12th Floor    (as Facility A and Facility B Lender)

New York, NY 10020-1104

Attention:  Catherine Moeser               By:/s/ Catherine Moeser
Telephone:  (212) 782-4457                    ----------------------------------
Telecopier: (212) 782-6440                    Name:  Catherine Moeser
                                              Title: Attorney-in-Fact

Address:                                   WACHOVIA BANK, N.A.
                                           (as Facility A and Facility B Lender)
U.S. Corporate Finance
Mail Code GA 370
191 Peachtree Street N.E.                  By:/s/ Jeffrey Nurkiewicz
Atlanta, Georgia  30303                       ----------------------------------
                                              Name:  Jeffrey Nurkiewicz
Attention:  Jeffrey Nurkiewicz                Title: Vice President
Telephone:  (404) 332-1288
Telecopier: (404) 332-6898

Address:                                   MERITA BANK PLC,
                                           NEW YORK BRANCH
437 Madison Avenue, 21st Floor             (as Facility A and Facility B Lender)
New York, NY  10022

Attention:  Robert A. Louzan               By:/s/ Anu Seppala
Telephone:  (212) 318-9306                    ----------------------------------
Telecopier: (212) 421-4420                    Name:  ANU SEPPALA
                                              Title: VICE PRESIDENT


                                           By:/s/ JOHN KEHNLE
                                              ----------------------------------
                                              Name:  JOHN KEHNLE
                                              Title: Vice President

Address:                                   FIRST AMERICAN NATIONAL BANK
                                           (as Facility A and Facility B Lender)
First American Center
Fourth and Union St.
Nashville, Tennessee  37238-0310           By:/s/ Seth Butler
                                              ----------------------------------
Attention:  Jerry Watterworth                 Name:  Seth Butler
Telephone:  (615) 748-2720                    Title: Corporate Bank Officer
Telecopier: (615) 748-2485

SCHEDULE 1.1.2 to the Revolving Credit Agreement dated as of the 12th day of August, 1999 among Quebecor Printing (USA) Holdings Inc., as Borrower, Imprimeries Quebecor Inc. - Quebecor Printing Inc. and Quebecor Printing Holding Company, as Guarantors, the financial institutions named on the signature pages thereof, as Lenders, Royal Bank of Canada, as Lead Arranger and Administrative Agent, and the Arrangers and Co-Syndication Agents named therein

                          FORM OF LOAN PARTY GUARANTEE
                                  (Section 1.1)

                         LOAN PARTY GUARANTEE AGREEMENT

                           Dated as of August 10, 1999

            In consideration of the Revolving Credit Agreement dated as of the date hereof among Quebecor Printing (USA) Holdings Inc. ("US Holdings" or the "Borrower"), Imprimeries Quebecor Inc. - Quebecor Printing Inc. and Quebecor Printing Holding Company, as Guarantors, the lenders parties thereto (the "Lenders"), Royal Bank of Canada ("RBC" or the "Administrative Agent"), as Lead Arranger and Administrative Agent, and Banc of America Securities LLC, Bank of Montreal, and Canadian Imperial Bank of Commerce, as Arrangers and Co-Syndication Agents (said Credit Agreement, as it may be amended, supplemented, restated or otherwise modified from time to time herein referred to as the "Credit Agreement"), [insert either "IMPRIMERIES QUEBECOR INC. - QUEBECOR PRINTING INC., a Canadian corporation," or "QUEBECOR PRINTING HOLDING COMPANY, a Delaware corporation," as applicable] hereby agrees with RBC, as Administrative Agent, acting both on its own behalf and on behalf of the other Guaranteed Parties (as hereinafter defined) as follows (with certain terms used herein being defined in Article 5):

                                    ARTICLE 1

                                    GUARANTY

            SECTION 1.01. GUARANTY OF PAYMENT AND PERFORMANCE. The Guarantor hereby (a) guarantees to each Guaranteed Party the due and punctual payment, observance and performance of all of the Guaranteed Obligations in accordance with their respective terms and when and as due (whether at maturity, by reason of acceleration or otherwise), or deemed to be due pursuant to Section 1.03, and
(b) agrees so to pay, observe or perform the same when so due, or deemed to be due, upon demand.

            SECTION 1.02. LIMITATION ON GUARANTY. Notwithstanding any provision to the contrary, the obligations of the Guarantor under this Agreement shall be in, but


REVOLVING CREDIT SCHEDULES                               Schedule 1.1.2 - Page 1
not in excess of, the maximum amount permitted by Applicable Law. To that end, but only to the extent such obligations would otherwise be avoidable, the obligations of the Guarantor under this Agreement shall be limited to the maximum amount that, after giving effect to the incurrence thereof, would not render the Guarantor insolvent or unable to pay its Debts as they mature or leave the Guarantor with an unreasonably small capital. Any such limitation shall be apportioned amongst the Guaranteed Obligations of the Guaranteed Parties pro rata in accordance with their respective amounts thereof. For the purposes of this Section 1.02, "insolvency", "unreasonably small capital" and "inability to pay Debts as they mature" shall be determined in accordance with Applicable Law.

            SECTION 1.03. CONTINUANCE AND ACCELERATION OF GUARANTEED OBLIGATIONS UPON CERTAIN EVENTS. If:

            (a) any event shall occur under the Credit Agreement or any of the other Guaranteed Agreements which pursuant to the terms thereof is to result in the automatic acceleration of any Guaranteed Obligations;

            (b) any injunction, stay or the like that enjoins any acceleration, or demand for the payment, observance or performance, of any Guaranteed Obligations that would otherwise be required or permitted under any Guaranteed Agreement shall become effective; or

            (c) any Guaranteed Obligations shall be or be determined to be or become discharged, disallowed, invalid, illegal, void or otherwise unenforceable (whether by operation of any present or future law or by order of any court or governmental agency) against US Holdings;

then (i) such Guaranteed Obligations shall, for all purposes of this Agreement, be deemed (A) in the case of clause (c), to continue to be outstanding and in full force and effect notwithstanding the unenforceability thereof against US Holdings and (B) if such is not already the case, to have thereupon become immediately due and payable and to have commenced bearing interest at the rates set forth in Sections 4.6.1 and 4.6.2 of the Credit Agreement, as applicable and
(ii) the Guaranteed Parties to which such Guaranteed Obligations are owing may, with respect to such Guaranteed Obligations, exercise all of the rights and remedies under this Agreement and the Guaranteed Agreements that would be available to them during an Event of Default.

      SECTION 1.04. RECOVERED PAYMENTS. The Guaranteed Obligations shall be deemed not to have been paid, observed or performed, and the Guarantor's obligations under this Agreement in respect thereof shall continue and not be discharged, to the extent that any payment, observance or performance thereof by US Holdings or any other guarantor, or any payment out of the proceeds of any collateral, is recovered from or paid over by or for the account of any Guaranteed Party for any reason, including as a preference or fraudulent transfer or by virtue of any subordination (whether present or future or contractual or otherwise) of the Guaranteed Obligations, whether such recovery or payment over is effected by any judgment, decree or order of any court or governmental agency, by any plan of reorganization or by settlement or compromise by any Guaranteed Party (whether or not consented to by US


REVOLVING CREDIT SCHEDULES                               Schedule 1.1.2 - Page 2

Holdings, the Guarantor or any other guarantor) of any claim for any such recovery or payment over. To the extent permitted by Applicable Law, the Guarantor hereby expressly waives the benefit of any applicable statute of limitations and agrees that it shall be liable under this Agreement with respect to any Guaranteed Obligation whenever such a recovery or payment over thereof occurs.

            SECTION 1.05. EVIDENCE OF GUARANTEED OBLIGATIONS. The records of the Administrative Agent and each other Guaranteed Party shall be conclusive evidence of the Guaranteed Obligations owing to such Guaranteed Party and of all payments, observances and performances in respect thereof.

            SECTION 1.06. BINDING NATURE OF CERTAIN ADJUDICATIONS. The Guarantor shall be conclusively bound by the adjudication in any action or proceeding, legal or otherwise, involving any controversy arising under, in connection with, or in any way related to, any of the Guaranteed Obligations, and by a judgment, award or decree entered therein, if the Guarantor shall have had the right, or shall have been given the opportunity, to participate in such action or proceeding and shall have been given notice of such action or proceeding in time to exercise such right or avail itself of such opportunity.

            SECTION 1.07. NATURE OF GUARANTOR'S OBLIGATIONS. The Guarantor's obligations under this Agreement (a) are absolute and unconditional, (b) are unlimited in amount except as provided in Section 1.02, (c) constitute a guaranty of payment and performance and not a guaranty of collection, (d) are as primary obligor and not as a surety only, (e) shall be a continuing guaranty of all present and future Guaranteed Obligations and all promissory notes and other documentation given in extension or renewal or substitution for or increase of any of the Guaranteed Obligations and (f) shall be irrevocable.

            SECTION 1.08. NO RELEASE OF GUARANTOR. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE OBLIGATIONS OF THE GUARANTOR UNDER THIS AGREEMENT SHALL NOT BE REDUCED, LIMITED OR TERMINATED, NOR SHALL THE GUARANTOR BE DISCHARGED FROM ANY THEREOF, FOR ANY REASON WHATSOEVER (other than, subject to Sections 1.04 and 1.13, the payment, observance and performance of the Guaranteed Obligations), including (and whether or not the same shall have occurred or failed to occur once or more than once and whether or not the Guarantor shall have received notice thereof):

            (a) Guaranteed Obligations. (i) any change in the principal amount of, or interest rate applicable to, (ii) any change in the period of availability of any credit facility covered by, (iii) any change in the time of payment, observance or performance of, (iv) any other amendment or modification of any of the other terms and provisions of, (v) any release, composition or settlement (whether by way of acceptance of a plan of reorganization or otherwise) of, (vi) any subordination (whether present or future or contractual or otherwise) of, or (vii) any discharge, disallowance, invalidity, illegality, voidness or other unenforceability of, the Guaranteed Obligations;

            (b) Other Guaranties of Guaranteed Obligations. (i) any failure to obtain,


REVOLVING CREDIT SCHEDULES                               Schedule 1.1.2 - Page 3

(ii) any release, composition or settlement of, (iii) any amendment or modification of any of the terms and provisions of, (iv) any subordination of, or (v) any discharge, disallowance, invalidity, illegality, voidness or other unenforceability of, any other guaranties of the Guaranteed Obligations;

            (c) Collateral Securing Guaranteed Obligations. (i) any failure to obtain or any release of, (ii) any failure to protect or preserve, (iii) any release, compromise, settlement or change of the time of payment of any obligations constituting, (iv) any failure to perfect or maintain the perfection or priority of any Lien upon, (v) any subordination of any Lien upon, or (vi) any discharge, disallowance, invalidity, illegality, voidness or other unenforceability of any Lien or intended Lien upon, any collateral now or hereafter securing the Guaranteed Obligations or any other guaranties thereof;

            (d) Change in Relationships. any termination of or change in any relationship between the Guarantor and the Borrower, including any such termination or change resulting from a change in the ownership of the Guarantor, any other guarantor or the Borrower or from the cessation of any commercial relationship between the Guarantor and any other guarantor or the Borrower;

            (e) Exercise of Rights, Remedies or Powers. any exercise of, or any election not or failure to exercise, delay in the exercise of, waiver of, or forbearance or other indulgence with respect to, any right, remedy or power available to any Guaranteed Party, including (i) any election not or failure to exercise any right of setoff, recoupment or counterclaim, (ii) any election of remedies effected by any Guaranteed Party, including (to the extent applicable) the foreclosure upon any real estate constituting collateral, whether or not such election affects the right to obtain a deficiency judgment, and (iii) any election by any Guaranteed Party in any proceeding under the Federal Bankruptcy Code of the United States of America of the application of Section 1111(b)(2) of such Code; and

            (f) Other Acts, Events or Circumstances. ANY OTHER ACT OR FAILURE TO ACT OR ANY OTHER EVENT OR CIRCUMSTANCE THAT (i) VARIES THE RISK OF THE GUARANTOR UNDER THIS AGREEMENT OR (ii) BUT FOR THE PROVISIONS HEREOF, WOULD, AS A MATTER OF STATUTE OR RULE OF LAW OR EQUITY, OPERATE TO REDUCE, LIMIT OR TERMINATE THE OBLIGATIONS OF THE GUARANTOR HEREUNDER OR DISCHARGE THE GUARANTOR HEREFROM.

            SECTION 1.09. CERTAIN WAIVERS. To the extent permitted by Applicable Law, the Guarantor waives:

            (a) Requirement to Take Action. any requirement, and any right to require, that any right or power be exercised or any action be taken against US Holdings, any other guarantor or any collateral for the Guaranteed Obligations;

            (b) Defenses and Compensation or Setoffs. all defenses to, and all setoffs, counterclaims and claims of recoupment against, the Guaranteed Obligations that may at any time be available to US Holdings or any other guarantor;


REVOLVING CREDIT SCHEDULES                               Schedule 1.1.2 - Page 4

            (c) Notices. (i) notice of acceptance of and intention to rely on this Agreement, (ii) notice of the making or renewal of any advances or other extensions of credit under the Credit Agreement and of the incurrence or renewal of any other Guaranteed Obligations, (iii) notice of any of the matters referred to in Section 1.08 and (iv) all other notices that may be required by Applicable Law or otherwise to preserve any rights against the Guarantor under this Agreement, including any notice of default, demand, dishonor, presentment and protest;

            (d) Diligence. diligence;

            (e) Claims. any defense based upon, arising out of or in any way related to (i) any claim that any sale or other disposition of any collateral for the Guaranteed Obligations was not conducted in a commercially reasonable fashion or that a public sale, should the Guaranteed Parties have elected to so proceed, was, in and of itself, not a commercially reasonable method of sale,
(ii) any claim that any election of remedies by any Guaranteed Party, including the exercise by any Guaranteed Party of any rights against any collateral, impaired, reduced, released or otherwise extinguished any right that the Guarantor might otherwise have had against US Holdings or any other guarantor or against any collateral, including any right of subrogation, exoneration, reimbursement or contribution or right to obtain a deficiency judgment, (iii) any claim based upon, arising out of or in any way related to any of the matters referred to in Section 1.08 and (iv) any claim that this Agreement should be strictly construed against the Guaranteed Parties; and

            (f) Other Defenses. ALL OTHER DEFENSES UNDER APPLICABLE LAW THAT WOULD, BUT FOR THIS CLAUSE (f), BE AVAILABLE TO THE GUARANTOR AS A DEFENSE AGAINST OR A REDUCTION OR LIMITATION OF ITS OBLIGATIONS UNDER THIS AGREEMENT.

            SECTION 1.10. INDEPENDENT CREDIT EVALUATION. The Guarantor has independently, and without reliance on any information supplied by the Guaranteed Parties, taken, and will continue to take, whatever steps it deems necessary to evaluate the financial condition and affairs of US Holdings and any other guarantors, and the Guaranteed Parties shall have no duty to advise the Guarantor of information at any time known to them regarding such financial condition or affairs.

            SECTION 1.11. SUBORDINATION OF RIGHTS AGAINST US HOLDINGS.

            (a) Subordination. All rights that the Guarantor may at any time have against US Holdings, any other guarantor or any collateral for the Guaranteed Obligations (including rights of subrogation, exoneration, reimbursement and contribution and whether arising under Applicable Law or otherwise), and all obligations that US Holdings or any other guarantor may at any time have to the Guarantor, are hereby expressly subordinated to the prior payment, observance and performance in full of the Guaranteed Obligations, provided that unless an Event of Default shall have occurred and be continuing, the Guarantor may retain any amount


REVOLVING CREDIT SCHEDULES                               Schedule 1.1.2 - Page 5
paid to it or recovered by it on account of any right or obligation subordinated pursuant to this Section 1.11(a) and may enforce any of its rights and attempt to obtain payment or performance of any of the obligations owed to it which are subordinated pursuant to this Section 1.11(a).

            (b) Events of Default. If an Event of Default shall occur and be continuing, (i) the Guarantor shall not enforce any of the rights, or attempt to obtain payment or performance of any of the obligations, subordinated pursuant to Section 1.11(a) until the Guaranteed Obligations have been paid, observed and performed in full, except that such prohibition shall not apply to routine acts, such as the giving of notices and the filing of continuation statements, necessary to preserve any such rights, and (ii) if any amount shall be paid to or recovered by the Guarantor (whether directly or by way of setoff, recoupment or counterclaim and whether in cash, property, securities or otherwise) on account of any right or obligation subordinated pursuant to Section 1.11(a), such amount shall be held in trust by the Guarantor for the benefit of the Guaranteed Parties, not commingled with any of the Guarantor's other funds and forthwith paid over to the Administrative Agent, in the exact form received, together with any necessary endorsements, to be applied and credited against, or held as security for, the Guaranteed Obligations and the obligations of the Guarantor under this Agreement.

            SECTION 1.12. PAYMENTS BY THE GUARANTOR.

            (a) Time, Place and Manner. All payments due to the Administrative Agent under this Agreement shall be made to the Administrative Agent in such manner as the Administrative Agent may designate by notice to the Guarantor. All payments due to any Guaranteed Party under this Agreement shall be made to the Administrative Agent for the account of such Guaranteed Party in such manner as the Administrative Agent may designate by notice to the Guarantor. A payment shall not be deemed to have been made on any day unless such payment has been received by the required Person, at the required place of payment, in US Dollars in funds immediately available to such Person at such place, no later than 3:00 p.m. (New York time) on such day. Any amounts received by the Administrative Agent or any other Person from the Guarantor after 3:00 p.m. (New York time), on any Business Day, shall be applied on the next following Business Day to the appropriate payment due on such day. Until so applied, interest shall continue to accrue as provided in this Agreement on the amount of such payment.

            (b) No Reductions. All payments due to any Guaranteed Party under this Agreement, and all of the other terms, conditions, covenants and agreements to be observed and performed by the Guarantor hereunder, shall be made, observed or performed by the Guarantor without any reduction or deduction whatsoever, including any reduction or deduction for any set-off, recoupment, counterclaim (whether, in any case, in respect of an obligation owed by such Guaranteed Party to the Guarantor, US Holdings or any other guarantor) or Tax, except for any withholding or deduction for Taxes required to be withheld or deducted under Applicable Law.

            (c) Taxes. If any Tax is required to be withheld or deducted from, or is otherwise payable by the Guarantor in connection with, any payment due to any Guaranteed Party under this Agreement, the Guarantor (i) shall, if required, withhold or deduct the amount of


REVOLVING CREDIT SCHEDULES                               Schedule 1.1.2 - Page 6
such Tax from such payment and, in any case, pay such Tax to the appropriate taxing authority in accordance with Applicable Law and (ii) shall pay to such Guaranteed Party (A) such additional amounts as may be necessary so that the net amount received by such Guaranteed Party with respect to such payment, after withholding or deducting all Taxes required to be withheld or deducted, is equal to the full amount payable under this Agreement and (B) an amount equal to all Taxes payable by such Guaranteed Party as a result of payments made by the Guarantor (whether to a taxing authority or to such Guaranteed Party) pursuant to this Section 1.12(c). If any Tax is withheld or deducted from, or is otherwise payable by the Guarantor in connection with, any payment due to any Guaranteed Party under this Agreement, the Guarantor shall, as soon as possible after the date of such payment, furnish to such Guaranteed Party the original or a certified copy of a receipt for such Tax from the applicable taxing authority. If any payment due to any Guaranteed Party under this Agreement is or is expected to be made without withholding or deducting therefrom, or otherwise paying in connection therewith, any Tax payable to any taxing authority, the Guarantor shall, within 30 days after any request from such Guaranteed Party, furnish to such Guaranteed Party a certificate from such taxing authority, or an opinion of counsel acceptable to such Guaranteed Party, in either case stating that no Tax payable to such taxing authority was or is, as the case may be, required to be withheld or deducted from, or otherwise paid by the Guarantor in connection with, such payment.

            (d) Authorization to Charge Accounts. The Guarantor hereby authorizes each Guaranteed Party, if and to the extent any amount payable by the Guarantor under this Agreement (whether payable to such Guaranteed Party or to any other Guaranteed Party) is not otherwise paid when due, to charge such amount against any or all of the accounts of the Guarantor with such Guaranteed Party (whether maintained at a branch or office located within or outside the United States or Canada), with the Guarantor remaining liable for any deficiency.

            (e) Extension of Payment Dates. Whenever any payment to any Guaranteed Party under this Agreement would otherwise be due (except by reason of acceleration) on a day that is not a Business Day, such payment shall instead be due on the next succeeding Business Day. If the date any payment under this Agreement is due is extended (whether by operation of this Agreement, Applicable Law or otherwise), such payment shall bear interest for such extended time at the rate of interest applicable hereunder.

            SECTION 1.13. CONTINUANCE OF GUARANTY. The obligations of the Guarantor under this Article 1 shall continue in full force and effect until (a) the termination of the Aggregate Commitment and (b) the payment, observance and performance in full of the Guaranteed Obligations.

                                    ARTICLE 2

                     CERTAIN REPRESENTATIONS AND WARRANTIES

            The Guarantor represents and warrants as follows:

            SECTION 2.01. REPRESENTATIONS AND WARRANTIES. The


REVOLVING CREDIT SCHEDULES                               Schedule 1.1.2 - Page 7

Guarantor is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization, has the necessary corporate power and authority to carry on its businesses and is duly qualified and in good standing as a foreign corporation, and is authorized to do business, in all jurisdictions in which the failure to be in good standing or authorized to do business would have a Materially Adverse Effect.

            SECTION 2.02. AUTHORIZATION; ENFORCEABILITY; REQUIRED CONSENTS; ABSENCE OF CONFLICTS.

            (a) Authorization. The Guarantor has the corporate power, and has taken all necessary action (including, any necessary stockholder action) to authorize it to execute, deliver and perform in accordance with its terms this Agreement.

            (b) Enforceability. This Agreement has been duly executed and delivered by the Guarantor and is a legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except to the extent such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, receivership, fraudulent conveyance or similar laws affecting or relating to the enforcement of creditors' rights generally, and by equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

            (c) Required Consents; Absence of Conflicts. The execution, delivery and performance in accordance with its terms of this Agreement by the Guarantor do not (y) require any governmental approval or any other consent or approval, which has not been obtained, including any consent or approval of US Holdings or any consent or approval of the stockholders of the Guarantor or US Holdings or
(z) violate, conflict with, result in a breach of, constitute a default under, or result in or require the creation of any Lien upon any assets of the Guarantor or US Holdings under, (i) any material loan agreement, loan or trust indenture, trust deed or any similar agreement or instrument to which the Guarantor or US Holdings is a party or by which the Guarantor, US Holdings or any of their respective properties may be bound or (ii) any Applicable Law, except in each case to the extent such violation, conflict, breach, default or Lien has not had and would not have a Material Adverse Effect.

            SECTION 2.03. NO REQUIRED FILING. It is not necessary under the laws applicable to the Guarantor in order to ensure the legality, validity, binding effect or enforceability of this Agreement to file, register or record this Agreement in any public office or obtain any order, consent, approval, license, authorization or exemption from any governmental or public body or authority or any subdivision thereof.

            [SECTION 2.04. SHAREHOLDERS. The Guarantor is the sole registered holder of 100% of the issued and outstanding shares of the Capital Stock of US Holdings, free and clear of any Lien except for Permitted Encumbrances.] [This
Section is to be used only in the Agreement signed by QPHC.]

            [SECTION 2.04. SHAREHOLDERS. The Guarantor owns or controls 100% of the issued and outstanding shares of the Capital Stock of QPHC, and QPHC is the sole


REVOLVING CREDIT SCHEDULES                               Schedule 1.1.2 - Page 8
registered holder of 100% of the issued and outstanding shares of the Capital Stock of US Holdings, in each of the foregoing cases, free and clear of any Lien except for Permitted Encumbrances.] [This Section is to be used only in the Agreement signed by QPI.]

            SECTION 2.05. SOLVENCY. As of the date hereof and at all times thereafter and after giving effect to the transactions contemplated by the Loan Documents, the Guarantor, on a consolidated basis, is and will be Solvent.

                                    ARTICLE 3

                                CERTAIN COVENANTS

            From the date hereof and until payment, observance and performance in full of the Guaranteed Obligations, the Guarantor shall:

            SECTION 3.01. COMPLIANCE WITH CREDIT AGREEMENT. Comply with all provisions of the Credit Agreement that are applicable to it, including, without limitation, Article XI thereof.

                                    ARTICLE 4

                                  MISCELLANEOUS

            SECTION 4.01. NOTICES AND DELIVERIES.

            (a) Manner of Delivery. All notices, communications and materials (including all Information) to be given or delivered pursuant to this Agreement shall, except in those cases where giving notice by telephone is expressly permitted, be given or delivered in writing (which shall include telex and telecopy transmissions). Demands under Section 1.01(b) may be by telephone. In the event of a discrepancy between any telephonic notice and any written confirmation thereof, such written confirmation shall be deemed the effective notice except to the extent that the Administrative Agent has acted in reliance on such telephonic notice.

            (b) Addresses. All notices, communications and materials to be given or delivered pursuant to this Agreement shall be given or delivered to the intended party at the address or telex, telecopier or telephone number and to the attention of the individual or department, set forth opposite such intended party's name on the signature pages to the Credit Agreement or, in the case of a Person that becomes a Guaranteed Party pursuant to an assignment, set forth in the transfer undertaking executed in connection with such assignment, or at such other address or telex, telecopier or telephone number or to the attention of such other individual or department as the party to which such information pertains may hereafter specify for the purpose in a notice specifically captioned "Notice of Change of Address" given to (A) if the party to which such information pertains is the Guarantor, the Administrative Agent and each other Guaranteed Party, (B) if the party to which such information pertains is the Administrative Agent, the Guarantor and each Guaranteed Party, and (C) if the party to which such information


REVOLVING CREDIT SCHEDULES                               Schedule 1.1.2 - Page 9
pertains is another Guaranteed Party, the Guarantor and the Administrative
Agent.

            (c) Effectiveness. Each notice and communication and any material to be given or delivered pursuant to this Agreement shall be deemed so given or delivered (A) if sent by registered or certified mail, postage prepaid, return receipt requested, on the third Business Day after such notice, communication or material, addressed as above provided, is delivered to a post office and a receipt therefor is issued thereby, (B) if sent by any other means of physical delivery, when such notice, communication or material is delivered to the appropriate address as above provided, (C) if sent by telex, when such notice, communication or material is transmitted to the appropriate number determined as above provided in this Section 4.01 and the appropriate answer-back is received,
(D) if sent by telecopier before 3:00 p.m. on a Business Day, on that day and if sent by telecopier after 3:00 p.m. on a Business Day, on the Business Day next following the date of sending, provided in each case that such notice, communication or material is transmitted to the appropriate telecopier number as above provided and is received at such number and (E) if given by telephone, when communicated to the individual or any member of the department specified as the individual or department to whose attention notices, communications and materials are to be given or delivered, except that (x) notices of a change of address, telex, telecopier or telephone number or individual or department to whose attention notices, communications and materials are to be given or delivered shall not be deemed given until received and (y) notices, communications and materials to be given or delivered to the Administrative Agent or any other Guaranteed Party pursuant to this Agreement shall not be deemed given or delivered until received by the officer of the Administrative Agent or such other Guaranteed Party responsible, at the time, for the administration of the relevant Guaranteed Agreements.

            (d) Reasonable Notice. Any requirement under Applicable Law of reasonable notice by any Guaranteed Party to the Guarantor of any event in connection with, or in any way related to, any Guaranteed Agreements or the exercise by any Guaranteed Party of any of its rights thereunder or hereunder shall be met if notice of such event is given to the Guarantor in the manner prescribed above at least 10 days before (A) the date of such event or (B) the date after which such event will occur.

            SECTION 4.02. EXPENSES; INDEMNIFICATION. Whether or not any advances are made or obligations are incurred under any Guaranteed Agreements, the Guarantor shall:

            (a) pay or reimburse each Guaranteed Party for all transfer, documentary, stamp and similar taxes, and all recording and filing fees and taxes, payable in connection with, arising out of, or in any way related to, the execution, delivery and performance of this Agreement;

            (b) pay or reimburse the Administrative Agent for all reasonable costs and expenses (including reasonable fees and disbursements of legal counsel (limited to one US legal counsel, one Canadian legal counsel and one local counsel in all other relevant jurisdictions selected by the Administrative Agent), appraisers, accountants and other experts employed or retained by the Administrative Agent) incurred by the Administrative Agent in connection with,


REVOLVING CREDIT SCHEDULES                              Schedule 1.1.2 - Page 10
arising out of, or in any way related to (i) the negotiation, preparation, execution and delivery of (A) this Agreement and (B) whether or not executed, any waiver, amendment or consent hereunder or hereto, (ii) the administration of and any operations under this Agreement, (iii) consulting with respect to any matter in any way arising out of, related to, or connected with, this Agreement, including the protection, preservation, exercise or enforcement of any of the rights of the Guaranteed Parties in, under or related to the Guaranteed Agreements, or (iv) protecting, preserving, exercising or enforcing any of the rights of the Guaranteed Parties in, under or related to this Agreement;

            (c) pay or reimburse each Guaranteed Party for all reasonable costs and expenses (including reasonable fees and disbursements of legal counsel and other experts employed or retained by such Guaranteed Party) incurred by such Guaranteed Party in connection with, arising out of, or in any way related to protecting, preserving, exercising or enforcing during an Event of Default any of its rights in, under or related to this Agreement; and

            (d) indemnify and hold each Guaranteed Party harmless from and against all losses (including judgments, penalties and fines) suffered, and pay or reimburse each Guaranteed Party for all reasonable costs and expenses (including reasonable fees and disbursements of legal counsel and other experts employed or retained by such Guaranteed Party) incurred, by such Guaranteed Party in connection with, arising out of, or in any way related to (i) any Guarantee Related Claim (whether asserted by such Guaranteed Party or the Guarantor or any other Person), including the prosecution or defense thereof and any litigation or proceeding with respect thereto (whether or not, in the case of any such litigation or proceeding, such Guaranteed Party is a party thereto), or (ii) any investigation, governmental or otherwise, arising out of, related to, or in any way connected with, this Agreement or the relationships established hereunder, except that the foregoing indemnity shall not be applicable to any loss suffered by any Guaranteed Party to the extent such loss is determined by a judgment of a court that is binding on the Guarantor and such Guaranteed Party, final and not subject to review on appeal, to be the result of acts or omissions on the part of such Guaranteed Party constituting (w) gross negligence, (x) willful misconduct, (y) knowing violations of law or (z) in the case of claims by the Guarantor against such Guaranteed Party, such Guaranteed Party's failure to observe any other standard applicable to it under any of the other provisions of this Agreement or, but only to the extent not waivable hereunder, Applicable Law.

            SECTION 4.03. AMOUNTS PAYABLE DUE UPON REQUEST FOR PAYMENT. All amounts payable by the Guarantor under Section 4.02 shall, except as otherwise expressly provided, be immediately due upon request for the payment thereof.

            SECTION 4.04. INTEREST. All amounts not paid when due and payable under this Agreement shall, to the maximum extent permitted by Applicable Law, bear interest at a rate per annum equal to the US Prime Rate as in effect from time to time plus 2%. Notwithstanding the foregoing, nothing contained in this Agreement shall require the Guarantor at any time to pay interest at a rate exceeding the Maximum Permissible Rate. If interest payable by the Guarantor on any date would exceed the maximum amount permitted by the Maximum Permissible Rate, such interest payment shall automatically be reduced to such maximum


REVOLVING CREDIT SCHEDULES                              Schedule 1.1.2 - Page 11
permitted amount, and interest for any subsequent period, to the extent less than the maximum amount permitted for such period by the Maximum Permissible Rate, shall be increased by the unpaid amount of such reduction. Interest shall be computed on the basis of a year of 365 days or 366 days, as the case may be, and paid for the actual number of days elapsed. Interest for any period shall be calculated from and including the first day thereof to but excluding the last day thereof. The yearly rate of interest to which each rate determined in accordance with the foregoing provisions hereof is equivalent is the rate so determined multiplied by the actual number of days in the year and divided by 365.

            SECTION 4.05. REMEDIES OF THE ESSENCE. The various rights and remedies of the Guaranteed Parties under this Agreement are of the essence of this Agreement, and the Guaranteed Parties shall be entitled to obtain a decree or order requiring specific performance of each such right and remedy.

            SECTION 4.06. RIGHTS CUMULATIVE. Each of the rights and remedies of the Guaranteed Parties under this Agreement shall be in addition to all of their other rights and remedies under the Guaranteed Agreements and Applicable Law, and nothing in this Agreement shall be construed as limiting any such rights or remedies.

            SECTION 4.07. DISCLOSURES; CONFIDENTIALITY. All information delivered by or on behalf of the Guarantor to any Guaranteed Party not otherwise available to the public shall be held confidential by such Guaranteed Party in accordance with customary banking practices or similar practices with respect to confidential information in such Guaranteed Party's industry. Notwithstanding the foregoing, any Guaranteed Party may disclose to, and exchange and discuss with, any other Person (the Guaranteed Party and each such other Person being hereby authorized to do so) any information concerning this Agreement or any Guaranteed Agreement or the Guarantor (whether received by such Guaranteed Party in connection with or pursuant to this Agreement or any Guaranteed Agreement or otherwise) for the purpose of (a) complying with Applicable Law, (b) complying with any request or directive from any governmental agency, regulatory body or representatives of any thereof, (c) protecting, preserving, exercising or enforcing any of their rights in, under or related to this Agreement or any Guaranteed Agreement, (d) administering the transactions contemplated by and performing any of their obligations under or related to this Agreement or any Guaranteed Agreement or (e) consulting with respect to any of the foregoing matters.

            SECTION 4.08. AMENDMENTS; WAIVERS. Any term, covenant, agreement or condition of this Agreement may be amended, and any right under this Agreement may be waived, if, but only if, such amendment or waiver is in writing and is signed by the Administrative Agent (at the direction of each Lender) and, in the case of an amendment, by the Guarantor. Unless otherwise specified in such waiver, a waiver of any right under this Agreement shall be effective only in the specific instance and for the specific purpose for which given. No election not to exercise, failure to exercise or delay in exercising any right, nor any course of dealing or performance, shall operate as a waiver of any right of the Guaranteed Parties under this Agreement or Applicable Law, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right of the


REVOLVING CREDIT SCHEDULES                              Schedule 1.1.2 - Page 12

Guaranteed Parties under this Agreement or Applicable Law.

            SECTION 4.09. SET-OFF; SUSPENSION OF PAYMENT AND PERFORMANCE. Each Guaranteed Party is hereby authorized by the Guarantor, at any time and from time to time, without notice, (a) during any Event of Default, to set off against, and to appropriate and apply to the payment of, the Indebtedness and liabilities of the Guarantor under this Agreement (whether owing to such Guaranteed Party or to any other Guaranteed Party and whether matured or unmatured, fixed or contingent or liquidated or unliquidated) any and all Indebtedness and liabilities owing by such Guaranteed Party or any of its Affiliates to the Guarantor (whether payable in US Dollars or any other currency, whether matured or unmatured and, in the case of Indebtedness or liabilities that are deposits, whether general or special, time or demand and however evidenced and whether maintained at a branch or office located within or outside the United States or Canada) and (b) during an Event of Default to suspend the payment and performance of such Indebtedness or liabilities owing by such Guaranteed Party and, in the case of Indebtedness or liabilities that are deposits, to return as unpaid for insufficient funds any and all checks and other items drawn against such deposits.

            SECTION 4.10. ASSIGNMENTS AND PARTICIPATIONS.

            (a) Assignments.

                  (i) The Guarantor may not assign any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent (at the direction of each Lender) and no assignment of any such obligation shall release the Guarantor therefrom unless the Administrative Agent shall have consented to such release in a writing specifically referring to the obligation from which the Guarantor is to be released.

                  (ii) Each Guaranteed Party may, in connection with any assignment to any Person of any or all of the Guaranteed Obligations owing to it or its commitment to make advances or the extension of credit under a Guaranteed Agreement, assign to such Person any or all of its rights and obligations under this Agreement without the consent of the Guarantor or any other Guaranteed Party. Any such assignment of any such obligation shall release such Guaranteed Party therefrom.

            (b) Participations. Each Guaranteed Party may, in connection with any grant to any Person of a participation in any or all of the Guaranteed Obligations owing to it or its commitment to make advances or the extension of credit under a Guaranteed Agreement, grant to such Person a participation in any or all of its rights under this Agreement without the consent of the Guarantor or any other Guaranteed Party.

            (c) Rights of Assignees and Participants. Each assignee of, and each holder of a participation in, the rights of any Guaranteed Party under this Agreement, if and to the extent the applicable assignment or participation agreement so provides, (i) shall, with respect to its assignment or participation, be entitled to all of the rights of a Guaranteed Party (as fully, in the case of a holder of a participation, as though it were a Guaranteed Party), subject to any conditions imposed on a Guaranteed Party hereunder with respect thereto and (ii) may exercise


REVOLVING CREDIT SCHEDULES                              Schedule 1.1.2 - Page 13
any and all rights of set-off or banker's lien with respect thereto (as fully, in the case of a holder of a participation, as though the Guarantor were directly indebted to such holder for amounts payable under this Agreement to which such holder is entitled under the applicable participation agreement); provided, however, that no assignee or holder of a participation shall be entitled to any amounts that would otherwise be payable to it with respect to its assignment or participation under Section 1.12(b) or (c) unless (x) such amounts are payable as a result of the introduction of any Applicable Law or any change or introduction of a change in any Applicable Law enacted, adopted or issued after the date the applicable assignment or participation agreement was executed or (y) such amounts would have been payable to the Guaranteed Party that made such assignment or granted such participation if such assignment had not been made or such participation granted.

            SECTION 4.11. SUCCESSOR ADMINISTRATIVE AGENT. Upon the acceptance by any Person of its appointment as a successor Administrative Agent, such Person shall thereupon succeed to and become vested with all the rights, powers, privileges, duties and obligations of the Administrative Agent under this Agreement and the retiring Administrative Agent shall be discharged from its duties and obligations as Administrative Agent hereunder.

            SECTION 4.12. GOVERNING LAW. This Agreement (including matters relating to the Maximum Permissible Rate) shall be construed in accordance with and governed by the law of the State of New York.

            SECTION 4.13. JUDICIAL PROCEEDINGS; WAIVER OF JURY TRIAL. Any judicial proceeding brought against the Guarantor with respect to any Guarantee Related Claim may be brought in any court of competent jurisdiction in the City of New York, and, by execution and delivery of this Agreement, the Guarantor, to the extent permitted by Applicable Law, (a) accepts, generally and unconditionally, the nonexclusive jurisdiction of such courts and any related appellate court and irrevocably agrees to be bound by any judgment rendered thereby in connection with any Guarantee Related Claim and (b) irrevocably waives any objection it may now or hereafter have as to the venue of any such proceeding brought in such a court or that such a court is an inconvenient forum. The Guarantor hereby waives personal service of process and consents that service of process upon it may be made by certified or registered mail, return receipt requested, at its address specified or determined in accordance with the provisions of Section 4.01(b), and service so made shall be deemed completed on the third Business Day after such service is deposited in the mail. Nothing herein shall affect the right of any Guaranteed Party to serve process in any other manner permitted by law or shall limit the right of any Guaranteed Party to bring proceedings against the Guarantor in the courts of any other jurisdiction. Any judicial proceeding by the Guarantor against the Administrative Agent or any other Guaranteed Party involving any Guarantee Related Claim shall be brought only in a court located in, in the case of the Administrative Agent, the City of New York, the City of Toronto, Province of Ontario or the City of Montreal, Province of Quebec, and in the case of any other Guaranteed Party, the jurisdiction in which such Guaranteed Party's principal office is located. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE GUARANTOR, THE ADMINISTRATIVE AGENT AND EACH OTHER GUARANTEED PARTY HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING


REVOLVING CREDIT SCHEDULES                              Schedule 1.1.2 - Page 14

INVOLVING ANY GUARANTEE RELATED CLAIM.

            SECTION 4.14. LIMITATION OF LIABILITY. TO THE EXTENT PERMITTED BY APPLICABLE LAW, NO GUARANTEED PARTY SHALL HAVE ANY LIABILITY WITH RESPECT TO, AND THE GUARANTOR HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE FOR, (a) ANY LOSS OR DAMAGE SUSTAINED BY THE GUARANTOR THAT MAY OCCUR AS A RESULT OF, IN CONNECTION WITH, OR THAT IS IN ANY WAY RELATED TO, ANY ACT OR FAILURE TO ACT REFERRED TO IN SECTION 1.08 OR (b) ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES SUFFERED BY THE GUARANTOR IN CONNECTION WITH ANY GUARANTEE RELATED CLAIM.

            SECTION 4.15. SEVERABILITY OF PROVISIONS. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. To the extent permitted by Applicable Law, the Guarantor hereby waives any provision of Applicable Law that renders any provision of this Agreement prohibited or unenforceable in any respect.

            SECTION 4.16. COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto were upon the same instrument.

            SECTION 4.17. SURVIVAL OF OBLIGATIONS. Except as otherwise expressly provided herein, the rights and obligations of the Guarantor and the Guaranteed Parties under this Agreement shall survive the satisfaction of all liabilities owed to the Finance Parties pursuant to the Loan Documents and any other date on which any of the Guaranteed Obligations become due.

            SECTION 4.18. ENTIRE AGREEMENT. This Agreement embodies the entire agreement among the Guarantor, the Administrative Agent and the other Guaranteed Parties relating to the subject matter hereof and supersedes all prior agreements, representations and understandings, if any, relating to the subject matter hereof.

            SECTION 4.19. SUCCESSORS AND ASSIGNS. All of the provisions of this Agreement shall be binding upon and inure to the benefit of the Guarantor and the Guaranteed Parties and their respective successors and assigns.

                                    ARTICLE 5

                                 INTERPRETATION

            SECTION 5.01. DEFINITIONAL PROVISIONS.


REVOLVING CREDIT SCHEDULES                              Schedule 1.1.2 - Page 15

            (a) Certain Terms Defined by Reference. Except as otherwise specified herein, all terms defined in the Credit Agreement are used herein with the meanings therein ascribed to them.

            (b) Other Defined Terms. For purposes of this Agreement:

            "Agreement" means this Loan Party Guarantee Agreement, including all schedules, annexes and exhibits hereto, as it may from time to time be amended, supplemented, restated or otherwise modified.

            "Debt" means any liability that constitutes "debt" or "Debt" under
Section 101 (12) of the Federal Bankruptcy Code of the United States of America or under the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any analogous Applicable Law.

            "Guarantee Related Claim" means any claim (whether civil, criminal or administrative and whether sounding in tort, contract or otherwise) in any way arising out of, related to, or connected with, this Agreement or the relationships established hereunder, including without limitation any and all expenses (including counsel fees and expenses) incurred by any Guaranteed Party in enforcing any rights under this Agreement.

            "Guaranteed Agreements" includes the Credit Agreement and each other instrument, document or agreement evidencing any Guaranteed Obligation.

            "Guaranteed Obligations" means all Indebtedness and other liabilities of the Borrower (including in its capacity as a "debtor in possession" under the Federal Bankruptcy Code of the United States of America or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts) owing to, or in favor or for the benefit of, or purporting to be owing to, or in favor or for the benefit of, the Guaranteed Parties under (i) the Loan Documents and (ii) any other document or instrument constituting or evidencing any such Indebtedness and liabilities under the Loan Documents, in each case (x) WHETHER NOW EXISTING OR HEREAFTER ARISING OR ACQUIRED, (y) whether owing to, or in favor or for the benefit of, or purporting to be owing to or in favor or for the benefit of, Persons that are Guaranteed Parties as of the date of the execution of the Credit Agreement or that become Guaranteed Parties at any time thereafter and
(z) WHETHER OR NOT AN ALLOWABLE CLAIM AGAINST THE BORROWER UNDER THE FEDERAL BANKRUPTCY CODE OF THE UNITED STATES OF AMERICA OR UNDER ANY LAWS, DOMESTIC OR FOREIGN, RELATING TO BANKRUPTCY, INSOLVENCY, REORGANIZATION, WINDING UP OR COMPOSITION OR ADJUSTMENT OF DEBTS, OR OTHERWISE ENFORCEABLE AGAINST THE BORROWER, AND INCLUDING, IN ANY EVENT, INTEREST AND OTHER LIABILITIES ACCRUING OR ARISING AFTER THE FILING BY OR AGAINST THE BORROWER OF A PETITION UNDER THE FEDERAL BANKRUPTCY CODE OF THE UNITED STATES OF AMERICA OR UNDER ANY LAWS, DOMESTIC OR FOREIGN, RELATING TO BANKRUPTCY, INSOLVENCY, REORGANIZATION, WINDING UP OR COMPOSITION


REVOLVING CREDIT SCHEDULES                              Schedule 1.1.2 - Page 16

OR ADJUSTMENT OF DEBTS, OR THAT WOULD HAVE SO ACCRUED OR ARISEN BUT FOR THE FILING OF SUCH A PETITION.

            "Guaranteed Parties" means all Persons that at any time are the Administrative Agent, an Arranger, a Co-Syndication Agent, or a Lender, in each case as well as their respective successors and permitted assigns.

            "Guarantor" means [insert "Imprimeries Quebecor Inc. - Quebecor Printing Inc., a Canadian corporation," or "Quebecor Printing Holding Company, a Delaware corporation", as applicable].

            "Maximum Permissible Rate" means with respect to interest payable on any amount, the rate of interest on such amount that, if exceeded, could, under Applicable Law, result in (a) civil or criminal penalties being imposed on the payee or (b) the payee being unable to enforce payment of (or, if collected, to retain) all or any part of such amount or the interest payable thereon.

            "Representation and Warranty" means each representation or warranty made pursuant to or under (i) any provision of this Agreement or (ii) any amendment to, or waiver of rights under, this Agreement, WHETHER OR NOT, IN THE CASE OF ANY REPRESENTATION OR WARRANTY REFERRED TO IN CLAUSE (i) OR (ii) OF THIS DEFINITION (EXCEPT, IN EACH CASE, TO THE EXTENT OTHERWISE EXPRESSLY PROVIDED), THE INFORMATION THAT IS THE SUBJECT MATTER THEREOF IS WITHIN THE KNOWLEDGE OF THE GUARANTOR.

            (c) Other Definitional Provisions. (i) Except as otherwise specified herein, all references herein (A) to any Person shall be deemed to include such Person's successors and assigns, (B) to any Applicable Law defined or referred to herein shall be deemed references to such Applicable Law or any successor Applicable Law as the same may have been or may be amended or supplemented from time to time and (C) to any contract or agreement defined or referred to herein shall be deemed references to such contract or agreement (and, in the case of any instrument, any other instrument issued in substitution therefor) as the terms thereof may have been or may be amended, supplemented, waived or otherwise modified from time to time.

                  (ii) When used in this Agreement, the words "herein", "hereof" and "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any provision of this Agreement, and the words "Article", "Section", "Annex", "Schedule" and "Exhibit" shall refer to articles and sections of, and annexes, schedules and exhibits to, this Agreement unless otherwise specified.

                  (iii) Whenever the context so requires, the neuter gender includes the masculine or feminine, the masculine gender includes the feminine, and the singular numbers includes the plural, and vice versa.

                  (iv) Any item or list of items set forth following the word "including", "include" or "includes" is set forth only for the purpose of indicating that, regardless of whatever


REVOLVING CREDIT SCHEDULES                              Schedule 1.1.2 - Page 17
other items are in the category in which such item or items are "included", such item or items are in such category, and shall not be construed as indicating that the items in the category in which such item or items are "included" are limited to such items or to items similar to such items.

                  (v) Each authorization in favor of the Guaranteed Parties or any other Person granted by or pursuant to this Agreement shall be deemed to be irrevocable and coupled with an interest.

                  (vi) Except as otherwise indicated, any reference herein to the "Guaranteed Obligations", the "Guaranteed Agreements", the "Guaranteed Parties" or any other collective or plural term shall be deemed a reference to each and every item included within the category described by such collective or plural term, so that a reference to the "Guaranteed Obligations", the "Guaranteed Agreements" or the "Guaranteed Parties" shall be deemed a reference to any or all of the Guaranteed Obligations, the Guaranteed Agreements or the Guaranteed Parties, as the case may be.

                  (vii) Except as otherwise specified herein, all references herein to any Guaranteed Party shall be deemed to refer to such Person however designated in the Guaranteed Agreements, so that a reference to costs incurred by a Guaranteed Party in connection with this Agreement shall be deemed to include costs incurred by such Person as a principal.

                  (viii) Except as otherwise specified therein, all terms defined in this Agreement shall have the meanings herein ascribed to them when used in any certificate, opinion or other document delivered pursuant hereto.

            SECTION 5.02. REPRESENTATIONS AND WARRANTIES. All Representations and Warranties shall be deemed made (a) in the case of any Representation and Warranty contained in this Agreement at the time of its initial execution and delivery, at and as of such time, (b) in the case of any Representation and Warranty contained in this Agreement or any other document at the time any advance is made or obligation is incurred under any Guaranteed Agreement, at and as of such time and (c) in the case of any particular Representation and Warranty, wherever contained, at such other time or times as such Representation and Warranty is made or deemed made in accordance with the provisions of this Agreement or the document pursuant to, under or in connection with which such Representation and Warranty is made or deemed made.

            SECTION 5.03. CAPTIONS. Captions to Articles, Sections and subsections of, and Annexes, Schedules and Exhibits to, this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or in any way affect the meaning or construction of any provision of this Agreement.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers all as of August 12, 1999.

                                        [NAME OF APPLICABLE GUARANTOR], as
                                        Guarantor


REVOLVING CREDIT SCHEDULES                              Schedule 1.1.2 - Page 18

                                        By:

                                        Name:

                                        Title:


                                        By:

                                        Name:

                                        Title:


                                        ROYAL BANK OF CANADA, as
                                        Administrative Agent, acting both on its own behalf and on behalf of each of the Guaranteed Parties (as hereinabove defined)

                                        By:

                                        Name:

                                        Title:


REVOLVING CREDIT SCHEDULES                              Schedule 1.1.2 - Page 19

SCHEDULE 1.1.3 to the Revolving Credit Agreement dated as of the 12th day of August, 1999 among Quebecor Printing (USA) Holdings Inc., as Borrower, Imprimeries Quebecor Inc. - Quebecor Printing Inc. and Quebecor Printing Holding Company, as Guarantors, the financial institutions named on the signature pages thereof, as Lenders, Royal Bank of Canada, as Lead Arranger and Administrative Agent, and the Arrangers and Co-Syndication Agents named therein

                             PERMITTED ENCUMBRANCES
                          (Sections 2.1.14 and 11.2.1)

"Permitted Encumbrances" means:

(a)   any Lien for taxes, rates, assessments or governmental charges or levies
      (i) not at the time due and delinquent, or (ii) which are due and delinquent but the validity of which is being contested in good faith at the time and in respect of which QPI or the relevant Restricted Entity shall have set aside on its books reserves deemed to be adequate therefor and not resulting in a qualification by the auditors of QPI;

(b) any Lien securing the claim of a materialman, mechanic, carrier, warehouseman or landlord for labor, materials, supplies or rentals incurred in the ordinary course of business, but only if payment thereof shall not at the time be required to be made in accordance with Section
      11.1.5 of the Agreement and foreclosure, distraint, sale or other similar proceedings shall not have been commenced;

(c) any Lien consisting of a deposit or pledge made in the ordinary course of business in connection with, or to secure payment of, obligations under workers' compensation, unemployment insurance or similar legislation;

(d) any Lien existing on (i) any property or asset of any Person at the time such Person becomes a Restricted Entity or (ii) any property or asset at the time such property or asset is acquired by QPI or a Restricted Entity, but only, in the case of either (i) or (ii), if and so long as (A) such Lien is and will remain confined to the property or asset subject to it at the time such Person becomes a Restricted Entity or such property or asset is acquired and to fixed improvements thereafter erected on such property or asset, (B) such Lien secures only the obligation secured thereby at the time such Person becomes a Restricted Entity or such property or asset is acquired and (C) the obligation secured by such Lien is not in default and provided that such Lien is discharged by QPI or the applicable Restricted Entity, as the case may be, within 180 days after such Person becomes a Restricted Entity or such property or asset is acquired, as the case may be;

(e) easements, rights-of-way, zoning restrictions and other similar encumbrances incurred in the ordinary course of business which are not material in amount, and which, in the aggregate, do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of QPI or any of the Restricted Entities;


REVOLVING CREDIT SCHEDULES                              Schedule 1.1.3 - Page 20

(f) Liens on equipment acquired by QPI or any Restricted Entity in the ordinary course of business, provided that (i) such Lien secures only the purchase price of such equipment, (ii) such Lien is confined to such equipment so acquired and (iii) such Lien is discharged by QPI or the Restricted Entity, as the case may be, or is otherwise terminated within 180 days after the installation of such acquired equipment;

(g) cautionary Liens on short-term assets transferred in securitization or factoring transactions;

(h) any Lien on the assets of a specific Project securing Non-Recourse Indebtedness incurred for purposes of financing such Project and any Lien on the assets of, or the shares or other form of participating interest held in, any wholly-owned Non-Recourse Subsidiary to secure Non-Recourse Indebtedness incurred by such wholly-owned Non-Recourse Subsidiary to finance the Project being carried out by such Non-Recourse Subsidiary or by the Project Vehicle formed to carry out the Project which such Non-Recourse Indebtedness is financing;

(i) Liens securing Indebtedness of Imprimeries Didier - Quebecor S.A. (France) and its Subsidiaries, provided such Liens are restricted to the assets of the debtor of such Indebtedness; and

(j) Liens securing obligations under off-balance sheet operating leases which are not Capitalized Leases, provided such Liens are restricted to the relevant lease or sub-lease and the assets covered thereby.


REVOLVING CREDIT SCHEDULES                              Schedule 1.1.3 - Page 21

SCHEDULE 2.1.2 to the Revolving Credit Agreement dated as of the 12th day of August, 1999 among Quebecor Printing (USA) Holdings Inc., as Borrower, Imprimeries Quebecor Inc. - Quebecor Printing Inc. and Quebecor Printing Holding Company, as Guarantors, the financial institutions named on the signature pages thereof, as Lenders, Royal Bank of Canada, as Lead Arranger and Administrative Agent, and the Arrangers and Co-Syndication Agents named therein

                              LIST OF SUBSIDIARIES
                                 (Section 2.1.2)

                         SEE IMMEDIATELY FOLLOWING PAGES


REVOLVING CREDIT SCHEDULES                              Schedule 2.1.2 - Page 22

====================================================================================================================================
        NAME              JURISDICTION OF         NUMBER OF         NUMBER OF ISSUED        PAR OR       REGISTERED OWNER(S) OF
                           INCORPORATION          AUTHORIZED          CAPITAL STOCK      STATED VALUE         CAPITAL STOCK
                                                CAPITAL STOCK

====================================================================================================================================
                                                     CANADA
====================================================================================================================================
Graphicor Transport      Canadian Federal     -unlimited number     -100 common          No par value    -100% to Quebecor
Inc.                     Corporation             of common             shares                               Printing Inc.
                         Province of             shares
                         Ontario, Canada
------------------------------------------------------------------------------------------------------------------------------------
Quebecor Merrill         Canadian Federal     -unlimited number     -100 common          No par value    -51% to Quebecor
Canada Inc.              Corporation             of common             shares                               Printing Inc.
                         Province of             shares                                                  -49% to Merrill
                         Quebec, Canada                                                                     Corporation, Canada
------------------------------------------------------------------------------------------------------------------------------------
Quebecor Printing        Province of          -unlimited number     -12,000,000          No par value    -95% to Quebecor
MIL Inc.                 Ontario, Canada         of common             common shares                        Printing Inc.
                                                 shares                                                  -5% to David Lake
                                              -unlimited number
                                                 of preference
                                                 shares
------------------------------------------------------------------------------------------------------------------------------------
3034143 Canada Inc.(1)   Canadian Federal     -unlimited number     -200 class A         No par value    -100% to Quebecor
                         Corporation             of:                                                        Printing Inc.
                         Province of          . class A
                         Quebec, Canada       . class B
                                              . class C
                                              . class D
                                              . class E
                                              . class F
                                              . class G
------------------------------------------------------------------------------------------------------------------------------------
3109640 Canada Inc.(1)   Canadian Federal     -unlimited number     -61,646 class A      No par value    -100% to Quebecor
                         Corporation             of:                                                        Printing Inc.
                         Province of          . class A
                         Quebec, Canada       . class B
                                              . class C
                                              . class D
                                              . class E
                                              . class F
                                              . class G
------------------------------------------------------------------------------------------------------------------------------------

1.    Dissolved and liquidated into Quebecor Printing Inc.


REVOLVING CREDIT SCHEDULES                              Schedule 2.1.2 - Page 23

------------------------------------------------------------------------------------------------------------------------------------
Quebecor Printing        Canadian Federal     -unlimited number     -100 common          No par value    -100% to Quebecor
Graphica Inc.            Corporation           of common shares        shares                               Printing Inc.
                         Province of
                         Quebec, Canada
====================================================================================================================================


REVOLVING CREDIT SCHEDULES                              Schedule 2.1.2 - Page 24

====================================================================================================================================
          NAME               JURISDICTION OF    NUMBER OF AUTHORIZED    NUMBER OF ISSUED      PAR OR      REGISTERED OWNER(S) OF
                              INCORPORATION         CAPITAL STOCK         CAPITAL STOCK    STATED VALUE        CAPITAL STOCK
====================================================================================================================================
                                                                 CANADA
------------------------------------------------------------------------------------------------------------------------------------
Les Specialistes du       Province of Quebec,   -unlimited number of  -360 Class A         No par value  -75% to Quebecor Printing
Document Inc.             Canada                 Class A                                                     Inc.
                                                                                                         -25% to 9052-2418 Quebec
                                                                                                             Inc.
------------------------------------------------------------------------------------------------------------------------------------
Joncas Postexperts Inc.   Province of Quebec,   --unlimited number    -10,000 Class A      No par value  -50,01% to Quebecor
                          Canada                    of:                                                      Printing Inc.
                                                . class A                                                -39,98% to 9029-9355 Quebec
                                                . class B                                                    Inc.
                                                . class C                                                -10,01% to 9030-1276 Quebec
                                                . class D                                                    Inc.
                                                . class E
------------------------------------------------------------------------------------------------------------------------------------
Quebecor Printing Nova    Province of Nova      -2,000,000,000        -100 common shares   No par value  -100% to Quebecor Printing
Scotia ULC                Scotia                 common shares                                               Capital GP
------------------------------------------------------------------------------------------------------------------------------------
Web Press Graphics Ltd.   Province of British   -56,992 common shares -56,992 common       No par value  -50% to Quebecor Printing
                          Colombia                                       shares                              Inc.
                                                                                                         -50% to G.S.P. Enterprises
                                                                                                             Ltd.
====================================================================================================================================
                                                                 EUROPE
====================================================================================================================================
Holding Imprimeries       Meaux, France         -227,500 common       -227,500 common      FF 100 par    -122,494 to 3034143 Canada
Quebecor-Fecomme S.A.                               shares               shares            value             Inc.
                                                                                                         -105,001 to Imprimeries
                                                                                                             Quebecor Europe, S.A.
                                                                                                         -1 to Jean Neveu
                                                                                                         -1 to Charles G.Cavell
                                                                                                         -1 to Yvan Lesniak
                                                                                                         -1 to Michel P. Salbaing
                                                                                                         -1 to Gaetan Lussier
------------------------------------------------------------------------------------------------------------------------------------
SCI Des Trois Tilleuls    Meaux, France         -100 shares           -100 shares          FF 100 par    -99% to Imprimeries
                          (Partnership France)                                             value             Fecomme-Quebecor S.A.
                                                                                                         -1% to Holding Imprimeries
                                                                                                             Quebecor-Fecomme S.A.
====================================================================================================================================


REVOLVING CREDIT SCHEDULES                              Schedule 2.1.2 - Page 25

====================================================================================================================================
          NAME               JURISDICTION OF    NUMBER OF AUTHORIZED    NUMBER OF ISSUED      PAR OR      REGISTERED OWNER(S) OF
                              INCORPORATION         CAPITAL STOCK         CAPITAL STOCK    STATED VALUE        CAPITAL STOCK
====================================================================================================================================
                                                                 EUROPE
------------------------------------------------------------------------------------------------------------------------------------
Imprimeries               Meaux, France         -332,400 common       -332,400 common      FF 125 par    -332,395 to Holding
Fecomme-Quebecor S.A.                               shares               shares            value             Imprimeries
                                                                                                             Quebecor-Fecomme S.A.
                                                                                                         -1 to Jean-Philippe Berh
                                                                                                         -1 to Yvan Lesniak
                                                                                                         -1 to Jean Neveu
                                                                                                         -1 to Charles G. Cavell
                                                                                                         -1 to Pierre Karl Peladeau
------------------------------------------------------------------------------------------------------------------------------------
Printor Direct S.A.       Orleans, France       -270,000 common       -270,000 common      FF 100 par    -215,995 to Imprimeries
                                                    shares               shares            value             Fecomme-Quebecor, S.A.
                                                                                                         -36,000 to Thierry Fecomme
                                                                                                         -18,000 to Jacques Garnier
                                                                                                         -1 to Jean-Pierre Anselmini
                                                                                                         -1 to Marc Beaulieu
                                                                                                         -1 to Jean-Philippe Behr
                                                                                                         -1 to Imprimeries Quebecor
                                                                                                             Europe, S.A.
                                                                                                         -1 to Pierre Karl Peladeau
------------------------------------------------------------------------------------------------------------------------------------
Imprimeries Quebecor      Nanterre, France      -2,510,250 common     -2,510,250 common    FF 100 par    -2,510,244 to 3109640
Europe, S.A.                                        shares               shares            value             Canada Inc.
                                                                                                         -1 to Jean-Pierre Anselmini
                                                                                                         -1 to Marcel Bigogne
                                                                                                         -1 to Charles G. Cavell
                                                                                                         -1 to Jean Neveu
                                                                                                         -1 to Pierre Karl Peladeau
                                                                                                         -1 to Michel P. Salbaing
------------------------------------------------------------------------------------------------------------------------------------
SCI Saint-Jacques         Nanterre, France      -391,000 common       -391,000 common      FF 10 par     -390,960 to Imprimeries
                                                    shares               shares            value             Quebecor Europe, S.A.
                                                                                                         -40 to Imprimeries Quebecor
                                                                                                             Paris S.A.
------------------------------------------------------------------------------------------------------------------------------------


REVOLVING CREDIT SCHEDULES                              Schedule 2.1.2 - Page 26

====================================================================================================================================
          NAME               JURISDICTION OF    NUMBER OF AUTHORIZED    NUMBER OF ISSUED      PAR OR      REGISTERED OWNER(S) OF
                              INCORPORATION         CAPITAL STOCK         CAPITAL STOCK    STATED VALUE        CAPITAL STOCK
====================================================================================================================================
                                                                 EUROPE
------------------------------------------------------------------------------------------------------------------------------------
Inter Brochage S.A.       Meaux, France         -146,000 common       -146,000 common      FF 100 par    -145,994 to Imprimeries
                                                    shares               shares            value             Quebecor Europe, S.A.
                                                                                                         -1 to Jean-Pierre Anselmini
                                                                                                         -1 to Marc Beaulieu
                                                                                                         -1 to Jean-Philippe Behr
                                                                                                         -1 to Laslo Ross
                                                                                                         -1 to Gerard Pouzoulet
                                                                                                         -1 to Michel P. Salbaing
------------------------------------------------------------------------------------------------------------------------------------
Interval S.A.             Bobigny, France       -261,112 common       -261,112 common      FF 100 par    -149,996 to Imprimeries
                                                    shares               shares            value             Quebecor Europe, S.A.
                                                                                                         -50,001 to SA Produits
                                                                                                             Alibel
                                                                                                         -49,999 to Francois
                                                                                                             Philipon
                                                                                                         -5,557 to Gerard Pouzoulet
                                                                                                         -5,556 to Marie Noelle
                                                                                                             Pouzoulet
                                                                                                         -1 to Jean-Pierre Anselmini
                                                                                                         -1 to Marc Beaulieu
                                                                                                         -1 to Pierre Karl Peladeau
------------------------------------------------------------------------------------------------------------------------------------
Inter Routage S.A.        Bobigny, France       -21,000 common shares -21,000 common       FF 100 par    -20,993 to Interval S.A.
                                                                        shares             value         -1 to Jean-Pierre Anselmini
                                                                                                         -1 to Marc Beaulieu
                                                                                                         -1 to Jean-Philippe Behr
                                                                                                         -1 to Imprimeries Quebecor
                                                                                                             Europe, S.A.
                                                                                                         -1 to Pierre Karl Peladeau
                                                                                                         -1 to Francois Philipon
                                                                                                         -1 to Gerard Pouzoulet
====================================================================================================================================


REVOLVING CREDIT SCHEDULES                              Schedule 2.1.2 - Page 27

====================================================================================================================================
          NAME               JURISDICTION OF    NUMBER OF AUTHORIZED    NUMBER OF ISSUED      PAR OR      REGISTERED OWNER(S) OF
                              INCORPORATION         CAPITAL STOCK         CAPITAL STOCK    STATED VALUE        CAPITAL STOCK
====================================================================================================================================
                                                                 EUROPE
------------------------------------------------------------------------------------------------------------------------------------
Francor S.A.              Nanterre, France      -1,600,000 common     -1,600,000 common    FF 100 par    -1,599,994 to Imprimeries
                                                    shares               shares            value             Quebecor Europe, S.A.
                                                                                                         -1 to Marc Beaulieu
                                                                                                         -1 to Jean-Philippe Behr
                                                                                                         -1 to Imprimeries
                                                                                                             Didier-Quebecor S.A.
                                                                                                         -1 to Jean Neveu
                                                                                                         -1 to Pierre Karl Peladeau
                                                                                                         -1 to Michel P. Salbaing
------------------------------------------------------------------------------------------------------------------------------------
Torcy Quebecor S.A.       Meaux, France         -702,500 common       -702,500 common      FF 100 par    -702,494 to Imprimeries
                                                    shares               shares            value             Quebecor Europe, S.A.
                                                                                                         -1 to Pierre Karl Peladeau
                                                                                                         -1 to Jean-Pierre Anselmini
                                                                                                         -1 to Marc Beaulieu
                                                                                                         -1 to Jean-Philippe Behr
                                                                                                         -1 to Laslo Ross
                                                                                                         -1 to Yvan Lesniak
------------------------------------------------------------------------------------------------------------------------------------
La Loupe Quebecor S.A.    Paris, France         -152,500 common       -152,500 common      FF 100 par    -152,494 to Imprimeries
                                                    shares               shares            value             Quebecor Europe, S.A.
                                                                                                         -1 to Pierre Karl Peladeau
                                                                                                         -1 to Jean-Pierre Anselmini
                                                                                                         -1 to Marc Beaulieu
                                                                                                         -1 to Jean-Philippe Behr
                                                                                                         -1 to Laslo Ross
                                                                                                         -1 to Yvan Lesniak
------------------------------------------------------------------------------------------------------------------------------------


REVOLVING CREDIT SCHEDULES                              Schedule 2.1.2 - Page 28

------------------------------------------------------------------------------------------------------------------------------------
Brochage Routage          Meaux, France         -152,500 common       -152,500 common      FF 100 par    -152,494 to Imprimeries
Quebecor S.A.                                       shares               shares            value             Quebecor Europe, S.A.
                                                                                                         -1 to Jean-Pierre Anselmini
                                                                                                         -1 to Marc Beaulieu
                                                                                                         -1 to Jean-Philippe Behr
                                                                                                         -1 to Laslo Ross
                                                                                                         -1 to Yvan Lesniak
                                                                                                         -1 to Pierre Karl Peladeau
====================================================================================================================================


REVOLVING CREDIT SCHEDULES                              Schedule 2.1.2 - Page 29

====================================================================================================================================
          NAME               JURISDICTION OF    NUMBER OF AUTHORIZED    NUMBER OF ISSUED      PAR OR      REGISTERED OWNER(S) OF
                              INCORPORATION         CAPITAL STOCK         CAPITAL STOCK    STATED VALUE        CAPITAL STOCK
====================================================================================================================================
                                                                 EUROPE
------------------------------------------------------------------------------------------------------------------------------------
Imprimerie Blois          Blois, France         -202,500 common       -202,500 common      FF 100 par    -202,494 to Imprimeries
Quebecor, S.A.                                      shares               shares            value             Quebecor Europe, S.A.
                                                                                                         -1 to Jean-Pierre Anselmini
                                                                                                         -1 to Marc Beaulieu
                                                                                                         -1 to Jean-Philippe Behr
                                                                                                         -1 to Laslo Ross
                                                                                                         -1 to Pierre Karl Peladeau
                                                                                                         -1 to Michel P. Salbaing
------------------------------------------------------------------------------------------------------------------------------------
Quebecor Numeric S.A.     Nanterre, France      -10,000 common shares -10,000 common       FF 100 par    -9,994 to Imprimeries
                                                                        shares             value             Quebecor Europe, S.A.
                                                                                                         -1 to Jean-Pierre Anselmini
                                                                                                         -1 to Jean-Philippe Behr
                                                                                                         -1 to Yvan Lesniak
                                                                                                         -1 to Pierre Karl Peladeau
                                                                                                         -1 to Laszlo Ross
                                                                                                         -1 to Michel P. Salbaing
------------------------------------------------------------------------------------------------------------------------------------
Imprimeries               Meaux, France         -571,250 common       -571,250 common      FF 100 par    -571,244 to Imprimeries
Didier-Quebecor S.A.                                shares               shares            value             Quebecor Europe, S.A.
                                                                                                         -1 to Jean-Pierre Anselmini
                                                                                                         -1 to Jean-Philippe Behr
                                                                                                         -1 to Laslo Ross
                                                                                                         -1 to Charles G. Cavell
                                                                                                         -1 to Jean Neveu
                                                                                                         -1 to Michel P. Salbaing
------------------------------------------------------------------------------------------------------------------------------------


REVOLVING CREDIT SCHEDULES                              Schedule 2.1.2 - Page 30

------------------------------------------------------------------------------------------------------------------------------------
Heliogravure              Lille, France         -10,000 common shares -10,000 common       FF 100 par    -9,994 to Imprimeries
Didier-Quebecor S.A.                                                    shares             value             Didier-Quebecor S.A.
                                                                                                         -1 to Jean-Pierre Anselmini
                                                                                                         -1 to Laslo Ross
                                                                                                         -1 to Charles G. Cavell
                                                                                                         -1 to Imprimeries Quebecor
                                                                                                             Europe, S.A.
                                                                                                         -1 to Michel C. Salbaing
                                                                                                         -1 to Pierre Karl Peladeau
====================================================================================================================================


REVOLVING CREDIT SCHEDULES                              Schedule 2.1.2 - Page 31

====================================================================================================================================
          NAME               JURISDICTION OF    NUMBER OF AUTHORIZED    NUMBER OF ISSUED      PAR OR      REGISTERED OWNER(S) OF
                              INCORPORATION         CAPITAL STOCK         CAPITAL STOCK    STATED VALUE        CAPITAL STOCK
====================================================================================================================================
                                                                 EUROPE
------------------------------------------------------------------------------------------------------------------------------------
Imprimerie Alsacienne     Strasbourg, France    -385,000 common       -385,000 common      FF 100 par    -384,994 to Imprimeries
Didier-Quebecor S.A.                                shares               shares            value             Didier-Quebecor S.A.
                                                                                                         -1 to Jean-Pierre Anselmini
                                                                                                         -1 to Laslo Ross
                                                                                                         -1 to Charles G. Cavell
                                                                                                         -1 to Imprimeries Quebecor
                                                                                                             Europe, S.A.
                                                                                                         -1 to Michel C. Salbaing
                                                                                                         -1 to Pierre Karl Peladeau
------------------------------------------------------------------------------------------------------------------------------------
Imprimerie Quebecor       Nanterre, France      -2,500 common shares  -2,500 common        FF 100 par    -2,494 to Imprimeries
Paris S.A.                                                               shares            value             Quebecor Europe, S.A.
                                                                                                         -1 to Jean-Pierre Anselmini
                                                                                                         -1 to Charles G. Cavell
                                                                                                         -1 to Gilbert Martinet
                                                                                                         -1 to Jean Neveu
                                                                                                         -1 to Pierre Karl Peladeau
                                                                                                         -1 to Michel P. Salbaing
------------------------------------------------------------------------------------------------------------------------------------
Imprimerie Quebecor       Meaux, France                                                                  -Brochage Routage Quebecor
Services, G.I.E.                                                                                              S.A.
                                                                                                         -Heliogravure Didier
                                                                                                              Quebecor S.A.
                                                                                                         -Imprimerie
                                                                                                              Fecomme-Quebecor S.A.
                                                                                                         -Imprimerie Alsacienne
                                                                                                              Didier-Quebecor S.A.
                                                                                                         -Imprimerie Blois Quebecor
                                                                                                              S.A.
                                                                                                         -Imprimeries
                                                                                                              Didier-Quebecor S.A.
                                                                                                         -La Loupe Quebecor S.A.
                                                                                                         -Torcy Quebecor S.A.
====================================================================================================================================


REVOLVING CREDIT SCHEDULES                              Schedule 2.1.2 - Page 32

====================================================================================================================================
          NAME               JURISDICTION OF    NUMBER OF AUTHORIZED    NUMBER OF ISSUED      PAR OR      REGISTERED OWNER(S) OF
                              INCORPORATION         CAPITAL STOCK         CAPITAL STOCK    STATED VALUE        CAPITAL STOCK
====================================================================================================================================
                                                               Luxembourg
------------------------------------------------------------------------------------------------------------------------------------
Quebecor Printing S.A.    Luxembourg            -2,200,000 common     -1,500 common        $100 par      -1,499 to QPI Financial
                                                    shares               shares            value              Services
                                                                                                         -1 to Graphicor Transport
                                                                                                              Inc.
====================================================================================================================================
                                                                 GERMAN
------------------------------------------------------------------------------------------------------------------------------------
PMD Computertechnik GmbH  Dormund               300,000 DM            300,000 DM                         -100% to Quebecor Printing
                                                                                                              Inc.
------------------------------------------------------------------------------------------------------------------------------------
Quebecor Druck -          Ludwigsburg           50,000 DM             50,000 DM                          -100% to Francor S.A.
Services GmbH
====================================================================================================================================
                                                                 SPAIN
------------------------------------------------------------------------------------------------------------------------------------
Iberiacor, S.A.           Spain                 -699,939,000 Pesetas                                     -100% to Francor S.A.
------------------------------------------------------------------------------------------------------------------------------------
Industria Grafica Altair  Spain                 -823,092,650 Pesetas                                     -100% to Iberiacor S.A.
- Quebecor S.A.
------------------------------------------------------------------------------------------------------------------------------------
Quebecor Printing         Spain                                                                          -100% to Francor S.A.
Catalunya S.A.
------------------------------------------------------------------------------------------------------------------------------------
Cayfo S.A.                Spain                                                                          -100% to Quebecor Printing
                                                                                                              Catalunya S.A.
------------------------------------------------------------------------------------------------------------------------------------
Rotocayfo S.A.            Spain                                                                          -100% to Cayfo S.A.
====================================================================================================================================
                                                                 INDIA
------------------------------------------------------------------------------------------------------------------------------------
TEJ Quebecor Printing     New Delhi             -30,00,000 Rupees     -30,00,000 Rupees     10 Rupees    -40% to Quebecor Printing
Limited                                                                                                       Inc. (40%)
====================================================================================================================================


REVOLVING CREDIT SCHEDULES                              Schedule 2.1.2 - Page 33

====================================================================================================================================
          NAME               JURISDICTION OF    NUMBER OF AUTHORIZED    NUMBER OF ISSUED      PAR OR      REGISTERED OWNER(S) OF
                              INCORPORATION         CAPITAL STOCK         CAPITAL STOCK    STATED VALUE        CAPITAL STOCK
====================================================================================================================================
                                                                IRELAND
------------------------------------------------------------------------------------------------------------------------------------
QPI Financial Services    Republic of Ireland   -200,000 common       -200,000 common      US $1,000 par -199,999 to Quebecor
                                                    shares               shares            value             Printing Inc.
                                                                                                         -1 to Graphicor Transport
                                                                                                             Inc.
                                                -70,000 common shares -70,000 common       FF 5,000 par  -70,000 to Quebecor
                                                                          shares           value             Printing Inc.
====================================================================================================================================
                                                             UNITED KINGDOM
------------------------------------------------------------------------------------------------------------------------------------
Quebecor Printing (UK)    United Kingdom        -50,000,000 ordinary  -11,625,245 ordinary , 1 par value -11,625,244 to Quebecor
Holdings Plc                                        shares               shares                              Printing Inc.
                                                                                                         -1 to Michael Young
                                                -50,000,000           -7,000,000           , 1 par value -7,000,000 to Quebecor
                                                    Participating        Participating                       Printing Inc.
                                                    Preferred Shares     Preferred Shares
------------------------------------------------------------------------------------------------------------------------------------
Quebecor Printing (UK)    United Kingdom        -333,333,000          -58,012,170 ordinary 15p           -58,012,169 to Quebecor
Plc                                                ordinary shares    shares                                 Printing (UK) Holdings
                                                                                                             Limited
                                                                                                         - 1 to Michael Young

                                                -5,201,000            -4,999,721           , 1 par value -361,990 to Baltic
                                                   Convertible        Convertible                            Securities Ltd
                                                   Preference shares  Preference shares                  -1,404,789 to Summit
                                                                                                             Leasing Ltd.
                                                                                                         -3,232,942 Quebecor
                                                                                                             Printing (UK) Holdings
                                                                                                             Plc
                                                -4,479,905,000        -1,350,000,000       1p
                                                Participating         Participating                      -100% to Quebecor Printing
                                                Preferred shares      Preferred shares                       (UK) Holdings Plc
====================================================================================================================================


REVOLVING CREDIT SCHEDULES                              Schedule 2.1.2 - Page 34

====================================================================================================================================
          NAME               JURISDICTION OF    NUMBER OF AUTHORIZED    NUMBER OF ISSUED      PAR OR      REGISTERED OWNER(S) OF
                              INCORPORATION         CAPITAL STOCK         CAPITAL STOCK    STATED VALUE        CAPITAL STOCK
====================================================================================================================================
                                                             UNITED KINGDOM
------------------------------------------------------------------------------------------------------------------------------------
HunterPrint Group Plc     United Kingdom        -3,750,000 ordinary   -2,500,000 ordinary  20p par value -2,499,999 to Quebecor
                                                    shares               shares                              Printing (UK) Plc
                                                                                                         -1 to Michael Young
------------------------------------------------------------------------------------------------------------------------------------
Micro Developments Ltd.   United Kingdom        -1,000 ordinary       -100 ordinary shares , 1 par value -99 to HunterPrint Group
                                                    shares                                                   Plc
                                                                                                         -1 to Michael Young
------------------------------------------------------------------------------------------------------------------------------------
Quebecor Binding Limited  United Kingdom        -1,000 ordinary       -2 ordinary shares   , 1 par value -100% to Quebecor Printing
                                                    shares                                                   (UK) Plc
------------------------------------------------------------------------------------------------------------------------------------
Quebecor News Binding     United Kingdom        -1,000 ordinary       -2 ordinary shares   , 1 par value -100% to Quebecor Printing
Limited                                             shares                                                   (UK) Plc
------------------------------------------------------------------------------------------------------------------------------------
Quebecor News Printing    United Kingdom        -1,000 ordinary       -2 ordinary shares   , 1 par value -100% to Quebecor Printing
Limited                                             shares                                                   (UK) Plc
------------------------------------------------------------------------------------------------------------------------------------
Quebecor Pre-Press        United Kingdom        -1,000 ordinary       -2 ordinary shares   , 1 par value -100% to Quebecor Printing
Limited                                             shares                                                   (UK) Plc
------------------------------------------------------------------------------------------------------------------------------------
Quebecor Printing Limited United Kingdom        -1,000 ordinary       -2 ordinary shares   , 1 par value -100% to Quebecor Printing
                                                    shares                                                   (UK) Plc
------------------------------------------------------------------------------------------------------------------------------------
Quebecor Specialty        United Kingdom        -1,000 ordinary       -2 ordinary shares   , 1 par value -100% to Quebecor Printing
Limited                                             shares                                                   (UK) Plc
====================================================================================================================================
                                                                 MEXICO
====================================================================================================================================
Graficas Monte Alban,     Mexico                -26,303,395 common    -26,303,395 common    $1.00 pesos     -26,302,895 to Quebecor
S.A. de C.V.                                        shares               shares             Mex. par value       Printing Holding
                                                                                                                 Company
                                                                                                            -500 to Erik Peladeau
------------------------------------------------------------------------------------------------------------------------------------
Quebecor Printpak de      Mexico                -50,000 common shares -50,000 common shares $1.00 pesos     -49,999 to Quebecor
Mexico S.A. de C.V.                                                                         mex. par value      Printing Inc.
                                                                                                            -1 to Quebecor Printing
                                                                                                                (USA) Corp.
====================================================================================================================================


REVOLVING CREDIT SCHEDULES                              Schedule 2.1.2 - Page 35

====================================================================================================================================
          NAME               JURISDICTION OF    NUMBER OF AUTHORIZED    NUMBER OF ISSUED      PAR OR      REGISTERED OWNER(S) OF
                              INCORPORATION         CAPITAL STOCK         CAPITAL STOCK    STATED VALUE        CAPITAL STOCK
====================================================================================================================================
                                                             SOUTH AMERICA
====================================================================================================================================
QP Investments Ltd        British Virgin        -50,000 common shares -1,000 common shares No par value  - 100% to Quebecor Printing
                          Islands                                                                            Inc.
------------------------------------------------------------------------------------------------------------------------------------
Quebecor Printing (BVI)   British Virgin        -50,000 common shares -1,000 common shares No par value  -100% to QP Investments
Holding Ltd.              Islands                                                                            Ltd.
------------------------------------------------------------------------------------------------------------------------------------
Quebecor Printing Chile   Chile                 -12,000,000           -12,000,000          No par value  -99.99% to Quebecor
Holding Limitada                                                                                             Printing (BVI) Holding
                                                                                                             Ltd
                                                                                                         -0.01% Guy Trahan
------------------------------------------------------------------------------------------------------------------------------------
Quebecor Argentina S.A.   Argentina             -12,450,000 common    -12,450 common       1,000         -70% to QP Investments Ltd.
                                                    shares               shares            Argentina     -30% to Inversiones Escocia
                                                                                           Pesos             Ltda
------------------------------------------------------------------------------------------------------------------------------------
Antartica Quebecor S.A.   Chile                 -79,355,000 common    -39,677,500          No par value  -50% to Quebecor Printing
                                                    shares                                                   Chile Holding Limitada
------------------------------------------------------------------------------------------------------------------------------------
Quebecor Antartica        Argentina             -6,550,000 common     -9,597,000 common    No par value  -70% to QP Investments Ltd.
Buenos Aires S.A.C.I.F.E.                           shares               shares
------------------------------------------------------------------------------------------------------------------------------------
QP (BVI) Ltd.             British Virgin        -50,000 common shares -1,000 common shares No par value  -87.5% to QP Investments
                          Islands                                                                            Ltd.
------------------------------------------------------------------------------------------------------------------------------------
Quebecor Impreandes       Colombia              -13,021,512 common    -13,021,512 common   Col. Pesos    -68.395% to QP (BVI) Ltd.
Colombia S.A.                                       shares               shares            $1,000
------------------------------------------------------------------------------------------------------------------------------------
Quebecor Peru S.A.        Peru                  -500 common shares    -500 common shares   $1.00 par     -50% to QP Investments Ltd.
                                                                                           value
====================================================================================================================================
                                                             SWEDEN/FINLAND
====================================================================================================================================
Quebecor Printing         Stockholm             -50,100,000 SEK       -5,010,00 shares     10 SEK        - 100% to Quebecor Printing
Scandinavia AB                                                                                               Inc.
------------------------------------------------------------------------------------------------------------------------------------
Quebecor Printing Norden  Stockholm             -104,152,960 SEK      -10,415,296 shares   10 SEK        -99.99% to Quebecor
Aktiebolag                                                                                                   Printing Scandinavia AB
====================================================================================================================================


REVOLVING CREDIT SCHEDULES                              Schedule 2.1.2 - Page 36

====================================================================================================================================
          NAME               JURISDICTION OF    NUMBER OF AUTHORIZED    NUMBER OF ISSUED      PAR OR      REGISTERED OWNER(S) OF
                              INCORPORATION         CAPITAL STOCK         CAPITAL STOCK    STATED VALUE        CAPITAL STOCK
====================================================================================================================================
                                                             SWEDEN/FINLAND
------------------------------------------------------------------------------------------------------------------------------------
Tryckinvest i Norden      Stockholm             -43,811,000 SEK       -4,381,100 shares    10 SEK        -100% to Quebecor Printing
Forvaltning AB                                                                                               Norden Aktiebolag
------------------------------------------------------------------------------------------------------------------------------------
Printor Consult Gruppen   Stockholm             -500,000 SEK          -5,000 shares        100 SEK       -100% to Tryckinvest i
AB                                                                                                           Norden Forvaltning AB
------------------------------------------------------------------------------------------------------------------------------------
Printor Consult Gruppen   Stockholm             -100,000 SEK          -1,000 shares        100 SEK       -100% to Tryckinvest i
Invest AB                                                                                                    Norden Forvaltning AB
------------------------------------------------------------------------------------------------------------------------------------
Sormlands Grafiska        Stockholm             -103,000,000 SEK      -1,030,000 shares    100 SEK       -100% to Tryckinvest i
Quebecor AB                                                                                                  Norden Forvaltning AB
------------------------------------------------------------------------------------------------------------------------------------
Interprint Quebecor AB    Stockholm             -10,000,000 SEK       -100,000 shares      100 SEK       -100% to Sormlands Grafiska
                                                                                                             Quebecor AB
------------------------------------------------------------------------------------------------------------------------------------
TIBA Tryck AB             Stockholm             -100,000 SEK          -1,000 shares        100 SEK       -100% to Sormlands Grafiska
                                                                                                             Quebecor AB
------------------------------------------------------------------------------------------------------------------------------------
Tryckeri Aktiebolaget     Stockholm             -20,000,000 SEK       -200,000 shares      100 SEK       -100% to Sormlands Grafiska
Smaland Quebecor                                                                                             Quebecor AB
------------------------------------------------------------------------------------------------------------------------------------
Tryckinvest i Norden      Stockholm             100,000 SEK           -10,000 shares       10 SEK        -100% to Tryckinvest i
Itressenter II AB                                                                                            Norden Forvaltning AB
------------------------------------------------------------------------------------------------------------------------------------
Tryckerier i Norden AB    Helsinki, Finland     -25,000,000 FIM       -25,000 shares       1,000 FIM     -100% to Tryckinvest i
                                                                                                             Norden Forvaltning AB
====================================================================================================================================
                                                                AUSTRIA
------------------------------------------------------------------------------------------------------------------------------------
Wolf Theiss & Partner     Vienna, Austria       (not available at     (not available at    (not available
Omega Beteiligungen GmbH                            time of signing)     time of signing)  at time of
                                                                                           signing
------------------------------------------------------------------------------------------------------------------------------------


REVOLVING CREDIT SCHEDULES                              Schedule 2.1.2 - Page 37

====================================================================================================================================
          NAME               JURISDICTION OF    NUMBER OF AUTHORIZED    NUMBER OF ISSUED      PAR OR      REGISTERED OWNER(S) OF
                              INCORPORATION         CAPITAL STOCK         CAPITAL STOCK    STATED VALUE        CAPITAL STOCK
====================================================================================================================================
                                                        UNITED STATES OF AMERICA
====================================================================================================================================
Printing Acquisition Inc. Delaware, USA         -3,000 common shares  -10 common shares    $1,00 par     -100% to Quebecor Printing
                                                                                           value             (USA) Holdings Inc.
------------------------------------------------------------------------------------------------------------------------------------
Arcata Corporation        Delaware, USA         -10,000 Class A       -1,286.8687 Class A  $0,10 par     -100% to Quebecor Printing
                                                    common shares        common shares     value             (USA) Holdings Inc.

                                                -800 Class B common   -491.8260 Class B    $0,10 par
                                                    shares               common shares     value
                                                -8,500 Class C        - None               $0,10 par
                                                    common shares                          value
                                                -8,500 Class D        - None               $0,10 par
                                                    common shares                          value
                                                -1,000 Convertible    -917.2684            $1,000 par
                                                    Preferred shares     Convertible       value
                                                                         Preferred shares
------------------------------------------------------------------------------------------------------------------------------------
Quebecor Printing Atglen  Delaware, USA         -100 common shares    -10 common shares    $1 par value  -100% to Quebecor Printing
Inc.                                                                                                         (USA) Holdings Inc.
------------------------------------------------------------------------------------------------------------------------------------
Quebecor Printing         Delaware, USA         -3,000 common shares  -10 common shares    $1 par value  -100% to Quebecor Printing
Atlanta Inc.                                                                                                 (USA) Holdings
------------------------------------------------------------------------------------------------------------------------------------
Quebecor Printing         Delaware, USA         -3,000 common shares  -1 common share      $1 par value  -100% to Quebecor Printing
Aviation Inc.                                                                                                (USA) Holdings Inc.
------------------------------------------------------------------------------------------------------------------------------------
Quebecor Direct           Connecticut, USA      -500 common shares    -100 common shares   $100 par      -100% to Quebecor Printing
Brookfield Inc.                                                                            value             (USA) Holdings Inc.
------------------------------------------------------------------------------------------------------------------------------------
Quebecor Printing         New York, USA         -1,200,000 common     -1,111,600 common    $2.50 par     -100% to Quebecor Printing
Buffalo Inc.                                        shares               shares            value             (USA) Holdings Inc.
------------------------------------------------------------------------------------------------------------------------------------
Quebecor Printing         Delaware, USA         -3,000 common shares  -1,000 common shares $1 par value  -100% Quebecor Printing
Capital Corporation                                                                                          (USA) Holdings Inc.
------------------------------------------------------------------------------------------------------------------------------------
Quebecor Printing         Delaware, USA                               -99% Limited                       -99% to Quebecor Printing
Capital GP                                                               Partnership (L.P.)                  Inc.
                                                                      -1% General                        -1% to Graphicor Transport
                                                                         Partnership (G.P.)                  Inc.
====================================================================================================================================


REVOLVING CREDIT SCHEDULES                              Schedule 2.1.2 - Page 38

====================================================================================================================================
          NAME               JURISDICTION OF    NUMBER OF AUTHORIZED    NUMBER OF ISSUED      PAR OR      REGISTERED OWNER(S) OF
                              INCORPORATION         CAPITAL STOCK         CAPITAL STOCK    STATED VALUE        CAPITAL STOCK
====================================================================================================================================
                                                        UNITED STATES OF AMERICA
------------------------------------------------------------------------------------------------------------------------------------
Quebecor Printing         Delaware, USA                               -99% Limited                       -99% to Quebecor Printing
Dallas, L.P.              (Limited Partnership)                          Partnership (L.P.)                  Nevada Inc.
                                                                      -1% General                        -1% to Quebecor Printing
                                                                         Partnership (G.P.)                  Dallas II Inc.
------------------------------------------------------------------------------------------------------------------------------------
Quebecor Printing Dallas  Delaware, USA         -3,000 common shares  -1,000 common        $1 par value  -100% to Quebecor Printing
II Inc.                                                                  shares                              (USA) Holdings Inc.
------------------------------------------------------------------------------------------------------------------------------------
Quebecor Printing         Delaware, USA                                                                  - 50% to Quebecor Printing
Delaware LLC                                                                                               Nova Scotia ULC
                                                                                                         - 50% to Quebecor Capital
                                                                                                             GP
------------------------------------------------------------------------------------------------------------------------------------
Quebecor Printing         Tennessee, USA        -2,000 common shares  -1,000 common        No par value  -100% to Quebecor Printing
Dickson Inc.(2)                                                          shares                              (USA) Holdings Inc.
------------------------------------------------------------------------------------------------------------------------------------
Quebecor Printing         Delaware, USA                               -99% Limited         $1 par value  -99% to Quebecor Printing
Dickson, L.P.(2)          (Limited Partnership)                          Partnership (L.P.)                  Dickson II Inc.
                                                                      -1% General                        -1% to Quebecor Printing
                                                                         Partnership (G.P.)                  Dickson Inc.
------------------------------------------------------------------------------------------------------------------------------------
Quebecor Printing         Delaware, USA         -3,000 common shares  -1,000 common        $1 par value  -100% to Quebecor Printing
Dickson II Inc.                                                          shares                              Dickson Inc.
------------------------------------------------------------------------------------------------------------------------------------
Quebecor Printing         Delaware, USA         -1,000 common shares  -1,000 common        $1 par value  -100% to Quebecor Printing
Directory Sales Corp.                                                    shares                              (USA) Holdings Inc.
------------------------------------------------------------------------------------------------------------------------------------
Quebecor Printing         Delaware, USA         -3,000 common shares  -1,000 common        $1 par value  -100% to Quebecor Printing
Dubuque Inc.                                                             shares                              (USA) Holdings Inc.
------------------------------------------------------------------------------------------------------------------------------------
Quebecor Printing Eagle   Missouri, USA         -100,000 common       -95,000 common       $1 par value  -100% to Quebecor Printing
Inc.                                                shares               shares                              (USA) Holdings Inc.
------------------------------------------------------------------------------------------------------------------------------------

----------
(2)   To be amalgamated as Quebecor Printing Dickson Inc.


REVOLVING CREDIT SCHEDULES                              Schedule 2.1.2 - Page 39

------------------------------------------------------------------------------------------------------------------------------------
Quebecor Printing Eusey   Massachusetts, USA    -250 Series A common  -235 Series A        No par value  -100% to Quebecor Printing
Press Inc.                                          shares               common shares                       (USA) Holdings Inc.

                                                -250 Series B common  -239 Series B        No par value  -100% to Quebecor Printing
                                                    shares               common shares                       (USA) Holdings Inc.
------------------------------------------------------------------------------------------------------------------------------------
Quebecor Printing         Delaware, USA         -1,000 common shares  -1,000 common        $1 par value  -100% to Arcata Corporation
Fairfield Inc.                                                           shares
====================================================================================================================================


REVOLVING CREDIT SCHEDULES                              Schedule 2.1.2 - Page 40

====================================================================================================================================
          NAME               JURISDICTION OF    NUMBER OF AUTHORIZED    NUMBER OF ISSUED      PAR OR      REGISTERED OWNER(S) OF
                              INCORPORATION         CAPITAL STOCK         CAPITAL STOCK    STATED VALUE        CAPITAL STOCK
====================================================================================================================================
                                                        UNITED STATES OF AMERICA
------------------------------------------------------------------------------------------------------------------------------------
Quebecor Printing         Rhode Island, USA     -unlimited common     -209 common shares   $0.01 par     -100% to Quebecor Printing
Federated Inc.                                      shares                                 value             (USA) Holdings Inc.
Quebecor Printing         California, USA       -25,000 common shares -1,000 common shares $1 par value  -100% to Arcata Corporation
Halliday Inc.
------------------------------------------------------------------------------------------------------------------------------------
Quebecor Printing         Delaware, USA         -2,000 common shares  -l0 common shares    $1 par value  -100% to Quebecor Printing
Holding Company                                 -1,000 Preferred                                             Inc.
                                                    Stock                                  No par value
------------------------------------------------------------------------------------------------------------------------------------
Holyoke Lithograph Co.,   Massachusetts, USA    -15,000 common shares -510 common shares   No par value  -100% to Quebecor Printing
Inc.                                                                                                         (USA) Holdings Inc.
------------------------------------------------------------------------------------------------------------------------------------
Quebecor Printing         Pennsylvania, USA     -100,000 common       -1,100 common shares $1 par value  -100% to Quebecor Printing
Hazleton Inc.                                       shares                                                   (USA) Holdings Inc.
------------------------------------------------------------------------------------------------------------------------------------
Karl M. Harrop Company    Delaware, USA         -3,000 common shares  -1,000 common shares $1 par value  -100% to Quebecor Printing
Inc.(3)                                                                                                      Kingsport Inc.
------------------------------------------------------------------------------------------------------------------------------------
Karl M. Harrop Company    Delaware, USA         -3,000 common shares  -1,000 common shares $1 par value  -100% to Karl M. Harrop
II Inc.                                                                                                      Company Inc.
------------------------------------------------------------------------------------------------------------------------------------
Quebecor Printing         California, USA       -25,000 common shares -1,000 common shares $1 par value  -100% to Arcata Corporation
Kingsport Inc.(3),(4)
------------------------------------------------------------------------------------------------------------------------------------
Quebecor List Services    Delaware, USA         -3,000 common shares  -100 common shares   No par value  -100% to Quebecor Printing
Chicago Inc.                                                                                                 (USA) Holdings Inc.
====================================================================================================================================

----------
(3)   To be amalgamated as Quebecor Printing Kingsport Inc.

(4)   To be amalgamated as Quebecor Printing Kingsport Inc.


REVOLVING CREDIT SCHEDULES                              Schedule 2.1.2 - Page 41

====================================================================================================================================
          NAME               JURISDICTION OF    NUMBER OF AUTHORIZED    NUMBER OF ISSUED      PAR OR      REGISTERED OWNER(S) OF
                              INCORPORATION         CAPITAL STOCK         CAPITAL STOCK    STATED VALUE        CAPITAL STOCK
====================================================================================================================================
                                                        UNITED STATES OF AMERICA
------------------------------------------------------------------------------------------------------------------------------------
Quebecor Printing         Delaware, USA                               -99% Limited                       -99% to Karl M. Harrop
Kingsport, L.P.           (Limited Partnership)                          Partnership (L.P.)                  Company Inc.
                                                                      -1% General                        -1% to Quebecor Printing
                                                                         Partnership (G.P.)                  Kingsport Inc.-
------------------------------------------------------------------------------------------------------------------------------------
Quebecor Printing         Delaware, USA         -3,000 common shares  -10 common shares    $1 par value  -100% to Quebecor Printing
Lincoln Inc.                                                                                                 (USA) Holdings Inc.
------------------------------------------------------------------------------------------------------------------------------------
Quebecor Printing         Delaware, USA         -3,000 common shares  -3,000 common shares $1 par value  -100% to Quebecor Printing
Loveland Inc.                                                                                                (USA) Holdings Inc.
------------------------------------------------------------------------------------------------------------------------------------
Quebecor Printing         Delaware, USA         -1,000 common shares  -1,000 common shares $0.01 par     -100% to Quebecor Printing
Memphis Inc.                                                                               value             (USA) Holdings Inc.
------------------------------------------------------------------------------------------------------------------------------------
Quebecor Printing         Delaware, USA         -3,000 common shares  -1,000 common shares $1 par value  -100% to Quebecor Printing
Memphis II Inc.                                                                                              Memphis Inc.
------------------------------------------------------------------------------------------------------------------------------------
Quebecor Printing         Delaware, USA                               -99% Limited                       -99% to Quebecor Printing
Memphis, L.P.(5)          (Limited Partnership)                          Partnership (L.P.)                  Memphis Inc.
                                                                      -1% General                        -1% to Quebecor Printing
                                                                         Partnership (G.P.)                  Dickson Inc.
------------------------------------------------------------------------------------------------------------------------------------
QP Memphis Corp.(5)       Delaware, USA         -3,000 common Stock   -1,000 common Stock  $1 par value  -99% to Quebecor Printing
                                                                                                             Memphis Inc.
                                                                                                         -1% to Quebecor Printing
                                                                                                             Dickson Inc.
------------------------------------------------------------------------------------------------------------------------------------
Quebecor Printing Mt.     Delaware, USA         -3,000 common shares  -1,000 common shares $1 par value  -100% to Quebecor Printing
Morris II Inc.                                                                                               Memphis Inc.
------------------------------------------------------------------------------------------------------------------------------------
National Magazine         Illinois, USA         -200 common shares    -1 common share      $5 par value  -100% to Quebecor Printing
Mailers, Inc.                                                                                                Mt.Morris II Inc.
------------------------------------------------------------------------------------------------------------------------------------
Nova Marketing Services,  Missouri, USA         -30,000 common shares -1 common share      $1 par value  -100% to Quebecor Printing
Inc.                                                                                                         Sayers Inc.
------------------------------------------------------------------------------------------------------------------------------------

----------
(5)   To be amalgamated as QP Memphis Corp.


REVOLVING CREDIT SCHEDULES                              Schedule 2.1.2 - Page 42

------------------------------------------------------------------------------------------------------------------------------------
Quebecor Printing Nevada  Nevada, USA           -5,000 common shares  -1,000 common shares $1 par value  -100% to Quebecor Printing
Inc.                                                                                                         (USA) Holdings Inc.
------------------------------------------------------------------------------------------------------------------------------------
Q.P. New York Corp.       Delaware, USA         -3,000 common shares  -1,000 common shares $1 par value  -100% to Quebecor Printing
                                                                                                             Buffalo Inc.
====================================================================================================================================


REVOLVING CREDIT SCHEDULES                              Schedule 2.1.2 - Page 43

====================================================================================================================================
          NAME               JURISDICTION OF    NUMBER OF AUTHORIZED    NUMBER OF ISSUED      PAR OR      REGISTERED OWNER(S) OF
                              INCORPORATION         CAPITAL STOCK         CAPITAL STOCK    STATED VALUE        CAPITAL STOCK
====================================================================================================================================
                                                        UNITED STATES OF AMERICA
------------------------------------------------------------------------------------------------------------------------------------
Quebecor Printing Olive   Delaware, USA         -3,000 common shares  -10 common shares    $1 par value  -100% to Quebecor Printing
Branch Inc.                                                                                                  (USA) Holdings Inc.
------------------------------------------------------------------------------------------------------------------------------------
Quebecor Printing         Michigan, USA         -5,000 common shares  -2,540 common shares $10 par value -100% to Quebecor Printing
Pendell Inc.                                                                                                 (USA) Holdings Inc.
------------------------------------------------------------------------------------------------------------------------------------
Print Northwest Company   Delaware, USA         -N/A                  -99% Limited         N/A           -98% to Quebecor Printing
L.P.                      (Limited Partnership)                          Partnership (L.P.)                  Seattle Inc. (L.P.)
                                                                                                         -1% to Quebecor Printing
                                                                                                             (USA) Corp. (L.P.)
                                                                      -1% General                        -1% Quebecor Printing
                                                                         Partnership (G.P.)                  Seattle Inc. (G.P.)
------------------------------------------------------------------------------------------------------------------------------------
Quebecor Printing         Rhode Island, USA     -50,000 common shares -30,000 common       $10 par       -100% to Quebecor Printing
Providence Inc.                                                          shares            value             (USA) Holdings Inc.
------------------------------------------------------------------------------------------------------------------------------------
Quebecor Petty Printing   Illinois, USA         -200,000 common       -114,460 common      No par value  -100% to Quebecor Printing
Inc.                                                shares               shares                              Mt.Morris II Inc.
------------------------------------------------------------------------------------------------------------------------------------
Quebecor Printing St.     Minnesota, USA        -1,000,000 common     -8,060 common shares No par value  -100% to The Webb Company
Cloud Inc.                                          shares
------------------------------------------------------------------------------------------------------------------------------------
Quebecor Printing St.     Minnesota, USA        -1,000,000 common     -1,800 common shares No par value  -100%  to The Webb Company
Paul Inc.                                           shares
------------------------------------------------------------------------------------------------------------------------------------
Quebecor Printing San     California, USA       -1,000 common shares  -5 common shares     $1 par value  -100% to Quebecor Printing
Jose Inc.                                                                                                    (USA) Holdings Inc.
------------------------------------------------------------------------------------------------------------------------------------
Quebecor Printing Sayers  Missouri, USA         -50,000 Class A       -148.15 Class A      $1 par value  -86.93% to Quebecor
Inc.                                                common shares        common shares                       Printing (USA) Holdings
                                                -50,000 Class B       -500 Class B common                    Inc.
                                                    common shares        shares                          -11.27% to Herbert M Sayers
                                                                                                         -1.8% to Herbert M. Sayers,
                                                                                                             Jr.
------------------------------------------------------------------------------------------------------------------------------------
Quebecor Printing         Delaware, USA         -2,000 common shares  -1,000 common shares $1 par value  -100% to Quebecor Printing
Seattle Inc.                                                                                                 (USA) Holdings Inc.
====================================================================================================================================


REVOLVING CREDIT SCHEDULES                              Schedule 2.1.2 - Page 44

====================================================================================================================================
          NAME               JURISDICTION OF    NUMBER OF AUTHORIZED    NUMBER OF ISSUED      PAR OR      REGISTERED OWNER(S) OF
                              INCORPORATION         CAPITAL STOCK         CAPITAL STOCK    STATED VALUE        CAPITAL STOCK
====================================================================================================================================
                                                        UNITED STATES OF AMERICA
------------------------------------------------------------------------------------------------------------------------------------
Quebecor Printing         Massachusetts, USA    -60,000 Class A       -4,500 Class A       $10 par value -100% to Quebecor Printing
Semline Inc.                                        common shares        common shares                       (USA) Holdings Inc.
                                                -60,000 Class B       -4,050 Class B       $10 par value
                                                    common shares        common shares
                                                -5,000 preferred      -0 preferred shares  $100 par value
                                                    shares
------------------------------------------------------------------------------------------------------------------------------------
Quebecor Printing (USA)   Delaware, USA         -3,000 common shares  -100 common shares   No par value  -100% to Quebecor Printing
Corp.                                                                                                        (USA) Holdings Inc.
------------------------------------------------------------------------------------------------------------------------------------
Quebecor Printing (USA)   Delaware, USA         -3,000 common shares  -1,261 common shares $1 par value  -100% to Quebecor Printing
Holdings Inc.                                                                                                Holding Company.
------------------------------------------------------------------------------------------------------------------------------------
Quebecor Printing         Delaware, USA         -1,000,000 common     -916,032.0935 common $1 par value  -100% to Quebecor Printing
Vermont Inc.                                        shares               shares                              (USA) Holdings Inc.
------------------------------------------------------------------------------------------------------------------------------------
Quebecor Printing         New York, USA         -1,000 common shares  -100 common shares   No par value  -100% to Quebecor Printing
Warehousing Inc.                                                                                             (USA) Holdings Inc.
------------------------------------------------------------------------------------------------------------------------------------
The Webb Company          Delaware, USA         -1,000 common shares  -100 common shares   $1 par value  -100% to Quebecor Printing
                                                                                                             (USA) Holdings Inc.
====================================================================================================================================


REVOLVING CREDIT SCHEDULES                              Schedule 2.1.2 - Page 45

SCHEDULE 3.6 to the Revolving Credit Agreement dated as of the 12th day of August, 1999 among Quebecor Printing (USA) Holdings Inc., as Borrower, Imprimeries Quebecor Inc. - Quebecor Printing Inc. and Quebecor Printing Holding Company, as Guarantors, the financial institutions named on the signature pages thereof, as Lenders, Royal Bank of Canada, as Lead Arranger and Administrative Agent, and the Arrangers and Co-Syndication Agents named therein

                            CONFIRMATION OF BORROWING
                        (ADVANCE, CONVERSION OR RENEWAL)
                          (Section 3.6, 3.10, or 5.1.2)

                                                Date: _______________________

ROYAL BANK OF CANADA (as Administrative Agent)
One Liberty Plaza, 4th Floor
New York, New York 10006-1404

Attention: Manager, Agency Services

Fax: (212) 428-2310

Dear Sirs:

                      QUEBECOR PRINTING (USA) HOLDINGS INC.
                            CONFIRMATION OF BORROWING

            We refer to the Revolving Credit Agreement dated as of the 12th day of August, 1999, among Quebecor Printing (USA) Holdings Inc., as Borrower, Imprimeries Quebecor Inc. - Quebecor Printing Inc. and Quebecor Printing Holding Company, as Guarantors, the financial institutions named on the signature pages thereof, as Lenders, Royal Bank of Canada, as Lead Arranger and Administrative Agent, and the Arrangers and Co-Syndication Agents named therein (as in effect on the date hereof, the "Credit Agreement"). The words and expressions defined in the Credit Agreement have the same respective meanings when used herein.

            We hereby irrevocably confirm our telephone notice, in accordance with Section [3.6/3.10/5.1.2] of the Credit Agreement, of the following
Borrowing:

      1.    The maturing Borrowing (if applicable):

            Form: _______________________________________________________
                  (US Prime Rate Loan or Libor Loan)

            Amount: ______________________________

            Libor Interest Period:(6)
            __________________________________________________________________


REVOLVING CREDIT SCHEDULES                                Schedule 3.6 - Page 46

      2.    The Business Day of the proposed Borrowing is: ___/_____/____
                                                           Day/Month/Year

      3.    Proposed Borrowing(s):

               Advance               Conversion                Renewal
                 |_|                     |_|                     |_|

            Form: _______________________________________________________
                  (US Prime Rate Loan or Libor Loan)1

            Amount: _____________________________

            Libor Interest Period:(7)
            __________________________________________________________________

      4.    Remit funds to (if applicable):

            We hereby confirm that: (a) the Borrowing requested hereby complies with the requirements of Section 3.6, 3.10, or 5.1.2 of the Credit Agreement, as the case may be, (b) no Default or Event of Default has occurred and is continuing under the Credit Agreement or would result from the making of the Borrowing contemplated hereby and (c) all representations and warranties made by us in Sections 2.1, 2.2 and (if the Drawdown Date for the Borrowing requested hereby is on or after the Merger Date) 2.3 of the Credit Agreement are true and correct in all respects (with the representations and warranties contained in Section 2.1.2 to be read as if they referred to the updated information contained in the most recent certificate of compliance delivered to the Administrative Agent pursuant to Section 11.1.7(c) and those contained in

----------
6. In the case of conversion or continuation of Libor Loans, include the duration of and last day of the applicable Libor Interest Period to be converted or continued.


7. In the case of Libor Loans, include the duration of and last day of the applicable Libor Interest Period.


REVOLVING CREDIT SCHEDULES                                Schedule 3.6 - Page 47

            Section 2.1.9 to be read as if they referred to the most recent financial statements delivered to the Administrative Agent pursuant to Section 11.1.7).

                                        QUEBECOR PRINTING (USA) HOLDINGS INC.


                                        By:
                                            Name:
                                            Title:


                                        By:
                                            Name:
                                            Title:


REVOLVING CREDIT SCHEDULES                                Schedule 3.6 - Page 48

SCHEDULE 3.9.1 to the Revolving Credit Agreement dated as of the 12th day of August, 1999 among Quebecor Printing (USA) Holdings Inc., as Borrower, Imprimeries Quebecor Inc. - Quebecor Printing Inc. and Quebecor Printing Holding Company, as Guarantors, the financial institutions named on the signature pages thereof, as Lenders, Royal Bank of Canada, as Lead Arranger and Administrative Agent, and the Arrangers and Co-Syndication Agents named therein

                           CONFIRMATION OF PREPAYMENT
                                 (Section 3.9.1)

                                                  Date: ________________________

ROYAL BANK OF CANADA (as Administrative Agent)
One Liberty Plaza, 4th Floor
New York, New York 10006-1404

Attention: Manager, Agency Services

Fax: (212) 428-2310

Dear Sirs:

                      QUEBECOR PRINTING (USA) HOLDINGS INC.
                           CONFIRMATION OF PREPAYMENT

            We refer to the Revolving Credit Agreement dated as of the 12th day of August, 1999, among Quebecor Printing (USA) Holdings Inc., as Borrower, Imprimeries Quebecor Inc. - Quebecor Printing Inc. and Quebecor Printing Holding Company, as Guarantors, the financial institutions named on the signature pages thereof, as Lenders, Royal Bank of Canada, as Lead Arranger and Administrative Agent, and the Arrangers and Co-Syndication Agents named therein (as in effect on the date hereof, the "Credit Agreement"). The words and expressions defined in the Credit Agreement have the same respective meanings when used herein.

            We hereby confirm our irrevocable telephone notice that, in accordance with Section 3.9.1 of the Credit Agreement, we shall repay certain Borrowings as follows:

1.    Date of Repayment: ___/_____/____
                         Day/Month/Year

                  (date must coincide with maturity of Libor Loans, to the extent applicable)

      2.    Amount of Repayment:

            (a)   In respect of US Prime Rate Loans:              $_____________


REVOLVING CREDIT SCHEDULES                              Schedule 3.9.1 - Page 49

            (b)   In respect of Libor Loans:                      $_____________

      3. Last Day of Libor Interest Period: (in the case of repayment of Libor Loans): ____/____/____,
                          Day/Month/Year

            We hereby represent and warrant that the repayment made hereunder complies with the requirements of Section 3.9 of the Credit Agreement.

                                        QUEBECOR PRINTING (USA) HOLDINGS INC.


                                        By:
                                            Name:
                                            Title:


                                        By:
                                            Name:
                                            Title:


REVOLVING CREDIT SCHEDULES                              Schedule 3.9.1 - Page 50

SCHEDULE 3.9.2 to the Revolving Credit Agreement dated as of the 12th day of August, 1999 among Quebecor Printing (USA) Holdings Inc., as Borrower, Imprimeries Quebecor Inc. - Quebecor Printing Inc. and Quebecor Printing Holding Company, as Guarantors, the financial institutions named on the signature pages thereof, as Lenders, Royal Bank of Canada, as Lead Arranger and Administrative Agent, and the Arrangers and Co-Syndication Agents named therein

                             NOTICE OF CANCELLATION
                                 (Section 3.9.2)

                                                  Date: ________________________

ROYAL BANK OF CANADA (as Administrative Agent)
One Liberty Plaza, 4th Floor
New York, New York 10006-1404

Attention: Manager, Agency Services

Fax: (212) 428-2310

Dear Sirs:

                      QUEBECOR PRINTING (USA) HOLDINGS INC.
                             NOTICE OF CANCELLATION

            We refer to the Revolving Credit Agreement dated as of the 12th day of August, 1999, among Quebecor Printing (USA) Holdings Inc., as Borrower, Imprimeries Quebecor Inc. - Quebecor Printing Inc. and Quebecor Printing Holding Company, as Guarantors, the financial institutions named on the signature pages thereof, as Lenders, Royal Bank of Canada, as Lead Arranger and Administrative Agent, and the Arrangers and Co-Syndication Agents named therein (as in effect on the date hereof, the "Credit Agreement"). The words and expressions defined in the Credit Agreement have the same respective meanings when used herein.

            We hereby irrevocably notify you, in accordance with Section 3.9.2 of the Credit Agreement, that we shall make certain cancellations and to the extent applicable prepay certain Borrowings as follows:

      1.    Date of Cancellation: ___/_____/____
                                  Day/Month/Year

            (to the extent applicable, date must coincide with maturity of Libor Loans)

      2.    Amount of Cancellation:                               $_____________


REVOLVING CREDIT SCHEDULES                              Schedule 3.9.2 - Page 51

      3.    Amount of prepayment, if applicable:

            (a)   In respect of US Prime Rate Loans:              $_____________

            (b)   In respect of Libor Loans:                      $_____________

      4. Last Day of Libor Interest Period: (to the extent applicable, in the case of prepayment of Libor Loans): ____/____/____,
                                                Day/Month/Year

            We hereby represent and warrant that the cancellation requested hereby complies with the requirements of Section 3.9 of the Credit Agreement.

                                        QUEBECOR PRINTING
                                        (USA) HOLDINGS INC.


                                        By:
                                            Name:
                                            Title:


                                        By:
                                            Name:
                                            Title:


REVOLVING CREDIT SCHEDULES                              Schedule 3.9.2 - Page 52

SCHEDULE 10.1.1.8 to the Revolving Credit Agreement dated as of the 12th day of August, 1999 among Quebecor Printing (USA) Holdings Inc., as Borrower, Imprimeries Quebecor Inc. - Quebecor Printing Inc. and Quebecor Printing Holding Company, as Guarantors, the financial institutions named on the signature pages thereof, as Lenders, Royal Bank of Canada, as Lead Arranger and Administrative Agent, and the Arrangers and Co-Syndication Agents named therein

                        CLOSING CERTIFICATE OF COMPLIANCE
                               (Section 10.1.1.8)

                                                  Date: ________________________

ROYAL BANK OF CANADA (as Administrative Agent)
One Liberty Plaza, 4th Floor
New York, New York 10006-1404

Attention: Manager, Agency Services

Fax: (212) 428-2310

Dear Sirs:

                            CERTIFICATE OF COMPLIANCE

            I, _____________________________________________________, [Chief
Executive Officer, Chief Financial Officer or Treasurer] of Quebecor Printing Inc., ("QPI"), hereby certify, pursuant to Section 10.1.1.8 of the Revolving Credit Agreement dated as of the 10th day of August, 1999, among Quebecor Printing (USA) Holdings Inc., as Borrower, Imprimeries Quebecor Inc. - Quebecor Printing Inc. and Quebecor Printing Holding Company, as Guarantors, the financial institutions named on the signature pages thereof, as Lenders, Royal Bank of Canada, as Lead Arranger and Administrative Agent, and the Arrangers and Co-Syndication Agents named therein (as in effect on the date hereof, the "Credit Agreement"; terms defined therein that are not otherwise defined herein are used herein with the meanings therein ascribed to them), that:

            1. I am familiar with and have examined the provisions of the Credit Agreement, the Existing Indentures and the Transaction Documents and I have made all appropriate investigations of the records of QPI, WCP, the Borrower and the other Restricted Entities and I have asked all questions to the other executives and officers of each such party as I have deemed necessary or useful to allow me to give this certificate knowledgeably.

            2. The accompanying unaudited Consolidated financial statements of QPI and its Subsidiaries as at __________ and for the quarterly accounting period ended __________, ____,(8)

----------

8. Depending on the timing of the execution of the Credit Agreement, this certificate will refer to the


REVOLVING CREDIT SCHEDULES                           Schedule 10.1.1.8 - Page 53
are complete and correct and present fairly, in accordance with Canadian GAAP, the Consolidated financial position of QPI and its Subsidiaries and the Consolidated statements of income, retained earnings and cash flows for such quarterly period, and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, in each case on the basis presented and subject only to normal year-end auditing adjustments. Since such date, there has been no change in QPI's Consolidated financial condition which could have a Material Adverse Effect.

            3. QPI, the other Loan Parties and each other Restricted Entity maintain insurance in compliance with Section 11.1.6 of the Credit Agreement.

            4. Based on an examination sufficient to enable me to make an informed statement, the representations and warranties contained in the Credit Agreement are true and correct, no Default or Event of Default exists and no breach or default exists under any of the Existing Indentures.

            5. Except for the Existing Actions, there are no actions, suits or arbitration proceedings pending or, to the best of my knowledge, threatened involving QPI, any other Loan Party or any other Restricted Entity which, separately, represents an exposure in excess of $6,500,000 as reasonably determined by the undersigned.

            6. All necessary shareholder, corporate, creditor, governmental and regulatory approvals have been obtained in connection with the Loan Documents, the Tender Offer, the Merger (other than approval of the Merger by WCP's stockholders and the declaration of effectiveness of the registration statement with respect to the Merger on Form F-4 by the Securities and Exchange Commission and except for obtaining orders and rulings from and making filings with the relevant securities commissions and regulatory authorities in the provinces of Canada, where required, so that the QPI subordinate voting shares to be issued in connection with the Merger will be exempt from the registration and prospectus requirements of applicable Canadian securities legislation and to permit the resale thereof in Canada) and the related Loans and intercompany loans and all conditions precedent set forth in Section 10.1 of the Credit Agreement have been satisfied.

            7. QPI LLC and/or U.S. Holdings have advanced to WCP an amount from direct or indirect borrowings under the Existing QPI Facility which, together with the $100,000,000 loan made by US Holdings to WCP from proceeds drawn under the Credit Agreement, is sufficient to repay in full the indebtedness under the WCP Existing Bank Credit Agreement and such agreement and the credit facilities thereunder have, concurrently therewith and herewith, been cancelled.

                                       [Chief Executive Officer, Chief Financial or Treasurer]

----------

      quarterly statements for the first fiscal quarter or the second fiscal quarter (if then available).


REVOLVING CREDIT SCHEDULES                           Schedule 10.1.1.8 - Page 54

SCHEDULE 10.1.1.14-A to the Revolving Credit Agreement dated as of the 12th day of August, 1999 among Quebecor Printing (USA) Holdings Inc., as Borrower, Imprimeries Quebecor Inc.-Quebecor Printing Inc. and Quebecor Printing Holding Company, as Guarantors, the financial institutions named on the signature pages thereof, as Lenders, Royal Bank of Canada, as Lead Arranger and Administrative Agent, and the Arrangers and Co-Syndication Agents named therein

                 OPINION OF CANADIAN COUNSEL TO THE LOAN PARTIES
                                (LOAN DOCUMENTS)
                              (Section 10.1.1.14 )

                     [UNDER LETTERHEAD OF MARTINEAU WALKER]

                                                                 August __, 1999

ROYAL BANK OF CANADA, as Lead Arranger,
Administrative Agent and Lender under
the Revolving Credit Agreement referred
to below

- and -

BANC OF AMERICA SECURITIES LLC, as
Arranger and Co-Syndication Agent under
the Revolving Credit Agreement referred
to below

- and -

BANK OF MONTREAL, as Arranger,
Co-Syndication Agent and Lender under
the Revolving Credit Agreement referred
to below

- and -

CANADIAN IMPERIAL BANK OF COMMERCE, as
Arranger and Co-Syndication Agent under
the Revolving Credit Agreement referred
to below

- and -

Each other Lender identified in Schedule
I hereto under the Revolving Credit
Agreement referred to below


REVOLVING CREDIT SCHEDULES - MW                   Schedule 10.1.1.14-A - Page 55

- and -

OGILVY RENAULT, as counsel to the
Administrative Agent under the Revolving
Credit Agreement referred to below

- and -

HUGHES HUBBARD & REED LLP, as counsel to the Administrative Agent under the
Revolving Credit Agreement referred to
below\

            Re: Imprimeries Quebecor Inc.-Quebecor Printing Inc.

Ladies and Gentlemen:

      We have acted as counsel to Imprimeries Quebecor Inc.-Quebecor Printing Inc. ("QPI") in connection with a Revolving Credit Agreement dated as of the 12th day of August, 1999 among Quebecor Printing (USA) Holdings Inc., as borrower, QPI, as guarantor, Quebecor Printing Holding Company, as guarantor, the lenders listed on the signature pages thereof, Royal Bank of Canada, as Lead Arranger and Administrative Agent, and Banc of America Securities LLC, Bank of Montreal and Canadian Imperial Bank of Commerce, as Arrangers and Co-Syndication Agents (the "Revolving Credit Agreement").

      The capitalized terms used in this opinion which are defined in the Revolving Credit Agreement have herein the respective meanings therein specified unless the context of this opinion otherwise requires or unless such terms are otherwise defined in this opinion.

      In this connection, we have examined original executed copies or copies certified to our satisfaction of the following documents:

      (a)   the Revolving Credit Agreement;

      (b) a Loan Party Guarantee Agreement dated as of August 12, 1999 executed by QPI in favour of the Administrative Agent (the "Guarantee");

      (c) the certificate and articles of amalgamation of QPI and all amendments thereto and the by-laws of QPI;

      (d) a certificate of compliance issued by Industry Canada dated August 4, 1999 and a certificate of attestation and of regularite issued by the Inspecteur general des institutions financieres du Quebec, each dated August 4, 1999, the whole in respect of QPI;

      (e) certified extract of resolutions of the board of directors of QPI authorizing the


REVOLVING CREDIT SCHEDULES - MW                   Schedule 10.1.1.14-A - Page 56
            execution by QPI of the Revolving Credit Agreement and the Guarantee (sometimes collectively herein referred to as the "Loan Documents");

      (f)   a certificate of incumbency in respect of QPI dated August 13, 1999;

      (g) certificate of officer of QPI as to general factual matters dated August 13, 1999;

      (h) a certificate of officers of QPI relating to the opinion set forth in paragraph 3 (iii) below (a copy of which being attached hereto) and the agreements referred to therein as being governed by the Quebec laws (the "Officers' Certificate");

      (i) letters by Quebecor Inc. and Caisse de depot et placement du Quebec, as shareholders of QPI, dated respectively July 2 and July 8, 1999, authorizing QPI's execution, delivery and performance of the Loan Documents; and

      (j) the corporate records and other records mentioned hereinafter and all other corporate records and other records and documents as we have considered necessary or desirable in order that we may give this opinion.

      We have also reviewed the minute books and corporate records of QPI as of and from January 1, 1990, the date upon which QPI resulted from the amalgamation (the "Amalgamation") of 166599 Canada Inc., Quebecor Printing Inc., Quebecor Printing (Canada) Inc., Quebecor Printing Group Inc., Ronalds Printing Atlantic Limited and 148461 Canada Inc. (the "Amalgamating Corporations").

      We have assumed for the purposes hereof that each of the Loan Documents is enforceable in accordance with its governing laws, namely the laws of the State of New York. We express herein no opinion on the Loan Documents which are governed by the laws of the State of New York, and in this respect as well as with respect to all matters which are governed by the laws of the State of New York and the federal laws of the United States of America applicable therein, we refer you to the opinions (and the assumptions and the qualifications therein set forth) of Messrs. Arnold & Porter, counsel to Printing Acquisition Inc., QPI, US Holdings and QPHC, and of Messrs. Hughes Hubbard & Reed LLP, New York counsel to the Administrative Agent, each such opinion dated today and addressed and delivered to you and, in the case of the opinion of Messrs. Arnold & Porter, to Messrs. Martineau Walker, Messrs. Hughes Hubbard & Reed LLP and to us concurrently herewith.

      For the purposes hereof, we have assumed that each of the parties to the Loan Documents (i) is a validly constituted and organized and validly subsisting corporation, under its governing laws, (ii) has full capacity, power and authority to enter into the Loan Documents and to perform the obligations on its part set out therein and (iii) has duly authorized, executed and delivered the Loan Documents.

      With respect to the status of Printing Acquisition Inc. and each of US Holdings, QPI and QPHC and their respective capacity and authority to enter into the Loan Documents and as to their due execution and delivery thereof, we refer you to the opinions (and the assumptions and qualifications therein set forth) of (i) Messrs. Martineau Walker, dated today and addressed and


REVOLVING CREDIT SCHEDULES - MW                   Schedule 10.1.1.14-A - Page 57
delivered to you and to us concurrently herewith, and (ii) Messrs. Arnold & Porter referred to above. With your permission, we have relied without independent verification on all matters set forth in the foregoing opinions in preparing this opinion and express herein no opinion on these matters.

      Based on the foregoing, but subject to the qualifications hereinafter set forth, we are of the opinion that:

1. No authorization of, or giving of notice to, or registration with any governmental body or authority of Canada or the Province of Quebec is required in connection with the execution, delivery and enforceability of the Revolving Credit Agreement or any of the other Loan Documents or in connection with the effecting of Borrowings under the Revolving Credit Agreement.

2. A Quebec Court will recognise and declare enforceable any judgment rendered by a competent court outside the Province of Quebec with respect to the obligations of a Loan Party under the Loan Documents. In any motion made before a Quebec Court to enforce such judgment, a Quebec Court will confine itself to verifying whether the judgment in respect of which recognition or enforcement is sought meets the requirements mentioned in paragraph (a) of the qualifications below, without entering into any examination of the merits of the judgment.

3. In an action against a Loan Party commenced in a court of competent jurisdiction in the Province of Quebec, the Quebec Court would recognise the choice of the New York law under a Loan Document as a valid choice of law to govern such Loan Document and would apply New York law, save for its rules of conflicts, to all issues that a Quebec Court characterises as substantive under the conflict rules of the Province of Quebec, assuming that:

      (a)   such choice of law is legal under New York law;

      (b) such choice was made bona fide in that it was not made to avoid mandatory provisions of the law of the jurisdiction that the Quebec Court would, in the absence of such choice, have applied; we are not aware that such choice was not made bona fide;

      (c) New York law was specifically pleaded and proved as a question of fact by a duly qualified expert before the Quebec Court;

      and subject to the following, which shall prevail:

      (d) the provisions of New York law shall yield to rules of law in force in Quebec which are applicable by reason of their particular object;

      (e) the provisions of New York law shall not apply if their application would be manifestly inconsistent with public order as understood in international relations;


REVOLVING CREDIT SCHEDULES - MW                   Schedule 10.1.1.14-A - Page 55

      (f) in cases of emergency or serious inconvenience, the law of the Quebec Court seized of the matter may be applied provisionally to ensure the protection of a person or of his property;

      (g) if New York law invalidates the juridical act (i.e. the relevant Loan Documents), the Quebec Court may apply the law of the jurisdiction with which the act is more closely connected, in view of the nature and the attendant circumstances;

      (h) the application of the rules of the Civil Code of Quebec is imperative in matters of civil liability for damage suffered in or outside Quebec as a result of exposure to or the use of raw materials, whether processed or not, originating in Quebec;

      (i) procedure will be governed by the law of the Quebec Court seized of the matter; and

      (j) prescription will be governed by the law applicable to the merits of the dispute.

4. The submission by QPI to the non-exclusive jurisdiction of the courts stated in the Loan Documents to which it is a party is valid and binding and not subject to unilateral revocation.

      The opinions expressed herein are subject to the assumptions hereinabove set forth and to the following qualifications:

      (a) Under the provisions of the Civil Code of Quebec, a Quebec Court may refuse to recognize a judgment of a foreign court in the following cases:

            (i) the court rendering such judgment had no jurisdiction over the matter or the persons being the subject thereof, as determined under the relevant provisions of the Civil Code of Quebec,

            (ii) such judgment is subject to ordinary remedy or is not final or enforceable at the place where it was rendered (the purpose of this exception being essentially, according to the comments of the Minister of Justice of Quebec on the relevant article of the Civil Code of Quebec, to avoid a Quebec Court declaring enforceable in the Province of Quebec a decision rendered in a foreign jurisdiction that is still subject to a right of appeal or similar recourse or which is not final and enforceable in said jurisdiction),

            (iii) such judgment was rendered in contravention of the fundamental principles of procedure,

            (iv) a dispute between the same parties, based on the same facts and having the same object has given rise to a decision rendered in Quebec, whether it has acquired the authority of a final judgment (res judicata) or not, or is pending before a Quebec authority, in first instance, or has been decided in


REVOLVING CREDIT SCHEDULES - MW                   Schedule 10.1.1.14-A - Page 59
                  a third country and the decision meets the necessary conditions for recognition in Quebec,

            (v) the outcome of such judgment is manifestly inconsistent with public order as understood in international relations,

            (vi) the motion to enforce such judgment is not made in the Province of Quebec within ten years after the date of such judgment (please note, however, that there is a controversy under Quebec law as to the limitation period applicable to a foreign judgment and that some authorities are of the view that the motion to enforce the foreign judgment must be made in the Province of Quebec within three years after the date of the said judgment), or

            (vii) such judgment was obtained contrary to an order made by the
                  Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada); the only such order which was found by us in the Canada Gazette where such orders are usually published and which remains in effect (although we have no assurance that no other order is outstanding under the said
                  Act) is the Foreign Extraterritorial Measures (United States) Order, 1992, dated October 9, 1992, as amended on January 12, 1996 and dealing with trade and commerce between Canada and Cuba; and we believe that such order does not affect the Loan Documents or the rights of the Finance Parties.

      Further, if the judgment was rendered by default, the plaintiff must prove that the act of procedure initiating the proceedings was duly served on the defendant in accordance with the law of the place where the judgment was rendered, and the Quebec Court may refuse recognition or enforcement of the judgment if the defendant proves that, due to the circumstances, the defendant was unable to learn of the act of procedure initiating the proceedings or it was not given sufficient time to offer its defence.

      We believe that there are no reasons under the Civil Code of Quebec for avoiding recognition of enforcement of a judgment of a New York State court or a federal court of the United States under the Loan Documents based on "public order" as understood in international relations.

      (b) In the event that an action is taken or a judgment is rendered in respect of the Loan Documents outside of the Province of Quebec, a Loan Party may be subject to Section 2 of the Business Concerns Records Act (Quebec) which provides that "..., no person shall, pursuant to or under any requirement issued by any legislative, judicial or administrative authority outside Quebec, remove or cause to be removed, or send or cause to be sent, from any place in Quebec to a place outside Quebec, any document or resume or digest of any document relating to any concern"; for the purposes of the Business Concerns Records Act (Quebec), "document" means any account, balance sheet, statement of receipts and


REVOLVING CREDIT SCHEDULES - MW                   Schedule 10.1.1.14-A - Page 60
            expenditure, profit and loss statement, statement of assets and liabilities, inventory, report and any other writing or material forming part of the records or archives of a business concern.

      (c) The Currency Act (Canada) precludes a Canadian court from rendering a judgment for an amount expressed in a currency other than Canadian currency.

      This opinion may only be relied upon by the persons to which it is addressed and for the purposes of the transactions contemplated in the Loan Documents.

                                        Yours truly,


REVOLVING CREDIT SCHEDULES - MW                   Schedule 10.1.1.14-A - Page 61

                                   SCHEDULE I


REVOLVING CREDIT SCHEDULES - MW                   Schedule 10.1.1.14-A - Page 62

                             QUEBECOR PRINTING INC.

                              OFFICERS' CERTIFICATE

      We, Christian M. Paupe, Executive Vice President, Chief Administrative Officer and Chief Financial Officer of Quebecor Printing Inc. and Jeremy P. Roberts, Assistant Treasurer of Quebecor Printing Inc., hereby certify, in connection with the Term Loan and Non-Revolving Credit Agreement and the Revolving Credit Agreement both dated as of August 12, 1999, among Quebecor Printing (USA) Holdings Inc. ("US Holdings"), as Borrower, Quebecor Printing Inc. ("QPI") and Quebecor Printing Holding Company ("QPHC"), as Guarantors, the lenders listed on the signature pages thereof, Royal Bank of Canada as Lead Arranger and Administrative Agent, and Banc of America Securities LLC, Bank of Montreal and Canadian Imperial Bank of Commerce, as Arrangers (collectively, the "Credit Agreements") as follows:

      1. Attached hereto as Appendix A is a list of each agreement for borrowed money (other than the Credit Agreements) in a principal amount of US$20,000,000 or more by which QPI, US Holdings or QPHC or any of their respective properties are bound (the "Existing Agreements").

      2. I, Christian M. Paupe, am familiar with and have examined the provisions of the Credit Agreements, the Tender Offer and the Merger Agreement and I have made all appropriate investigations as I have deemed necessary or useful to allow me to give this certificate knowledgeably. To the best of my knowledge, neither the making or performance of the Tender Offer by QPI and Acquisition Sub, the execution, delivery and performance by each of QPI and Acquisition Sub of the Merger Agreement, nor consummation of the transactions contemplated thereby or the compliance by QPI and Acquisition Sub with the terms and conditions thereof will conflict with, violate or result in a breach of any of the Existing Agreements or the Existing Indentures.

      3. I, Jeremy P. Roberts, am familiar with and have examined the provisions of the Credit Agreements, the Loan Party Guarantees, the Existing Agreements and the Existing Indentures (which are the Convertible Indenture, the 7 3/4% Indenture and the 8 3/8% Indenture) and I have made all appropriate investigations as I have deemed necessary or useful to allow me to give this certificate knowledgeably:

            3.1 to the best of my knowledge, neither the execution, delivery and performance by each of QPI, US Holdings and QPHC of the Credit Agreements and the Loan Party Guarantees to which they are party, nor consummation of the transactions contemplated thereby or the compliance by QPI, US Holdings or QPHC with the terms and conditions thereof will conflict with, violate or result in a breach of any of the Existing Agreements or the Existing Indentures:

            3.2 more particularly and with respect to the Existing QPI Facility:

                  o it will not breach the representations and warranties (Article II) of the


REVOLVING CREDIT SCHEDULES - MW                   Schedule 10.1.1.14-A - Page 63

                        Existing QPI Facility;

                  o it will not breach any of the following covenants (Article XI) of the Existing QPI Facility:

                        (a) any Indebtedness prohibitions or restrictions provided in Section 11.2.4 of the Existing QPI Facility;

                        (b) any prohibitions or restrictions concerning loans, advances or Investments in Non-Restricted Entities provided in Section 11.2.3 of the Existing QPI Facility;

                        (c) any prohibitions or restrictions concerning sales or transfers of assets, amalgamations, mergers or reorganizations having a Material Adverse Effect or otherwise constituting a Default or Event of Default under Section 11.2.5 of the Existing QPI Facility;

                        (d)   any prohibitions or restrictions provided in
                              Section 11.2.6 of the Existing QPI Facility with respect to Consensual Restrictions;

                        (e)   any prohibitions or restrictions provided in
                              Section 11.2.8 of the Existing QPI Facility with respect to Change in Nature of Business;

                        (f) any financial ratios set forth in Section 11.2.10 of the Existing QPI Facility; and

                  o it will not have a Material Adverse Effect, as defined in the Existing QPI Facility without reference to paragraph (b) (iii) of the definition.

      Terms defined in the Credit Agreements that are not otherwise defined herein are used herein with the meanings ascribed to them in the Credit Agreements.

Montreal, August 13, 1999

Christian M. Paupe, Executive Vice        Jeremy P. Roberts, Assistant Treasurer
President, Chief Administrative Officer
and Chief Financial Officer


REVOLVING CREDIT SCHEDULES - MW                   Schedule 10.1.1.14-A - Page 64

                                   APPENDIX A

                            TO OFFICERS' CERTIFICATE

CANADIAN LAW

1. Credit Agreement (US$1 Billion) dated as of April 28, 1999, as amended, among Quebecor Printing Inc., Quebecor Printing (USA) Holdings Inc., Quebecor Printing Capital GP as Borrowers, the financial institutions named on the signature pages thereto as Lenders with Royal Bank of Canada as Administrative Agent and ABN-AMRO, Bank of America and CIBC Wood Gundy as Joint Syndication Agents. (Quebec Law)

2. Short Term Promissory Notes Program, dated March 25, 1999 of QPI (CDN$250 Million). (Canadian Law)

US LAW

3. Guaranty Agreement dated as of January 15, 1999 made by Quebecor Printing Inc. in favor of First Security Bank, National Association as Agent and the persons identified therein as Lessors. (US$22 Million) (New York Law)

4. Indenture dated January 22, 1997 between Quebecor Printing Capital Corporation, as Issuer, Quebecor Printing Inc. as Guarantor and The Chase Manhattan Bank, as Trustee. (US$300 Million) (New York Law)

FOREIGN LAW

5.    Guarantee in favour of Raiffeisen Zentralbank Osterreich
      Aktiengesellschaft ("RZOA") by Quebecor Printing Inc. for the issuance by RZOA of a letter of guarantee (approximately US$35 Million) dated August 4, 1999. (Foreign Law)


REVOLVING CREDIT SCHEDULES - MW                   Schedule 10.1.1.14-B - Page 65

SCHEDULE 10.1.1.14-B to the Revolving Credit Agreement dated as of the 12th day of August, 1999 among Quebecor Printing (USA) Holdings Inc., as Borrower, Imprimeries Quebecor Inc.-Quebecor Printing Inc. and Quebecor Printing Holding Company, as Guarantors, the financial institutions named on the signature pages thereof, as Lenders, Royal Bank of Canada, as Lead Arranger and Administrative Agent, and the Arrangers and Co-Syndication Agents named therein

                    OPINION OF US COUNSEL TO THE LOAN PARTIES
                               (Section 10.1.1.14)

                      [UNDER LETTERHEAD OF ARNOLD & PORTER]

                                            August __, 1999

ROYAL BANK OF CANADA, as Lead Arranger,
Administrative Agent and Lender under
the Revolving Credit Agreement referred
to below

- and -

BANC OF AMERICA SECURITIES LLC, as
Arranger and Co-Syndication Agent under
the Revolving Credit Agreement referred
to below

- and -

BANK OF MONTREAL, as Arranger,
Co-Syndication Agent and Lender under
the Revolving Credit Agreement referred
to below

- and -

CANADIAN IMPERIAL BANK OF COMMERCE, as
Arranger and Co-Syndication Agent under
the Revolving Credit Agreement referred
to below

- and -

Each other Lender identified in Schedule
I hereto under the Revolving Credit
Agreement referred to below


REVOLVING CREDIT SCHEDULES                        Schedule 10.1.1.14-B - Page 66

- and -

OGILVY RENAULT, as counsel to the
Administrative Agent under the Revolving
Credit Agreement referred to below

- and -

HUGHES HUBBARD & REED LLP, as counsel to the Administrative Agent under the
Revolving Credit Agreement referred to
below

            Re: Printing Acquisition Inc., Quebecor Printing Inc., Quebecor Printing (USA) Holdings Inc. and Quebecor Printing Holding Company

Ladies and Gentlemen:

      We have acted as counsel Quebecor Printing Inc., a corporation amalgamated under the law of Canada ("QPI"), Printing Acquisition Inc., a Delaware corporation ("Acquisition Sub"), Quebecor Printing (USA) Holdings Inc., a Delaware corporation ("US Holdings") and Quebecor Printing Holding Company, a Delaware corporation ("QPHC"), in connection with (i) the Merger Agreement (as defined in the Revolving Credit Agreement referred to below); (ii) a revolving credit agreement (the "Revolving Credit Agreement") dated as of the 12th day of August, 1999 among US Holdings, as borrower, QPI and QPHC, as guarantors, the lenders listed on the signature pages thereof, Royal Bank of Canada, as Lead Arranger and Administrative Agent (the "Administrative Agent"), and Banc of America Securities LLC, Bank of Montreal, and Canadian Imperial Bank of Commerce, as Arrangers and Co-Syndication Agents; (iii) a loan party guarantee agreement dated as of August 12, 1999 by QPI in favor of the Administrative Agent; and (iv) a loan party guarantee agreement dated as of August 12, 1999 by QPHC in favor of the Administrative Agent (all such loan party guarantees collectively the "Guarantee Agreements").

      This opinion is delivered to you pursuant to Section 10.1.1.14 of the Revolving Credit Agreement. The capitalized terms used in this opinion which are defined in the Revolving Credit Agreement have herein the respective meanings therein specified unless the context of this opinion otherwise requires or unless such terms are otherwise defined in this opinion.

      In rendering the opinions set forth below, we have examined and relied upon originals or copies certified or otherwise identified to our satisfaction of the following documents:

      (a)   the Merger Agreement;

      (b)   the Tender Offer Documents;


REVOLVING CREDIT SCHEDULES - AP                   Schedule 10.1.1.14-B - Page 67

      (c)   the Revolving Credit Agreement;

      (d) certificates of good standing issued by the appropriate state authorities in respect of each of US Holdings and QPHC (collectively, the "US Loan Parties") and Acquisition Sub;

      (e) resolutions of the board of directors of each of US Holdings and QPHC authorizing the execution by the US Loan Parties of the Transaction Documents (as hereinafter defined) to which it is a party and the performance of the obligations on their respective parts set forth therein;

      (f) resolutions of the board of directors of Acquisition Sub authorizing the execution by Acquisition Sub of the Merger Agreement and the performance of its obligations set forth therein;

      (g) the certificate of incorporation and by-laws of each of the US Loan Parties and Acquisition Sub;

      (h) certificates of incumbency for each of the US Loan Parties and Acquisition Sub;

      (i)   the Guarantee Agreements;

      (j) the opinion of Morris, Nichols, Grant & Tunnell, a copy of which is attached hereto (the "Delaware Counsel's Opinion");

      (k) a certificate of an officer of QPI relating to the opinion set forth in paragraph 6(iii) below, a copy of which is attached hereto (the "Officer's Certificate"), and the agreements referred to therein; and

      (l) all such corporate records and other records and documents as we have considered necessary or desirable for purposes of this opinion.

      In this opinion, the Merger Agreement, the Revolving Credit Agreement and the Guarantee Agreements are collectively hereinafter referred to as the "Transaction Documents".

      For purposes of this opinion, we have assumed the genuineness of all signatures (other than those on behalf of QPI, US Holdings, QPHC and Acquisition Sub on the Transaction Documents), the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the legal capacity of all individuals.

      In rendering the opinions hereinafter set forth in paragraph 6(iii), we have relied, without any independent verification, on paragraph 1 of the Officer's Certificate with respect to factual matters set forth therein. In rendering the opinions hereinafter set forth in paragraphs 6(ii), 8 and 9 below, we have relied, without any independent survey or verification, on the Delaware Counsel's Opinion as to matters of the laws of the State of Delaware, and our opinions on such


REVOLVING CREDIT SCHEDULES - AP                   Schedule 10.1.1.14-B - Page 68
matters are subject to the qualifications and exceptions set forth in the Delaware Counsel's Opinion.

      In addition we have assumed that each party to the Transaction Documents, other than the US Loan Parties and Acquisition Sub, (i) is a validly constituted and organized and validly existing corporation under its governing laws, (ii) has full capacity, power and authority to enter into the Transaction Documents to which it is a party, and to perform the obligations on its part set out therein and (iii) has duly authorized, executed and delivered the Transaction Documents to which it is a party.

      Based on the foregoing and subject to the qualifications set forth herein, we are of the opinion that:

1. Each of US Holdings, QPHC and Acquisition Sub is duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

2. Each of the US Loan Parties has the corporate power and capacity to carry on business as now being conducted, to own its properties and assets and to enter into and to perform its obligations under the Transaction Documents to which it is a party.

3. Acquisition Sub has the corporate power and capacity to carry on business as now being conducted and to perform its obligations pursuant to the Tender Offer and the Merger Agreement.

4. The execution and delivery by each of the US Loan Parties of the Transaction Documents to which each is respectively a party and the performance by each of the US Loan Parties of its obligations under each of the Transaction Documents to which it is respectively a party have been duly authorized by all necessary corporate action (including any necessary shareholder action) by each of the US Loan Parties.

5. The execution, delivery and performance by Acquisition Sub of its obligations under the Tender Offer and the Merger Agreement have been duly authorized by all necessary corporate action on the part of Acquisition Sub.

6. Neither the making or performance of the Tender Offer by QPI and Acquisition Sub, the execution, delivery and performance by each of QPI, Acquisition Sub and the US Loan Parties of the Transaction Documents to which it is a party, nor the consummation of the transactions contemplated by the Transaction Documents do or compliance by each of QPI, Acquisition Sub and the US Loan Parties with the terms and conditions thereof will:

      (i) constitute a violation of the certificate of incorporation or by-laws of each of the US Loan Parties, or

      (ii) constitute a violation of the laws or regulations of the State of New York, the State of Delaware (with respect to the Merger Agreement) or the federal law of the United States of America applicable to it, including without limitation Regulations T, U and X of the Board of Governors of the Federal Reserve System,


REVOLVING CREDIT SCHEDULES - AP                   Schedule 10.1.1.14-B - Page 69
            or

      (iii) conflict with, violate or result in a breach of any agreement for borrowed money in a principal amount of $20,000,000 or more to which QPI, US Holdings or QPHC is a party or by which any of their respective properties are bound or the Existing Indentures and which are governed by the laws of the State of New York provided that no opinion is expressed herein with respect to compliance with the financial tests set forth in such agreements.

7. Each of Acquisition Sub and the US Loan Parties has duly executed and delivered each of the Transaction Documents to which it is a party.

8. Each of the Transaction Documents to which it is a party constitutes the legal, valid and binding obligation of QPI, Acquisition Sub and each of the US Loan Parties, enforceable against QPI, Acquisition Sub and each of the US Loan Parties in accordance with its terms, except to the extent that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, receivership, fraudulent conveyance or similar laws affecting or relating to the enforcement of creditors' rights generally, and by equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

9. The execution, delivery and performance by QPI, Acquisition Sub and each of the US Loan Parties of the Loan Documents to which it is a party, and the consummation by it of the transactions contemplated therein, do not require any authorization of, or giving of notice to, or registration with any governmental body or authority of the State of New York or Delaware (with respect to the Merger Agreement) or of the United States of America except for filings pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and federal and state securities laws and regulations (all of which filings required to be made as of the date hereof having been made) and the filing of a merger certificate or certificate of ownership and merger in the State of Delaware (as contemplated by the Merger Agreement).

10. Prior to and after giving effect to the consummation of the transactions contemplated by the Transaction Documents, none of QPI, US Holdings, QPHC or Acquisition Sub is (i) an "investment company" or a Person "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended, or (ii) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

      We express this opinion as members of the Bar of the State of New York and we do not express any opinion as to matters governed by any laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal law of the United States of America (except to the extent that we have relied on the Delaware Counsel's Opinion


REVOLVING CREDIT SCHEDULES - AP                   Schedule 10.1.1.14-B - Page 70
with respect to matters of the laws of the State of Delaware in connection with our opinions set forth in 6(ii), 8 and 9 above). This opinion may only be relied upon by the persons to whom it is addressed and for the purposes of the transactions contemplated in the Transaction Documents.

                                        Yours truly,


REVOLVING CREDIT SCHEDULES - AP                   Schedule 10.1.1.14-B - Page 71

                                   SCHEDULE I


REVOLVING CREDIT SCHEDULES                        Schedule 10.1.1.14-B - Page 72

                [LETTERHEAD OF MORRIS, NICHOLS, ARSHT & TUNNELL]

                               August _____, 1999

Each of the Entities listed on
Schedule 1 attached hereto

                  Re: Printing Acquisition Inc., Quebecor Printing, Inc.

Ladies and Gentlemen:

            You have requested our opinion with respect to certain matters of Delaware law involving the Agreement and Plan of Merger dated as of July 12, 1999 (the "Agreement") among Quebecor Printing, Inc., a Canadian corporation ("QPI"), Printing Acquisition, Inc., a Delaware corporation ("Acquisition Sub"), and World Color Press, Inc., a Delaware corporation ("Company"). In connection with your request for our opinion, Arnold and Porter, counsel to QPI, has supplied to us and we have reviewed an executed copy of the Agreement. We have not reviewed any other documents in connection with your request, and we have assumed that nothing in any such document that we have not reviewed is contrary to or inconsistent with the opinions expressed herein. We have also assumed (1) that each of the parties to the Agreement was duly organized under the laws of the jurisdiction of its organization and is validly existing and in good standing under such laws, with full corporate power to execute, deliver and perform the Agreement, and that such execution, delivery and performance was duly authorized by all necessary corporate action on the part of each such party, (2) that the Agreement was duly executed and delivered by all parties thereto, (3) that the Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. We have also assumed that the Acquisition Sub is a wholly-owned subsidiary of QPI. Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement. To the extent our opinions in paragraphs 1 and 2, below, relate to the requirement for any authorization of, notice to, or registration with any governmental body or authority of the State of Delaware or to the absence of any violation of the laws or regulations of the State of Delaware, our opinions relate only to laws and regulations that are of general application and that, in our experience, are likely to have application to transactions of the nature herein referenced (and not to laws and regulations and requirements of law that might be implicated by reason of the specific business activities of any of the above-referenced entities). No opinion is expressed herein with respect to the Delaware Securities Act, 6 Del.C. ss. 7301 et seq.


REVOLVING CREDIT SCHEDULES - AP                   Schedule 10.1.1.14-B - Page 73

            Based upon and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that:

            1. Neither the execution, delivery and performance by QPI or Acquisition Sub of the Agreement, nor the compliance by QPI or Acquisition Sub with the terms and conditions thereof, will constitute a violation of the laws or regulations of the State of Delaware.

            2. The execution, delivery and performance by QPI and Acquisition Sub of the Merger Agreement and the consummation of the transactions contemplated therein do not require any authorization of, giving notice to, or registration with any governmental body or authority of the State of Delaware, other than the filing of a certificate of merger or certificate of ownership and merger with the Secretary of State of Delaware.

            3. The Agreement constitutes the legal, valid and binding obligation of QPI and Acquisition Sub, enforceable against each such party in accordance with its terms, except that such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, receivership, fraudulent conveyance, moratorium or other laws of general application relating to or affecting the enforcement of creditors' rights and remedies; (ii) the application of equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or (iii) standards of good faith, fair dealing, materiality and reasonableness that may be applied by a court to the exercise of certain rights and remedies.

            The foregoing opinion is subject to the following limitations and exceptions:

            (a) We express no opinion with respect to Section 8.02 of the Agreement to the extent that such provision purports to render ineffective any amendment not in writing;

            (b) We express no opinion with respect to Section 2.5(b) of the Agreement, to the extent it provides for the rounding of Merger Consideration, or Section 2.5(b) of the Agreement, regarding certain affiliates of the Company, to the extent that either such provision results in the unequal treatment of Company stockholders in the Merger;

            (c) We express no opinion with respect to Section 1.3(b), regarding action by the Board of Directors of the Company in connection with the Agreement;

            (d) Provisions for indemnification or contribution with respect to any person or entity may be unenforceable to the extent that such person has engaged in conduct that is grossly negligent, reckless, willful or unlawful;

            (e) We express no opinion with respect to Section 9.7 of the Agreement to the extent that it purports to choose Delaware law to govern the Agreement if the application of such law would be contrary to a fundamental policy of a jurisdiction with a materially greater interest in the determination of a particular issue, the law of which jurisdiction would be applicable in the absence of an effective choice of law;


REVOLVING CREDIT SCHEDULES - AP                   Schedule 10.1.1.14-B - Page 74

            (f) We express no view as to any purported waiver or consent by any party contained in the Agreement, except to the extent such party may so waive or consent and has effectively so waived or consented in accordance with applicable law.

            This opinion letter is addressed to you and is for your sole benefit in connection with the transactions contemplated hereby and may not be delivered to or relied upon by anyone else without our express written consent.

                                        Very truly yours,


REVOLVING CREDIT SCHEDULES - AP                   Schedule 10.1.1.14-B - Page 75

                                   SCHEDULE I

ROYAL BANK OF CANADA, as Lead Arranger,
Administrative Agent and Lender under a
certain Term Loan Credit Agreement of
even date herewith (the "Credit
Agreement")

BANC OF AMERICA SECURITIES LLC, as
Arranger and Co-Syndication Agent under
the Credit Agreement

BANK OF MONTREAL, as Arranger, Co-
Syndication Agent and Lender under the
Credit Agreement

CANADIAN IMPERIAL BANK OF COMMERCE, as
Arranger, and Co-Syndication Agent under the Credit Agreement

[LENDERS]

OGILVY RENAULT, as counsel to the
Administrative Agent under the Credit
Agreement

HUGHES HUBBARD & REED LLP, as counsel to the Administrative Agent under the
Credit Agreement

ARNOLD & PORTER
399 Park Avenue
New York, NY 10022-4690


REVOLVING CREDIT SCHEDULES - AP                   Schedule 10.1.1.14-B - Page 76

REVOLVING CREDIT SCHEDULES - OR Schedule 10.1.1.14-C - Page 1 W6-NY992050.082 V6
SCHEDULE 10.1.1.14-C to the Revolving Credit Agreement dated as of the 12th day of August, 1999 among Quebecor Printing (USA) Holdings Inc., as Borrower, Imprimeries Quebecor Inc.-Quebecor Printing Inc. and Quebecor Printing Holding Company, as Guarantors, the financial institutions named on the signature pages thereof, as Lenders, Royal Bank of Canada, as Lead Arranger and Administrative Agent, and the Arrangers and Co-Syndication Agents named therein

                 OPINION OF CANADIAN COUNSEL TO THE LOAN PARTIES
                             (TRANSACTION DOCUMENTS)
                              (Section 10.1.1.14 )

                      [UNDER LETTERHEAD OF OGILVY RENAULT]

                                                          August __, 1999

ROYAL BANK OF CANADA, as Lead Arranger,
Administrative Agent and Lender under
the Revolving Credit Agreement referred
to below

- and -

BANC OF AMERICA SECURITIES LLC, as
Arranger and Co-Syndication Agent under
the Revolving Credit Agreement referred
to below

- and -

BANK OF MONTREAL, as Arranger,
Co-Syndication Agent and Lender under
the Revolving Credit Agreement referred
to below

- and -

CANADIAN IMPERIAL BANK OF COMMERCE, as
Arranger and Co-Syndication Agent under
the Revolving Credit Agreement referred
to below

- and -

Each other Lender identified in Schedule
I hereto under the Revolving Credit
Agreement referred to below


REVOLVING CREDIT SCHEDULES - OR                   Schedule 10.1.1.14-C - Page 77

- and -

HUGHES HUBBARD & REED LLP, as counsel to the Administrative Agent under the
Revolving Credit Agreement referred to
below

            Re: Imprimeries Quebecor Inc.-Quebecor Printing Inc.

Ladies and Gentlemen:

      We have acted as counsel to Imprimeries Quebecor Inc.-Quebecor Printing Inc. ("QPI") in connection with the entering into by QPI of that certain Agreement and Plan of Merger dated as of July 12, 1999 between QPI, Printing Acquisition Inc. and World Color Press, Inc. (the "Merger Agreement").

      The capitalized terms used in this opinion which are defined in the Revolving Credit Agreement dated as of the 12th day of August, 1999 among, inter alia, QPI and the lenders named therein, have herein the respective meanings therein specified unless the context of this opinion otherwise requires or unless such terms are otherwise defined in this opinion.

      In this connection, we have examined original executed copies or copies certified to our satisfaction of the following documents:

      (a)   the Merger Agreement;

      (b)   the Tender Offer Documents;

      (c) the certificate and articles of amalgamation of QPI and all amendments thereto and the by-laws of QPI;

      (d) a certificate of compliance issued by Industry Canada dated August 4, 1999 and a certificate of attestation and of regularite issued by the Inspecteur general des institutions financieres du Quebec, each dated August 4, 1999, the whole in respect of QPI;

      (e) certified extract of resolutions of the board of directors of QPI authorizing the execution by QPI of the Merger Agreement;

      (f)   a certificate of incumbency in respect of QPI dated August 13, 1999;

      (g) letters by Quebecor Inc. and Caisse de depot et placement du Quebec, as shareholders of QPI, dated July 2, 1999 and July 8, 1999, respectively, authorizing QPI's execution, delivery and performance of the transactions contemplated under the Merger Agreement; and


REVOLVING CREDIT SCHEDULES - OR                   Schedule 10.1.1.14-C - Page 78

      (h) the corporate records and other records mentioned hereinafter and all other corporate records and other records and documents as we have considered necessary or desirable in order that we may give this opinion.

      We have assumed that the amalgamation of 166599 Canada Inc., Quebecor Printing Inc., Quebecor Printing (Canada) Inc., Quebecor Printing Group Inc., Ronalds Printing Atlantic Limited and 148461 Canada Inc. (the "Amalgamating Corporations") was duly and validly authorized by all necessary corporate action on the part of each of the Amalgamating Corporations and that all previous amalgamations relating to any one of the Amalgamating Corporations or any of its predecessors were duly and validly authorized by all necessary corporate action on the part of each of the corporations party to such amalgamations.

      We did not review any minute books or corporate records of QPI or its predecessors other than as mentioned above.

      As the basis for rendering our opinions we have assumed that:

      (i) all signatures on documents submitted to us (other than those on behalf of QPI on the Merger Agreement) are genuine, all documents submitted to us as originals are authentic and complete, and all documents submitted to us as copies conform to authentic and complete original documents;

      (ii) all facts set forth in official public records and certificates and other documents supplied by public officials or otherwise conveyed to us by public officials are complete, true and accurate;

      (iii) all statements as to matters of facts made in certificates supplied by officers of QPI are complete, true and accurate as of the date of this opinion letter;

      (iv) all relevant individuals had full legal capacity at all relevant times;

      (v) none of the documents, originals or copies of which we have examined has been amended; and

      (vi) each party to the Merger Agreement other than QPI (i) is a validly constituted and organized and validly subsisting corporation under its governing laws, (ii) has full capacity, power and authority to enter into the Merger Agreement, and to perform the obligations on its part set out therein, (iii) has duly authorized, executed and delivered the Merger Agreement and (iv) has met the requirements of Applicable Laws in the United States of America for the entering into of the Merger Agreement and for the performance of its obligations thereunder.

In addition, we have assumed that the Merger Agreement is enforceable against QPI in accordance with its terms under the internal laws of the State of Delaware ("Delaware law").

      Based on the foregoing, but subject to the qualifications hereinafter set forth, we are of


REVOLVING CREDIT SCHEDULES - OR                   Schedule 10.1.1.14-C - Page 79
the opinion that:

1. QPI is a corporation amalgamated and validly existing under the Canada Business Corporations Act and in good standing under the said Act and the Act Respecting the Legal Publicity of Sole Proprietorships, Partnerships and Legal Persons and it has the corporate power and capacity to carry on business, to enter into and to perform its obligations, under the Merger Agreement;

2. The execution and delivery of the Merger Agreement by QPI, and the performance by QPI of its obligations under the Merger Agreement have been duly authorized by all necessary corporate action on the part of QPI and, to the extent required by QPI's articles and by-laws, the shareholders of QPI have authorized the entering into the Merger Agreement by QPI and for the performance of its obligations thereunder;

3. Neither the making or the performance of the Tender Offer by QPI, the execution and delivery of the Merger Agreement by QPI, nor the consummation of the transactions contemplated by the Merger Agreement or compliance by QPI with the terms and provisions thereof will:

      (i) conflict with, violate, result in a breach of, or constitute a default under any provision of the articles or by-laws of QPI,

      (ii) conflict with, violate or result in a breach of the laws or regulations in force in the Province of Quebec (including the laws of Canada applicable therein) applicable to QPI; or

      (iii) conflict with, violate or result in a breach of (x) the credit agreement dated as of April 28, 1999 among QPI, Quebecor Printing
            (USA) Holdings Inc. and Quebecor Printing Capital GP, as borrowers, and the lenders named therein, as amended as of August 12, 1999; and
            (y) the Short Term Promissory Notes Program (as identified in the Officer's Certificate attached as Schedule II hereto); in rendering the opinions set forth in this subparagraph (iii), we have relied, without any independent survey, investigation or verification on paragraph 1 of the Officer's Certificate with respect to factual matters set forth therein;

4.    The Merger Agreement has been duly executed and delivered by QPI;

5. No authorization of, or giving of notice to, or registration with any governmental body or authority of Canada or the Province of Quebec is required for the execution, delivery and enforceability of the Merger Agreement, including the making and performance of the Tender Offer;

6. A Quebec Court will recognise and declare enforceable any judgment rendered by a competent court outside the Province of Quebec with respect to the obligations of QPI under the Merger Agreement, including the making and the performance of the Tender Offer. In any motion made before a Quebec Court to enforce such judgment, a Quebec


REVOLVING CREDIT SCHEDULES - OR                   Schedule 10.1.1.14-C - Page 80

      Court will confine itself to verifying whether the judgment in respect of which recognition or enforcement is sought meets the requirements mentioned in paragraph (a) of the qualifications below, without entering into any examination of the merits of the judgment.

7. In an action against QPI commenced in a court of competent jurisdiction in the Province of Quebec, the Quebec Court would recognise the choice of the Delaware law under the Merger Agreement as a valid choice of law to govern the Merger Agreement and would apply Delaware law, save for its rules of conflicts, to all issues that a Quebec Court characterised as substantive under the conflict rules of the Province of Quebec, assuming that:

      (a)   such choice of law is legal under Delaware law;

      (b) such choice was made bona fide in that it was not made to avoid mandatory provisions of the law of the jurisdiction that the Quebec Court would, in the absence of such choice, have applied; we are not aware that such choice was not made bona fide;

      (c) Delaware law was specifically pleaded and proved as a question of fact by a duly qualified expert before the Quebec Court;

      and subject to the following, which shall prevail:

      (d) the provisions of Delaware law shall yield to rules of law in force in Quebec which are applicable by reason of their particular object;

      (e) the provisions of Delaware law shall not apply if their application would be manifestly inconsistent with public order as understood in international relations;

      (f) in cases of emergency or serious inconvenience, the law of the Quebec Court seized of the matter may be applied provisionally to ensure the protection of a person or of his property;

      (g) if Delaware law invalidates the juridical act (i.e. the Merger Agreement), the Quebec Court may apply the law of the jurisdiction with which the act is more closely connected, in view of the nature and the attendant circumstances;

      (h) the application of the rules of the Civil Code of Quebec is imperative in matters of civil liability for damage suffered in or outside Quebec as a result of exposure to or the use of raw materials, whether processed or not, originating in Quebec;

      (i) procedure will be governed by the law of the Quebec Court seized of the matter; and

      (j) prescription will be governed by the law applicable to the merits of the dispute.


REVOLVING CREDIT SCHEDULES - OR                   Schedule 10.1.1.14-C - Page 81

8. The submission by QPI to the jurisdiction of the courts of the State of Delaware as stated in the Merger Agreement is valid and binding and not subject to unilateral revocation.

      The opinions expressed herein are subject to the assumptions hereinabove set forth and to the following qualifications:

      (a) Under the provisions of the Civil Code of Quebec, a Quebec Court may refuse to recognize a judgment of a foreign court in the following cases:

            (i) the court rendering such judgment had no jurisdiction over the matter or the persons being the subject thereof, as determined under the relevant provisions of the Civil Code of Quebec,

            (ii) such judgment is subject to ordinary or remedy or is not final or enforceable at the place where it was rendered (the purpose of this exception being essentially, according to the comments of the Minister of Justice of Quebec on the relevant article of the Civil Code of Quebec, to avoid a Quebec Court declaring enforceable in the Province of Quebec a decision rendered in a foreign jurisdiction that is still subject to a right of appeal or similar recourse or which is not final and enforceable in said jurisdiction),

            (iii) such judgment was rendered in contravention of the fundamental principles of procedure,

            (iv) a dispute between the same parties, based on the same facts and having the same object has given rise to a decision rendered in Quebec, whether it has acquired the authority of a final judgment (res judicata) or not, or is pending before a Quebec authority, in first instance, or has been decided in a third country and the decision meets the necessary conditions for recognition in Quebec,

            (v) the outcome of such judgment is manifestly inconsistent with public order as understood in international relations,

            (vi) the motion to enforce such judgment is not made in the Province of Quebec within ten years after the date of such judgment (please note, however, that there is a controversy under Quebec law as to the limitation period applicable to a foreign judgment and that some authorities are of the view that the motion to enforce the foreign judgment must be made in the Province of Quebec within three years after the date of the said judgment); or

            (vii) such judgment was obtained contrary to an order made by the
                  Attorney General of Canada under the Foreign Extraterritorial Measures Act


REVOLVING CREDIT SCHEDULES - OR                   Schedule 10.1.1.14-C - Page 82

                  (Canada); the only such order which was found by us in the Canada Gazette where such orders are usually published and which remains in effect (although we have no assurance that no other order is outstanding under the said Act) is the Foreign Extraterritorial Measures (United States) Order, 1992, dated October 9, 1992, as amended on January 12, 1996 and dealing with trade and commerce between Canada and Cuba; and we believe that such order does not affect the Merger Agreement or the performance of the Tender Offer.

      Further, if the judgment was rendered by default, the plaintiff must prove that the act of procedure initiating the proceedings was duly served on the defendant in accordance with the law of the place where the judgment was rendered, and the Quebec Court may refuse recognition or enforcement of the judgment if the defendant proves that, due to the circumstances, the defendant was unable to learn of the act of procedure initiating the proceedings or it was not given sufficient time to offer its defence.

      We believe that there are no reasons under the Civil Code of Quebec for avoiding recognition of enforcement of a judgment of a Delaware state court or a federal court of the United States under the Merger Agreement based on "public order" as understood in international relations.

      (b) In the event that an action is taken or a judgment is rendered in respect of the Merger Agreement outside of the Province of Quebec, QPI may be subject to Section 2 of the Business Concerns Records Act (Quebec) which provides that "..., no person shall, pursuant to or under any requirement issued by any legislative, judicial or administrative authority outside Quebec, remove or cause to be removed, or send or cause to be sent, from any place in Quebec to a place outside Quebec, any document or resume or digest of any document relating to any concern"; for the purposes of the Business Concerns Records Act (Quebec), "document" means any account, balance sheet, statement of receipts and expenditure, profit and loss statement, statement of assets and liabilities, inventory, report and any other writing or material forming part of the records or archives of a business concern;

      (c) The Currency Act (Canada) precludes a Canadian court from rendering a judgment for an amount expressed in a currency other than Canadian currency.

      (d) The opinions set forth in paragraphs 3(ii) and 5 hereinabove (insofar as they relate solely to the consummation of the Merger, but not to the consummation of the Tender Offer) are subject to the filing and obtaining by QPI, prior to the consummation of the Merger, of orders and rulings from the relevant securities commissions and regulatory authorities in the provinces of Canada, where required, so that the QPI subordinate voting shares to be issued in connection with the Merger will be exempt from the registration and prospectus requirements of applicable Canadian securities legislation and to permit the resale thereof in


REVOLVING CREDIT SCHEDULES - OR                   Schedule 10.1.1.14-C - Page 83

            Canada.

      (e) With respect to the opinions set forth in paragraph 3(iii) hereinabove, we express no opinion as to compliance with the financial ratios set forth in section 11.2.10 of the credit agreement referenced in that paragraph.

      This opinion is limited to the laws in force in the Province of Quebec, including the laws of Canada applicable therein, and may only be relied upon by the persons to which it is addressed and for the purposes of the transactions contemplated in the Merger Agreement. This opinion may not be quoted from or referred to in any other document without our prior written consent.

                                        Yours truly,


REVOLVING CREDIT SCHEDULES - OR                   Schedule 10.1.1.14-C - Page 84

                                   SCHEDULE I


REVOLVING CREDIT SCHEDULES - OR                   Schedule 10.1.1.14-C - Page 85

                                   SCHEDULE II


REVOLVING CREDIT SCHEDULES - OR                   Schedule 10.1.1.14-C - Page 86

SCHEDULE 10.1.1.15-A to the Revolving Credit Agreement dated as of the 12th day of August, 1999 among Quebecor Printing (USA) Holdings Inc., as Borrower, Imprimeries Quebecor Inc.-Quebecor Printing Inc. and Quebecor Printing Holding Company, as Guarantors, the financial institutions named on the signature pages thereof, as Lenders, Royal Bank of Canada, as Lead Arranger and Administrative Agent, and the Arrangers and Co-Syndication Agents named therein

                   OPINION OF CANADIAN COUNSEL TO THE LENDERS
                               (Section 10.1.1.15)

                    [UNDER THE LETTERHEAD OF OGILVY RENAULT]

                                             August __, 1999

ROYAL BANK OF CANADA, as Lead Arranger,
Administrative Agent and Lender under
the Revolving Credit Agreement referred
to below

- and -

BANC OF AMERICA SECURITIES LLC, as
Arranger and Co-Syndication Agent under
the Revolving Credit Agreement referred
to below

- and -

BANK OF MONTREAL, as Arranger,
Co-Syndication Agent and Lender under
the Revolving Credit Agreement referred
to below

- and -

CANADIAN IMPERIAL BANK OF COMMERCE, as
Arranger and Co-Syndication Agent under
the Revolving Credit Agreement referred
to below

- and -

Each other Lender identified in Schedule
I hereto under the Revolving Credit
Agreement referred to below


REVOLVING CREDIT SCHEDULES - OR                   Schedule 10.1.1.15-A - Page 87

- and -

HUGHES HUBBARD & REED LLP, as counsel to the Administrative Agent under the
Revolving Credit Agreement referred to
below

            Re: Quebecor Printing Inc., Quebecor Printing (USA) Holdings Inc. and Quebecor Printing Holding Company

Ladies and Gentlemen:

      We have acted as counsel to the Administrative Agent in connection with a Revolving Credit Agreement dated as of the 12th day of August, 1999, among Quebecor Printing (USA) Holdings Inc. ("US Holdings"), as borrower, Imprimeries Quebecor Inc.-Quebecor Printing Inc. ("QPI"), as guarantor, Quebecor Printing Holding Company ("QPHC"), as guarantor, the lenders listed on the signature pages thereof, Royal Bank of Canada, as Lead Arranger and Administrative Agent, and Banc of America Securities LLC, Bank of Montreal and Canadian Imperial Bank of Commerce, as Arrangers and Co-Syndication Agents (the "Revolving Credit Agreement").

      The capitalized terms used in this opinion which are defined in the Revolving Credit Agreement have herein the respective meanings therein specified unless the context of this opinion otherwise requires or unless such terms are otherwise defined in this opinion.

      In this connection, we have examined original executed copies or copies certified to our satisfaction of the following documents:

      (a)   the Revolving Credit Agreement;

      (b) a Loan Party Guarantee Agreement dated as of August 12, 1999 executed by QPI in favour of the Administrative Agent;

      (c) a Loan Party Guarantee Agreement dated as of August 12, 1999 executed by QPHC in favour of the Administrative Agent; and

      (d) all such records and documents as we have considered necessary or desirable in order that we may give this opinion.

      In this opinion, items (a), (b) and (c) described above are collectively sometimes herein after referred to as the "Loan Documents".

      In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or facsimile copies and the legal capacity of all individuals.


REVOLVING CREDIT SCHEDULES - OR                   Schedule 10.1.1.15-A - Page 88

      Our opinion given below is limited to the laws currently in effect in the Province of Quebec, including the laws of Canada applicable therein.

      We have assumed for the purposes hereof that each of the Loan Documents is enforceable in accordance with its governing laws, namely the laws of the State of New York. We express herein no opinion on the Loan Documents which are governed by the laws of the State of New York, and in this respect as well as with respect to all matters which are governed by the laws of the State of New York and the federal laws of the United States of America applicable therein, we refer you to the opinions (and the assumptions and the qualifications therein set forth) of Messrs. Arnold & Porter, counsel to Printing Acquisition Inc., QPI, US Holdings and QPHC, and of Messrs. Hughes Hubbard & Reed LLP, New York counsel to the Administrative Agent, each such opinion dated today and addressed and delivered to you and, in the case of the opinion of Messrs. Arnold & Porter, to Messrs. Martineau Walker, Messrs. Hughes Hubbard & Reed LLP and to us concurrently herewith.

      For the purposes hereof, we have assumed that each of the parties to the Loan Documents (i) is a validly constituted and organized and validly subsisting corporation, under its governing laws, (ii) has full capacity, power and authority to enter into the Loan Documents and to perform the obligations on its part set out therein and (iii) has duly authorized, executed and delivered the Loan Documents.

      With respect to the status of Printing Acquisition Inc. and each of US Holdings, QPI and QPHC and their respective capacity and authority to enter into the Loan Documents and as to their due execution and delivery thereof, we refer you to the opinions (and the assumptions and qualifications therein set forth) of (i) Messrs. Martineau Walker, dated today and addressed and delivered to you and to us concurrently herewith, and (ii) Messrs. Arnold & Porter referred to above. With your permission, we have relied without independent verification on all matters set forth in the foregoing opinions in preparing this opinion and express herein no opinion on these matters.

      Based on the foregoing, but subject to the qualifications hereinafter set forth, we are of the opinion that:

1. No authorization of, or giving of notice to, or registration with any governmental body or authority of Canada or the Province of Quebec is required in connection with the execution, delivery and enforceability of the Revolving Credit Agreement or any of the other Loan Documents or in connection with the effecting of Borrowings under the Revolving Credit Agreement.

2. A Quebec Court will recognise and declare enforceable any judgment rendered by a competent court outside the Province of Quebec with respect to the obligations of a Loan Party under the Loan Documents. In any motion made before a Quebec Court to enforce such judgment, a Quebec Court will confine itself to verifying whether the judgment in respect of which recognition or enforcement is sought meets the requirements mentioned in paragraph (a) of the qualifications below, without entering into any examination of the


REVOLVING CREDIT SCHEDULES - OR                   Schedule 10.1.1.15-A - Page 89
      merits of the judgment.

3. In an action against a Loan Party commenced in a court of competent jurisdiction in the Province of Quebec, the Quebec Court would recognise the choice of the New York law under a Loan Document as a valid choice of law to govern such Loan Document and would apply New York law, save for its rules of conflicts, to all issues that a Quebec Court characterises as substantive under the conflict rules of the Province of Quebec, assuming that:

      (a)   such choice of law is legal under New York law;

      (b) such choice was made bona fide in that it was not made to avoid mandatory provisions of the law of the jurisdiction that the Quebec Court would, in the absence of such choice, have applied; we are not aware that such choice was not made bona fide;

      (c) New York law was specifically pleaded and proved as a question of fact by a duly qualified expert before the Quebec Court;

      and subject to the following, which shall prevail:

      (d) the provisions of New York law shall yield to rules of law in force in Quebec which are applicable by reason of their particular object;

      (e) the provisions of New York law shall not apply if their application would be manifestly inconsistent with public order as understood in international relations;

      (f) in cases of emergency or serious inconvenience, the law of the Quebec Court seized of the matter may be applied provisionally to ensure the protection of a person or of his property;

      (g) if New York law invalidates the juridical act (i.e. the relevant Loan Documents), the Quebec Court may apply the law of the jurisdiction with which the act is more closely connected, in view of the nature and the attendant circumstances;

      (h) the application of the rules of the Civil Code of Quebec is imperative in matters of civil liability for damage suffered in or outside Quebec as a result of exposure to or the use of raw materials, whether processed or not, originating in Quebec;

      (i) procedure will be governed by the law of the Quebec Court seized of the matter; and

      (j) prescription will be governed by the law applicable to the merits of the dispute.

4. The submission by QPI to the non-exclusive jurisdiction of the courts stated in the Loan Documents to which it is a party is valid and binding and not subject to unilateral revocation.


REVOLVING CREDIT SCHEDULES - OR                   Schedule 10.1.1.15-A - Page 90

      The opinions expressed herein are subject to the assumptions hereinabove set forth and to the following qualifications:

      (a) Under the provisions of the Civil Code of Quebec, a Quebec Court may refuse to recognize a judgment of a foreign court in the following cases:

            (i) the court rendering such judgment had no jurisdiction over the matter or the persons being the subject thereof, as determined under the relevant provisions of the Civil Code of Quebec,

            (ii) such judgment is subject to ordinary remedy or is not final or enforceable at the place where it was rendered (the purpose of this exception being essentially, according to the comments of the Minister of Justice of Quebec on the relevant article of the Civil Code of Quebec, to avoid a Quebec Court declaring enforceable in the Province of Quebec a decision rendered in a foreign jurisdiction that is still subject to a right of appeal or similar recourse or which is not final and enforceable in said jurisdiction),

            (iii) such judgment was rendered in contravention of the fundamental principles of procedure,

            (iv) a dispute between the same parties, based on the same facts and having the same object has given rise to a decision rendered in Quebec, whether it has acquired the authority of a final judgment (res judicata) or not, or is pending before a Quebec authority, in first instance, or has been decided in a third country and the decision meets the necessary conditions for recognition in Quebec,

            (v) the outcome of such judgment is manifestly inconsistent with public order as understood in international relations,

            (vi) the motion to enforce such judgment is not made in the Province of Quebec within ten years after the date of such judgment (please note, however, that there is a controversy under Quebec law as to the limitation period applicable to a foreign judgment and that some authorities are of the view that the motion to enforce the foreign judgment must be made in the Province of Quebec within three years after the date of the said judgment), or

            (vii) such judgment was obtained contrary to an order made by the
                  Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada); the only such order which was found by us in the Canada Gazette where such orders are usually published and which remains in effect (although we have no assurance that no other order is outstanding under the said
                  Act) is the Foreign Extraterritorial Measures (United


REVOLVING CREDIT SCHEDULES - OR                   Schedule 10.1.1.15-A - Page 91

                  States) Order, 1992, dated October 9, 1992, as amended on January 12, 1996 and dealing with trade and commerce between Canada and Cuba; and we believe that such order does not affect the Loan Documents or the rights of the Finance Parties.

      ***Further, if the judgment was rendered by default, the plaintiff must prove that the act of procedure initiating the proceedings was duly served on the defendant in accordance with the law of the place where the judgment was rendered, and the Quebec Court may refuse recognition or enforcement of the judgment if the defendant proves that, due to the circumstances, the defendant was unable to learn of the act of procedure initiating the proceedings or it was not given sufficient time to offer its defence.

      We believe that there are no reasons under the Civil Code of Quebec for avoiding recognition of enforcement of a judgment of a New York State court or a federal court of the United States under the Loan Documents based on "public order" as understood in international relations.

      (b) In the event that an action is taken or a judgment is rendered in respect of the Loan Documents outside of the Province of Quebec, a Loan Party may be subject to Section 2 of the Business Concerns Records Act (Quebec) which provides that "..., no person shall, pursuant to or under any requirement issued by any legislative, judicial or administrative authority outside Quebec, remove or cause to be removed, or send or cause to be sent, from any place in Quebec to a place outside Quebec, any document or resume or digest of any document relating to any concern"; for the purposes of the Business Concerns Records Act (Quebec), "document" means any account, balance sheet, statement of receipts and expenditure, profit and loss statement, statement of assets and liabilities, inventory, report and any other writing or material forming part of the records or archives of a business concern.

      (c) The Currency Act (Canada) precludes a Canadian court from rendering a judgment for an amount expressed in a currency other than Canadian currency.

      This opinion may only be relied upon by the persons to which it is addressed and for the purposes of the transactions contemplated in the Loan Documents.

                                        Yours truly,


REVOLVING CREDIT SCHEDULES - OR                   Schedule 10.1.1.15-A - Page 92

                                   SCHEDULE I


REVOLVING CREDIT SCHEDULES - OR                   Schedule 10.1.1.15-A - Page 93

SCHEDULE 10.1.1.15-B to the Revolving Credit Agreement dated as of the 12th day of August, 1999 among Quebecor Printing (USA) Holdings Inc., as Borrower, Imprimeries Quebecor Inc.-Quebecor Printing Inc. and Quebecor Printing Holding Company, as Guarantors, the financial institutions named on the signature pages thereof, as Lenders, Royal Bank of Canada, as Lead Arranger and Administrative Agent, and the Arrangers and Co-Syndication Agents named therein

                      OPINION OF US COUNSEL TO THE LENDERS
                               (Section 10.1.1.15)

               [UNDER THE LETTERHEAD OF HUGHES HUBBARD & REED LLP]

                                                   August __, 1999

ROYAL BANK OF CANADA, as Lead Arranger,
Administrative Agent and Lender under
the Revolving Credit Agreement referred
to below

- and -

BANC OF AMERICA SECURITIES LLC, as
Arranger and Co-Syndication Agent under
the Revolving Credit Agreement referred
to below

- and -

BANK OF MONTREAL, as Arranger,
Co-Syndication Agent and Lender under
the Revolving Credit Agreement referred
to below

- and -

CANADIAN IMPERIAL BANK OF COMMERCE, as
Arranger and Co-Syndication Agent under
the Revolving Credit Agreement referred
to below

- and -

Each other Lender identified in Schedule
I hereto under the Revolving Credit
Agreement referred to below


REVOLVING CREDIT SCHEDULES - HHR                  Schedule 10.1.1.15-B - Page 94

            Re:   Quebecor Printing Inc., Quebecor Printing
                  (USA) Holdings Inc. and Quebecor
                  Printing Holding Company

Ladies and Gentlemen:

      We have acted as New York counsel to the Administrative Agent in connection with a Revolving Credit Agreement (the "Revolving Credit Agreement") dated as of the 12th day of August, 1999 among Quebecor Printing (USA) Holdings Inc. ("US Holdings"), as borrower, Imprimeries Quebecor Inc.-Quebecor Printing Inc. ("QPI"), as guarantor, Quebecor Printing Holding Company ("QPHC"), as guarantor, the lenders listed on the signature pages thereof, Royal Bank of Canada, as Lead Arranger and Administrative Agent, and Banc of America Securities LLC, Bank of Montreal, Canadian Imperial Bank of Commerce, as Arrangers and Co-Syndication Agents.

      This opinion is delivered to you pursuant to Section 10.1.1.15 of the Revolving Credit Agreement. The capitalized terms used in this opinion which are defined in the Revolving Credit Agreement have herein the respective meanings therein specified unless the context of this opinion otherwise requires or unless such terms are otherwise defined in this opinion.

      In rendering the opinions set forth below, we have examined original executed copies or copies certified or otherwise identified to our satisfaction of the following documents:

      (a)   the Revolving Credit Agreement;

      (b) a Loan Party Guarantee Agreement dated as of August 12, 1999 executed by QPI in favor of the Administrative Agent;

      (c) a Loan Party Guarantee Agreement dated as of August 12, 1999 executed by QPHC in favor of the Administrative Agent; and

      (d) all such records and documents as we have considered necessary or desirable in order that we may give this opinion.

      In this opinion, items (a) to (c) inclusively described above are sometimes hereinafter referred to collectively as the "Loan Documents," and individually as a "Loan Document."

      For purposes of this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic originals of all documents submitted to us as copies and the legal capacity of all individuals.

      In addition, we have assumed that each party to the Loan Documents (i) is a corporation duly incorporated, validly organized and validly existing in good standing under its governing laws and the laws of all applicable jurisdictions,
(ii) has full capacity, power and authority to enter into each of the Loan Documents to which it is a party and to perform each of the obligations on its part set out therein and (iii) has duly authorized, executed and delivered each


REVOLVING CREDIT SCHEDULES - HHR                  Schedule 10.1.1.15-B - Page 95

Loan Document to which it is a party. Furthermore, we have assumed that the execution and delivery of, and the performance of each such party's obligations under, each of the Loan Documents do not and will not violate or conflict with, result in a breach of or constitute a default under (i) the respective certificate of incorporation, by-laws or other charter or constituent documents of such party, (ii) any other agreement or instrument to which such party is a party or by which any of their respective properties may be bound, (iii) any governmental approval or governmental registration that may be applicable to such party or any of their respective properties, (iv) any order, decision, judgment or decree that may be applicable to such party or their Subsidiaries or any of their respective properties or (v) any Applicable Law other than the law of the State of New York or the federal law of the United States of America applicable therein.

      Our opinions given below are limited to the law of the State of New York and the Federal law of the United States of America applicable therein. With respect to matters governed by the laws of the Province of Quebec and the laws of Canada, we refer you to the opinions (and the assumptions and the qualifications therein set forth) of Martineau Walker, counsel to QPI, and Ogilvy Renault, counsel to the Administrative Agent, each such opinion dated today and addressed and delivered to you. Further, we refer you to the opinion (and the assumptions and the qualifications therein set forth) of Arnold & Porter, counsel to Printing Acquisition Inc., QPI, US Holdings and QPHC, dated today and addressed and delivered to you with respect to the matters set forth therein. Except to the extent of the opinions specifically set forth below, in preparing this opinion we have relied with your permission and without independent verification on (and we express no opinion with respect to) the matters set forth in the foregoing opinions.

      Based on and subject to the foregoing and the other limitations, qualifications and exceptions set forth herein, we are of the opinion that:

1. Each of the Loan Documents to which it is party constitutes the legal, valid and binding obligation of US Holdings, QPI and QPHC, enforceable against US Holdings, QPI and QPHC in accordance with its terms except to the extent that such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, receivership, fraudulent conveyance or similar laws affecting or relating to the enforcement of creditors' rights generally, (b) equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law) and (c) concepts of materiality, reasonableness, good faith and fair dealing.

2. No authorization of, or giving of notice to, or registration with any governmental body or authority of the State of New York or the United States of America is required in connection with the execution, delivery and enforceability of the Loan Documents or in connection with the effecting of Borrowings under the Revolving Credit Agreement.

      The opinions expressed herein are subject to the following limitations, qualifications and exceptions:

            (i) We express no opinion herein as to (A) the impact of any laws regulating the type of investments that can be made by, or the legal lending limits of, any of the Lenders or


REVOLVING CREDIT SCHEDULES - HHR                  Schedule 10.1.1.15-B - Page 96

(B) the effect (if any) of the laws of any jurisdiction (other than the State of New York) in which any of the Lenders is located that limit the interest, fees or other charges such Lender may impose or collect.

            (ii) A court may modify or limit contractual awards of attorneys' fees.

            (iii) We express no opinion herein as to any provision of any Loan Document insofar as such provision (A) relates to waiver of form non conveniens, venue or the subject matter jurisdiction of the federal courts of the United States of America or (B) requires a party thereto to bring a suit in a jurisdiction other than in the State of New York.

            (iv) The provisions of any Loan Party Guarantee which in effect provide that the liability of the guarantor thereunder shall not be affected by any modification to any of the Loan Documents or other transaction documents, might be enforceable only to the extent such modifications were not so material as to constitute a new agreement among the parties.

            (v) The enforceability of provisions of the Loan Documents to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

            (vi) We express no opinion as to (A) Section 17.9.3 of the Revolving Credit Agreement, (B) the second and third sentences of Section 4.04 of each Loan Party Guarantee or (C) any provision of the Loan Documents insofar as it relates to rights of set-off.

            (vii) We wish to point out that any provision of any Loan Document that permits any Person to benefit from indemnities, waivers, exculpatory provisions or similar provisions may be subject to limitations imposed by law or public policy.

      This opinion letter may only be relied upon by the Persons to which it is addressed, and may be relied upon by such Persons solely in connection with the transactions contemplated by the Loan Documents. This opinion may not be furnished, circulated or quoted to, or used or referred to by, any other Person without our prior written consent in each instance. This opinion is rendered as of the date hereof, and we undertake no obligation to advise you of any changes of law or fact or any new developments that might affect any matters or opinions set forth herein.

                                        Yours truly,


REVOLVING CREDIT SCHEDULES - HHR                  Schedule 10.1.1.15-B - Page 97

                                   SCHEDULE I


REVOLVING CREDIT SCHEDULES                        Schedule 10.1.1.15-B - Page 98

SCHEDULE 11.1.7(c) to the Revolving Credit Agreement dated as of the 12th day of August, 1999 among Quebecor Printing (USA) Holdings Inc., as Borrower, Imprimeries Quebecor Inc. - Quebecor Printing Inc. and Quebecor Printing Holding Company, as Guarantors, the financial institutions named on the signature pages thereof, as Lenders, Royal Bank of Canada, as Lead Arranger and Administrative Agent, and the Arrangers and Co-Syndication Agents named therein

                            CERTIFICATE OF COMPLIANCE
                               (Section 11.1.7(c))

                                                            Date:_______________

ROYAL BANK OF CANADA (as Administrative Agent)
One Liberty Plaza, 4th Floor
New York, New York 10006-1404

Attention: Manager, Agency Services

Fax: (212) 428-2310

Dear Sirs:

                            CERTIFICATE OF COMPLIANCE

            I, _____________________________________________________, [Chief
Executive Officer, Chief Financial Officer or Treasurer] of Quebecor Printing Inc., ("QPI"), hereby certify, pursuant to Section 11.1.7(c) of the Revolving Credit Agreement dated as of the 12th day of August, 1999, among Quebecor Printing (USA) Holdings Inc., as Borrower, Imprimeries Quebecor Inc. - Quebecor Printing Inc. and Quebecor Printing Holding Company, as Guarantors, the financial institutions named on the signature pages thereof, as Lenders, Royal Bank of Canada, as Lead Arranger and Administrative Agent, and the Arrangers and Co-Syndication Agents named therein (as in effect on the date hereof, the "Credit Agreement"; terms defined therein that are not otherwise defined herein are used herein with the meanings therein ascribed to them), that:

            1. I am familiar with and have examined the provisions of the Credit Agreement, the 7 3/4% Indenture and the 8 3/8% Indenture and I have made all appropriate investigations of the records of QPI, WCP, the Borrower and the other Restricted Entities and I have asked all questions to the other executives and officers of each such party as I have deemed necessary or useful to allow me to give this certificate knowledgeably.

            2. [(a)] The accompanying [unaudited](1) Consolidated financial statements of QPI and its Subsidiaries and QPI as at __________ and for the [fiscal year][quarterly accounting period](1) ended __________, ____, are complete and correct and present fairly, in accordance


REVOLVING CREDIT SCHEDULES                          Schedule 11.1.7(c) - Page 99
with Canadian GAAP [(except for changes therein or departures therefrom described below that have been approved in writing by Messrs. __________, QPI's current independent certified public accountants)], the Consolidated financial position of QPI and its Subsidiaries and the Consolidated statements of income, retained earnings and cash flows for such [fiscal year] [quarterly period, and for the elapsed portion of the fiscal year ended with the last day of such quarterly period](9), in each case on the basis presented [and subject only to normal year-end auditing adjustments].

            [(b) Except as disclosed or reflected in such financial statements, as at __________, neither QPI nor any of its Subsidiaries had any liability, contingent or otherwise, or any unrealized or anticipated loss, that, singly or in the aggregate, has had or could reasonably be expected to have a Materially Adverse Effect.]

            [3. The changes in and departures from Canadian GAAP, as the case may be, are as follows:

All such changes have been approved in writing by Messrs. __________.]

            4. Attached hereto as Appendix A are the calculations required to establish whether or not QPI was in compliance with Section 11.2.10 of the Credit Agreement as at _______________.

            5. Based on an examination sufficient to enable me to make an informed statement, there exists no Default or Event of Default, except the following:

                  [If none exist, insert "None"; if any do exist, specify the same by Section, give the date the same occurred, whether it is continuing, and the steps being taken by QPI, the other Loan Parties or other Restricted Entities, as applicable, with respect thereto.]

            6. Attached hereto as Appendix B is a list setting forth (a) [the Persons which are Restricted Entities as of the end of the last annual period,
(b)](10) the Persons which are Non-Restricted Entities as at the end of the last quarterly period together with the amount of the Investments therein by QPI and the Restricted Entities at such time and (c) the amount(s) of the Indebtedness incurred by QPI and the Operating Restricted Entities as at the end of the last quarterly period.

            7. Attached hereto as Appendix C are the details of the calculation of the maximum amount of Restricted Payments permitted under (and as defined in)
Section 4.8 of the 73/4% Indenture and the 83/8% Indenture as of the last day of the fiscal period to which this certificate relates and the calculations required to establish compliance therewith, and furthermore, based on an examination sufficient to enable me to make an informed statement,

----------

9. Include only in the case of a certificate to be delivered with respect to quarterly financial statements.


10. Include only in the case of a certificate to be delivered with respect to the annual financial statements.


REVOLVING CREDIT SCHEDULES                         Schedule 11.1.7(c) - Page 100
there exists no default with respect to any of the other negative covenants contained in such Indentures as of such date.

                                       [Chief Executive Officer, Chief Financial or Treasurer]


REVOLVING CREDIT SCHEDULES                         Schedule 11.1.7(c) - Page 101

                                   APPENDIX A

                          TO CERTIFICATE OF COMPLIANCE

The period to which the following calculations relate commenced on ___________________________ and ended on ___________________________

(a) Ratio of EBITDA to Interest Expense of QPI: (Requirement of Section 11.2.10(a) of the Credit Agreement: at all times no less than 3.50 to 1.00 calculated on the basis of the last four consecutive fiscal quarters):

      The ratio of EBITDA to Interest Expense of QPI, on a Consolidated basis, for the period of four fiscal quarters ended ____________________________ is ____________ to 1.00 based on the following sums:

      (i)   EBITDA (QPI to provide details of calculation thereof):

      (ii)  Interest Expense:

      Ratio EBITDA to Interest Expense = line (i) / (ii):   :1.00

(b) Ratio of QPI's Debt to Capitalization: (Requirement of Section 11.2.10(b) of the Credit Agreement: not to exceed (A) 70% from the Tender Offer Funding Date until the Merger Date, (B) 65% after the Merger Date until December 31, 1999, (C) 60% from January 1, 2000 until December 31, 2000 and (D) 55% after December 31, 2000, in each case, on the basis of calculations made at the end of each fiscal quarter):

      The ratio of QPI's Debt to Capitalization as at the fiscal quarter of QPI ended _____________ is ______________, based on the following:

      (i)   QPI's Debt(1):

      (ii)  Shareholder's equity of QPI(1):

      (iii) non-controlling interests of QPI(11):

      (iv)  Capitalization = line (ii) + line (iii):

----------

11.   Determined on a Consolidated basis.


REVOLVING CREDIT SCHEDULES                         Schedule 11.1.7(c) - Page 102

      (v)   Ratio of QPI's Debt to Capitalization %
            (line (i) / line (iv) x 100):

(c) Ratio of QPI's Debt to EBITDA: (Requirement of Section 11.2.10(c) of the Credit Agreement: not to exceed for any period of four consecutive fiscal quarters (A) 4.00 to 1.00 from the Tender Offer Funding Date until the Merger Date, (B) 3.75 to 1.00 after the Merger Date until December 31, 2000, and (C) 3.00 to 1.00 after December 31, 2000, until the Facility A and the Facility B under (and as defined in) the US Holdings Term Credit Agreement have been paid in full and cancelled and the ratio of QPI's Debt to QPI's Capitalization is less than 55% at the end of any fiscal quarter ending after the date of such repayment and cancellation):

      The ratio of Debt to EBITDA of QPI, on a consolidated basis, for the period of four fiscal quarters ended __________ is _________ to 1.00 based on the following sums:

      (i)   QPI's Debt(11):                             _____________

      (ii)  EBITDA (QPI to provide details of
            calculation thereof):                       _____________

      Ratio of Debt to EBITDA = line (i) / (ii):        _____________ :1.00


REVOLVING CREDIT SCHEDULES                         Schedule 11.1.7(c) - Page 103

                                   APPENDIX B

                          TO CERTIFICATE OF COMPLIANCE

[List of Restricted Entities (annual basis)]

[List of Non-Restricted Entities and Investments therein by QPI (quarterly basis)]

[Indebtedness incurred by QPI and Operating Restricted Entities (quarterly basis)]


REVOLVING CREDIT SCHEDULES                         Schedule 11.1.7(c) - Page 104

                                   APPENDIX C

                          TO CERTIFICATE OF COMPLIANCE

[Detailed calculations of maximum amount of Restricted Payments under 7 3/4% and 8 3/8% Indentures and compliance therewith (quarterly basis)]


REVOLVING CREDIT SCHEDULES                         Schedule 11.1.7(c) - Page 105

SCHEDULE 18.3 to the Revolving Credit Agreement dated as of the 12th day of August, 1999 among Quebecor Printing (USA) Holdings Inc., as Borrower, Imprimeries Quebecor Inc. - Quebecor Printing Inc. and Quebecor Printing Holding Company, as Guarantors, the financial institutions named on the signature pages thereof, as Lenders, Royal Bank of Canada, as Lead Arranger and Administrative Agent, and the Arrangers and Co-Syndication Agents named therein

                              TRANSFER UNDERTAKING
                                 (Section 18.3)

To:   ROYAL BANK OF CANADA
      (the " Administrative Agent")

      BANC OF AMERICA SECURITIES LLC

      BANK OF MONTREAL

      CANADIAN IMPERIAL BANK OF COMMERCE

      [LENDER]

      [LENDER]

      [LENDER]

      (the "Lenders")

      - and -

      QUEBECOR PRINTING (USA) HOLDINGS INC.

      (the "Borrower")

      - and -

      IMPRIMERIES QUEBECOR INC. - QUEBECOR PRINTING INC.

      QUEBECOR PRINTING HOLDING COMPANY

      (the "Guarantors")

            WHEREAS pursuant to a Revolving Credit Agreement dated as of the 12th day of August, 1999, among Quebecor Printing (USA) Holdings Inc., as Borrower, Imprimeries Quebecor Inc. - Quebecor Printing Inc. and Quebecor Printing Holding Company, as Guarantors, the financial institutions named on the signature pages thereof, as Lenders, Royal Bank of Canada, as Lead Arranger and Administrative Agent, and the Arrangers and Co-Syndication Agents named therein (as in effect on the date hereof, the "Credit Agreement"), the Lenders,


REVOLVING CREDIT SCHEDULES                             Schedule 18.3 - Page 106
subject to the terms and conditions of the Credit Agreement, have agreed to make certain credit facilities available to the Borrower for an aggregate amount of up to $450,000,000;

            WHEREAS pursuant to and in accordance with Section 18.3 of the Credit Agreement, a Lender may assign or transfer all or any of its rights, benefits and obligations under the Credit Agreement by notifying the Administrative Agent, the Borrower and the other Loan Parties and by causing the assignee or transferee to complete, execute and deliver this Transfer Undertaking;

            WHEREAS, ______________________________________ (the "Transferor")
wishes to assign and transfer to ___________________________________ (the
"Purchaser") the rights, benefits and obligations of the Transferor under the Credit Agreement specified herein;

            WHEREAS the Transferor has notified the Administrative Agent, the Borrower and the other Loan Parties of the assignment and transfer contemplated herein and have obtained the consent of QPI where applicable in accordance with
Section 18.3 of the Credit Agreement;

            NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the signatories hereto agree as follows:

1. In this Transfer Undertaking, and the introductory paragraphs, words and expressions defined in the Credit Agreement have the same respective meanings when used herein.

2. The Transferor assigns and transfers (the "Transfer") to the Purchaser, and the Purchaser irrevocably purchases, takes and assumes from the Transferor, and without recourse to the Transferor, effective on _______________ (the "Transfer Effective Date") [the entire/a portion of the] Commitment of the Transferor in respect of the Credit Agreement such transferred amount being $____________, including, without limitation, all of the related rights, benefits and obligations under the Credit Agreement and all instruments, documents and collateral security, if any, pertaining thereto (the "Transferred Rights", the "Transferred Benefits", the "Transferred Obligations", as applicable, and collectively, the "Transferred Rights, Benefits and Obligations").

3. The Purchaser and the Transferor acknowledge that arrangements have been made between them as to the portion, if any, of fees received or to be received by the Transferor pursuant to the Credit Agreement and to be paid by the Transferor to the Purchaser.

4. The Purchaser accepts the Transfer, assumes the Transferred Obligations (the "Assumption") and agrees that it will be bound by the Credit Agreement with respect to the Transferred Rights, Benefits and Obligations as fully as if it had been an original signatory to the Credit Agreement with respect thereto, to the extent that such Transferred Rights, Benefits and Obligations arise or accrue on or after the Transfer Effective Date.


REVOLVING CREDIT SCHEDULES                              Schedule 18.3 - Page 107

            NOTE: Section 5 to be used only if any Libor Loans of the Transferor are to remain outstanding, subject to appropriate adjustments if needed to reflect the actual agreement between Transferor and Purchaser

[5. (a) Included in the Transferred Rights, Benefits and Obligations is the Purchaser's assumed portion of certain Libor Loans previously made by the Transferor and which have not been fully repaid as at the Transfer Effective Date. The Purchaser's assumed portion of such outstanding Libor Loans is identified on Annex A hereto and is referred to herein as the "Purchased Borrowings". The Purchaser hereby requests that the Transferor maintain, with respect to each such Libor Loan, until the last day of the Libor Interest Period or maturity date applicable thereto, as the case may be, and the Transferor hereby agrees to maintain, its existing funding or other arrangements in respect of each such Purchased Borrowing on behalf of, and for the account of, the Purchaser.

(b) In consideration for the Transferor's agreement to maintain its existing funding or other arrangements in respect of the Purchased Borrowings on behalf of the Purchaser, the Purchaser hereby agrees to pay to the Transferor the principal amount of, and interest on (including, without limitation, the Applicable Margin and any default interest which may be payable thereon pursuant to Section 4.6 of the Credit Agreement) each Purchased Borrowing on the last day of the Libor Interest Period or maturity date, as the case may be, applicable thereto or at any earlier date when such amounts become due and payable (as the result of scheduled payment, voluntary or mandatory prepayment, acceleration or otherwise) from the Borrower under the terms of the Credit Agreement (each such payment of principal and interest on the Purchased Borrowings being referred to herein as a "Purchased Payment").

(c) The Purchaser hereby directs the Borrower to make each Purchased Payment otherwise due to the Purchaser to the Administrative Agent for the account of the Transferor at the time, in the manner and at the Transferor's Branch of Account provided in the Credit Agreement. Notwithstanding anything contained herein to the contrary, neither the failure of the Borrower to make any principal, interest or Acceptance Fee payment required under the Credit Agreement nor the failure of the Borrower to forward any Purchased Payment to the Transferor shall affect the obligation of the Purchaser to pay the amount of each Purchased Payment to the Administrative Agent for the account of the Transferor as and when due, which obligation shall be and remain absolute and unconditional.

(d) The Borrower hereby agrees to indemnify the Transferor for any and all amounts to which the Transferor would be entitled under the Credit Agreement with respect to the Purchased Borrowings as if the Purchased Borrowings remained Libor Loans of the Transferor thereunder until the respective Purchased Payments are made therefor (including, without limitation, amounts payable by the Borrower under Articles VIII, XII and XIII of the Credit Agreement). Nothing contained herein shall limit or modify all obligations of the Borrower to the Administrative Agent, the Purchaser and to all other Lenders in accordance with the terms of the Credit Agreement including, without limitation, all obligations of the Borrower under Articles VIII,


REVOLVING CREDIT SCHEDULES                              Schedule 18.3 - Page 108

         XII and XIII of the Credit Agreement for the benefit of the Purchaser. Nothing herein contained shall be construed or interpreted as requiring the Borrower, once it has paid (i) to the Administrative Agent for the account of the Transferor any amount referred to above to pay the same amount to the Purchaser and/or (ii) either to the Administrative Agent for the account of the Transferor or the Purchaser the face amount of any Purchased Borrowings, to pay the same amount to the other.

(e) Notwithstanding anything contained herein to the contrary, on the last day of the Libor Interest Period or maturity date, as the case may be, applicable to the Libor Loans relating to the Purchased Borrowings (whether at their stated maturity or otherwise), the Transferor shall have no obligation to the Borrower or to the Purchaser to accept, make, fund or maintain any Libor Loans with respect to the Transferred Obligations. In the event that the Borrower fails to indemnify the Transferor pursuant to subparagraph 5(d) above, the Purchaser agrees to pay to the Transferor, in immediately available funds, an amount equal to the amount the Borrower is so obligated to pay. No such payment of any such amounts by the Purchaser shall relieve the Borrower from its obligations hereunder and under the Credit Agreement with respect to such Purchased Borrowings.]

[5/6].   The Transfer and the Assumption are governed by and subject to Section
         18.3 of the Credit Agreement and are made without novation.

[6/7]. The Purchaser acknowledges and confirms that it is satisfied with the form and substance of the Credit Agreement and that it has not relied upon and that the Transferor and the Administrative Agent have not made any representation or warranty whatsoever as to the due execution, legality, effectiveness, validity or enforceability of the Credit Agreement or any other documentation or information delivered by the Transferor or the Administrative Agent to the Purchaser in connection therewith or for the performance thereof by any party thereto or for the financial condition of the Borrower or any other Loan Party. All representations, warranties and conditions expressed or implied by law or otherwise (except in Section [8/9]) are hereby excluded.

[7/8]. The Purchaser [represents and warrants that it is a United States Person/confirms that it will comply with Section 8.5.4 of the Credit Agreement] and represents and covenants that it has itself been, and will continue to be, solely responsible for making its own independent appraisal of and investigation into the financial condition, creditworthiness, affairs, status and nature of the Borrower and the other Loan Parties and has not relied and will not hereafter rely on the Transferor or the Administrative Agent to appraise or keep under review on its behalf the financial condition, creditworthiness, affairs, status or nature of the Borrower and the other Loan Parties.

[8/9]. Each of the Transferor and the Purchaser represents and warrants to the other, and to the Administrative Agent, the Lenders and the Borrower, that it has the capacity and power


REVOLVING CREDIT SCHEDULES                              Schedule 18.3 - Page 109
         to enter into the Transfer and the Assumption in accordance with the terms hereof and to perform its obligations arising therefrom, and all action required to authorize the execution and delivery hereof and the performance of such obligations has been duly taken.

[9/10]. As a condition precedent to the effectiveness of the Transfer and Assumption contemplated hereby, a processing and recordation fee in the amount of $3,500 shall be paid by the [Transferor/Purchaser] to the Administrative Agent.

[10/11]. This Transfer Undertaking may be executed in two or more counterparts, each of which may be communicated by telecopier or otherwise and shall be considered an original and all of which together shall constitute one and the same instrument.

[11/12]. This Transfer Undertaking shall be governed by and construed in accordance with the laws of the State of New York.

            DATED as of the ______ day of __________________________.

                                          [  TRANSFEROR  ]

                                        By:
                                            Name:
                                            Title:

                                          [  PURCHASING INSTITUTION  ]

                                        By:
                                            Name:
                                            Title:


REVOLVING CREDIT SCHEDULES                              Schedule 18.3 - Page 110

[SIGNATURE OF QPI IS ONLY NEEDED PRIOR TO AN EVENT OF DEFAULT]

                                        CONSENTED TO AND
                                        ACKNOWLEDGED:

                                        IMPRIMERIES QUEBECOR INC. -
                                        QUEBECOR PRINTING INC.

                                     By:
                                         Name:
                                         Title:


                                        ROYAL BANK OF CANADA, as
                                        Administrative Agent

                                     By:
                                         Name:
                                         Title:


REVOLVING CREDIT SCHEDULES                              Schedule 18.3 - Page 111

                                     ANNEX A
                             TO TRANSFER UNDERTAKING


                              Purchased Libor Loans

      Facility        Principal Amount      Libor Rate       Expiry of Libor
      --------        ----------------      (including        Interest Period
                                        Applicable Margin)    ---------------
                                        ------------------


REVOLVING CREDIT SCHEDULES                              Schedule 18.3 - Page 112